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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of April 27, 2001

                                 $850,521,330.76

                       Mortgage Pass-Through Certificates
                                  Series 2001-9

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




                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.................................................
Section 1.02  Acts of Holders.............................................
Section 1.03  Effect of Headings and Table of Contents....................
Section 1.04  Benefits of Agreement.......................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans................................
Section 2.02  Acceptance by Trust Administrator...........................
Section 2.03  Representations and Warranties of the Master Servicer
                and the Seller............................................
Section 2.04  Execution and Delivery of Certificates......................
Section 2.05  Designation of Certificates; Designation of Startup Day
                and Latest Possible Maturity Date.........................
Section 2.06  Optional Substitution of Mortgage Loans.....................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account.........................................
Section 3.02  Permitted Withdrawals from the Certificate Account..........
Section 3.03  Advances by Master Servicer and Trust Administrator.........
Section 3.04  Trust Administrator to Cooperate;
                Release of Owner Mortgage Loan Files......................
Section 3.05  Reports to the Trustee and the Trust Administrator;
                Annual Compliance Statements..............................
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan..
Section 3.07  Amendments to Servicing Agreements,
                Modification of Standard Provisions.......................
Section 3.08  Oversight of Servicing......................................
Section 3.09  Termination and Substitution of Servicing Agreements........
Section 3.10  Application of Net Liquidation Proceeds.....................
Section 3.11  Act Reports.................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions...............................................
Section 4.02  Allocation of Realized Losses...............................
Section 4.03  Paying Agent................................................
Section 4.04  Statements to Certificateholders;
                Report to the Trust Administrator and the Seller..........
Section 4.05  Reports to Mortgagors and the Internal Revenue Service......
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
                and Actions of Master Servicer............................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates............................................
Section 5.02  Registration of Certificates................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04  Persons Deemed Owners.......................................
Section 5.05  Access to List of Certificateholders' Names and Addresses...
Section 5.06  Maintenance of Office or Agency.............................
Section 5.07  Definitive Certificates.....................................
Section 5.08  Notices to Clearing Agency..................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer.............
Section 6.02  Merger or Consolidation of the Seller or the Master Servicer
Section 6.03  Limitation on Liability of the Seller, the Master Servicer
                and Others................................................
Section 6.04  Resignation of the Master Servicer..........................
Section 6.05  Compensation to the Master Servicer.........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.......
Section 6.07  Indemnification of Trustee, the Trust Administrator
                and Seller by Master Servicer.............................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default...........................................
Section 7.02  Other Remedies of Trustee...................................
Section 7.03  Directions by Certificateholders and
                Duties of Trustee During Event of Default.................
Section 7.04  Action upon Certain Failures of the
                Master Servicer and upon Event of Default.................
Section 7.05  Trust Administrator to Act; Appointment of Successor........
Section 7.06  Notification to Certificateholders..........................


                                  ARTICLE VIII

                CONCERNING THE TRUSTEE AND THE TRUST ADMINSTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator...............
Section 8.02  Certain Matters Affecting the Trustee
                and the Trust Administrator...............................
Section 8.03  Neither Trustee nor Trust Administrator Required
                to Make Investigation.....................................
Section 8.04  Neither Trustee nor Trust Administrator Liable
                for Certificates or Mortgage Loans........................
Section 8.05  Trustee and the Trust Administrator May Own Certificates....
Section 8.06  The Master Servicer to Pay Fees and Expenses................
Section 8.07  Eligibility Requirements....................................
Section 8.08  Resignation and Removal.....................................
Section 8.09  Successor...................................................
Section 8.10  Merger or Consolidation.....................................
Section 8.11  Authenticating Agent........................................
Section 8.12  Separate Trustees and Co-Trustees...........................
Section 8.13  Appointment of Custodians...................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions...............
Section 8.15  Monthly Advances...........................................V


                                   ARTICLE IX

                                   TERMINATION

Section 9.01        Termination upon Purchase by the
                      Seller or Liquidation of All Mortgage Loans.........
Section 9.02        Additional Termination Requirements...................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01       Amendment.............................................
Section 10.02       Recordation of Agreement..............................
Section 10.03       Limitation on Rights of Certificateholders............
Section 10.04       Governing Law; Jurisdiction...........................
Section 10.05       Notices...............................................
Section 10.06       Severability of Provisions............................
Section 10.07       Special Notices to Rating Agencies....................
Section 10.08       Covenant of Seller....................................
Section 10.09       Recharacterization....................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01       Cut-Off Date..........................................
Section 11.02       Cut-Off Date Aggregate Principal Balance..............
Section 11.03       Original Class A Percentage...........................
Section 11.04       Original Principal Balances of the Classes
                      of Class A Certificates.............................
Section 11.05       Original Class A Non-PO Principal Balance.............
Section 11.06       Original Subordinated Percentage......................
Section 11.07       Original Class B Principal Balance....................
Section 11.08       Original Principal Balances of the Classes of
                      Class B Certificates................................
Section 11.09       Original Class B-1 Fractional Interest................
Section 11.10       Original Class B-2 Fractional Interest................
Section 11.11       Original Class B-3 Fractional Interest................
Section 11.12       Original Class B-4 Fractional Interest................
Section 11.13       Original Class B-5 Fractional Interest................
Section 11.14       Original Class B-1 Percentage.........................
Section 11.15       Original Class B-2 Percentage.........................
Section 11.16       Original Class B-3 Percentage.........................
Section 11.17       Original Class B-4 Percentage.........................
Section 11.18       Original Class B-5 Percentage.........................
Section 11.19       Original Class B-6 Percentage.........................
Section 11.20       Closing Date..........................................
Section 11.21       Right to Purchase.....................................
Section 11.22       Wire Transfer Eligibility.............................
Section 11.23       Single Certificate....................................
Section 11.24       Servicing Fee Rate....................................
Section 11.25       Master Servicing Fee Rate.............................

                                    EXHIBITS

EXHIBIT A-1      -       Form of Face of Class A-1 Certificate
EXHIBIT A-2      -       Form of Face of Class A-2 Certificate
EXHIBIT A-3      -       Form of Face of Class A-3 Certificate
EXHIBIT A-4      -       Form of Face of Class A-4 Certificate
EXHIBIT A-5      -       Form of Face of Class A-5 Certificate
EXHIBIT A-6      -       Form of Face of Class A-6 Certificate
EXHIBIT A-7      -       Form of Face of Class A-7 Certificate
EXHIBIT A-8      -       Form of Face of Class A-8 Certificate
EXHIBIT A-9      -       Form of Face of Class A-9 Certificate
EXHIBIT A-10     -       Form of Face of Class A-10 Certificate
EXHIBIT A-11     -       Form of Face of Class A-11 Certificate
EXHIBIT A-12     -       Form of Face of Class A-12 Certificate
EXHIBIT A-13     -       Form of Face of Class A-13 Certificate
EXHIBIT A-14     -       Form of Face of Class A-14 Certificate
EXHIBIT A-15     -       Form of Face of Class A-15 Certificate
EXHIBIT A-16     -       Form of Face of Class A-16 Certificate
EXHIBIT A-17     -       Form of Face of Class A-17 Certificate
EXHIBIT A-18     -       Form of Face of Class A-18 Certificate
EXHIBIT A-19     -       Form of Face of Class A-19 Certificate
EXHIBIT A-20     -       Form of Face of Class A-20 Certificate
EXHIBIT A-21     -       Form of Face of Class A-21 Certificate
EXHIBIT A-22     -       Form of Face of Class A-22 Certificate
EXHIBIT A-23     -       Form of Face of Class A-23 Certificate
EXHIBIT A-24     -       Form of Face of Class A-24 Certificate
EXHIBIT A-25     -       Form of Face of Class A-25 Certificate
EXHIBIT A-26     -       Form of Face of Class A-26 Certificate
EXHIBIT A-27     -       Form of Face of Class A-27 Certificate
EXHIBIT A-28     -       Form of Face of Class A-28 Certificate
EXHIBIT A-29     -       Form of Face of Class A-29 Certificate
EXHIBIT A-30     -       Form of Face of Class A-30 Certificate
EXHIBIT A-31     -       Form of Face of Class A-31 Certificate
EXHIBIT A-32     -       Form of Face of Class A-32 Certificate
EXHIBIT A-33     -       Form of Face of Class A-33 Certificate
EXHIBIT A-34     -       Form of Face of Class A-34 Certificate
EXHIBIT A-35     -       Form of Face of Class A-35 Certificate
EXHIBIT A-36     -       Form of Face of Class A-36 Certificate
EXHIBIT A-37     -       Form of Face of Class A-37 Certificate
EXHIBIT A-38     -       Form of Face of Class A-38 Certificate
EXHIBIT A-39     -       Form of Face of Class A-39 Certificate
EXHIBIT A-40     -       Form of Face of Class A-40 Certificate
EXHIBIT A-41     -       Form of Face of Class A-41 Certificate
EXHIBIT A-42     -       Form of Face of Class A-42 Certificate
EXHIBIT A-43     -       Form of Face of Class A-43 Certificate
EXHIBIT A-44     -       Form of Face of Class A-44 Certificate
EXHIBIT A-45     -       Form of Face of Class A-45 Certificate
EXHIBIT A-46     -       Form of Face of Class A-46 Certificate
EXHIBIT A-47     -       Form of Face of Class A-47 Certificate
EXHIBIT A-48     -       Form of Face of Class A-48 Certificate
EXHIBIT A-49     -       Form of Face of Class A-49 Certificate
EXHIBIT A-50     -       Form of Face of Class A-50 Certificate
EXHIBIT A-51     -       Form of Face of Class A-51 Certificate
EXHIBIT A-52     -       Form of Face of Class A-52 Certificate
EXHIBIT A-PO     -       Form of Face of Class A-PO Certificate
EXHIBIT A-R      -       Form of Face of Class A-R Certificate
EXHIBIT B-1      -       Form of Face of Class B-1 Certificate
EXHIBIT B-2      -       Form of Face of Class B-2 Certificate
EXHIBIT B-3      -       Form of Face of Class B-3 Certificate
EXHIBIT B-4      -       Form of Face of Class B-4 Certificate
EXHIBIT B-5      -       Form of Face of Class B-5 Certificate
EXHIBIT B-6      -       Form of Face of Class B-6 Certificate
EXHIBIT C        -       Form of Reverse of Series 2001-9 Certificates
EXHIBIT D        -       Reserved
EXHIBIT E        -       Custodial Agreement
EXHIBIT F-1      -       Schedule of Type 1 Mortgage Loans
EXHIBIT F-2      -       Schedule of Other Servicer Mortgage Loans
EXHIBIT G        -       Request for Release
EXHIBIT H        -       Affidavit Pursuant to Section 860E(e)(4) of the
                         Internal Revenue Code of 1986, as amended, and for
                         Non-ERISA Investors
EXHIBIT I        -       Letter from Transferor of Residual Certificates
EXHIBIT J        -       Transferee's Letter (Class [B-4] [B-5] [B-6]
                         Certificates)
EXHIBIT K        -       [Reserved]
EXHIBIT L        -       Servicing Agreements
EXHIBIT M        -       Form of Special Servicing Agreement
SCHEDULE I       -       Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of April 27, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                          W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Directed Certificates: The Class A-14 and Class A-16 Certificates.

            Accretion Termination Date: For (a) the Class A-15 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-14 Certificates has been reduced to zero or (ii) the Subordination Depletion Date and (b) the Class A-17 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-16 Certificates has been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class A-15 and Class A-17 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and any Class of Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of the Accrual Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of the Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

            Additional Collateral: The Additional Collateral, as defined in the Cendant Servicing Agreement.

            Additional Collateral Mortgage Loans: The Additional Collateral Mortgage Loans, as defined in the Cendant Servicing Agreement.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $121,238.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-25 Certificates, Class A-26 Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-29 Certificates, Class A-30 Certificates, Class A-31 Certificates, Class A-32 Certificates, Class A-33 Certificates, Class A-34 Certificates, Class A-35 Certificates, Class A-36 Certificates, Class A-37 Certificates, Class A-38 Certificates, Class A-39 Certificates, Class A-40 Certificates, Class A-41 Certificates, Class A-42 Certificates, Class A-43 Certificates, Class A-44 Certificates, Class A-45 Certificates, Class A-46 Certificates, Class A-47 Certificates, Class A-48 Certificates, Class A-49 Certificates, Class A-50 Certificates, Class A-51 Certificates, Class A-52 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Cendant Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as seller, and Wells Fargo Funding, Inc., as purchaser.

            Cendant Servicing Agreement: The Servicing Agreement, dated April 1, 1998, between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as servicer, and WFHM, as owner.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-25 Certificates, Class A-26 Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-29 Certificates, Class A-30 Certificates, Class A-31 Certificates, Class A-32 Certificates, Class A-33 Certificates, Class A-34 Certificates, Class A-35 Certificates, Class A-36 Certificates, Class A-37 Certificates, Class A-38 Certificates, Class A-39 Certificates, Class A-40 Certificates, Class A-41 Certificates, Class A-42 Certificates, Class A-43 Certificates, Class A-44 Certificates, Class A-45 Certificates, Class A-46 Certificates, Class A-47 Certificates, Class A-48 Certificates, Class A-49 Certificates, Class A-50 Certificates, Class A-51 Certificates, Class A-52 Certificates, Class A-PO Certificates or Class A-R Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Accrual Certificates and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a). As to the Accrual Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a) and Paragraph third clause (A) of Section 4.01(a) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause
(B) and fourth of Section 4.01(a) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a), including, in the case of the Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates); and (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance of such Class if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Class A Percentage of (A) the principal portion of the
            Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled
            Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class A Prepayment Percentage of the Scheduled
            Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid
            principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-1, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class A-38, Class A-39, Class A-40, Class A-41, Class A-42, Class A-43, Class A-44, Class A-45, Class A-46, Class A-47, Class A-48, Class A-49, Class A-50, Class A-51, Class A-52 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, 7.000% per annum. As to the Class A-2 Certificates, 6.250% per annum. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in April 2006, 100%. As to any Distribution Date subsequent to April 2006 to and including the Distribution Date in April 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2007 to and including the Distribution Date in April 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2008 to and including the Distribution Date in April 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2009 to and including the Distribution Date in April 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the April preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2006 and April 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2007 and April 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2008 and April 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after May 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-22 Certificates, Class A-23 Certificates, Class A-24 Certificates, Class A-25 Certificates, Class A-26 Certificates, Class A-27 Certificates, Class A-28 Certificates, Class A-29 Certificates, Class A-30 Certificates, Class A-31 Certificates, Class A-32 Certificates, Class A-33 Certificates, Class A-34 Certificates, Class A-35 Certificates, Class A-36 Certificates, Class A-37 Certificates, Class A-38 Certificates, Class A-39 Certificates, Class A-40 Certificates, Class A-41 Certificates, Class A-42 Certificates, Class A-43 Certificates, Class A-44 Certificates, Class A-45 Certificates, Class A-46 Certificates, Class A-47 Certificates, Class A-48 Certificates, Class A-49 Certificates, Class A-50 Certificates, Class A-51 Certificates, Class A-52 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

            Class A-15 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

            Class A-16 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

            Class A-17 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            Class A-17 Certificateholder: The registered holder of a Class A-17 Certificate.

            Class A-18 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

            Class A-18 Certificateholder: The registered holder of a Class A-18 Certificate.

            Class A-19 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

            Class A-19 Certificateholder: The registered holder of a Class A-19 Certificate.

            Class A-20 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

            Class A-20 Certificateholder: The registered holder of a Class A-20 Certificate.

            Class A-21 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-21 and Exhibit C hereto.

            Class A-21 Certificateholder: The registered holder of a Class A-21 Certificate.

            Class A-22 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-22 and Exhibit C hereto.

            Class A-22 Certificateholder: The registered holder of a Class A-22 Certificate.

            Class A-23 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-23 and Exhibit C hereto.

            Class A-23 Certificateholder: The registered holder of a Class A-23 Certificate.

            Class A-24 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-24 and Exhibit C hereto.

            Class A-24 Certificateholder: The registered holder of a Class A-24 Certificate.

            Class A-25 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-25 and Exhibit C hereto.

            Class A-25 Certificateholder: The registered holder of a Class A-25 Certificate.

            Class A-26 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-26 and Exhibit C hereto.

            Class A-26 Certificateholder: The registered holder of a Class A-26 Certificate.

            Class A-27 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-27 and Exhibit C hereto.

            Class A-27 Certificateholder: The registered holder of a Class A-27 Certificate.

            Class A-28 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-28 and Exhibit C hereto.

            Class A-28 Certificateholder: The registered holder of a Class A-28 Certificate.

            Class A-29 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-29 and Exhibit C hereto.

            Class A-29 Certificateholder: The registered holder of a Class A-29 Certificate.

            Class A-30 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-30 and Exhibit C hereto.

            Class A-30 Certificateholder: The registered holder of a Class A-30 Certificate.

            Class A-31 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-31 and Exhibit C hereto.

            Class A-31 Certificateholder: The registered holder of a Class A-31 Certificate.

            Class A-32 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-32 and Exhibit C hereto.

            Class A-32 Certificateholder: The registered holder of a Class A-32 Certificate.

            Class A-33 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-33 and Exhibit C hereto.

            Class A-33 Certificateholder: The registered holder of a Class A-33 Certificate.

            Class A-34 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-34 and Exhibit C hereto.

            Class A-34 Certificateholder: The registered holder of a Class A-34 Certificate.

            Class A-35 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-35 and Exhibit C hereto.

            Class A-35 Certificateholder: The registered holder of a Class A-35 Certificate.

            Class A-36 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-36 and Exhibit C hereto.

            Class A-36 Certificateholder: The registered holder of a Class A-36 Certificate.

            Class A-37 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-37 and Exhibit C hereto.

            Class A-37 Certificateholder: The registered holder of a Class A-37 Certificate.

            Class A-38 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-38 and Exhibit C hereto.

            Class A-38 Certificateholder: The registered holder of a Class A-38 Certificate.

            Class A-39 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-39 and Exhibit C hereto.

            Class A-39 Certificateholder: The registered holder of a Class A-39 Certificate.

            Class A-40 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-40 and Exhibit C hereto.

            Class A-40 Certificateholder: The registered holder of a Class A-40 Certificate.

            Class A-41 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-41 and Exhibit C hereto.

            Class A-41 Certificateholder: The registered holder of a Class A-41 Certificate.

            Class A-42 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-42 and Exhibit C hereto.

            Class A-42 Certificateholder: The registered holder of a Class A-42 Certificate.

            Class A-43 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-43 and Exhibit C hereto.

            Class A-43 Certificateholder: The registered holder of a Class A-43 Certificate.

            Class A-44 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-44 and Exhibit C hereto.

            Class A-44 Certificateholder: The registered holder of a Class A-44 Certificate.

            Class A-45 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-45 and Exhibit C hereto.

            Class A-45 Certificateholder: The registered holder of a Class A-45 Certificate.

            Class A-46 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-46 and Exhibit C hereto.

            Class A-46 Certificateholder: The registered holder of a Class A-46 Certificate.

            Class A-47 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-47 and Exhibit C hereto.

            Class A-47 Certificateholder: The registered holder of a Class A-47 Certificate.

            Class A-48 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-48 and Exhibit C hereto.

            Class A-48 Certificateholder: The registered holder of a Class A-48 Certificate.

            Class A-49 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-49 and Exhibit C hereto.

            Class A-49 Certificateholder: The registered holder of a Class A-49 Certificate.

            Class A-50 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-50 and Exhibit C hereto.

            Class A-50 Certificateholder: The registered holder of a Class A-50 Certificate.

            Class A-51 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-51 and Exhibit C hereto.

            Class A-51 Certificateholder: The registered holder of a Class A-51 Certificate.

            Class A-52 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-52 and Exhibit C hereto.

            Class A-52 Certificateholder: The registered holder of a Class A-52 Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                  (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts (other than
            Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the excess of the unpaid principal balance of such
            Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-1 Prepayment Percentage of all Unscheduled
            Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-1 Prepayment Percentage of the Scheduled
            Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class B-1 Percentage of the excess of the unpaid
            principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-2 Prepayment Percentage of all Unscheduled
            Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-2 Prepayment Percentage of the Scheduled
            Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class B-2 Percentage of the excess of the unpaid
            principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-3 Prepayment Percentage of all Unscheduled
            Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-3 Prepayment Percentage of the Scheduled
            Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class B-3 Percentage of the excess of the unpaid
            principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-4 Prepayment Percentage of all Unscheduled
            Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-4 Prepayment Percentage of the Scheduled
            Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class B-4 Percentage of the excess of the unpaid
            principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-5 Prepayment Percentage of all Unscheduled
            Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-5 Prepayment Percentage of the Scheduled
            Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class B-5 Percentage of the excess of the unpaid
            principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

                  (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-6 Prepayment Percentage of all Unscheduled
            Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Class B-6 Prepayment Percentage of the Scheduled
            Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Class B-6 Percentage of the excess of the unpaid
            principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trustee or Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                  (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                  (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                  (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is May 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $17,010,426.62 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement, dated as of April 1, 1998, between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

            Month End Interest: As defined in each Servicing Agreement or with respect to the Cendant Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage 100(sm) Pledge Agreement: As defined in the Cendant Servicing Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of April 27, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

               (i)   the Mortgage Loan identifying number;

              (ii)   the city, state and zip code of the Mortgaged
                     Property;

             (iii)   the type of property;

              (iv)   the Mortgage Interest Rate;

               (v)   the Net Mortgage Interest Rate;

              (vi)   the Monthly Payment;

             (vii)   the original number of months to maturity;

            (viii)   the scheduled maturity date;

              (ix)   the Cut-Off Date Principal Balance;

               (x)   the Loan-to-Value Ratio at origination;

              (xi)   whether such Mortgage Loan is a Subsidy Loan;

             (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii)   the applicable Servicing Fee Rate;

             (xiv)   the Master Servicing Fee Rate;

              (xv)   Fixed Retained Yield Rate, if applicable; and

             (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or the Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class A-38, Class A-39, Class A-40, Class A-41, Class A-42, Class A-43, Class A-44, Class A-45, Class A-46, Class A-47, Class A-48, Class A-49, Class A-50, Class A-51, Class A-52 and Class A-R Certificates, as set forth in Section 11.06.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.20.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements (or in the case of each Mortgage Loan serviced by Cendant Mortgage Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement) under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Parent Power(R)Guaranty Agreement for Real Estate: As defined in the Cendant Servicing Agreement.

            Parent Power(R)Guaranty and Security Agreement for Securities
Account: As defined in the Cendant Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular
            Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
            (ii) the Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the
            Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds
            which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the
            Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the
            Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j) Liquidation Profits;

                  (k) Month End Interest; and

                  (l) all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                               Prepayment Shift
   Distribution Date Occurring In                                 Percentage
   ------------------------------                              ----------------

   May 2001 through April 2006............................               0%
   May 2006 through April 2007............................              30%
   May 2007 through April 2008............................              40%
   May 2008 through April 2009............................              60%
   May 2009 through April 2010............................              80%
   May 2010 and thereafter................................             100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of a Class of Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) ), (ii) as a result of a Principal Adjustment and (iii) if applicable, from the Accrual Distribution Amount for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Subordination Depletion Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amount previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a), Paragraph third clause (B) of Section 4.01(a), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-19 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class A-19 Certificates divided by the aggregate Non-PO Principal Balance.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated February 21, 2001 as supplemented by the prospectus supplement dated April 24, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class A-R Certificate) are Fitch and Moody's. The Rating Agency for the Class A-R, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Amount: means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of "Class A Non-PO Optimal Principal Amount" but without such amounts being multiplied by the Class A Percentage.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, Washington Mutual Bank, F.A., Chase Manhattan Mortgage Corporation, National City Mortgage Co., HomeSide Lending, Inc., First Union Mortgage Corporation, HSBC Mortgage Corporation (USA), Old Kent Mortgage Company, Chevy Chase Bank, F.S.B., First Horizon Home Loan Corporation, America First Credit Union, CUNA Mutual Mortgage Corporation, Colonial Savings, F.A., First Nationwide Mortgage Corporation, Countrywide Home Loans, Inc., Countrywide Home Loans, Inc., Hibernia National Bank, The Huntington Mortgage Company, Fleet Mortgage Corp. and Cendant Mortgage Corporation.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                                        Shift
   Distribution Date Occurring In                                     Percentage
   ------------------------------                                     ----------
   May 2001 through April 2006..................................           0%
   May 2006 and thereafter......................................         100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $8,505,213.31 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) [1.00]% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Surety Bond: The Surety Bond, as defined in the Cendant Servicing Agreement.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01   CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan, and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust Administrator, on behalf of the Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

                  (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                  (ii) The execution and delivery of this Agreement by the
            Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                  (v) No litigation is pending or, to the best of the Master
            Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                  (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  (ii) Immediately prior to the transfer and assignment
            contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                  (iii) The Mortgage is a valid, subsisting and enforceable
            first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                  (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                  (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  (vi) The Mortgaged Property is undamaged by water, fire,
            earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                  (vii) The Mortgaged Property is free and clear of all
            mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                  (viii) Except for Mortgage Loans secured by Co-op Shares and
            Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                  (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (xi) All payments required to be made up to the Due Date
            immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                  (xii) The Mortgage Note, the related Mortgage and other
            agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                  (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                  (xiv) The proceeds of the Mortgage Loans have been fully
            disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  (xv) The Mortgage Loan (except any Mortgage Loan secured by a
            Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                  (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                  (xvii) To the best of the Seller's knowledge, there is no
            default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

                  (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xix) Each Mortgage Note is payable in monthly payments,
            resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  (xx) Each Mortgage contains customary and enforceable
            provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                  (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                  (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

                  (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  (xxiv) With respect to each Mortgage where a lost note
            affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                  (xxv) In the event that the Mortgagor is an inter vivos
            "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                  (xxvi) If the Mortgage Loan is secured by a long-term
            residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default,
            (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04   EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is May 25, 2031 for purposes of Code Section 860G(a)(1).

            SECTION 2.06   OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.


                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01   CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                  (i) Periodic Advances pursuant to Section 3.03(a) made by the
            Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                  (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02  PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                  (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  (ii) to reimburse any Servicer, the Master Servicer or the
            Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                  (iii) to reimburse the Master Servicer or any Servicer from
            Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  (iv) from any Mortgagor payment on account of interest or
            other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                  (v) to reimburse the Master Servicer, any Servicer or the
            Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                  (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                  (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                  (ix) to pay to the Master Servicer or any Servicer out of
            Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                  (x) to pay to the Master Servicer as additional master
            servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

                  (xi) to withdraw from the Certificate Account any amount
            deposited in the Certificate Account that was not required to be deposited therein;

                  (xii) to clear and terminate the Certificate Account pursuant to Section 9.01; and

                  (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03   ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be,
(ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE; RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                  (ii) The Master Servicer may direct WFHM to enter into an
            amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08   OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09   TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10   APPLICATION OF NET LIQUIDATION PROCEEDS.

                  For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11   ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.



                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01   DISTRIBUTIONS.

            (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

            I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-15 Certificates, the Accrual Distribution Amount for the Class A-15 Certificates will be distributed sequentially as follows:

                  first, to the Class A-14 Certificates, until the Principal
            Balance thereof has been reduced to zero; and

                  second, to the Class A-15 Certificates, until the Principal
            Balance thereof has been reduced to zero;

            II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-17 Certificates, the Accrual Distribution Amount for the Class A-17 Certificates will be distributed sequentially as follows:

                  first, to the Class A-16 Certificates, until the Principal
            Balance thereof has been reduced to zero; and

                  second, to the Class A-17 Certificates, until the Principal
            Balance thereof has been reduced to zero; and

            III. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

                  first, to the Class A-R Certificate, until the Principal
            Balance thereof has been reduced to zero;

                  second, to the Class A-19 Certificates, up to the Priority
            Amount for such Distribution Date;

                  third, concurrently, as follows:

                        (a) 67.3458561159 %, sequentially, as follows:

                              (i) concurrently, 2.1581631442% to the Class A-1
                        Certificates 81.8378840506% to the Class A-9
                        Certificates and 16.0039528052% to the Class A-18 Certificates, until the Principal Balance of the Class A-9 Certificates has been reduced to zero; and

                              (ii) concurrently, 2.1581631442% to the Class A-1
                        Certificates and 97.8418368558% to the Class A-18 Certificates, until the Principal Balance of each such Class has been reduced to zero;

                        (b) 3.0586053434%, sequentially, to the Class A-16
                  Certificates and the Class A-17 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                        (c) 29.5955385407%, sequentially, to the Class A-14
                  Certificates and the Class A-15 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

                  fourth, concurrently, as follows:

                        (a) 10.9755026780% to the Class A-7 Certificates, until
                  the Principal Balance thereof has been reduced to zero;

                        (b) 9.7864913513% to the Class A-2 Certificates, until
                  the Principal Balance thereof has been reduced to zero;

                        (c) 19.5729783124%, sequentially, to the Class A-3
                  Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                        (d) 59.6650276583%, sequentially, as follows:

                              (i) concurrently, as follows:

                                   (A) 5.4090061284% to the Class A-8
                              Certificates, until the Principal Balance thereof has been reduced to zero; and

                                   (B) 94.5909938716%, sequentially, to the
                              Class A-20 Certificates, the Class A-21
                              Certificates, the Class A-22 Certificates, the Class A-23 Certificates, the Class A-24 Certificates, the Class A-25 Certificates, the Class A-26 Certificates, the Class A-27 Certificates, the Class A-28 Certificates, the Class A-29 Certificates, the Class A-30 Certificates, the Class A-31 Certificates and the Class A-32 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                              (ii) sequentially, to the Class A-33 Certificates,
                        the Class A-34 Certificates, the Class A-35
                        Certificates, the Class A-36 Certificates, the Class A-37 Certificates, the Class A-38 Certificates, the Class A-39 Certificates, the Class A-40 Certificates, the Class A-41 Certificates, the Class A-42 Certificates, the Class A-43 Certificates, the Class A-44 Certificates, the Class A-45 Certificates, the Class A-46 Certificates, the Class A-47 Certificates, the Class A-48 Certificates, the Class A-49 Certificates, the Class A-50 Certificates, the Class A-51 Certificates, the Class A-52 Certificates, the Class A-10 Certificates, the Class A-11 Certificates, the Class A-12 Certificates and the Class A-13 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

                  fifth, to the Class A-19 Certificates, without regard to the
            Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates), pro rata, in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02   ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on each Class's Class A Interest Percentage. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03   PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

                  (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  (ii) give the Trust Administrator notice of any default by the
            Master Servicer in remitting any required amount; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS; REPORTS TO THE TRUST ADMINISTRATOR AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                  (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (ii) (a) the amount of such distribution to Holders of each
            Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

                  (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (iv) (a) the amount of such distribution to Holders of each
            Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                  (v) the amount of any Periodic Advance by any Servicer, the
            Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

                  (vi) the number of Mortgage Loans outstanding as of the
            preceding Determination Date;

                  (vii) the Class A Principal Balance, the Principal Balance of
            each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                  (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO
            Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  (ix) the aggregate Scheduled Principal Balances of the
            Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

                  (x) the Class A Percentage for the following Distribution Date
            (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  (xi) the Class A Prepayment Percentage for the following
            Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class
            B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class
            B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  (xiv) the number and aggregate principal balances of Mortgage
            Loans delinquent (a) one month, (b) two months and (c) three months or more;

                  (xv) the number and aggregate principal balances of the
            Mortgage Loans in foreclosure as of the preceding Determination
            Date;

                  (xvi) the book value of any real estate acquired through
            foreclosure or grant of a deed in lieu of foreclosure;

                  (xvii) the amount of the remaining Special Hazard Loss Amount,
            Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

                  (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

                  (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

                  (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                  (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                  (xxii) the amount of the aggregate Servicing Fees and Master
            Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

                  (xxiii) the Class A-PO Deferred Amount if any;

                  (xxiv) the amount of PMI Advances made by a Servicer, if any;
            and

                  (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or, Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05   REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                           SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.



                                   ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01   THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18,
A-19, A-20, A-21, A-22, A-23, A-24, A-25, A-26, A-27, A-28, A-29, A-30, A-31,
A-32, A-33, A-34, A-35, A-36, A-37, A-38, A-39, A-40, A-41, A-42, A-43, A-44,
A-45, A-46, A-47, A-48, A-49, A-50, A-51, A-52, A-R, A-PO, B-1, B-2, B-3, B-4,
B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

                  (i) the provisions of this Section 5.01(b) shall be in full force and effect;

                  (ii) the Seller, the Master Servicer, the Certificate
            Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                  (iii) to the extent that the provisions of this Section
            5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

                  (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            SECTION 5.02   REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04   PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06   MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07   DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08   NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01  LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

            SECTION 6.04   RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05   COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06  ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.



                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01   EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

                  (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in
            Section 6.02 hereof; or

                  (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02   OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05   TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06   NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.



                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            SECTION 8.01   DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

                  (ii) The Trustee and the Trust Administrator shall not be
            personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

                  (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST ADMINISTRATOR.

            Except as otherwise provided in Section 8.01:

                  (i) Each of the Trustee and the Trust Administrator may
            request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable may prescribe;

                  (ii) Each of the Trustee and the Trust Administrator may
            consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

                  (v) Each of the Trustee and the Trust Administrator may
            execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05   TRUSTEE AND THE TRUST ADMINISTRATOR MAY OWN
                           CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06   THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07   ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            SECTION 8.08   RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09   SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10   MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            SECTION 8.11  AUTHENTICATING AGENT.

            The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12   SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations
            conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                  (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13   APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14   TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the property of the REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20,
A-21, A-22, A-23, A-24, A-25, A-26, A-27, A-28, A-29, A-30, A-31, A-32, A-33,
A-34, A-35, A-36, A-37, A-38, A-39, A-40, A-41, A-42, A-43, A-44, A-45, A-46,
A-47, A-48, A-49, A-50, A-51, A-52, A-PO, A-R, B-1, B-2, B-3, B-4, B-5 and B-6
Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

            SECTION 8.15 MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(a) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02   ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

                  (ii) At or after the time of adoption of such a plan of
            complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
            Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trustee or the Trust Administrator; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            SECTION 10.02  RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03   LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04   GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05   NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

            SECTION 10.06   SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07   SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                  (i) any amendment to this Agreement pursuant to Section
            10.01(a);

                  (ii) any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

                  (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

                  (iv) any resignation of the Master Servicer pursuant to
            Section 6.04;

                  (v) the occurrence of any of the Events of Default described in Section 7.01;

                  (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

                  (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

                  (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                  (i) the appointment of a Custodian pursuant to Section 2.02;

                  (ii) the resignation or removal of the Trustee or the Trust
            Administrator pursuant to Section 8.08;

                  (iii) the appointment of a successor trustee or trust
            administrator pursuant to Section 8.09; or

                  (iv) the sale, transfer or other disposition in a single
            transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

                  (i) reports prepared pursuant to Section 3.05; and

                  (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08   COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09   RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01   CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.750% per annum.

            SECTION 11.02   CUT-OFF DATE.

            The Cut-Off Date for the Certificates is April 1, 2001.

            SECTION 11.03   CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $850,521,330.76.

            SECTION 11.04   ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 96.24977255%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                            Original
            Class                                       Principal Balance
            -----                                       -----------------
         Class A-1                                       $10,000,000.00
         Class A-2                                        $4,458,334.00
         Class A-3                                        $2,000,000.00
         Class A-4                                        $4,000,000.00
         Class A-5                                        $1,500,000.00
         Class A-6                                        $1,416,666.00
         Class A-7                                        $5,000,000.00
         Class A-8                                          $203,000.00
         Class A-9                                      $273,000,000.00
         Class A-10                                       $6,914,000.00
         Class A-11                                       $3,358,000.00
         Class A-12                                       $4,247,000.00
         Class A-13                                       $3,378,000.00
         Class A-14                                     $191,727,000.00
         Class A-15                                      $11,898,000.00
         Class A-16                                      $20,000,000.00
         Class A-17                                       $1,044,000.00
         Class A-18                                     $180,357,000.00
         Class A-19                                      $85,000,000.00
         Class A-20                                         $275,000.00
         Class A-21                                         $275,000.00
         Class A-22                                         $275,000.00
         Class A-23                                         $275,000.00
         Class A-24                                         $275,000.00
         Class A-25                                         $275,000.00
         Class A-26                                         $275,000.00
         Class A-27                                         $275,000.00
         Class A-28                                         $275,000.00
         Class A-29                                         $275,000.00
         Class A-30                                         $275,000.00
         Class A-31                                         $275,000.00
         Class A-32                                         $250,000.00
         Class A-33                                         $306,000.00
         Class A-34                                         $275,000.00
         Class A-35                                         $275,000.00
         Class A-36                                         $275,000.00
         Class A-37                                         $275,000.00
         Class A-38                                         $275,000.00
         Class A-39                                         $275,000.00
         Class A-40                                         $275,000.00
         Class A-41                                         $275,000.00
         Class A-42                                         $275,000.00
         Class A-43                                         $275,000.00
         Class A-44                                         $275,000.00
         Class A-45                                         $275,000.00
         Class A-46                                         $275,000.00
         Class A-47                                         $275,000.00
         Class A-48                                         $275,000.00
         Class A-49                                         $275,000.00
         Class A-50                                         $275,000.00
         Class A-51                                         $275,000.00
         Class A-52                                         $275,000.00
         Class A-PO                                          $44,411.92
         Class A-R                                              $100.00

            SECTION 11.06   ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $818,582,100.00.

            SECTION 11.07   ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 3.75022745%.

            SECTION 11.08   ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $31,864,818.84.

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                                    Original
                  Class                                        Principal Balance
                  -----                                        -----------------
                    Class B-1                                     $14,884,000.00
                    Class B-2                                      $6,804,000.00
                    Class B-3                                      $3,402,000.00
                    Class B-4                                      $2,552,000.00
                    Class B-5                                      $1,701,000.00
                    Class B-6                                      $2,551,818.84

            SECTION 11.10   ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 2.00015055%.

            SECTION 11.11   ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.20012884%.

            SECTION 11.12   ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.80011799%.

            SECTION 11.13   ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.50005105%.

            SECTION 11.14   ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.30004563%.

            SECTION 11.15   ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.75007689%.

            SECTION 11.16   ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 0.80002171%.

            SECTION 11.17   ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.40001086%.

            SECTION 11.18   ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.30006693%.

            SECTION 11.19   ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.20000543%.

            SECTION 11.20   ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.30004563%.

            SECTION 11.21   CLOSING DATE.

            The Closing Date is April 27, 2001.

            SECTION 11.22   RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $85,052,133.08 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23   WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19 and Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-8, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class A-38, Class A-39, Class A-40, Class A-41, Class A-42, Class A-43, Class A-44, Class A-45, Class A-46, Class A-47, Class A-48, Class A-49, Class A-50, Class A-51, Class A-52, Class A-R and Class A-PO Certificates are not eligible for wire transfer.

            SECTION 11.24   SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A-1, Class A-9, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18 and Class A-19 Certificates represents a $25,000 Denomination. A Single Certificate for each Class of Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-10, Class A-11, Class A-12, Class A-13, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class A-38, Class A-39, Class A-40, Class A-41, Class A-42, Class A-43, Class A-44, Class A-45, Class A-46, Class A-47, Class A-48, Class A-49, Class A-50, Class A-51 and Class A-52 Certificates represents a $1,000 Denomination. A Single Certificate for the Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $44,411.92 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination.

            SECTION 11.25   SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.26    MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                           WELLS FARGO ASSET SECURITIES CORPORATION
                             as Seller

                           By:
                                 ---------------------------------------------
                                 Name:  Alan S. McKenney
                                 Title:    Vice President


                           WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                             as Master Servicer

                           By:
                                 ---------------------------------------------
                                 Name:  Nancy E. Burgess
                                 Title:    Vice President


                           FIRST UNION NATIONAL BANK
                             as Trust Administrator

                           By:
                                 ---------------------------------------------
                                 Name:
                                 Title:


Attest:
By: ------------------------------------------------------
Name: ----------------------------------------------------
Title: ---------------------------------------------------


                           UNITED STATES TRUST COMPANY
                           OF NEW YORK
                             as Trustee

                           By:
                                 ------------------------------------------
                                 Name
                                 Title:

STATE OF MARYLAND                   )
                                    ss.:
COUNTY OF FREDERICK                 )

            On this 27th day of April, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                   )
                                    ss.:
COUNTY OF FREDERICK                 )

            On this 27th day of April, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                            )
                                    )   ss.:
COUNTY OF                           )


            On this 27th day of April, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _______________ _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


--------------------------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA                     )
                                            ss.:
COUNTY OF                                   )

            On this 27th day of April, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA                     )
                                            ss.:
COUNTY OF                                   )

            On this 27th day of April, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides in __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
                Mortgage Pass-Through Certificates, Series 2001-9
                 Applicable Unscheduled Principal Receipt Period

                                                                 Full Unscheduled                      Partial Unscheduled
Servicer                                                        Principal Receipts                     Principal Receipts

WFHM                                                                 Mid-Month                              Mid-Month
Washington Mutual Bank, F.A.                                         Mid-Month                             Prior Month
Chase Manhattan Mortgage Corporation                                 Mid-Month                             Prior Month
National City Mortgage Co.                                           Mid-Month                             Prior Month
HomeSide Lending, Inc.                                              Prior Month                            Prior Month
First Union Mortgage Corporation                                     Mid-Month                             Prior Month
HSBC Mortgage Corporation (USA)                                      Mid-Month                             Prior Month
Old Kent Mortgage Company                                            Mid-Month                             Prior Month
Chevy Chase Bank, F.S.B.                                             Mid-Month                             Prior Month
First Horizon Home Loan Corporation                                  Mid-Month                             Prior Month
America First Credit Union                                           Mid-Month                             Prior Month
CUNA Mutual Mortgage Corporation                                     Mid-Month                             Prior Month
Colonial Savings, F.A.                                               Mid-Month                             Prior Month
First Nationwide Mortgage Corporation                                Mid-Month                             Prior Month
Countrywide Home Loans, Inc.                                        Prior Month                            Prior Month
Hibernia National Bank                                               Mid-Month                             Prior Month
The Huntington Mortgage Company                                      Mid-Month                             Prior Month
Fleet Mortgage Corp.                                                 Mid-Month                             Prior Month
Cendant Mortgage Corporation                                        Prior Month                            Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  April 1, 2001

CUSIP No.:                               First Distribution Date:  May 25, 2001

                                         Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031


            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                               First Union National Bank,
                                    Trust Administrator

                               By:
                                   ---------------------------------------------
                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By: -----------------------------------------------
    Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                             First Union National Bank,
                                                  Trust Administrator

                                             By:
                                                 -------------------------------
                                                  Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
    ----------------------------------------
    Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
            ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:  April 1, 2001

CUSIP No.:                        First Distribution Date:  May 25, 2001

                                  Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                  ----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                   -----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     -------------------------
      Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                   ----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  April 1, 2001

CUSIP No.:                       First Distribution Date:  May 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                   ----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                              Trust Administrator

                                         By:
                                              ----------------------------
                                              Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                             First Union National Bank,
                                                  Trust Administrator

                                             By:
                                                  ----------------------------
                                                  Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer


                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                               Trust Administrator

                                          By:
                                               ----------------------------
                                               Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer


                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                            First Union National Bank,
                                                 Trust Administrator

                                            By:
                                                 ----------------------------
                                                Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                            First Union National Bank,
                                                 Trust Administrator

                                            By:
                                                 ----------------------------
                                                 Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                             First Union National Bank,
                                                  Trust Administrator

                                             By:
                                                  ----------------------------
                                                  Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
      Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-15 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                            First Union National Bank,
                                                 Trust Administrator

                                            By:
                                                 -----------------------------
                                                 Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer



                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-17 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                                First Union National Bank,
                                                     Trust Administrator

                                                By:
                                                     ---------------------------
                                                     Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                              Trust Administrator

                                         By:
                                              ----------------------------
                                              Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-19

                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-20

                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-21

                    [FORM OF FACE OF CLASS A-21 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-21

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-21 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-21 Certificates required to be distributed to Holders of the Class A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-21 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-21 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:  ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-22
                    [FORM OF FACE OF CLASS A-22 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-22

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-22 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-22 Certificates required to be distributed to Holders of the Class A-22 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-22 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-22 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                   ----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-23

                    [FORM OF FACE OF CLASS A-23 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-23

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-23 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-23 Certificates required to be distributed to Holders of the Class A-23 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-23 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-23 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-24
                    [FORM OF FACE OF CLASS A-24 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
                        ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-24

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-24 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-24 Certificates required to be distributed to Holders of the Class A-24 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-24 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-24 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-25
                    [FORM OF FACE OF CLASS A-25 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-25

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-25 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-25 Certificates required to be distributed to Holders of the Class A-25 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-25 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-25 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-26
                    [FORM OF FACE OF CLASS A-26 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-26

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-26 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-26 Certificates required to be distributed to Holders of the Class A-26 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-26 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-26 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-27
                    [FORM OF FACE OF CLASS A-27 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-27

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-27 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-27 Certificates required to be distributed to Holders of the Class A-27 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-27 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-27 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                   ----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-28
                    [FORM OF FACE OF CLASS A-28 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
    MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-28

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-28 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-28 Certificates required to be distributed to Holders of the Class A-28 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-28 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-28 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                   -----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-29
                    [FORM OF FACE OF CLASS A-29 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-29

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-29 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-29 Certificates required to be distributed to Holders of the Class A-29 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-29 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-29 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                              First Union National Bank,
                                                   Trust Administrator

                                              By:
                                                   -----------------------------
                                                   Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-30
                    [FORM OF FACE OF CLASS A-30 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-30

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-30 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-30 Certificates required to be distributed to Holders of the Class A-30 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-30 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-30 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                             First Union National Bank,
                                                  Trust Administrator

                                             By:
                                                  ----------------------------
                                                  Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-31
                    [FORM OF FACE OF CLASS A-31 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-31

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-31 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-31 Certificates required to be distributed to Holders of the Class A-31 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-31 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-31 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     -----------------------------
      Authorized Officer

                                  EXHIBIT A-32
                    [FORM OF FACE OF CLASS A-32 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-32

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-32 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-32 Certificates required to be distributed to Holders of the Class A-32 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-32 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-32 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-33

                    [FORM OF FACE OF CLASS A-33 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-33

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-33 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-33 Certificates required to be distributed to Holders of the Class A-33 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-33 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-33 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-34

                    [FORM OF FACE OF CLASS A-34 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-34

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-34 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-34 Certificates required to be distributed to Holders of the Class A-34 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-34 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-34 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-35

                    [FORM OF FACE OF CLASS A-35 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-35

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-35 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-35 Certificates required to be distributed to Holders of the Class A-35 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-35 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-35 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-36

                    [FORM OF FACE OF CLASS A-36 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-36

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-36 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-36 Certificates required to be distributed to Holders of the Class A-36 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-36 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-36 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     -----------------------------
     Authorized Officer

                                  EXHIBIT A-37
                    [FORM OF FACE OF CLASS A-37 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-37

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:  April 1, 2001

CUSIP No.:                         First Distribution Date:  May 25, 2001

                                   Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-37 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-37 Certificates required to be distributed to Holders of the Class A-37 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-37 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-37 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-38

                    [FORM OF FACE OF CLASS A-38 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-38

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-38 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-38 Certificates required to be distributed to Holders of the Class A-38 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-38 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-38 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-39
                    [FORM OF FACE OF CLASS A-39 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-39

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-39 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-39 Certificates required to be distributed to Holders of the Class A-39 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-39 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-39 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ----------------------------
     Authorized Officer

                                  EXHIBIT A-40

                    [FORM OF FACE OF CLASS A-40 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-40

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-40 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-40 Certificates required to be distributed to Holders of the Class A-40 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-40 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-40 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-41
                    [FORM OF FACE OF CLASS A-41 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
& CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
 ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                       MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-9, CLASS A-41

                   evidencing an interest in a pool of fixed
                   interest rate, conventional, monthly pay,
                     fully amortizing, first lien, one- to
               four-family residential mortgage loans, which may
                   include loans secured by shares issued by
                   cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-41 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-41 Certificates required to be distributed to Holders of the Class A-41 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-41 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-41 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-42

                    [FORM OF FACE OF CLASS A-42 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-42

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-42 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-42 Certificates required to be distributed to Holders of the Class A-42 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-42 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-42 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-43

                    [FORM OF FACE OF CLASS A-43 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-43

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-43 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-43 Certificates required to be distributed to Holders of the Class A-43 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-43 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-43 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-44
                    [FORM OF FACE OF CLASS A-44 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-44

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-44 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-44 Certificates required to be distributed to Holders of the Class A-44 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-44 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-44 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-45
                    [FORM OF FACE OF CLASS A-45 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-45

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-45 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-45 Certificates required to be distributed to Holders of the Class A-45 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-45 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-45 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-46

                    [FORM OF FACE OF CLASS A-46 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-46

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-46 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-46 Certificates required to be distributed to Holders of the Class A-46 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-46 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-46 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-47
                    [FORM OF FACE OF CLASS A-47 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-47

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-47 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-47 Certificates required to be distributed to Holders of the Class A-47 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-47 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-47 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-48
                    [FORM OF FACE OF CLASS A-48 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-48

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-48 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-48 Certificates required to be distributed to Holders of the Class A-48 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-48 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-48 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-49

                    [FORM OF FACE OF CLASS A-49 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-49

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-49 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-49 Certificates required to be distributed to Holders of the Class A-49 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-49 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-49 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-50

                    [FORM OF FACE OF CLASS A-50 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-50

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-50 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-50 Certificates required to be distributed to Holders of the Class A-50 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-50 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-50 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-51

                    [FORM OF FACE OF CLASS A-51 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-51

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-51 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-51 Certificates required to be distributed to Holders of the Class A-51 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-51 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-51 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-52

                    [FORM OF FACE OF CLASS A-52 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-52

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%      Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-52 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-52 Certificates required to be distributed to Holders of the Class A-52 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-52 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-52 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE

                            SERIES 2001-9, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                 one-to four-family residential mortgage loans,
                         which may nclude loans secured
                          by shares issued by operative
                              housing corporations,
                                    sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%         Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%       Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS B-1

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                                  one-to four-
                  family residential mortgage loans, which may
                             include loans secured
                     by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%     Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS B-2

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                                  one-to four-
                  family residential mortgage loans, which may
                             include loans secured
                     by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%         Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificate and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS B-3

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
                                  one-to four-
                  family residential mortgage loans, which may
                             include loans secured
                     by shares issued by cooperative housing
                              corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%         Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS B-4

            evidencing an interest in a pool of fixed interest rate,
      conventional, monthly pay, fully amortizing, first lien, one-to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%        Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS B-5

            evidencing an interest in a pool of fixed interest rate,
      conventional, monthly pay, fully amortizing, first lien, one-to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%        Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS B-6

            evidencing an interest in a pool of fixed interest rate,
      conventional, monthly pay, fully amortizing, first lien, one-to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:  April 1, 2001

CUSIP No.:                          First Distribution Date:  May 25, 2001

                                    Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%        Final Scheduled Maturity Date:  May 25, 2031

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                               First Union National Bank,
                                                    Trust Administrator

                                               By:
                                                    ----------------------------
                                                    Authorized Officer

Countersigned:


First Union National Bank,
      Trust Administrator

By:
     ---------------------------
     Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2001-9 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-9

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
      (Please print or typewrite name and address including postal zip code of assignee)
______________________________________________________________________________
______________________________________________________________________________


the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

Social Security or other Identifying Number of Assignee:
________________________________________________________

Dated:



                                   -------------------------------------
                                   Signature by or on behalf of assignor



                                    -----------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ______________________________________________
_________________________________________________________________ for the
account of _______________________________________________ account number ______
_____________, or, if mailed by check, to ____________________________________
_______________________________________________________. Applicable statements should be mailed to __________________________________________________________
________________________________________________________________.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H   T H A T

            WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of April 27, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-9 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                            FIRST UNION NATIONAL BANK



401 South Tryon Street              By:
Charlotte, North Carolina, 28202          ---------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                          ---------------------------


Address:                            WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                By:
Frederick, Maryland 21703                 ---------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                          ---------------------------


Address:                            WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION



7485 New Horizon Way                By:
 Frederick, Maryland 21703                ---------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                          ---------------------------

Address:                            [CUSTODIAN]



                                    By:   ---------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                          ---------------------------

STATE OF                                  )
                                          )    ss.:
COUNTY OF                                 )


                  On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of
Wells Fargo Asset Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                ---------------------------
                                                        Notary Public

                                 [NOTARIAL SEAL]

STATE OF                                  )
                                          )    ss.:
COUNTY OF                                 )


                  On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of
Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                ---------------------------
                                                        Notary Public

                                 [NOTARIAL SEAL]

STATE OF                                  )
                                          )    ss.:
COUNTY OF                                 )


                  On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                                ---------------------------
                                                        Notary Public

                                 [NOTARIAL SEAL]

STATE OF                                  )
                                          )    ss.:
COUNTY OF                                 )


                  On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association


                                                ---------------------------
                                                        Notary Public

                                 [NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]


WFMBS
WFMBS   2001-09 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)        (ii)                                      (iii)      (iv)       (v)        (vi)        (vii)      (viii)
--------   ----                      -----   -----   --------   --------   --------   ---------   --------   ---------
                                                                           NET
MORTGAGE                                                        MORTGAGE   MORTGAGE   CURRENT     ORIGINAL   SCHEDULED
LOAN                                         ZIP     PROPERTY   INTEREST   INTEREST   MONTHLY     TERM TO    MATURITY
NUMBER     CITY                      STATE   CODE    TYPE       RATE       RATE       PAYMENT     MATURITY   DATE
--------   ----                      -----   -----   --------   --------   --------   ---------   --------   ---------
 5005718   DENVER                    CO      80209   SFD        7.750      6.750      $4,613.37   360         1-Aug-30
 5066179   HARTSDALE                 NY      10530   SFD        8.000      6.750      $2,933.97   360         1-Jul-30
 5107580   BOULDER                   CO      80304   SFD        7.750      6.750      $2,779.68   360         1-Jan-30
 5117923   SOMERS                    NY      10589   SFD        7.875      6.750      $2,679.86   360         1-Mar-30
 5124807   NEW YORK                  NY      10011   HCO        7.750      6.750      $2,053.92   360         1-Jan-30
 5137841   RICHMOND                  VA      23233   SFD        7.750      6.750      $2,507.44   360         1-Jul-30
 5158905   STAMFORD                  CT      06901   LCO        7.750      6.750      $2,240.94   360         1-Apr-30
 5161785   CARMEL                    NY      10512   SFD        7.750      6.750      $2,435.80   360         1-Apr-30
 5164053   SANTA FE                  NM      87505   SFD        7.750      6.750      $2,256.70   360         1-May-30
 5706671   LAWRENCEVILLE             NJ      08648   SFD        7.750      6.750      $2,801.17   360         1-Sep-30
 5707675   CHANTILLY                 VA      20151   SFD        7.750      6.750      $2,636.40   360         1-Apr-30
 5708261   MARIETTA                  GA      30062   SFD        7.750      6.750      $2,376.49   360         1-Jul-30
 5708359   SURPRISE                  AZ      85374   SFD        7.875      6.750      $2,453.63   360         1-May-30
 5709885   PEPPERELL                 MA      01463   SFD        7.750      6.750      $2,120.01   360         1-Jul-30
 5710002   WINCHESTER                MA      01890   SFD        7.750      6.750      $4,120.80   360         1-Apr-30
 5711813   LA CANADA FLINTRIDGE      CA      91011   SFD        7.750      6.750      $4,585.04   360         1-Jun-30
 5712008   WALNUT CREEK              CA      94596   SFD        7.750      6.750      $2,865.65   360         1-Apr-30
 5713477   GREENWICH                 CT      06830   SFD        7.875      6.750      $2,465.24   360         1-May-30
 5716838   LAS VEGAS                 NV      89129   SFD        7.750      6.750      $2,464.46   360         1-Nov-30
 5718784   LOS ANGELES               CA      90066   SFD        7.875      6.750      $4,054.59   360         1-May-30
 5721631   THOUSAND OAKS             CA      91362   SFD        7.750      6.750      $2,256.70   360         1-May-30
 5722550   DARNESTOWN                MD      20874   SFD        7.750      6.750      $3,261.11   360         1-Aug-30
 5725373   BEVERLY                   MA      01915   SFD        7.750      6.750      $3,438.78   360         1-Jun-30
 5725380   LONG BEACH                CA      90803   SFD        7.750      6.750      $3,008.93   360         1-Jun-30
 5725868   ARLINGTON                 VA      22207   SFD        7.750      6.750      $2,579.08   360         1-Jul-30
 5726709   PORT CHARLOTTE            FL      33952   SFD        7.750      6.750      $2,471.62   360         1-Jul-30
 5727568   DARIEN                    CT      06820   SFD        7.750      6.750      $3,582.06   360         1-Jun-30
 5728089   CINCINNATI                OH      45208   SFD        7.750      6.750      $2,263.86   360         1-May-30
 5728361   SYOSSET                   NY      11791   SFD        7.750      6.750      $3,318.48   360         1-Jul-30
 5728427   KATONAH                   NY      10536   SFD        7.750      6.750      $2,389.95   360         1-Aug-30
 5728529   VIENNA                    VA      22182   SFD        7.750      6.750      $2,521.48   360         1-Jan-31
 5728734   MCLEAN                    VA      22101   SFD        7.625      6.750      $2,123.38   360         1-Jun-30
 5729792   WESTPORT                  CT      06880   SFD        7.750      6.750      $2,281.06   360         1-Aug-30
 5731462   SAN FRANCISCO             CA      94123   MF2        7.750      6.750      $6,805.92   360         1-Jun-30
 5731467   BLUFFTON                  SC      29910   SFD        7.750      6.750      $3,223.85   360         1-Jul-30
 5732278   DENVER                    CO      80237   SFD        7.750      6.750      $1,988.76   360         1-Jul-30
 5732958   HOPKINTON                 MA      01748   SFD        7.750      6.750      $2,627.80   360         1-Sep-30
 5733080   POWDER SPRINGS            GA      30127   SFD        8.000      6.750      $2,346.73   360         1-Jun-30
 5734969   INDIALANTIC               FL      32903   SFD        7.750      6.750      $2,687.98   360         1-Jun-30
 5735002   CAPE CORAL                FL      33914   SFD        7.875      6.750      $2,001.19   360         1-Jun-30
 5735995   WEST PALM BEACH           FL      33412   SFD        7.750      6.750      $2,288.94   360         1-Jun-30
 5736225   BURLINGAME                CA      94010   LCO        7.750      6.750      $3,438.78   360         1-Jun-30
 5736877   CRESTWOOD                 KY      40014   SFD        7.750      6.750      $2,034.61   360         1-Jun-30
 5738787   AUSTIN                    TX      78726   SFD        7.750      6.750      $2,625.79   360         1-Aug-30
 5739271   POTOMAC                   MD      20854   SFD        7.750      6.750      $3,358.54   360         1-Jul-30
 5741231   NOVI                      MI      48377   SFD        7.750      6.750      $1,994.29   360         1-Jul-30
 5741631   BALTIMORE                 MD      21208   SFD        7.750      6.750      $2,636.40   360         1-Jun-30
 5742379   ROSELAND                  NJ      07068   SFD        7.750      6.750      $2,922.96   360         1-Jul-30
 5747234   CORONADO                  CA      92118   LCO        7.875      6.750      $2,755.26   360         1-Jul-30
 5748220   BROWNSBURG                IN      46112   SFD        8.250      6.750      $2,422.09   360         1-Jan-31
 5752533   OWINGS MILLS              MD      21117   SFD        8.000      6.750      $2,273.80   360         1-Sep-30
 5753592   LAFAYETTE                 CA      94549   SFD        8.000      6.750      $2,818.54   360         1-Jul-30
 5758148   NEW VERNON                NJ      07976   SFD        7.750      6.750      $2,149.24   360         1-Aug-30
 5761467   WAKE FOREST               NC      27587   SFD        7.750      6.750      $3,223.85   360         1-Aug-30
 5761860   RIVER FOREST              IL      60305   SFD        7.375      6.750      $2,762.71   360         1-Apr-31
 5762385   OWINGS MILLS              MD      21117   SFD        7.750      6.750      $2,005.95   360         1-Aug-30
 5768782   HOOVER                    AL      35244   SFD        7.750      6.750      $2,740.25   360         1-Aug-30
 5769821   MARIETTA                  GA      30067   SFD        7.875      6.750      $2,789.77   360         1-Aug-30
 5772136   COS COB                   CT      06807   LCO        7.625      6.750      $2,559.76   360         1-Aug-30
 5781855   NEWTOWN SQUARE            PA      19073   SFD        7.750      6.750      $3,038.23   360         1-Sep-30
 5788260   ENGLEWOOD CLIFFS          NJ      07632   SFD        8.000      6.750      $2,300.75   360         1-Sep-30
 5792176   REHOBOTH BEACH            DE      19971   SFD        7.500      6.750      $1,957.80   360         1-Dec-30
 5798443   CHARLOTTE                 NC      28203   SFD        7.750      6.750      $3,123.56   360         1-Mar-31
 5800217   WASHINGTON                DC      20003   SFD        7.750      6.750      $2,837.00   360         1-Mar-31
 5808557   GAITHERSBURG              MD      20878   SFD        7.375      6.750      $2,501.93   360         1-Apr-31
 5809438   DIX HILLS                 NY      11746   SFD        7.750      6.750      $2,507.45   360         1-Apr-31
 5816310   MEDFIELD                  MA      02052   SFD        7.750      6.750      $2,819.23   360         1-Jan-31
 5821076   SOUTH BURLINGTON          VT      05403   SFD        7.750      6.750      $2,865.65   360         1-Nov-30
 5822958   MENLO PARK                CA      94025   SFD        7.750      6.750      $2,465.90   360         1-Apr-31
 5827744   CHICAGO                   IL      60613   HCO        7.750      6.750      $2,487.47   360         1-Jan-31
 5828096   DIX HILLS                 NY      11746   SFD        6.875      6.608      $2,956.18   360         1-Mar-31
 5829618   NEW ROCHELLE              NY      10801   SFD        8.500      6.750      $2,906.50   360         1-Dec-30
 5833817   WELLINGTON                FL      33414   SFD        7.750      6.750      $2,407.15   360         1-Nov-30
 5834946   BOYDS                     MD      20841   SFD        7.750      6.750      $2,076.16   360         1-Mar-31
 5841038   HAMPTON BAYS              NY      11946   SFD        8.000      6.750      $2,450.77   360         1-Mar-31
 5842180   GERMANTOWN                MD      20874   SFD        7.500      6.750      $2,357.75   360         1-Mar-31
 5844700   SAN JOSE                  CA      95124   SFD        7.500      6.750      $2,104.64   360         1-Mar-31
 5845283   GLEN COVE                 NY      11542   COP        7.625      6.750      $  438.84   360         1-Jan-31
 5846595   BETHANY BEACH             DE      19930   SFD        7.750      6.750      $2,973.22   360         1-Jan-31
 5848682   COLD SPRING               MN      56320   SFD        7.875      6.750      $2,603.72   360         1-Mar-31
 5853424   BELLFLOWER                CA      90706   SFD        7.500      6.750      $2,204.99   360         1-Mar-31
 5853654   SAN JOSE                  CA      95124   SFD        7.500      6.750      $2,684.99   360         1-Mar-31
 5855088   CHATHAM                   NJ      07928   SFD        7.375      6.750      $3,038.98   360         1-Mar-31
 5861595   COLUMBIA                  MO      65201   SFD        8.125      6.750      $2,598.74   360         1-Jan-31
 5862635   WOODSIDE                  NY      11377   MF2        8.625      6.750      $1,322.25   360         1-Apr-31
 5863601   MIDDLE VILLAGE            NY      11379   SFD        7.625      6.750      $2,434.82   360         1-Apr-31
 5864812   WASHINGTON                DC      20009   SFD        8.250      6.750      $2,565.29   360         1-Mar-31
 5864939   SAN JOSE                  CA      95116   SFD        8.375      6.750      $2,432.23   360         1-Dec-30
 5865176   HIGHLAND                  MD      20777   SFD        7.750      6.750      $2,373.00   360         1-Jan-31
 5865304   MERION STATION            PA      19066   SFD        7.250      6.750      $2,177.51   360         1-Apr-31
 5865999   MINNEAPOLIS               MN      55403   SFD        8.250      6.750      $4,507.60   360         1-Feb-31
 5866189   ELLICOTT CITY             MD      21042   SFD        7.750      6.750      $2,740.35   360         1-Jan-31
 5868169   CAMDEN                    TN      38320   SFD        7.750      6.750      $2,930.13   360         1-Mar-31
 5868718   MORRISTOWN                TN      37813   SFD        7.750      6.750      $2,070.43   360         1-Feb-31
 5869502   BROOKLINE                 MA      02467   SFD        7.375      6.750      $2,628.02   360         1-Apr-31
 5869759   ALEXANDRIA                VA      22312   SFD        7.500      6.750      $2,125.06   360         1-Mar-31
 5870002   ATLANTA                   GA      30319   SFD        7.375      6.750      $2,175.63   360         1-Apr-31
 5870305   FREMONT                   CA      94536   SFD        7.375      6.750      $2,569.32   360         1-Mar-31
 5870868   NAGS HEAD                 NC      27959   SFD        7.625      6.750      $3,312.48   360         1-Mar-31
 5871325   AUSTIN                    TX      78731   SFD        7.750      6.750      $2,607.74   360         1-Jan-31
 5872843   RANCHO SANTA MARGARI      CA      92688   SFD        7.875      6.750      $2,238.44   360         1-Apr-31
 5873197   ARLINGTON                 VA      22201   SFD        7.500      6.750      $2,581.50   360         1-Mar-31
 5873214   MENLO PARK                CA      94025   SFD        7.625      6.750      $3,178.00   360         1-Apr-31
 5874351   CARY                      IL      60013   SFD        7.375      6.750      $2,272.33   360         1-Mar-31
 5874362   SARASOTA                  FL      34241   SFD        8.000      6.750      $2,494.80   360         1-Feb-31
 5874677   FALLS CHURCH              VA      22046   SFD        7.375      6.750      $2,641.15   360         1-Apr-31
 5876931   WOODSBURGH                NY      11598   SFD        8.250      6.750      $3,756.33   360         1-Feb-31
 5877294   COMMERCE TOWNSHIP         MI      48382   LCO        7.250      6.750      $3,547.32   360         1-Mar-31
 5877678   OAKLAND                   CA      94611   SFD        7.625      6.750      $2,576.37   360         1-Apr-31
 5878594   NEW YORK                  NY      10019   HCO        8.125      6.750      $4,544.08   360         1-Jan-31
 5879052   SALINE                    MI      48176   SFD        8.500      6.750      $3,075.65   360         1-Dec-30
 5880603   ASHBURN                   VA      20148   PUD        7.875      6.750      $2,667.89   360         1-Jan-31
 5881110   BROOKLYN                  NY      11235   HCO        7.750      6.750      $1,970.14   360         1-Apr-31
 5881427   FOLSOM                    CA      95630   PUD        7.750      6.750      $2,622.07   360         1-Jan-31
 5881443   TRUCKEE                   CA      96161   SFD        8.125      6.750      $3,712.49   360         1-Jan-31
 5881454   TORRANCE                  CA      90505   SFD        7.875      6.750      $2,740.76   360         1-Jan-31
 5881943   SOUTHAMPTON               NY      11968   SFD        8.000      6.750      $3,595.45   360         1-Mar-31
 5882024   SAN JOSE                  CA      95125   SFD        8.250      6.750      $2,103.55   360         1-Jan-31
 5882239   PHILADELPHIA              PA      19103   SFD        7.625      6.750      $2,505.59   360         1-Feb-31
 5882259   SAN JOSE                  CA      95127   SFD        8.125      6.750      $2,728.68   360         1-Jan-31
 5882303   PLEASANTON                CA      94588   SFD        8.000      6.750      $2,355.38   360         1-Jan-31
 5882328   DANVILLE                  CA      94506   SFD        8.250      6.750      $3,117.76   360         1-Jan-31
 5882421   PARADISE VALLEY           AZ      85253   SFD        8.000      6.750      $6,580.03   360         1-Feb-31
 5882693   LOS ANGELES               CA      90064   SFD        8.875      6.750      $5,171.70   360         1-Mar-31
 5882743   FOSTER CITY               CA      94404   SFD        8.125      6.750      $3,326.39   360         1-Jan-31
 5882797   NEW YORK                  NY      10028   LCO        7.625      6.750      $2,993.97   360         1-Mar-31
 5882804   SUNNYVALE                 CA      94087   SFD        8.000      6.750      $2,384.73   360         1-Jan-31
 5882811   CARLSBAD                  CA      92009   SFD        7.875      6.750      $2,574.00   360         1-Jan-31
 5882827   CHATSWORTH                CA      91311   SFD        7.875      6.750      $2,465.24   360         1-Jan-31
 5883123   CLARKESVILLE              GA      30563   SFD        7.750      6.750      $4,656.68   360         1-Mar-31
 5883510   ARANSAS PASS              TX      78336   SFD        7.750      6.750      $4,298.48   360         1-Mar-31
 5883644   SAN CARLOS                CA      94070   SFD        7.625      6.750      $3,715.92   360         1-Jan-31
 5883655   WILTON                    CT      06897   SFD        7.250      6.750      $2,537.70   360         1-Apr-31
 5884414   REDWOOD CITY              CA      94065   SFD        8.000      6.750      $3,458.38   360         1-Jan-31
 5884559   WOODLAND HILLS            CA      91367   SFD        7.750      6.750      $2,185.06   360         1-Mar-31
 5884590   HUNTINGTON BEACH          CA      92647   SFD        7.750      6.750      $2,315.45   360         1-Apr-31
 5884667   GAITHERSBURG              MD      20879   SFD        7.500      6.750      $2,886.36   360         1-Mar-31
 5884866   SHINGLE SPRINGS           CA      95682   SFD        7.375      6.750      $1,996.06   360         1-Apr-31
 5885096   WILTON                    CA      95693   SFD        7.625      6.750      $3,132.70   360         1-Apr-31
 5885605   HIGHLAND PARK             IL      60035   SFD        7.625      6.750      $2,927.79   360         1-Mar-31
 5885609   RANCHO BERNARDO           CA      92128   SFD        7.500      6.750      $3,496.08   360         1-Apr-31
 5885913   CEDAR HILL                TX      75104   SFD        7.750      6.750      $2,235.21   360         1-Mar-31
 5886356   OYSTER BAY                NY      11771   SFD        7.875      6.750      $3,081.54   360         1-Feb-31
 5886538   INCLINE VILLAGE           NV      89451   SFD        7.500      6.750      $2,438.17   360         1-Apr-31
 5887720   ALPINE                    CA      91901   PUD        8.000      6.750      $2,260.00   360         1-Mar-31
 5888448   NEW YORK                  NY      10017   HCO        7.375      6.750      $3,453.37   360         1-Mar-31
 5888491   MORRISTOWN                NJ      07960   SFD        7.625      6.750      $2,519.75   360         1-Apr-31
 5888515   SUPERIOR                  CO      80027   SFD        7.750      6.750      $2,271.03   360         1-Feb-31
 5889717   ALEXANDRIA                NJ      08848   SFD        7.250      6.750      $5,150.44   360         1-Mar-31
 5890168   SADDLE RIVER              NJ      07458   SFD        7.250      6.750      $2,387.62   360         1-Apr-31
 5890224   BRYN MAWR                 PA      19010   SFD        7.375      6.750      $3,108.04   360         1-Mar-31
 5890230   FAIRFAX STATION           VA      22039   SFD        7.750      6.750      $2,202.97   360         1-Mar-31
 5890300   PLEASANTON                CA      94566   SFD        8.125      6.750      $3,177.89   360         1-Jan-31
 5890649   SANTA CLARITA             CA      91321   SFD        7.875      6.750      $2,668.26   360         1-Mar-31
 5890666   NEWTOWN                   PA      18940   SFD        7.875      6.750      $3,769.79   360         1-Feb-31
 5890667   WESTON                    FL      33326   SFD        7.625      6.750      $6,370.15   360         1-Mar-31
 5890837   MERRIMAC                  MA      01860   SFD        7.750      6.750      $2,328.34   360         1-Apr-31
 5891310   WINSTON SALEM             NC      27106   SFD        7.875      6.750      $2,791.52   360         1-Mar-31
 5892007   WASHINGTON                DC      20008   SFD        7.500      6.750      $2,794.07   360         1-Apr-31
 5892645   EDINA                     MN      55424   SFD        7.625      6.750      $3,892.87   360         1-Mar-31
 5892779   TALLAHASSEE               FL      32312   SFD        7.875      6.750      $2,378.23   360         1-Mar-31
 5892785   TALLAHASSEE               FL      32312   SFD        6.750      6.483      $2,412.79   360         1-Feb-31
 5892799   OWENS CROSS ROADS         AL      35763   SFD        7.375      6.750      $2,196.35   360         1-Feb-31
 5893101   TRACY                     CA      95376   SFD        7.875      6.750      $3,558.28   360         1-Feb-31
 5893194   ALEXANDRIA                VA      22314   SFD        7.875      6.750      $3,806.62   360         1-Feb-31
 5893246   WESTPORT                  CA      95488   SFD        7.625      6.750      $2,831.18   360         1-Mar-31
 5893311   HOLLISTER                 CA      95023   SFD        7.500      6.750      $2,761.90   360         1-Feb-31
 5893378   BETHPAGE                  NY      11714   SFD        7.500      6.750      $2,018.99   360         1-Mar-31
 5893594   FENTON                    MO      63026   SFD        7.750      6.750      $3,438.78   360         1-Mar-31
 5893671   IDYLLWILD                 CA      92549   SFD        7.625      6.750      $1,088.24   360         1-Mar-31
 5893699   PORTOLA VALLEY            CA      94028   SFD        7.500      6.750      $3,614.94   360         1-Jan-31
 5894114   LADUE                     MO      63124   SFD        7.625      6.750      $4,954.56   360         1-Mar-31
 5894527   MARIETTA                  GA      30062   SFD        7.500      6.750      $2,321.40   360         1-Apr-31
 5894865   FERNDALE                  WA      98248   SFD        8.000      6.750      $2,047.20   360         1-Jan-31
 5895020   HUNTINGTON BEACH          CA      92646   SFD        7.125      6.750      $4,042.32   360         1-Apr-31
 5895075   CARLSBAD                  CA      92009   SFD        8.250      6.750      $3,044.29   360         1-Nov-30
 5895253   NAPLES                    FL      34108   HCO        7.375      6.750      $2,417.37   360         1-Apr-31
 5895505   KEY WEST                  FL      33040   PUD        7.875      6.750      $4,741.95   360         1-Mar-31
 5895546   SCARSDALE                 NY      10583   SFD        7.625      6.750      $3,185.07   360         1-Mar-31
 5895864   ORONO                     MN      55356   SFD        7.500      6.750      $4,544.90   360         1-Mar-31
 5895872   CARLSBAD                  CA      92009   SFD        7.375      6.750      $2,341.39   360         1-Mar-31
 5895921   CHICAGO                   IL      60610   HCO        7.625      6.750      $2,399.43   360         1-Apr-31
 5896060   SISTERS                   OR      97759   SFD        7.500      6.750      $2,377.33   360         1-Feb-31
 5896876   VIRGINIA BEACH            VA      23456   SFD        7.750      6.750      $2,650.73   360         1-Dec-30
 5897190   NAPLES                    FL      34108   SFD        7.750      6.750      $3,044.75   360         1-Feb-31
 5897258   MILL VALLEY               CA      94941   PUD        8.375      6.750      $3,800.37   360         1-Apr-31
 5897334   ORANGE                    CA      92867   SFD        7.875      6.750      $2,356.48   360         1-Mar-31
 5897499   CLAYTON                   CA      94517   SFD        8.250      6.750      $2,216.24   360         1-Feb-31
 5897551   PHOENIXVILLE              PA      19460   SFD        7.875      6.750      $2,733.52   360         1-Feb-31
 5897632   NORTH STONINGTON          CT      06359   SFD        7.250      6.750      $2,223.90   360         1-Mar-31
 5897665   SAN JOSE                  CA      95148   SFD        7.625      6.750      $3,008.12   360         1-Feb-31
 5897687   SEAL BEACH                CA      90740   SFD        7.750      6.750      $3,244.63   360         1-Feb-31
 5897720   DAVIS                     CA      95616   SFD        7.750      6.750      $3,289.77   360         1-Feb-31
 5897886   WILDWOOD                  MO      63005   SFD        8.250      6.750      $1,126.90   360         1-Apr-31
 5897938   ROLLING MEADOWS           IL      60008   SFD        8.125      6.750      $2,561.62   360         1-Jan-31
 5898001   DELRAY BEACH              FL      33446   SFD        7.625      6.750      $2,831.17   360         1-Feb-31
 5898046   AUSTIN                    TX      78730   SFD        8.000      6.750      $3,991.68   360         1-Jan-31
 5898225   BERKELEY                  CA      94709   SFD        7.875      6.750      $2,733.51   360         1-Feb-31
 5898288   SAN RAMON                 CA      94583   SFD        8.250      6.750      $3,418.27   360         1-Feb-31
 5898349   DANVILLE                  CA      94526   SFD        8.000      6.750      $2,304.03   360         1-Feb-31
 5898402   MEDINA                    WA      98039   SFD        7.875      6.750      $3,274.41   360         1-Feb-31
 5898424   SAN JOSE                  CA      95136   SFD        7.875      6.750      $2,900.28   360         1-Feb-31
 5898450   SAN LUIS OBISPO           CA      93401   SFD        7.625      6.750      $2,938.76   360         1-Feb-31
 5898511   NEVADA CITY               CA      95959   SFD        8.250      6.750      $2,685.78   360         1-Mar-31
 5898512   BEDFORD                   MA      01731   SFD        7.750      6.750      $3,574.90   360         1-Mar-31
 5898638   OCEANSIDE                 CA      92056   SFD        8.500      6.750      $2,383.64   360         1-Mar-31
 5898641   SAN DIEGO                 CA      92128   SFD        8.500      6.750      $2,571.25   360         1-Mar-31
 5898755   WESTON                    CT      06883   SFD        7.750      6.750      $2,213.72   360         1-Mar-31
 5898856   NEWPORT COAST             CA      92657   LCO        8.125      6.750      $3,088.79   360         1-Mar-31
 5898943   LOOMIS                    CA      95650   SFD        7.375      6.750      $2,072.03   360         1-Apr-31
 5898968   REDWOOD CITY              CA      94062   SFD        7.875      6.750      $2,784.27   360         1-Mar-31
 5899091   NEW HOPE                  PA      18938   SFD        7.875      6.750      $2,254.97   360         1-Mar-31
 5899097   BUCKINGHAM TOWNSHIP       PA      18901   SFD        8.000      6.750      $2,494.80   360         1-Feb-31
 5899150   JERICHO                   VT      05465   SFD        7.875      6.750      $2,030.19   360         1-Dec-30
 5899643   REDWOOD SHORES            CA      94065   LCO        7.625      6.750      $2,123.39   360         1-Apr-31
 5899790   ATLANTA                   GA      30308   SFD        7.375      6.750      $2,016.78   360         1-Mar-31
 5899883   FOLLY BEACH               SC      29439   SFD        7.625      6.750      $2,795.79   360         1-Mar-31
 5900918   SAN DIEGO                 CA      92115   SFD        7.250      6.750      $1,186.99   360         1-Mar-31
 5900945   ALISO VIEJO               CA      92656   SFD        7.375      6.750      $2,451.90   360         1-Feb-31
 5900989   NAPLES                    FL      34112   SFD        7.875      6.750      $2,393.82   360         1-Feb-31
 5901130   SUFFOLK                   VA      23435   SFD        8.000      6.750      $2,370.06   360         1-Feb-31
 5901160   DANVILLE                  CA      94506   SFD        8.250      6.750      $3,321.35   360         1-Feb-31
 5901224   LACKAWAXEN                PA      18435   SFD        7.625      6.750      $2,300.33   360         1-Apr-31
 5901416   HOLMDEL                   NJ      07733   SFD        7.500      6.750      $3,174.44   360         1-Apr-31
 5901515   BROOKEVILLE               MD      20833   SFD        7.625      6.750      $2,469.14   360         1-Mar-31
 5901619   FREMONT                   CA      94539   SFD        8.500      6.750      $4,805.71   360         1-Mar-31
 5901712   SAN JOSE                  CA      95124   SFD        7.500      6.750      $2,342.37   360         1-Mar-31
 5901742   MASSAPEQUA                NY      11758   SFD        7.625      6.750      $2,335.72   360         1-Apr-31
 5901887   ALPHARETTA                GA      30005   SFD        7.250      6.750      $2,442.20   360         1-Mar-31
 5901895   WESTPORT                  CT      06880   SFD        7.500      6.750      $4,544.90   360         1-Mar-31
 5901933   KENNEBUNK                 ME      04043   SFD        7.625      6.750      $2,972.74   360         1-Mar-31
 5901934   PHOENIX                   AZ      85045   SFD        7.625      6.750      $2,618.84   360         1-Mar-31
 5902052   MEDFIELD                  MA      02052   SFD        7.375      6.750      $2,811.05   360         1-Mar-31
 5902063   PAOLI                     PA      19301   SFD        7.750      6.750      $6,555.17   360         1-Apr-31
 5902147   DANVILLE                  CA      94526   SFD        8.000      6.750      $4,030.57   360         1-Feb-31
 5902229   EAST QUOGUE               NY      11959   SFD        8.250      6.750      $3,756.33   360         1-Feb-31
 5902248   TAVERNIER                 FL      33070   SFD        7.750      6.750      $2,407.15   360         1-Feb-31
 5902291   ALISO VIEJO               CA      92656   SFD        7.750      6.750      $3,438.78   360         1-Feb-31
 5902369   RANCHO SANTA MARGARITA    CA      92688   SFD        8.250      6.750      $2,853.32   360         1-Feb-31
 5902383   CARLSBAD                  CA      92009   SFD        7.500      6.750      $3,507.26   360         1-Feb-31
 5902406   MORGAN HILL               CA      95037   SFD        7.250      6.750      $4,058.95   360         1-Mar-31
 5902474   BOSTON                    MA      02116   LCO        7.625      6.750      $3,071.83   360         1-Mar-31
 5902482   HAYWARD                   CA      94541   SFD        8.500      6.750      $3,105.65   360         1-Feb-31
 5902713   SAN MATEO                 CA      94403   SFD        7.875      6.750      $2,320.23   360         1-Apr-31
 5902765   TAMPA                     FL      33626   SFD        7.625      6.750      $2,179.66   360         1-Mar-31
 5902864   LAGUNA NIGUEL             CA      92677   SFD        8.500      6.750      $2,583.55   360         1-Mar-31
 5903020   SCOTTS VALLEY             CA      95066   SFD        7.750      6.750      $3,695.98   360         1-Apr-31
 5903145   STONE RIDGE               NY      12484   SFD        8.500      6.750      $4,059.86   360         1-Dec-30
 5903171   BELVEDERE TIBURON         CA      94920   SFD        7.750      6.750      $3,596.39   360         1-Mar-31
 5903251   IRVINE                    CA      92612   PUD        7.625      6.750      $3,517.74   360         1-Mar-31
 5903302   NAPERVILLE                IL      60540   SFD        7.250      6.750      $2,339.87   360         1-Apr-31
 5903420   FOLSOM                    CA      95630   SFD        7.125      6.750      $2,661.87   360         1-Apr-31
 5903442   KENNETT SQUARE            PA      19348   SFD        7.750      6.750      $3,582.06   360         1-Mar-31
 5903471   SHELTER ISLAND            NY      11964   SFD        7.625      6.750      $2,264.94   360         1-Apr-31
 5903479   OVERLAND PARK             KS      66213   SFD        7.125      6.750      $1,179.01   360         1-Apr-31
 5903598   CORAL SPRINGS             FL      33071   SFD        7.250      6.750      $2,455.84   360         1-Apr-31
 5903735   UPLAND                    CA      91784   SFD        7.875      6.750      $2,381.85   360         1-Feb-31
 5903972   SAN CARLOS                CA      94070   SFD        7.750      6.750      $3,488.93   360         1-Feb-31
 5904024   FAIRFAX                   CA      94930   SFD        7.875      6.750      $2,766.86   360         1-Feb-31
 5904059   BONITA                    CA      91902   SFD        7.875      6.750      $2,269.47   360         1-Feb-31
 5904092   SAN JOSE                  CA      95136   LCO        7.875      6.750      $2,138.96   360         1-Mar-31
 5904114   WEDDINGTON                NC      28104   SFD        7.375      6.750      $2,486.44   360         1-Mar-31
 5904515   ESCONDIDO                 CA      92029   SFD        7.625      6.750      $3,293.68   240         1-Apr-21
 5904673   SAN DIEGO                 CA      92131   SFD        7.625      6.750      $2,654.23   360         1-Mar-31
 5904730   STOCKTON                  CA      95219   SFD        7.500      6.750      $3,181.43   360         1-Feb-31
 5904744   YORBA LINDA               CA      92887   SFD        7.625      6.750      $3,538.97   360         1-Apr-31
 5904765   ATLANTA                   GA      30327   SFD        8.250      6.750      $2,533.65   360         1-Apr-31
 5904823   WESTLAKE VILLAGE          CA      91361   SFD        7.875      6.750      $2,948.86   360         1-Feb-31
 5904856   GERMANTOWN                MD      20874   SFD        7.875      6.750      $2,613.88   360         1-Mar-31
 5904861   PASADENA                  MD      21122   SFD        7.625      6.750      $2,420.65   360         1-Mar-31
 5904963   MULINO                    OR      97042   SFD        7.875      6.750      $4,408.42   360         1-Mar-31
 5904967   SOUTHLAKE                 TX      76092   SFD        7.250      6.750      $3,240.34   360         1-Mar-31
 5905279   LADUE                     MO      63124   SFD        7.500      6.750      $2,866.78   360         1-Apr-31
 5905355   TAKOMA PARK               MD      20912   SFD        7.500      6.750      $2,237.49   360         1-Mar-31
 5905685   FARMINGTON                MN      55024   SFD        7.250      6.750      $2,526.10   360         1-Apr-31
 5905733   N.W                       DC      20016   SFD        7.875      6.750      $4,712.96   360         1-Mar-31
 5905744   FOSTER CITY               CA      94404   SFD        7.625      6.750      $3,185.08   360         1-Apr-31
 5905749   FAIR OAKS RANCH           TX      78015   SFD        7.250      6.750      $2,553.16   240         1-Apr-21
 5905956   GLENDALE                  CA      91207   SFD        8.375      6.750      $2,593.37   360         1-Mar-31
 5906101   GLENDORA                  CA      91741   SFD        7.625      6.750      $3,980.63   360         1-Feb-31
 5906115   ASHBURN                   VA      20147   SFD        7.375      6.750      $2,559.65   360         1-Apr-31
 5906135   ANDOVER                   MA      01810   SFD        7.625      6.750      $3,185.08   360         1-Mar-31
 5906153   BURLINGAME                CA      94010   SFD        7.375      6.750      $2,887.03   360         1-Mar-31
 5906156   SUNNYVALE                 CA      94087   SFD        7.875      6.750      $2,972.79   360         1-Mar-31
 5906200   ARCADIA                   CA      91006   SFD        8.500      6.750      $4,621.18   360         1-Mar-31
 5906298   TORRANCE                  CA      90505   SFD        8.125      6.750      $2,612.11   360         1-Mar-31
 5906525   RENO                      NV      89509   SFD        7.250      6.750      $3,028.87   360         1-Apr-31
 5906605   GRETNA                    LA      70056   SFD        7.000      6.733      $1,897.44   360         1-Dec-30
 5906609   MELVILLE                  NY      11747   SFD        7.625      6.750      $2,751.20   360         1-Mar-31
 5906703   TALLAHASSEE               FL      32312   SFD        7.250      6.750      $2,626.38   360         1-Mar-31
 5906800   IRVINE                    CA      92612   SFD        8.125      6.750      $2,932.87   360         1-Mar-31
 5906908   DOUGLASTON                NY      11362   SFD        7.500      6.750      $3,335.25   360         1-Apr-31
 5906981   ALCOA                     TN      37701   SFD        7.125      6.750      $2,034.63   360         1-Mar-31
 5907067   GRANVILLE                 OH      43023   SFD        7.250      6.750      $2,558.16   360         1-Feb-31
 5907076   DALY CITY                 CA      94015   SFD        7.750      6.750      $2,543.27   360         1-Apr-31
 5907082   SANTA ANA                 CA      92705   SFD        8.250      6.750      $2,772.18   360         1-Mar-31
 5907117   AURORA                    CO      80016   SFD        7.375      6.750      $3,460.28   360         1-Mar-31
 5907150   EL CAJON                  CA      92021   SFD        7.375      6.750      $2,590.04   360         1-Mar-31
 5907156   MIAMI BEACH               FL      33138   LCO        7.750      6.750      $2,865.65   360         1-Apr-31
 5907227   SAN JOSE                  CA      95123   SFD        7.750      6.750      $3,954.60   360         1-Feb-31
 5907435   MONROE                    CT      06468   SFD        7.375      6.750      $2,320.67   360         1-Mar-31
 5907490   FLUSHING                  NY      11358   SFD        7.500      6.750      $2,097.64   360         1-Mar-31
 5907540   BENICIA                   CA      94510   SFD        7.500      6.750      $2,901.75   360         1-Apr-31
 5907619   LOS ALTOS                 CA      94024   SFD        7.500      6.750      $3,146.47   360         1-Apr-31
 5907669   CHESTER                   NJ      07930   SFD        8.125      6.750      $2,376.00   360         1-Mar-31
 5907890   PLEASANTON                CA      94566   SFD        8.500      6.750      $3,306.33   360         1-Mar-31
 5907916   SAN JOSE                  CA      95128   SFD        7.875      6.750      $2,697.26   360         1-Apr-31
 5908018   NEW YORK                  NY      10023   HCO        7.750      6.750      $2,493.12   360         1-Mar-31
 5908070   SANTA CLARA               CA      95051   SFD        7.875      6.750      $2,574.00   360         1-Mar-31
 5908138   COTO DE CAZA              CA      92679   SFD        7.625      6.750      $4,211.38   360         1-Mar-31
 5908213   HOUSTON                   TX      77030   SFD        7.375      6.750      $2,652.20   360         1-Mar-31
 5908251   GLENMOORE                 PA      19343   SFD        7.625      6.750      $2,831.18   360         1-Mar-31
 5908386   WEST WHITELAND TOWNSHIP   PA      19341   SFD        7.625      6.750      $2,165.85   360         1-Mar-31
 5908412   TARRYTOWN                 NY      10591   SFD        7.875      6.750      $2,784.27   360         1-Mar-31
 5908502   NEW HYDE PARK             NY      11040   SFD        7.875      6.750      $2,238.65   360         1-Mar-31
 5908537   VIRGINIA BEACH            VA      23451   LCO        7.625      6.750      $2,298.92   360         1-Mar-31
 5908548   PORT LUDLOW               WA      98365   SFD        7.500      6.750      $2,517.18   360         1-Mar-31
 5908583   WOODACRE                  CA      94973   SFD        7.875      6.750      $2,407.23   360         1-Feb-31
 5908679   GUTTENBURG                NJ      07093   LCO        8.125      6.750      $2,719.40   360         1-Feb-31
 5908707   BELMONT                   MA      02478   SFD        7.625      6.750      $2,477.28   360         1-Mar-31
 5908710   WELLESLEY                 MA      02482   SFD        7.750      6.750      $2,865.65   360         1-Mar-31
 5908713   SAN DIEGO                 CA      92131   SFD        7.500      6.750      $2,412.29   360         1-Mar-31
 5908810   LOS ALAMITOS              CA      90720   SFD        7.875      6.750      $3,103.30   360         1-Mar-31
 5908873   CORONA DEL MAR            CA      92625   SFD        7.750      6.750      $3,725.35   360         1-Apr-31
 5908875   LAGUNA NIGUEL             CA      92677   SFD        7.625      6.750      $3,291.25   360         1-Mar-31
 5908965   MISSION VIEJO             CA      92692   SFD        7.500      6.750      $2,566.12   360         1-Mar-31
 5908984   WAKEFIELD                 MA      01880   SFD        7.250      6.750      $2,711.66   360         1-Apr-31
 5909028   OAKLAND                   CA      94704   SFD        7.875      6.750      $2,436.24   360         1-Mar-31
 5909055   HUNTINGTON BEACH          CA      92648   SFD        7.375      6.750      $2,417.37   360         1-Mar-31
 5909098   IRVINE                    CA      92614   LCO        7.500      6.750      $2,655.27   360         1-Mar-31
 5909103   SAN CLEMENTE              CA      92673   SFD        7.750      6.750      $3,044.76   360         1-Apr-31
 5909112   YORBA LINDA               CA      92887   SFD        7.875      6.750      $3,161.31   360         1-Mar-31
 5909309   GREENWICH                 CT      06807   SFD        7.750      6.750      $2,596.28   360         1-Mar-31
 5909348   REDWOOD CITY              CA      94065   LCO        7.625      6.750      $2,335.72   360         1-Feb-31
 5909391   LA MESA                   CA      91941   SFD        7.750      6.750      $2,836.99   360         1-Feb-31
 5909450   IRVINE                    CA      92612   PUD        7.625      6.750      $2,604.68   360         1-Feb-31
 5909487   COMMACK                   NY      11725   SFD        8.000      6.750      $2,201.30   360         1-Nov-30
 5909520   HOLLISTER                 CA      95023   PUD        7.375      6.750      $2,804.14   360         1-Feb-31
 5909559   SOQUEL                    CA      95073   SFD        7.625      6.750      $3,008.12   360         1-Feb-31
 5909566   OAKLAND                   CA      94611   SFD        7.625      6.750      $4,459.11   360         1-Mar-31
 5909756   GLENDALE                  CA      91207   SFD        8.250      6.750      $3,230.45   360         1-Mar-31
 5909946   HAGERSTOWN                MD      21742   SFD        7.625      6.750      $2,463.12   360         1-Mar-31
 5910091   GREENWICH                 CT      06830   SFD        7.250      6.750      $2,101.11   360         1-Apr-31
 5910274   ASHBURN                   VA      20147   SFD        7.625      6.750      $2,477.28   360         1-Mar-31
 5910321   ROLLING HILLS             CA      90274   SFD        8.375      6.750      $6,767.69   360         1-Mar-31
 5910342   ALAMO                     CA      94507   SFD        7.875      6.750      $3,081.55   360         1-Mar-31
 5910360   WESTLAKE VILLAGE          CA      91361   SFD        7.625      6.750      $2,477.28   360         1-Mar-31
 5910460   REDWOOD CITY              CA      94062   SFD        7.500      6.750      $4,195.29   360         1-Apr-31
 5910570   DANA POINT                CA      92629   LCO        8.375      6.750      $2,939.58   360         1-Mar-31
 5910669   PALM DESERT               CA      92260   SFD        7.875      6.750      $2,201.68   360         1-Mar-31
 5910783   SIMI VALLEY               CA      93065   SFD        7.625      6.750      $2,838.26   360         1-Mar-31
 5911021   HUNTINGTON BEACH          CA      92648   SFD        7.500      6.750      $2,796.86   360         1-Apr-31
 5911371   FAYETTEVILLE              NC      28304   SFD        7.500      6.750      $  804.10   360         1-Mar-31
 5911592   SAN RAMON                 CA      94583   SFD        7.750      6.750      $2,930.13   360         1-Mar-31
 5911594   BELMONT                   CA      94002   SFD        7.875      6.750      $3,436.83   360         1-Mar-31
 5911738   HAHIRA                    GA      31632   SFD        7.500      6.750      $2,271.75   360         1-Apr-31
 5911944   OAK PARK                  IL      60302   SFD        7.875      6.750      $4,712.96   360         1-Apr-31
 5912007   SAN ANSELMO               CA      94960   SFD        7.500      6.750      $3,817.72   360         1-Apr-31
 5912112   DALLAS                    TX      75230   SFD        7.500      6.750      $2,447.25   360         1-Mar-31
 5912315   SAN MARINO                CA      91108   SFD        7.875      6.750      $3,480.34   360         1-Apr-31
 5912456   NORFOLK                   MA      02056   SFD        7.375      6.750      $2,486.44   360         1-Apr-31
 5912578   THOUSAND OAKS             CA      91362   LCO        8.000      6.750      $2,924.79   360         1-Feb-31
 5912595   HARVARD                   MA      01451   SFD        7.625      6.750      $2,371.11   360         1-Feb-31
 5912618   SAN JOSE                  CA      95120   SFD        7.250      6.750      $2,865.15   360         1-Apr-31
 5912677   NEWARK                    CA      94560   PUD        7.750      6.750      $2,458.73   360         1-Feb-31
 5912750   PLEASANT HILL             CA      94523   SFD        7.625      6.750      $2,123.38   360         1-Feb-31
 5912763   MANASSAS PARK             VA      20111   SFD        7.375      6.750      $1,947.70   360         1-Mar-31
 5912775   NORWALK                   CT      06851   SFD        7.500      6.750      $2,202.53   360         1-Apr-31
 5912778   WEST WINDSOR              NJ      08550   SFD        7.625      6.750      $2,272.02   360         1-Feb-31
 5912782   CUPERTINO                 CA      95014   SFD        8.500      6.750      $3,075.66   360         1-Mar-31
 5912810   BEVERLY HILLS             CA      90212   SFD        7.875      6.750      $3,987.88   360         1-Feb-31
 5912818   ANACORTES                 WA      98221   SFD        7.625      6.750      $2,548.06   360         1-Feb-31
 5912842   MILL VALLEY               CA      94941   SFD        8.000      6.750      $3,140.52   360         1-Mar-31
 5912868   SANTA CLARA               CA      95050   SFD        7.750      6.750      $2,708.04   360         1-Apr-31
 5912900   ST PETERSBURG             FL      33712   SFD        8.250      6.750      $2,869.84   360         1-Feb-31
 5913004   AUBURN                    CA      95602   SFD        7.250      6.750      $2,660.49   360         1-Feb-31
 5913030   SAYREVILLE                NJ      08859   SFD        8.000      6.750      $2,665.22   360         1-Mar-31
 5913054   DANVILLE                  CA      94526   SFD        7.875      6.750      $4,712.96   360         1-Apr-31
 5913392   SUNNYVALE                 CA      94086   SFD        7.500      6.750      $3,184.93   360         1-Apr-31
 5913409   SAN JOSE                  CA      95129   SFD        7.500      6.750      $2,901.75   360         1-Apr-31
 5913493   NEWARK                    CA      94560   SFD        8.000      6.750      $3,301.95   360         1-Mar-31
 5913518   WEST ROXBURY              MA      02132   SFD        7.375      6.750      $2,845.59   360         1-Apr-31
 5913551   ALPHARETTA                GA      30022   SFD        7.875      6.750      $2,551.52   360         1-Mar-31
 5913560   LOS ANGELES               CA      90046   SFD        7.625      6.750      $3,124.91   360         1-Mar-31
 5913580   WASHINGTON                DC      20007   SFD        7.875      6.750      $3,146.81   360         1-Mar-31
 5913591   NEW YORK                  NY      10023   HCO        7.500      6.750      $2,097.64   360         1-Mar-31
 5913604   MUTTONTOWN                NY      11771   SFD        7.625      6.750      $3,185.07   360         1-Mar-31
 5913849   NORTH BRUNSWICK           NJ      08902   SFD        7.500      6.750      $2,779.38   360         1-Apr-31
 5913888   MINE HILL                 NJ      07803   SFD        7.750      6.750      $2,543.27   360         1-Apr-31
 5913912   SAN CLEMENTE              CA      92672   SFD        7.625      6.750      $2,406.50   360         1-Mar-31
 5913921   MADISON                   NJ      07940   SFD        7.750      6.750      $2,521.77   360         1-Mar-31
 5914047   SAN RAFAEL                CA      94903   SFD        7.750      6.750      $2,894.31   360         1-Feb-31
 5914101   STERLING                  MA      01564   SFD        7.750      6.750      $2,650.73   360         1-Feb-31
 5914102   FLOWER MOUND              TX      75022   SFD        7.750      6.750      $4,656.68   360         1-Feb-31
 5914162   GOLDEN                    CO      80401   SFD        7.625      6.750      $2,123.38   360         1-Feb-31
 5914184   WALNUT CREEK              CA      94598   SFD        7.750      6.750      $3,216.69   360         1-Jan-31
 5914187   FORESTVILLE               CA      95436   SFD        7.750      6.750      $3,725.34   360         1-Feb-31
 5914190   FREMONT                   CA      94555   SFD        7.750      6.750      $3,481.77   360         1-Apr-31
 5914203   MILL VALLEY               CA      94941   SFD        7.750      6.750      $3,080.57   360         1-Feb-31
 5914269   DAVIE                     FL      33331   SFD        7.750      6.750      $2,495.27   360         1-Feb-31
 5914312   CAMERON PARK              CA      95682   SFD        7.625      6.750      $2,541.69   360         1-Feb-31
 5914442   ALPHARETTA                GA      30022   SFD        7.375      6.750      $2,336.70   360         1-Apr-31
 5914503   BLOOMSBURY                NJ      08804   SFD        7.625      6.750      $2,927.44   360         1-Apr-31
 5914627   DULUTH                    GA      30097   SFD        7.375      6.750      $2,520.97   360         1-Apr-31
 5914762   SAN FRANCISCO             CA      94121   SFD        7.750      6.750      $2,656.46   360         1-Mar-31
 5914845   TOWN OF ORANGETOWN        NY      10960   SFD        7.875      6.750      $2,291.22   360         1-Mar-31
 5914881   SAN JOSE                  CA      95132   SFD        8.000      6.750      $2,201.30   360         1-Apr-31
 5914899   ORANGE                    CA      92869   SFD        7.875      6.750      $2,165.06   360         1-Feb-31
 5915025   SAN CLEMENTE              CA      92672   SFD        8.500      6.750      $6,491.94   360         1-Mar-31
 5915060   FREMONT                   CA      94555   SFD        7.625      6.750      $2,519.75   360         1-Apr-31
 5915111   ARCADIA                   CA      91007   SFD        7.375      6.750      $3,038.98   360         1-Apr-31
 5915322   SAN DIEGO                 CA      92109   SFD        7.500      6.750      $2,622.05   360         1-Feb-31
 5915565   AGOURA HILLS              CA      91301   SFD        7.375      6.750      $5,180.07   360         1-Apr-31
 5915568   MILL VALLEY               CA      94941   SFD        7.750      6.750      $3,546.25   360         1-Mar-31
 5915850   SUDBURY                   MA      01776   SFD        7.500      6.750      $4,894.51   360         1-Apr-31
 5915904   LENEXA                    KS      66215   PUD        7.875      6.750      $2,175.21   360         1-Mar-31
 5915941   ALISO VIEJO               CA      92656   LCO        7.750      6.750      $1,633.42   360         1-Mar-31
 5916057   WESTPORT                  CT      06880   SFD        7.625      6.750      $2,590.53   360         1-Mar-31
 5916093   SAN MATEO                 CA      94403   SFD        7.625      6.750      $2,689.62   360         1-Apr-31
 5916117   SAN JOSE                  CA      95131   SFD        8.125      6.750      $2,591.32   360         1-Mar-31
 5916319   LAKE LOTAWANA             MO      64086   SFD        7.750      6.750      $3,152.21   360         1-Apr-31
 5916338   SAN JOSE                  CA      95125   SFD        7.500      6.750      $2,307.41   360         1-Apr-31
 5916625   SOUTH EASTON              MA      02375   SFD        7.500      6.750      $2,295.88   360         1-Apr-31
 5916673   ESCONDIDO                 CA      92029   SFD        7.875      6.750      $2,900.28   360         1-Mar-31
 5916703   TIERRA VERDE              FL      33715   SFD        7.750      6.750      $2,493.12   360         1-Apr-31
 5916811   SALINAS                   CA      93907   SFD        7.500      6.750      $2,386.07   360         1-Feb-31
 5916819   MILL VALLEY               CA      94941   SFD        7.750      6.750      $3,066.24   360         1-Feb-31
 5916821   BROOMFIELD                CO      80020   SFD        7.625      6.750      $2,516.21   360         1-Feb-31
 5916834   SAN DIEGO                 CA      92106   SFD        7.875      6.750      $3,625.35   360         1-Feb-31
 5916849   SAN MATEO                 CA      94403   SFD        7.250      6.750      $2,114.75   360         1-Feb-31
 5916870   FREMONT                   CA      94538   SFD        7.875      6.750      $2,229.59   360         1-Feb-31
 5916887   SAN JOSE                  CA      95132   SFD        7.375      6.750      $2,900.84   360         1-Feb-31
 5916907   PAGOSA SPRINGS            CO      81147   SFD        7.375      6.750      $3,308.34   360         1-Apr-31
 5916966   SAN CLEMENTE              CA      92672   SFD        7.750      6.750      $2,973.11   360         1-Feb-31
 5916989   MALIBU                    CA      90265   SFD        7.500      6.750      $2,566.12   360         1-Mar-31
 5917233   WOODLAND HILLS            CA      91364   SFD        8.125      6.750      $2,613.60   360         1-Apr-31
 5917479   LOS ANGELES               CA      90049   SFD        8.500      6.750      $4,844.16   360         1-Apr-31
 5917520   CINCINNATI                OH      45242   SFD        8.125      6.750      $4,826.23   360         1-Mar-31
 5917631   SOLEBURY TOWNSHIP         PA      18901   SFD        7.000      6.733      $4,191.41   360         1-Mar-31
 5917689   SAN CARLOS                CA      94070   SFD        8.000      6.750      $4,021.03   360         1-Apr-31
 5917771   SAN MATEO                 CA      94403   SFD        7.875      6.750      $2,193.34   360         1-Mar-31
 5917781   AVENTURA                  FL      33180   HCO        7.250      6.750      $3,867.94   360         1-Apr-31
 5917789   BIXBY                     OK      74008   SFD        7.500      6.750      $2,213.01   360         1-Mar-31
 5917800   CAMBRIDGE                 MA      02140   LCO        7.625      6.750      $2,215.39   360         1-Mar-31
 5917824   SANTA CLARA               CA      95054   SFD        7.750      6.750      $2,987.44   360         1-Feb-31
 5917843   NORWELL                   MA      02061   SFD        7.750      6.750      $3,166.54   360         1-Mar-31
 5917892   FAYETTEVILLE              AR      72704   SFD        7.375      6.750      $2,623.18   360         1-Apr-31
 5917969   SOLANA BEACH              CA      92075   SFD        8.000      6.750      $2,670.91   360         1-Mar-31
 5918132   SAN CARLOS                CA      94070   SFD        7.750      6.750      $3,934.54   360         1-Apr-31
 5918337   SCOTTSDALE                AZ      85259   SFD        7.750      6.750      $2,847.74   360         1-Feb-31
 5918384   SANTA BARBARA             CA      93103   SFD        7.750      6.750      $2,847.74   360         1-Feb-31
 5918513   FREMONT                   CA      94538   SFD        8.125      6.750      $2,394.56   360         1-Mar-31
 5918533   SPRINGFIELD               NJ      07081   SFD        8.500      6.750      $2,679.66   360         1-Dec-30
 5918567   SAN JOSE                  CA      95132   SFD        7.875      6.750      $2,664.64   360         1-Dec-30
 5918579   PACIFICA                  CA      94044   SFD        7.250      6.750      $2,728.71   360         1-Apr-31
 5918600   EVERGREEN                 CO      80439   SFD        7.875      6.750      $3,184.50   360         1-Feb-31
 5918624   REDWOOD CITY              CA      94061   SFD        7.000      6.733      $2,328.56   360         1-Feb-31
 5918643   HERRIMAN                  UT      84065   SFD        8.250      6.750      $2,704.56   360         1-Jan-31
 5918648   SAMMAMISH                 WA      98074   SFD        7.750      6.750      $2,751.02   360         1-Feb-31
 5918662   LAGUNA BEACH              CA      92651   SFD        8.000      6.750      $2,714.93   360         1-Jan-31
 5918667   HALF MOON BAY             CA      94019   SFD        7.250      6.750      $2,524.06   360         1-Apr-31
 5918676   PLANO                     TX      75093   SFD        7.875      6.750      $2,900.28   360         1-Jan-31
 5918681   TERRACE PARK              OH      45174   SFD        8.125      6.750      $3,422.92   360         1-Feb-31
 5918704   DUCK                      NC      27949   SFD        8.125      6.750      $2,352.23   360         1-Jan-31
 5918716   LUDLOW                    VT      05149   LCO        7.875      6.750      $3,632.60   360         1-Mar-31
 5918737   TULSA                     OK      74105   SFD        7.875      6.750      $3,262.81   360         1-Feb-31
 5918750   NAPERVILLE                IL      60540   SFD        8.000      6.750      $2,553.50   360         1-Dec-30
 5918754   PLAINSBORO                NJ      08536   SFD        7.750      6.750      $3,582.06   360         1-Jan-31
 5918807   SCOTTSDALE                AZ      85255   SFD        8.250      6.750      $3,966.69   360         1-Jan-31
 5918832   FOUNTAIN HILLS            AZ      85268   SFD        8.000      6.750      $2,935.06   360         1-Jan-31
 5918846   WABAN                     MA      02168   SFD        8.125      6.750      $4,454.98   360         1-Dec-30
 5918862   WILMINGTON                NC      28405   SFD        7.625      6.750      $2,831.18   360         1-Jan-31
 5918904   IRVINE                    CA      92620   SFD        8.125      6.750      $2,488.85   360         1-Jan-31
 5918923   LAFAYETTE                 CA      94549   SFD        7.250      6.750      $2,274.38   360         1-Apr-31
 5918992   HUNTINGTON BEACH          CA      92648   SFD        7.750      6.750      $3,474.60   360         1-Jan-31
 5919015   LA CANADA FLINTRIDGE      CA      91011   SFD        8.000      6.750      $4,622.72   360         1-Mar-31
 5919034   BETHESDA                  MD      20817   SFD        8.000      6.750      $4,255.83   360         1-Jan-31
 5919041   BOWIE                     MD      20716   SFD        8.250      6.750      $2,133.60   360         1-Nov-30
 5919069   REDWOOD CITY              CA      94662   SFD        7.625      6.750      $4,246.77   360         1-Mar-31
 5919130   FOUNTAIN VALLEY           CA      92708   SFD        7.875      6.750      $2,639.25   360         1-Feb-31
 5919133   HOUSTON                   TX      77056   SFD        7.125      6.750      $2,296.04   360         1-Apr-31
 5919143   DOUSMAN                   WI      53118   SFD        8.875      6.750      $2,983.67   360         1-Jan-31
 5919153   SAN JOSE                  CA      95136   SFD        7.875      6.750      $2,247.72   360         1-Apr-31
 5919156   LIVERMORE                 CA      94550   SFD        7.250      6.750      $2,182.96   360         1-Feb-31
 5919182   MOORPARK                  CA      93021   SFD        7.625      6.750      $2,095.07   360         1-Jan-31
 5919187   CARMEL                    IN      46032   SFD        7.750      6.750      $2,961.65   360         1-Feb-31
 5919197   LAKE FOREST               IL      60045   SFD        8.500      6.750      $4,159.83   360         1-Apr-31
 5919216   SPRINGFIELD               VA      22153   SFD        8.000      6.750      $2,816.92   360         1-Jan-31
 5919232   LITTLETON                 CO      80121   SFD        7.500      6.750      $4,282.69   360         1-Feb-31
 5919240   WIXOM                     MI      48393   SFD        8.125      6.750      $2,153.25   360         1-Feb-31
 5919257   UNIVERSITY PARK           TX      75205   SFD        7.750      6.750      $2,543.26   360         1-Jan-31
 5919279   LITTLETON                 CO      80128   SFD        7.750      6.750      $2,865.65   360         1-Jan-31
 5919282   GREENWICH                 CT      06807   SFD        8.000      6.750      $2,729.60   360         1-Jan-31
 5919308   MCLEAN                    VA      22101   SFD        7.625      6.750      $3,185.08   360         1-Nov-30
 5919318   LONGMONT                  CO      80503   SFD        8.250      6.750      $2,398.79   360         1-Feb-31
 5919327   SAN DIEGO                 CA      92122   SFD        8.000      6.750      $2,694.02   360         1-Jan-31
 5919345   FULLERTON                 CA      92835   SFD        8.250      6.750      $2,679.02   360         1-Jan-31
 5919354   GOLETA                    CA      93117   SFD        7.250      6.750      $2,421.73   360         1-Apr-31
 5919427   LEESBURG                  VA      20176   SFD        7.500      6.750      $2,391.31   360         1-Mar-31
 5919566   STAMFORD                  CT      06903   SFD        7.500      6.750      $3,216.39   360         1-Jan-31
 5919591   AUSTIN                    TX      78734   SFD        8.125      6.750      $4,492.11   360         1-Jan-31
 5919610   WINCHESTER                MA      01890   SFD        7.625      6.750      $2,831.17   360         1-Jan-31
 5919611   BOULDER                   CO      80304   SFD        7.750      6.750      $2,571.92   360         1-Jan-31
 5919631   FRANKLIN TOWNSHIP         MN      55363   SFD        7.750      6.750      $2,159.98   360         1-Oct-30
 5919676   UNION CITY                CA      94587   SFD        8.000      6.750      $3,228.57   360         1-Dec-30
 5919679   BERKELEY                  CA      94705   SFD        7.875      6.750      $5,488.78   360         1-Jan-31
 5919686   DANVILLE                  CA      94526   SFD        7.750      6.750      $4,613.69   360         1-Jan-31
 5919688   AURORA                    CO      80016   SFD        7.500      6.750      $2,517.17   360         1-Feb-31
 5919700   DOYLESTOWN                PA      18901   SFD        8.125      6.750      $2,723.41   360         1-Jan-31
 5919706   EMERALD ISLE              NC      28594   LCO        7.750      6.750      $2,063.27   360         1-Jan-31
 5919718   NEW HOPE                  PA      18938   SFD        7.250      6.750      $3,629.18   360         1-Feb-31
 5919726   WILMINGTON                DE      19806   SFD        7.500      6.750      $2,272.45   360         1-Jan-31
 5919731   WAKEFILED                 MA      01880   SFD        7.750      6.750      $2,192.23   360         1-Dec-30
 5919736   SAN JOSE                  CA      95125   MF2        8.000      6.750      $2,869.02   360         1-Dec-30
 5919740   TEMPE                     AZ      85284   SFD        7.375      6.750      $2,524.77   360         1-Feb-31
 5919744   MESA                      AZ      85207   SFD        7.875      6.750      $2,317.32   360         1-Jan-31
 5919767   PEORIA                    AZ      85382   PUD        7.875      6.750      $2,646.87   360         1-Jan-31
 5919768   COLORADO SPRINGS          CO      80906   SFD        7.750      6.750      $2,229.12   360         1-Jan-31
 5919773   LOS ANGELES               CA      90024   SFD        8.000      6.750      $4,593.37   360         1-Jan-31
 5919784   SAN DIEGO                 CA      92122   SFD        7.750      6.750      $3,341.35   360         1-Jan-31
 5919789   PALO ALTO                 CA      94301   HCO        7.625      6.750      $2,831.18   360         1-Jan-31
 5919798   BELLE MEAD                NJ      08502   SFD        7.625      6.750      $2,618.84   360         1-Apr-31
 5919802   ANTIOCH                   CA      94509   SFD        8.125      6.750      $2,655.91   360         1-Jan-31
 5919806   THOUSAND OAKS             CA      91320   SFD        8.000      6.750      $2,483.79   360         1-Jan-31
 5919829   POWAY                     CA      92064   SFD        7.375      6.750      $5,559.94   360         1-Mar-31
 5919839   GRAYSON                   GA      30017   SFD        7.625      6.750      $2,981.94   360         1-Jan-31
 5919875   CAMPBELL                  CA      95008   SFD        7.625      6.750      $2,583.45   360         1-Nov-30
 5919883   BOCA RATON                FL      33432   HCO        8.375      6.750      $3,526.74   360         1-Dec-30
 5919915   SAN DIEGO                 CA      92130   SFD        8.625      6.750      $3,048.16   360         1-Aug-30
 5919928   SCOTTSDALE                AZ      85260   SFD        8.000      6.750      $4,255.83   360         1-Dec-30
 5919933   LAYTONNSVILLE             MD      20882   SFD        8.000      6.750      $2,494.80   360         1-Jan-31
 5919941   MARLBORO                  NJ      07746   SFD        8.750      6.750      $2,753.45   360         1-Oct-30
 5919942   HOSCHTON                  GA      30548   SFD        8.250      6.750      $2,253.80   360         1-Dec-30
 5919952   GAINESVILLE               GA      30507   SFD        8.250      6.750      $2,193.70   360         1-Jan-31
 5919957   CHEVY CHASE               MD      20815   SFD        8.125      6.750      $3,192.74   360         1-Jan-31
 5919963   HAYMARKET                 VA      20169   SFD        8.000      6.750      $3,052.46   360         1-Jan-31
 5919979   SAN DIEGO                 CA      92130   SFD        7.625      6.750      $2,123.39   360         1-Mar-31
 5919984   MIAMI                     FL      33016   SFD        8.250      6.750      $2,310.15   360         1-Feb-31
 5919986   KEY LARGO                 FL      33037   LCO        8.250      6.750      $3,005.07   360         1-Jan-31
 5919993   NORTH WEST ROCHES         MN      55901   SFD        8.125      6.750      $3,712.49   360         1-Jan-31
 5919995   DENVER                    NC      28037   SFD        8.000      6.750      $2,876.36   360         1-Dec-30
 5919998   BLOOMFIELD TOWNSHIP       MI      48301   SFD        8.625      6.750      $3,577.84   360         1-Dec-30
 5920000   APTOS                     CA      95003   SFD        8.250      6.750      $2,441.62   360         1-Dec-30
 5920172   LOS ANGELES               CA      91326   SFD        8.000      6.750      $6,512.53   360         1-Jan-31
 5920184   ALPINE                    CA      91901   SFD        8.250      6.750      $2,404.05   360         1-Jan-31
 5920185   SEATTLE                   WA      98115   SFD        8.250      6.750      $4,225.87   360         1-Jan-31
 5920188   LOS ALTOS                 CA      94022   SFD        8.500      6.750      $3,844.57   360         1-Dec-30
 5920194   SANTA CRUZ                CA      95060   SFD        8.500      6.750      $2,460.52   360         1-Jan-31
 5920197   SAN JOSE                  CA      95123   SFD        8.375      6.750      $2,736.27   360         1-Dec-30
 5920203   SUPERIOR                  CO      80027   SFD        8.375      6.750      $2,243.73   360         1-Feb-31
 5920207   RANCHO SANTA MARGARITA    CA      92688   SFD        7.875      6.750      $2,419.01   360         1-Jan-31
 5920215   SUNNYVALE                 CA      94087   SFD        8.000      6.750      $2,568.18   360         1-Jan-31
 5920220   BEVERLY HILLS             CA      90210   HCO        8.125      6.750      $3,044.24   360         1-Aug-30
 5920223   COROLLA                   NC      27927   SFD        8.250      6.750      $2,253.80   360         1-Jan-31
 5920229   MILPITAS                  CA      95035   SFD        7.750      6.750      $2,256.70   360         1-Jan-31
 5920232   SAN JOSE                  CA      95128   SFD        8.125      6.750      $2,940.29   360         1-Apr-31
 5920233   SOUTHLAKE                 TX      76092   SFD        8.750      6.750      $3,666.02   360         1-May-30
 5920243   OLYMPIA                   WA      98506   SFD        8.000      6.750      $3,058.34   360         1-Feb-31
 5920248   SAN CLEMENTE              CA      92673   SFD        8.250      6.750      $3,365.68   360         1-Dec-30
 5920250   CHELMSFORD                MA      01824   SFD        7.875      6.750      $2,356.48   360         1-Sep-30
 5920260   CASTLE ROCK               CO      80104   SFD        7.875      6.750      $4,992.11   360         1-Jan-31
 5920272   MAGNOLIA                  TX      77354   PUD        7.625      6.750      $3,114.29   360         1-Feb-31
 5920280   SEABROOK                  TX      77586   SFD        7.625      6.750      $3,878.71   360         1-Jan-31
 5920428   LIVINGSTON TWP            NJ      07039   SFD        7.625      6.750      $2,194.17   360         1-Mar-31
 5920500   SAN RAMON                 CA      94583   SFD        7.250      6.750      $2,182.97   360         1-Apr-31
 5920589   NEW YORK                  NY      10021   HCO        7.875      6.750      $3,982.44   360         1-Mar-31
 5920596   ATLANTA                   GA      30309   SFD        7.750      6.750      $5,014.89   360         1-Jan-31
 5920619   STAMFORD                  CT      06902   SFD        7.375      6.750      $3,121.86   360         1-Apr-31
 5920626   MCDONOUGH                 GA      30252   SFD        7.625      6.750      $2,802.86   360         1-Feb-31
 5920665   BEND                      OR      97701   SFD        7.500      6.750      $3,321.27   360         1-Feb-31
 5920677   DENVER                    CO      80218   SFD        8.125      6.750      $2,257.19   360         1-Jan-31
 5920684   VIENNA                    VA      22181   SFD        8.500      6.750      $4,459.70   360         1-Jan-31
 5920689   ALLEN                     TX      75013   SFD        7.500      6.750      $2,482.21   360         1-Mar-31
 5920693   PORTLAND                  OR      97212   SFD        7.500      6.750      $3,384.20   360         1-Feb-31
 5920707   BERKELEY                  CA      94705   SFD        7.750      6.750      $4,298.48   360         1-Apr-31
 5920750   GAINESVILLE               VA      20155   SFD        7.375      6.750      $2,212.92   360         1-Apr-31
 5921018   NORTHVILLE                MI      48167   SFD        8.500      6.750      $3,075.66   360         1-Sep-30
 5921039   COROLLA                   NC      27927   SFD        8.500      6.750      $3,460.12   360         1-Oct-30
 5921041   SAN DIEGO                 CA      92131   SFD        8.000      6.750      $2,509.47   360         1-Dec-30
 5921050   BELLAIRE                  TX      77401   SFD        7.750      6.750      $2,593.42   360         1-Dec-30
 5921113   WILLOW SPRINGS            IL      60480   SFD        7.875      6.750      $3,785.59   360         1-Jan-31
 5921169   FRANKLIN LAKES            NJ      07417   SFD        7.750      6.750      $4,642.35   360         1-Nov-30
 5921234   ALAMEDA                   CA      94501   SFD        7.875      6.750      $2,175.21   360         1-Dec-30
 5921235   ENCINTAS                  CA      92024   SFD        7.875      6.750      $2,537.74   360         1-Jan-31
 5921271   MILTON                    MA      02186   SFD        8.000      6.750      $4,769.47   360         1-Jan-31
 5921276   HOUSTON                   TX      77005   SFD        7.875      6.750      $2,065.00   360         1-Dec-30
 5921287   OAKLAND TWP               MI      48363   SFD        8.250      6.750      $4,131.97   360         1-Dec-30
 5921288   BROOKLYN                  NY      11231   SFD        7.750      6.750      $2,937.30   360         1-Apr-31
 5921305   PALISADES PARK            NJ      07650   LCO        7.250      6.750      $2,133.85   360         1-Feb-31
 5921367   FREMONT                   CA      94555   SFD        7.125      6.750      $2,758.88   360         1-Apr-31
 5921373   SPRING CITY               PA      19475   PUD        7.875      6.750      $2,447.11   360         1-Mar-31
 5921383   MIAMI                     FL      33156   SFD        7.750      6.750      $2,435.80   360         1-Feb-31
 5921396   MIAMI                     FL      33156   SFD        7.500      6.750      $3,041.58   360         1-Jan-31
 5921407   MAUMELLE                  AR      72113   SFD        7.375      6.750      $2,403.55   360         1-Mar-31
 5921418   SARASOTA                  FL      34242   SFD        8.125      6.750      $2,999.69   360         1-Feb-31
 5921422   MISSION VIEJO             CA      92692   SFD        8.500      6.750      $3,537.01   360         1-Apr-31
 5921453   DALLAS                    TX      75230   PUD        7.750      6.750      $3,582.06   360         1-Feb-31
 5921471   ARLINGTON                 TX      76001   SFD        8.000      6.750      $4,402.59   360         1-Jan-31
 5921500   WAYNE                     PA      19087   SFD        7.875      6.750      $2,615.33   360         1-Apr-31
 5921502   UNIVERISITY PARK          TX      75205   SFD        7.750      6.750      $2,859.92   360         1-Jan-31
 5921526   ALAMO HEIGHTS             TX      78209   SFD        7.875      6.750      $3,203.16   360         1-Jan-31
 5921540   SAN ANTONIO               TX      78216   SFD        8.125      6.750      $3,032.27   360         1-Jan-31
 5921550   ATLANTA                   GA      30324   SFD        7.375      6.750      $3,088.70   360         1-Feb-31
 5921575   HOUSTON                   TX      77005   SFD        7.750      6.750      $3,382.04   360         1-Jan-31
 5921591   WINTER SPRINGS            FL      32708   SFD        8.500      6.750      $2,691.20   360         1-Oct-30
 5921651   SAN JOSE                  CA      95129   SFD        8.000      6.750      $5,804.08   360         1-Apr-31
 5921652   VALE                      NC      28168   SFD        8.125      6.750      $2,433.54   360         1-Jan-31
 5921665   DULUTH                    GA      30097   PUD        7.875      6.750      $2,842.28   360         1-Feb-31
 5921677   DULUTH                    GA      30097   SFD        8.125      6.750      $2,080.85   360         1-Jan-31
 5921691   CENTRAL                   SC      29630   SFD        8.500      6.750      $  607.45   360         1-Feb-31
 5921696   OCEAN RIDGE               FL      33435   PUD        7.750      6.750      $3,581.35   360         1-Feb-31
 5921729   NORTH WILKESBORO          NC      28659   SFD        7.625      6.750      $3,538.97   360         1-Jan-31
 5921732   MIAMI BEACH               FL      33140   SFD        8.250      6.750      $3,033.24   360         1-Jan-31
 5921740   KEY COLONY BEACH          FL      33051   SFD        8.000      6.750      $3,375.32   360         1-Feb-31
 5921746   HALF MOON BAY             CA      94019   SFD        8.250      6.750      $5,444.43   360         1-Mar-31
 5921753   CORAL GABLES              FL      33134   SFD        8.250      6.750      $2,394.66   360         1-Jan-31
 5921756   HUNTINGTON BEACH          CA      92649   SFD        8.125      6.750      $2,625.85   360         1-Jan-31
 5921757   MIAMI                     FL      33186   SFD        8.250      6.750      $2,343.96   360         1-Nov-30
 5921773   LADERA RANCH AREA         CA      92694   SFD        8.125      6.750      $2,224.89   360         1-Jan-31
 5921775   TAMPA                     FL      33613   SFD        8.000      6.750      $3,329.46   360         1-Jan-31
 5921786   SAN MARCOS                CA      92069   PUD        8.125      6.750      $2,972.22   360         1-Jan-31
 5921793   SAN JOSE                  CA      95124   LCO        8.500      6.750      $2,306.75   360         1-Dec-30
 5921800   CORONADO                  CA      92118   LCO        7.875      6.750      $2,428.99   360         1-Feb-31
 5921821   ORANGE                    CA      92869   SFD        7.875      6.750      $3,010.49   360         1-Jan-31
 5921833   FALLBROOK AREA            CA      92028   SFD        7.875      6.750      $2,059.20   360         1-Jan-31
 5921836   MAGNOLIA                  TX      77354   SFD        7.875      6.750      $2,302.10   360         1-Jan-31
 5921859   NAPLES                    FL      34108   SFD        7.875      6.750      $3,625.35   360         1-Jan-31
 5921865   WESTON                    FL      33326   PUD        8.125      6.750      $2,071.57   360         1-Feb-31
 5921869   WESTON                    FL      33327   SFD        7.500      6.750      $3,845.68   360         1-Feb-31
 5921872   LIVERMORE                 CA      94550   SFD        8.000      6.750      $2,898.37   360         1-Feb-31
 5921883   MIAMI BEACH               FL      33139   HCO        8.125      6.750      $4,826.23   360         1-Dec-30
 5921891   MACON                     NC      28741   SFD        8.000      6.750      $2,201.30   360         1-Jan-31
 5921899   WAXHAW                    NC      28173   PUD        8.125      6.750      $3,712.49   360         1-Jan-31
 5921907   JASPER                    GA      30143   SFD        8.750      6.750      $3,072.07   360         1-Feb-31
 5921912   ROSWELL                   GA      30076   PUD        8.000      6.750      $5,048.31   360         1-Nov-30
 5921920   CORRALES                  NM      87048   SFD        7.375      6.750      $4,144.05   360         1-Feb-31
 5921940   SUNNYVALE                 CA      94086   SFD        8.250      6.750      $2,614.41   360         1-Jan-31
 5921941   CHESTERFIELD              MI      48045   SFD        8.250      6.750      $2,944.97   360         1-Jan-31
 5921948   CHICAGO                   IL      60622   SFD        7.875      6.750      $4,567.94   360         1-Feb-31
 5921961   MONTEREY                  CA      93940   SFD        8.125      6.750      $3,623.39   360         1-Jan-31
 5921975   BETHESDA                  MD      20817   SFD        7.750      6.750      $2,442.97   360         1-Jan-31
 5921991   CHICAGO                   IL      60614   LCO        8.375      6.750      $2,553.85   360         1-Apr-31
 5921992   GAITHERSBURG              MD      20878   PUD        8.000      6.750      $2,301.45   360         1-Jan-31
 5921997   WASHINGTON                DC      20016   SFD        8.250      6.750      $2,938.96   360         1-Jan-31
 5922002   SOUTHLAKE                 TX      76092   SFD        7.500      6.750      $2,280.14   360         1-Apr-31
 5922008   UKIAH                     CA      95482   SFD        8.375      6.750      $1,432.74   360         1-Dec-30
 5922009   VIRGINIA BEACH            VA      23456   SFD        7.750      6.750      $2,745.29   360         1-Feb-31
 5922013   OVERLAND PARK             KS      66221   SFD        7.875      6.750      $3,451.34   360         1-Feb-31
 5922022   OKLAHOMA CITY             OK      73118   SFD        7.875      6.750      $2,283.97   360         1-Jan-31
 5922032   KELLER                    TX      76248   SFD        8.375      6.750      $2,754.51   360         1-Jan-31
 5922044   CHICAGO                   IL      60601   HCO        8.375      6.750      $2,377.51   360         1-Jan-31
 5922058   GROSSE POINTE FARMS       MI      48236   SFD        7.875      6.750      $5,084.55   360         1-Jan-31
 5922062   ELDORADO HILLS            CA      95762   SFD        7.750      6.750      $2,292.52   360         1-Feb-31
 5922065   GROSSE POINTE WOODS       MI      48236   SFD        7.875      6.750      $2,844.08   360         1-Jan-31
 5922069   BLYTHEWOOD                SC      29016   SFD        8.250      6.750      $2,422.84   360         1-Dec-30
 5922076   BLOOMFIELD TWP            MI      48302   SFD        8.000      6.750      $2,788.31   360         1-Feb-31
 5922079   SANTA CLARA               CA      95051   SFD        8.250      6.750      $3,455.83   360         1-Jan-31
 5922087   SAN MARCOS                CA      92069   PUD        7.750      6.750      $2,492.40   360         1-Jan-31
 5922092   ATASCADERO                CA      93422   SFD        8.250      6.750      $3,910.35   360         1-Feb-31
 5922094   WESTLAKE VILLAGE          CA      91361   PUD        8.375      6.750      $3,800.37   360         1-Jan-31
 5922095   VISTA                     CA      92084   SFD        7.750      6.750      $3,402.60   360         1-Feb-31
 5922231   JAMUL                     CA      91935   SFD        8.250      6.750      $3,134.29   360         1-Apr-31
 5922290   NEWARK                    CA      94560   SFD        7.250      6.750      $3,849.53   360         1-Mar-31
 5922462   SAN BRUNO                 CA      94066   SFD        7.750      6.750      $2,091.92   360         1-Feb-31
 5922527   CORAL GABLES              FL      33133   SFD        7.375      6.750      $2,237.79   360         1-Feb-31
 5922531   SAN CLEMENTE              CA      92672   SFD        8.250      6.750      $3,042.63   360         1-Nov-30
 5922569   EVANSTON                  IL      60201   SFD        8.000      6.750      $2,182.95   360         1-Nov-30
 5922582   SAN DIEGO                 CA      92107   SFD        8.375      6.750      $2,686.86   360         1-Sep-30
 5922593   SAN DIEGO                 CA      92124   SFD        7.875      6.750      $2,372.43   360         1-Jan-31
 5922599   SOMERS                    CT      06071   SFD        8.125      6.750      $1,039.50   360         1-Mar-31
 5922612   SILVER SPRING             MD      20905   SFD        8.000      6.750      $2,348.05   360         1-Dec-30
 5922629   AMESBURY                  MA      01913   SFD        8.750      6.750      $3,888.33   240         1-Oct-20
 5922641   ESSEX                     CT      06426   SFD        8.125      6.750      $4,573.78   360         1-Feb-31
 5922647   NEWTON                    MA      02459   SFD        7.875      6.750      $3,886.37   360         1-Dec-30
 5922666   MILPITAS                  CA      95035   LCO        8.250      6.750      $2,990.05   360         1-Apr-31
 5922678   ROLLING HILLS ESTATES     CA      90274   SFD        8.250      6.750      $3,066.67   360         1-Aug-30
 5922696   MILL VALLEY               CA      94941   SFD        7.375      6.750      $3,030.34   360         1-Apr-31
 5922713   CARY                      NC      27513   SFD        7.500      6.750      $2,237.49   360         1-Jan-31
 5922743   LIVERMORE                 CA      94550   SFD        8.500      6.750      $2,806.53   360         1-Dec-30
 5922800   ASHLAND                   MA      01721   SFD        7.500      6.750      $2,735.68   360         1-Jan-31
 5922830   PACIFIC PALISADES         CA      90292   LCO        7.750      6.750      $3,324.16   360         1-Feb-31
 5922840   WESTBOROUGH               MA      01581   SFD        7.500      6.750      $2,424.18   360         1-Apr-31
 5922842   REDWOOD CITY              CA      94065   SFD        8.125      6.750      $3,489.74   360         1-Apr-31
 5922852   CAMARILLO                 CA      93010   SFD        8.250      6.750      $2,096.03   360         1-Jan-31
 5922879   DALLAS                    TX      75214   SFD        7.500      6.750      $4,195.29   360         1-Mar-31
 5922900   WESTPORT                  CT      06880   SFD        9.000      6.750      $2,856.41   360         1-Nov-30
 5922908   APTOS                     CA      95003   PUD        8.000      6.750      $2,348.05   360         1-Dec-30
 5922911   NAPLES                    FL      34103   SFD        7.875      6.750      $7,250.70   360         1-Mar-31
 5922915   BROOKLINE                 MA      02446   SFD        8.125      6.750      $3,872.86   360         1-Dec-30
 5922949   TEWKSBURY                 NJ      08833   SFD        8.500      6.750      $3,506.25   360         1-Sep-30
 5922960   MONROVIA                  CA      91016   SFD        8.000      6.750      $2,370.06   360         1-Apr-31
 5922973   AGOURA                    CA      91301   SFD        7.000      6.733      $2,095.70   360         1-Apr-29
 5923037   FT LAUDERDALE             FL      33301   SFD        7.750      6.750      $2,435.80   360         1-Feb-31
 5923050   AUBURN                    WA      98092   SFD        7.875      6.750      $2,900.28   360         1-Feb-31
 5923077   SCOTTSDALE                AZ      85259   SFD        7.500      6.750      $4,139.35   360         1-Feb-31
 5923093   LADERA RANCH              CA      92694   SFD        8.250      6.750      $2,193.33   360         1-Jan-31
 5923114   REDWOOD CITY              CA      94065   LCO        8.250      6.750      $2,253.80   360         1-Jan-31
 5923140   DUCK                      NC      27949   SFD        8.250      6.750      $3,005.07   360         1-Jan-31
 5923163   SAN CARLOS                CA      94070   SFD        7.500      6.750      $2,936.71   360         1-Apr-31
 5923176   AUBURN                    CA      95603   SFD        8.375      6.750      $2,292.38   360         1-Jan-31
 5923200   ROCKLIN                   CA      95675   SFD        8.625      6.750      $2,744.96   360         1-Jan-31
 5923204   EDGEWATER                 MD      21037   SFD        7.625      6.750      $2,255.74   360         1-Mar-31
 5923217   ROCHESTER HILLS           MI      48306   SFD        7.500      6.750      $2,517.18   360         1-Jan-31
 5923253   PARK CITY                 UT      84098   SFD        8.000      6.750      $3,338.63   360         1-Feb-31
 5923256   ONA                       WV      25545   SFD        8.375      6.750      $2,219.42   360         1-Jan-31
 5923285   CAMPBELL                  CA      95008   SFD        7.875      6.750      $2,537.74   360         1-Feb-31
 5923293   MOUNT SINAI               NY      11766   SFD        7.500      6.750      $3,080.74   360         1-Mar-31
 5923295   WEST BOYLSTON             MA      01583   SFD        7.250      6.750      $2,117.48   360         1-Feb-31
 5923299   REDDING                   CA      96001   SFD        8.375      6.750      $3,040.29   360         1-Aug-30
 5923300   MILPITAS                  CA      95035   SFD        8.125      6.750      $2,316.59   360         1-Feb-31
 5923323   SAN DIEGO                 CA      92037   SFD        8.125      6.750      $3,838.71   360         1-Feb-31
 5923331   SAN JOSE                  CA      95120   SFD        7.875      6.750      $2,610.25   360         1-Apr-31
 5923336   LAGUNA NIGUEL             CA      92677   PUD        7.875      6.750      $3,806.61   360         1-Feb-31
 5923341   REDWOOD CITY              CA      94061   SFD        7.250      6.750      $3,294.91   360         1-Mar-31
 5923374   FREMONT                   CA      94539   SFD        8.250      6.750      $4,732.98   360         1-Mar-31
 5923517   CUMMING                   GA      30040   SFD        7.625      6.750      $2,123.39   360         1-Mar-31
 5923664   PROSPECT                  KY      40059   SFD        7.625      6.750      $2,458.58   360         1-Feb-31
 5923773   SANTA BARBARA             CA      93103   SFD        7.750      6.750      $2,794.01   360         1-Mar-31
 5923794   DALY CITY                 CA      94015   SFD        7.625      6.750      $2,399.43   360         1-Apr-31
 5923795   COROLLA                   NC      27927   SFD        8.125      6.750      $2,197.79   360         1-Feb-31
 5923813   WESTON                    FL      33327   SFD        7.875      6.750      $4,234.41   360         1-Mar-31
 5923817   SEATTLE                   WA      98105   SFD        7.375      6.750      $2,972.67   360         1-Jan-31
 5923830   CHAPEL HILL               NC      27516   SFD        7.750      6.750      $2,349.83   360         1-Jan-31
 5923870   COLORADO SPRINGS          CO      80906   SFD        7.375      6.750      $2,281.99   360         1-Feb-31
 5923877   HAYWARD                   CA      94541   SFD        7.625      6.750      $2,123.38   360         1-Feb-31
 5923878   BELLEVUE                  WA      98006   SFD        7.750      6.750      $2,312.58   360         1-Feb-31
 5923906   MAIDEN                    NC      28650   SFD        8.000      6.750      $2,195.80   360         1-Feb-31
 5923921   PAYSON                    AZ      85541   SFD        8.250      6.750      $2,253.80   360         1-Feb-31
 5923928   COS COB                   CT      06807   SFD        7.625      6.750      $2,831.17   360         1-Jan-31
 5924008   HAYWARD                   CA      94544   SFD        7.500      6.750      $2,082.97   360         1-Apr-31
 5924088   MERION STATION            PA      19066   SFD        7.625      6.750      $3,397.41   360         1-Apr-31
 5924127   BROOKLYN                  NY      11234   SFD        7.500      6.750      $3,356.23   360         1-Jan-31
 5924167   SAN CLEMENTE              CA      92673   SFD        7.250      6.750      $2,217.08   360         1-Apr-31
 5924182   EASTON                    CT      06612   SFD        7.750      6.750      $3,582.07   360         1-Jan-31
 5924208   SEATTLE                   WA      98144   SFD        7.625      6.750      $3,156.76   360         1-Feb-31
 5924235   WESTERN SPRINGS           IL      60558   SFD        8.500      6.750      $3,721.54   360         1-Jan-31
 5924254   GILROY                    CA      95020   SFD        7.875      6.750      $2,733.51   360         1-Jan-31
 5924274   SAN JOSE                  CA      95132   SFD        8.375      6.750      $2,249.82   360         1-Jan-31
 5924291   FISHERS                   IN      46038   SFD        7.875      6.750      $2,795.87   360         1-Jan-31
 5924314   WINCHESTER                MA      01890   SFD        8.375      6.750      $4,758.06   360         1-Oct-30
 5924328   NORTH BEND                WA      98045   SFD        7.875      6.750      $2,900.28   360         1-Feb-31
 5924355   CHICAGO                   IL      60622   LCO        8.875      6.750      $2,285.09   360         1-Dec-30
 5924364   DANVILLE                  CA      94526   SFD        8.250      6.750      $4,695.42   360         1-Jan-31
 5924375   INVER GROVE HEIGHTS       MN      55077   SFD        8.000      6.750      $2,935.06   360         1-Dec-30
 5924398   ALEXANDRIA                VA      22315   PUD        7.625      6.750      $2,257.87   360         1-Apr-31
 5924404   SAN JOSE                  CA      95133   SFD        8.000      6.750      $3,595.45   360         1-Feb-31
 5924428   BOXFORD                   MA      01921   SFD        8.250      6.750      $2,494.21   360         1-Jan-31
 5924432   BARRINGTON                IL      60010   SFD        8.375      6.750      $2,660.26   360         1-Feb-31
 5924441   MONTICELLO                MN      55362   SFD        8.375      6.750      $4,940.47   360         1-Dec-30
 5924458   LAS VEGAS                 NV      89134   SFD        8.000      6.750      $3,610.12   360         1-Nov-30
 5924475   SAN DIEGO                 CA      92107   SFD        8.000      6.750      $3,301.95   360         1-Apr-31
 5924505   LA CANADA FLINTRIDGE      CA      91011   SFD        7.375      6.750      $2,590.03   360         1-Apr-31
 5924545   RALEIGH                   NC      27612   PUD        8.750      6.750      $4,695.03   360         1-Jul-30
 5924559   SPRING                    TX      77379   SFD        7.375      6.750      $2,566.55   360         1-Dec-30
 5924560   HYDE PARK                 MA      02136   SFD        8.875      6.750      $2,262.81   360         1-Jan-31
 5924575   BELLEVUE                  WA      98006   SFD        7.875      6.750      $3,509.34   360         1-Feb-31
 5924591   PARKLAND                  FL      33067   SFD        7.625      6.750      $3,094.47   360         1-Feb-31
 5924600   GROSSE PTE PARK           MI      48230   SFD        8.125      6.750      $4,757.93   360         1-Sep-30
 5924604   RANCHO SANTA MARGARITA    CA      92688   SFD        7.625      6.750      $3,270.01   360         1-Mar-31
 5924605   BIG PINE KEY              FL      33043   SFD        7.875      6.750      $2,697.26   360         1-Feb-31
 5924607   BASKING RIDGE             NJ      07920   SFD        8.000      6.750      $2,348.05   360         1-Mar-31
 5924620   SAN JOSE                  CA      95124   SFD        7.375      6.750      $3,232.36   360         1-Feb-31
 5924628   GRANITE BAY               CA      95746   SFD        7.875      6.750      $3,335.32   360         1-Feb-31
 5924629   RANDOLPH TOWNSHIP         NJ      07869   SFD        8.000      6.750      $2,091.23   360         1-Mar-31
 5924649   FREMONT                   CA      94555   SFD        7.250      6.750      $2,394.44   360         1-Mar-31
 5924654   MENLO PARK                CA      94025   SFD        7.625      6.750      $3,468.19   360         1-Mar-31
 5924658   SAN DIEGO                 CA      92127   SFD        7.750      6.750      $2,177.90   360         1-Feb-31
 5924674   GRANITE BAY               CA      95746   SFD        7.375      6.750      $2,545.14   360         1-Feb-31
 5924687   DALY CITY                 CA      94015   SFD        7.750      6.750      $3,116.39   360         1-Feb-31
 5924884   NEWNAN                    GA      30265   SFD        8.000      6.750      $2,201.30   360         1-Apr-31
 5924994   OSSINING                  NY      10562   SFD        7.250      6.750      $2,899.25   360         1-Mar-31
 5924999   BELLEVUE                  WA      98004   SFD        7.375      6.750      $4,144.05   360         1-Mar-31
 5925032   DALLAS                    TX      75209   SFD        7.250      6.750      $1,961.94   360         1-Feb-31
 5925056   SAN JOSE                  CA      95119   SFD        8.000      6.750      $2,663.57   360         1-Mar-31
 5925077   SANTA YNEZ                CA      93460   SFD        7.875      6.750      $2,526.87   360         1-Mar-31
 5925083   BERKELEY                  CA      94708   SFD        7.625      6.750      $3,284.16   360         1-Mar-31
 5925146   UNIVERSITY PARK           TX      75205   SFD        7.500      6.750      $2,304.62   360         1-Feb-31
 5925166   ATLANTA                   GA      30328   SFD        7.875      6.750      $4,712.95   360         1-Mar-31
 5925340   SAINT DAVIDS              PA      19087   SFD        7.875      6.750      $4,712.95   360         1-Apr-31
 5925448   BREA                      CA      92821   SFD        7.750      6.750      $2,005.95   360         1-Dec-30
 5925449   PALM BEACH                FL      33480   SFD        7.625      6.750      $4,211.38   360         1-Mar-31
 5925483   NAPLES                    FL      34109   SFD        7.625      6.750      $1,939.35   360         1-Apr-31
 5925626   RANCHO PALOS VERDES       CA      90275   SFD        7.375      6.750      $3,218.55   360         1-Apr-31
 5925690   ARCADIA                   CA      91007   SFD        7.750      6.750      $2,362.73   360         1-Feb-31
 5926189   MANALAPAN                 NJ      07726   SFD        7.625      6.750      $2,831.18   360         1-Mar-31
 5926196   BELLEVUE                  WA      98004   SFD        7.875      6.750      $2,525.78   360         1-Mar-31
 5926271   WAYNE                     PA      19087   SFD        7.750      6.750      $3,811.31   360         1-Mar-31
 5926438   PORTLAND                  OR      97202   SFD        7.875      6.750      $2,486.99   360         1-Mar-31
 5926467   SANTA CLARA               CA      95051   SFD        8.000      6.750      $3,228.57   360         1-Apr-31
 5926635   AUSTIN                    TX      78733   SFD        7.125      6.750      $3,368.59   360         1-Mar-31
 5926672   KEY COLONY BEACH          FL      33051   SFD        7.625      6.750      $3,029.36   360         1-Apr-31
 5926808   SANTA YNEZ                CA      93460   SFD        7.375      6.750      $2,417.37   360         1-Apr-31
 5926923   CLIFFSIDE PARK            NJ      07010   HCO        7.625      6.750      $2,309.18   360         1-Apr-31
 5927103   TORRANCE                  CA      90503   SFD        7.625      6.750      $2,119.85   360         1-Mar-31
 5927640   ORINDA                    CA      94563   SFD        8.000      6.750      $2,421.42   360         1-Mar-31
 5927665   BERKELEY                  CA      94708   SFD        7.875      6.750      $3,806.61   360         1-Mar-31
 5927719   EL DORADO HILLS           CA      95762   SFD        7.875      6.750      $2,523.24   360         1-Jan-31
 5927739   SAN RAMON                 CA      94583   SFD        7.750      6.750      $2,127.74   360         1-Mar-31
 5927953   SUNNYVALE                 CA      94085   LCO        7.875      6.750      $2,610.25   360         1-Apr-31
 5928268   HALF MOON BAY             CA      94019   SFD        7.250      6.750      $5,883.78   360         1-Apr-31
 5928287   FAIRFAX                   CA      94930   SFD        7.875      6.750      $2,472.49   360         1-Apr-31
 5928304   REDWOOD CITY              CA      94062   SFD        7.375      6.750      $2,493.34   360         1-Apr-31
 5928310   ANNANDALE                 VA      22003   SFD        7.875      6.750      $2,175.21   360         1-Apr-31
 5928676   MAHTOMEDI                 MN      55115   SFD        7.375      6.750      $3,315.25   360         1-Apr-31
 5928904   LAFAYETTE                 CA      94549   SFD        8.250      6.750      $2,267.33   360         1-Mar-31
 5928984   SAMMAMISH                 WA      98075   SFD        8.250      6.750      $3,376.94   360         1-Mar-31
 5929009   SUDBURY                   MA      01776   SFD        7.250      6.750      $2,237.54   360         1-Mar-31
 5929024   CORAL SPRINGS             FL      33071   SFD        7.500      6.750      $2,447.25   360         1-Apr-31
 5929076   BRISTOW                   VA      20136   SFD        7.500      6.750      $2,231.54   360         1-Mar-31
 5929111   RANCHO SANT MARGARTIA     CA      92679   SFD        7.250      6.750      $2,414.90   360         1-Mar-31
 5929220   SAN FRANCISCO             CA      94132   SFD        7.750      6.750      $3,700.99   360         1-Mar-31
 5929259   WASHOUGAL                 WA      98671   SFD        8.000      6.750      $4,320.04   360         1-Aug-30
 5929291   SUNNYVALE                 CA      94086   SFD        8.125      6.750      $2,502.22   360         1-Apr-31
 5929333   LEAWOOD                   KS      66211   SFD        7.500      6.750      $3,489.08   360         1-Apr-31
 5929369   EAST HILLS                NY      11576   SFD        7.375      6.750      $4,834.73   360         1-Mar-31
 5929628   HUNTINGTON BEACH          CA      92648   SFD        7.375      6.750      $2,762.71   360         1-Apr-31
 5929959   FRIPP ISLAND              SC      29920   SFD        7.250      6.750      $3,751.97   360         1-Apr-31
 5930094   FREEHOLD                  NJ      07728   SFD        8.375      6.750      $2,274.52   360         1-Apr-31
 5930252   SAN DIEGO                 CA      92130   SFD        8.000      6.750      $3,055.03   360         1-Apr-31
 5930398   REDDING                   CT      06896   SFD        7.750      6.750      $2,686.55   360         1-Apr-31
 5930451   CAMINO                    CA      95709   SFD        7.500      6.750      $2,527.66   360         1-Mar-31
 5930480   FOREST HILLS              NY      11375   SFD        7.875      6.750      $2,726.26   360         1-Mar-31
 5930481   HOLLISTER                 CA      95023   SFD        7.625      6.750      $2,123.38   360         1-Mar-31
 5930492   ROSLYN                    NY      11576   SFD        7.250      6.750      $2,899.25   360         1-Mar-31
 5930769   PLEASENTON                CA      94588   SFD        7.625      6.750      $3,928.26   360         1-Mar-31
 5930782   APTOS                     CA      95003   SFD        7.875      6.750      $2,374.60   360         1-Mar-31
 5930808   REDONDO BEACH             CA      90278   LCO        7.375      6.750      $2,755.80   360         1-Apr-31
 5930810   GLENDALE                  CA      91206   SFD        8.000      6.750      $2,935.06   360         1-Mar-31
 5931475   NORTH LAUDERDALE          FL      33068   SFD        7.250      6.750      $  456.38   360         1-Apr-31
 5931693   FOREST HILLS              NY      11375   SFD        7.875      6.750      $2,247.72   360         1-Mar-31
 5931889   SANTA CLARA               CA      95051   SFD        7.750      6.750      $3,078.79   360         1-Apr-31
 5932059   WINDSOR                   CA      95492   SFD        8.000      6.750      $2,310.62   360         1-Mar-31
 5932149   PLANO                     TX      75093   SFD        7.250      6.750      $4,433.80   360         1-Apr-31
 5932305   BRYN MAWR                 PA      19010   SFD        7.000      6.733      $3,073.70   360         1-Apr-31
 5932408   MANALAPAN                 NJ      07726   SFD        7.750      6.750      $2,507.44   360         1-Mar-31
 5932784   OWINGS MILLS              MD      21117   SFD        7.750      6.750      $2,703.28   360         1-Apr-31
 5932838   FAIR HAVEN                NJ      07704   SFD        7.625      6.750      $4,069.82   360         1-Feb-31
 5932924   WESTPORT                  CT      06880   SFD        7.375      6.750      $2,539.93   240         1-Apr-21
 5932970   BELMONT                   CA      94002   SFD        7.500      6.750      $3,426.16   360         1-Apr-31
 5933131   SAN ANSELMO               CA      94960   SFD        7.125      6.750      $3,806.51   360         1-Mar-31
 5933166   NEWBERRY                  FL      32669   SFD        7.250      6.750      $1,036.91   360         1-Apr-31
 5933307   SAMMAMISH                 WA      98075   SFD        7.750      6.750      $2,066.85   360         1-Mar-31
 5933332   SAN DIEGO                 CA      92120   SFD        7.750      6.750      $3,152.21   360         1-Mar-31
 5933345   ANAHEIM                   CA      92807   SFD        7.625      6.750      $2,024.30   360         1-Apr-31
 5933366   WOODINVILE                WA      98072   SFD        7.750      6.750      $2,034.61   360         1-Mar-31
 5933389   ANDOVER                   MA      01810   SFD        7.375      6.750      $3,453.38   360         1-Mar-31
 5933392   AUSTIN                    TX      78731   SFD        7.500      6.750      $2,787.77   360         1-Feb-31
 5933410   NOVATO                    CA      94945   SFD        8.125      6.750      $2,353.72   360         1-Feb-31
 5933425   CASTRO VALLEY             CA      94552   SFD        7.750      6.750      $3,008.93   360         1-Mar-31
 5933448   SANTA CLARA               CA      95051   SFD        7.625      6.750      $3,534.01   360         1-Mar-31
 5933462   SANTA MONICA              CA      90404   LCO        8.000      6.750      $2,113.24   360         1-Mar-31
 5933470   WRENTHAM                  MA      02093   SFD        7.750      6.750      $2,851.32   360         1-Mar-31
 5933478   BRENTWOOD                 CA      94513   SFD        7.375      6.750      $2,299.95   360         1-Mar-31
 5933484   PHOENIX                   AZ      85018   SFD        7.500      6.750      $3,212.89   360         1-Feb-31
 5933490   MENLO PARK                CA      94025   SFD        7.375      6.750      $3,253.08   360         1-Mar-31
 5933964   FORT SALONGA              NY      11768   SFD        7.750      6.750      $2,421.47   360         1-Apr-31
 5934091   PLEASANTVILLE             NY      10570   SFD        7.500      6.750      $2,919.23   360         1-Apr-31
 5934174   YORBA LINDA               CA      92886   SFD        8.250      6.750      $2,246.29   360         1-Apr-31
 5934735   SAN RAFAEL                CA      94901   SFD        7.375      6.750      $2,417.37   360         1-Apr-31
 5934919   MOUNTAIN VIEW             CA      94043   LCO        7.250      6.750      $2,387.62   360         1-Mar-31
 5935144   MONTCLAIR TOWNSHIP        NJ      07043   SFD        8.125      6.750      $2,672.99   360         1-Feb-31
 5935252   REDWOOD CITY              CA      94065   LCO        7.625      6.750      $2,643.26   360         1-Apr-31
 5935320   POMPANO BEACH             FL      33069   HCO        7.375      6.750      $  428.22   360         1-Apr-31
 5936590   REDWOOD CITY              CA      94065   LCO        7.750      6.750      $2,118.79   360         1-Apr-31
 5936772   CHAPEL HILL               NC      27516   SFD        7.250      6.750      $2,346.69   360         1-Apr-31
 5936775   PORT WASHINGTON           NY      11050   SFD        7.375      6.750      $3,121.85   360         1-Nov-30
 5936970   STAR                      ID      83669   SFD        7.500      6.750      $3,496.07   360         1-Mar-31
 5937238   STATEN ISLAND             NY      10309   PUD        7.750      6.750      $2,507.44   360         1-Mar-31
 5937569   MIAMI                     FL      33132   HCO        7.250      6.750      $2,026.07   360         1-Apr-31
 5937710   ANAHEIM                   CA      92807   SFD        7.750      6.750      $2,500.28   360         1-Apr-31
 5938116   HAYWARD                   CA      94544   SFD        7.375      6.750      $2,348.30   360         1-Mar-31
 5938161   KIRKLAND                  WA      98033   SFD        7.250      6.750      $3,110.72   360         1-Mar-31
 5938177   NORWALK                   CT      06851   SFD        7.750      6.750      $2,271.03   360         1-Mar-31
 5938189   PALO ALTO                 CA      94303   SFD        8.000      6.750      $3,659.65   360         1-Mar-31
 5938213   SCOTTSDALE                AZ      85255   SFD        7.500      6.750      $2,648.62   360         1-Feb-31
 5938264   FREMONT                   CA      94538   SFD        7.875      6.750      $2,066.45   360         1-Mar-31
 5938348   DECATUR                   GA      30030   SFD        7.375      6.750      $2,354.51   360         1-Mar-31
 5938891   CLOVERDALE                CA      95425   SFD        7.500      6.750      $2,700.72   360         1-Mar-31
 5938920   SAN JOSE                  CA      95124   SFD        8.000      6.750      $2,714.93   360         1-Apr-31
 5940102   LOS ANGELES               CA      90005   SFD        7.625      6.750      $2,300.33   360         1-Mar-31
 5940194   FULLERTON                 CA      92831   SFD        7.500      6.750      $2,415.79   360         1-Mar-31
 5940197   HARRISBURG                PA      17112   SFD        8.125      6.750      $1,560.26   360         1-Mar-30
 5940839   CASPER                    WY      82604   SFD        8.000      6.750      $3,835.75   360         1-Feb-31
 5940848   BALTIMORE                 OH      43105   SFD        7.625      6.750      $2,831.17   360         1-Feb-31
 5940858   SAN JOSE                  CA      95148   SFD        7.875      6.750      $2,283.97   360         1-Apr-31
 5940863   WINNETKA                  IL      60093   SFD        7.875      6.750      $2,247.72   360         1-Mar-31
 5940932   GREENVILLE                SC      29615   SFD        7.250      6.750      $2,128.39   360         1-Apr-31
 5941204   BETHOUD                   CO      80513   SFD        7.500      6.750      $2,223.50   360         1-Mar-31
 5941236   BERKELEY                  CA      94707   SFD        7.375      6.750      $3,798.71   360         1-Mar-31
 5941337   TORRANCE                  CA      90505   SFD        8.250      6.750      $2,535.53   360         1-Apr-31
 5941369   SAN JOSE                  CA      95124   SFD        7.750      6.750      $2,292.52   360         1-Mar-31
 5941578   DALLAS                    TX      75229   SFD        8.000      6.750      $2,146.27   360         1-Apr-31
 5941762   TORRANCE                  CA      90505   SFD        7.875      6.750      $2,526.14   360         1-Mar-31
 5942268   WINSTON SALEM             NC      27106   SFD        7.000      6.733      $2,172.22   360         1-Apr-31
 5942346   PLYMOUTH                  MN      55447   SFD        7.250      6.750      $2,412.18   360         1-Mar-31
 5942540   WARRENTON                 VA      20187   SFD        7.375      6.750      $2,140.06   360         1-Apr-31
 5942599   LOS GATOS                 CA      95032   SFD        7.625      6.750      $2,533.91   360         1-Apr-31
 5942783   ALTADENA                  CA      91001   SFD        7.750      6.750      $2,381.72   360         1-Apr-31
 5942856   CARMEL                    IN      46033   PUD        7.375      6.750      $3,094.23   360         1-Apr-31
 5943071   WALNUT CREEK              CA      94598   SFD        7.000      6.733      $3,625.90   360         1-Mar-31
 5943376   PROSPECT                  KY      40059   SFD        7.500      6.750      $2,185.05   360         1-Apr-31
 5944238   POTOMAC FALLS             VA      20165   SFD        7.250      6.750      $2,247.09   360         1-Apr-31
 5944531   PHOENIX                   AZ      85048   SFD        8.000      6.750      $2,286.41   360         1-Feb-31
 5944846   SHAKOPEE                  MN      55379   SFD        8.250      6.750      $2,841.14   360         1-Nov-30
 5945302   DANVILLE                  CA      94526   SFD        7.375      6.750      $2,624.57   360         1-Mar-31
 5945477   WALNUT CREEK              CA      94598   SFD        7.750      6.750      $3,044.75   360         1-Mar-31
 5945489   PALATINE                  IL      60067   SFD        8.500      6.750      $2,706.58   360         1-Jan-31
 5945690   NEW ROCHELLE              NY      10801   SFD        7.375      6.750      $2,403.55   360         1-Apr-31
 5945881   HUNTINGTON WOODS          MI      48070   SFD        7.375      6.750      $3,201.28   360         1-Apr-31
 5946137   LAKE GENEVA               WI      53147   SFD        7.750      6.750      $2,349.84   360         1-Feb-31
 5946163   FAYETTEVILLE              AR      72703   SFD        7.500      6.750      $2,237.49   360         1-Apr-31
 5946247   NAPLES                    FL      34110   HCO        7.875      6.750      $3,625.35   360         1-Apr-31
 5946441   FREMONT                   CA      94536   SFD        7.500      6.750      $2,097.64   360         1-Mar-31
 5946630   NOVATO                    CA      94947   SFD        7.625      6.750      $2,477.28   360         1-Feb-31
 5947147   GILLETTE                  NJ      07933   SFD        7.125      6.750      $2,492.76   360         1-Apr-31
 5949625   SAN RAMON                 CA      94583   SFD        8.125      6.750      $2,642.55   360         1-Jul-30
 5949689   ROCKVILLE                 MD      20852   SFD        7.875      6.750      $2,392.73   360         1-Jan-31
 5949733   SIMLA                     CO      80835   SFD        7.875      6.750      $2,175.21   360         1-Feb-31
 5949787   UXBRIDGE                  MA      01569   SFD        8.250      6.750      $2,253.80   360         1-Dec-30
 5949914   NORTHBOROUGH              MA      01532   SFD        8.625      6.750      $2,737.82   360         1-Sep-30
 5949948   CEDAREDGE                 CO      81413   SFD        7.875      6.750      $2,465.24   360         1-Mar-31
 5950012   SAN JOSE                  CA      95118   SFD        7.250      6.750      $2,012.42   360         1-Apr-31
 5950028   KATONAH                   NY      10536   SFD        7.125      6.750      $2,964.37   360         1-Apr-31
 5951900   SALINAS                   CA      93908   SFD        7.500      6.750      $2,801.40   360         1-Apr-31
 5952517   NEWTON                    MA      02464   SFD        7.250      6.750      $2,070.41   360         1-Apr-31
 5954456   SALEM                     UT      84653   SFD        7.750      6.750      $2,665.05   360         1-Apr-31
 5954487   MARTINEZ                  CA      94553   SFD        7.500      6.750      $2,684.98   360         1-Mar-31
 5954510   SAN DIEGO                 CA      92129   SFD        7.750      6.750      $2,722.37   360         1-Feb-31
 5955626   ROCKLIN                   CA      95765   SFD        7.250      6.750      $2,353.51   360         1-Mar-31
 5955743   NOVATO                    CA      94949   SFD        7.250      6.750      $2,073.82   360         1-Mar-31
 5955990   ASHLAND                   MA      01721   SFD        7.125      6.750      $2,263.70   360         1-Apr-31
 5956187   DALLAS                    TX      75220   SFD        7.375      6.750      $2,320.67   360         1-Apr-31
 5957337   SUNNYVALE                 CA      94086   SFD        7.750      6.750      $2,464.46   360         1-Apr-31
 5957560   SAN CARLOS                CA      94070   SFD        7.500      6.750      $2,622.05   360         1-Mar-31
 5959111   BENTONVILLE               AR      72712   SFD        7.375      6.750      $2,210.16   360         1-Apr-31
 5960988   MILPITAS                  CA      95035   SFD        7.500      6.750      $2,237.49   360         1-Apr-31
 5962253   NAPA                      CA      94558   SFD        7.875      6.750      $2,256.78   360         1-Apr-31
 7649311   TIJERAS                   NM      87059   SFD        8.000      6.750      $2,495.47   352         1-Jun-30
 7651056   MURFREESBORO              TN      37128   SFD        8.000      6.750      $2,377.85   360         1-Mar-30
 7738987   COALVILLE                 UT      84017   SFD        8.000      6.750      $2,091.58   360         1-Sep-30
 7755147   NEW BERLIN                WI      53151   SFD        8.375      6.750      $2,527.24   355         1-Aug-30
 7768101   NORTH WALES               PA      19454   SFD        8.000      6.750      $2,193.80   349         1-Mar-30
 7831345   AVON                      NC      27915   SFD        8.375      6.750      $2,698.68   355         1-Aug-30
 7832569   ENGLEWOOD                 FL      34223   SFD        8.000      6.750      $3,815.58   360         1-Mar-31
 7832695   SAN ANTONIO               TX      78257   SFD        7.250      6.750      $4,434.15   360         1-Mar-31
 7837400   MILFORD                   MA      01757   SFD        8.000      6.750      $2,091.92   355         1-Sep-30
 7848819   SAN DIEGO                 CA      92128   SFD        8.000      6.750      $2,676.72   360         1-Feb-30
 7868077   RANDOLPH                  NJ      07869   SFD        8.000      6.750      $3,269.65   360         1-Jun-30
 7891837   INDEPENDENCE              NJ      07840   SFD        8.000      6.750      $2,039.87   351         1-May-30
 7903927   COLORADO SPRINGS          CO      80921   SFD        7.750      6.750      $2,493.91   360         1-Jun-30
 7908399   EDWARDS                   CO      81632   SFD        7.875      6.750      $2,900.28   360         1-May-30
 7912859   NAPLES                    FL      34109   SFD        8.375      6.750      $2,266.54   360         1-Oct-29
 7913665   PINEHURST                 NC      28374   SFD        7.750      6.750      $2,507.44   360         1-Jun-30
 7918291   AMHERST                   NH      03031   SFD        8.000      6.750      $2,385.47   346         1-Dec-29
 7920664   MATTHEWS                  NC      28105   SFD        7.750      6.750      $2,591.84   360         1-Mar-31
 7921823   BRECKENRIDGE              CO      80424   SFD        7.750      6.750      $6,448.05   360         1-Dec-30
 7928802   SIOUX FALLS               SD      57103   SFD        8.000      6.750      $3,485.38   360         1-Aug-30
 7930939   O FALLON                  MO      63366   SFD        7.875      6.750      $2,474.66   360         1-Mar-30
 7940507   CLARKSBURG                MD      20871   SFD        8.000      6.750      $2,540.91   360         1-Jun-30
 7944722   LEMOYNE                   PA      17043   SFD        8.000      6.750      $2,319.24   346         1-Dec-29
 7950230   EUREKA                    MO      63025   SFD        8.000      6.750      $2,206.78   360         1-Mar-30
 7960290   WOODBURY                  MN      55125   SFD        8.000      6.750      $3,287.27   355         1-Sep-30
 7967309   WOODBINE                  MD      21797   SFD        8.375      6.750      $4,341.88   355         1-Aug-30
 7973593   SOUTH BRUNSWICK           NJ      08540   SFD        7.875      6.750      $2,175.21   360         1-Nov-30
 7986099   OCEAN CITY                NJ      08226   MF2        8.000      6.750      $4,402.59   360         1-Feb-30
 7989637   SOUTH RIDING              VA      20152   SFD        8.000      6.750      $2,445.50   354         1-Aug-30
 7993049   IRVINE                    CA      92621   SFD        8.000      6.750      $3,165.55   360         1-Mar-30
 7997676   BALTIMORE                 MD      21230   SFD        8.000      6.750      $2,641.55   360         1-Aug-30
 7998412   SOUTHLAKE                 TX      76092   SFD        8.000      6.750      $4,402.45   349         1-Mar-30
 8013019   RIDGWAY                   CO      81432   SFD        7.500      6.750      $4,544.89   360         1-Mar-31
 8016186   CLARK                     CO      80428   SFD        8.000      6.750      $4,696.09   356         1-Oct-30
 8022397   CAVE CREEK                AZ      85331   SFD        8.125      6.750      $2,465.09   360         1-Apr-31
 8025125   LAKE OSWEGO               OR      97034   SFD        7.875      6.750      $4,228.61   360         1-Mar-30
 8027399   WESTMINSTER               CO      80030   SFD        7.750      6.750      $2,328.34   360         1-Jan-30
 8029122   WASHINGTON TWP.           NJ      07853   SFD        8.000      6.750      $2,274.82   360         1-Oct-30
 8029743   SEATTLE                   WA      98119   LCO        8.000      6.750      $2,190.88   348         1-Feb-30
 8031764   LOS ANGELES               CA      91316   SFD        7.750      6.750      $2,292.52   360         1-Feb-30
 8034627   BASALT                    CO      81621   SFD        8.000      6.750      $2,384.74   350         1-Apr-30
 8035861   BRISBANE                  CA      94005   LCO        7.875      6.750      $2,614.31   360         1-May-30
 8041993   ALPHARETTA                GA      30022   SFD        8.000      6.750      $2,608.68   360         1-Feb-30
 8042208   HILLSBOROUGH TWP.         NJ      08502   SFD        8.000      6.750      $2,200.62   360         1-Aug-30
 8042265   BRAINERD                  MN      56401   SFD        8.000      6.750      $2,216.39   349         1-Mar-30
 8043683   MILLERSVILLE              MD      21108   SFD        8.000      6.750      $2,299.45   355         1-Sep-30
 8043844   SOUTH RIVER               NJ      08882   SFD        8.000      6.750      $2,289.50   356         1-Oct-30
 8052031   ATLANTA                   GA      30327   SFD        8.000      6.750      $3,303.29   348         1-Feb-30
 8052916   OMAHA                     NE      68118   SFD        7.875      6.750      $2,523.24   360         1-Apr-30
 8053750   SNOWMASS VILLAGE          CO      81615   LCO        8.000      6.750      $3,118.50   360         1-Mar-30
 8055126   GRANT                     MN      55082   SFD        8.000      6.750      $2,136.90   349         1-Mar-30
 8055743   GREAT FALLS               VA      22066   SFD        7.875      6.750      $2,632.00   360         1-Mar-30
 8059520   CHANDLER                  AZ      85225   SFD        8.000      6.750      $2,160.20   350         1-Apr-30
 8059759   VIENNA                    VA      22181   SFD        8.000      6.750      $3,580.77   360         1-Oct-30
 8060657   DENVER                    CO      80212   SFD        8.000      6.750      $2,162.56   355         1-Sep-30
 8061111   ALBUQUERQUE               NM      87107   SFD        7.500      6.750      $4,894.50   360         1-Feb-31
 8062137   MARRIOTTSVILLE            MD      21104   SFD        8.000      6.750      $2,128.13   354         1-Aug-30
 8062486   CLIVE                     IA      50325   SFD        8.000      6.750      $2,260.00   360         1-Jul-30
 8063461   GLEN RIDGE BORO.          NJ      07028   SFD        8.375      6.750      $2,641.49   360         1-Jul-30
 8063955   DURANGO                   CO      81301   SFD        8.000      6.750      $3,376.33   360         1-Apr-30
 8065730   GAITHERSBURG              MD      20878   SFD        8.000      6.750      $2,230.29   360         1-Apr-30
 8066303   ELLICOTT CITY             MD      21043   SFD        8.000      6.750      $2,684.81   354         1-Aug-30
 8066815   GRANITE BAY               CA      95746   SFD        8.000      6.750      $2,789.97   350         1-Apr-30
 8066926   STONY POINT               NY      10970   SFD        8.000      6.750      $2,237.98   357         1-Nov-30
 8068408   IRVINE                    CA      92602   SFD        8.000      6.750      $2,451.51   356         1-Oct-30
 8068839   SAN DIEGO                 CA      92121   SFD        7.750      6.750      $2,057.18   360         1-Jun-30
 8068966   SAN DIEGO                 CA      92121   SFD        7.875      6.750      $2,146.20   360         1-May-30
 8070046   SAN DIEGO                 CA      92128   SFD        7.875      6.750      $2,752.99   360         1-Jun-30
 8070452   SEDONA                    AZ      86336   SFD        8.000      6.750      $2,385.14   350         1-Apr-30
 8070607   SAN DIEGO                 CA      92128   SFD        8.000      6.750      $2,714.93   351         1-May-30
 8071320   THOUSAND OAKS             CA      91362   LCO        8.000      6.750      $2,406.38   350         1-Apr-30
 8075455   AURORA                    CO      80016   SFD        8.000      6.750      $2,202.98   357         1-Nov-30
 8075468   FLOWER MOUND              TX      75028   SFD        7.875      6.750      $2,301.37   360         1-Jun-30
 8077231   STONE HARBOR              NJ      08247   LCO        7.750      6.750      $2,149.24   360         1-May-30
 8080420   OCEAN CITY                NJ      08226   MF2        8.000      6.750      $3,023.11   350         1-Apr-30
 8085089   CARLSBAD                  CA      92009   LCO        7.750      6.750      $2,037.41   360         1-Apr-30
 8086229   ATLANTA                   GA      30327   SFD        7.875      6.750      $3,722.53   360         1-Apr-30
 8086633   BRIGHTON                  CO      80601   SFD        8.000      6.750      $4,678.48   360         1-Mar-31
 8086926   AVALON                    NJ      08202   SFD        8.000      6.750      $6,081.07   350         1-Apr-30
 8086957   ESCONDIDO                 CA      92027   SFD        8.000      6.750      $2,174.10   360         1-Jul-30
 8088749   SAN MATEO                 CA      94402   SFD        8.000      6.750      $2,635.11   350         1-Apr-30
 8089649   LAKE BARRINGTON           IL      60010   SFD        7.500      6.750      $4,195.29   360         1-Feb-31
 8089748   SIMI VALLEY               CA      93065   SFD        7.750      6.750      $2,507.44   360         1-Oct-30
 8092362   NEWTOWN SQUARE            PA      19073   SFD        8.000      6.750      $2,384.74   360         1-May-30
 8093109   SEDONA                    AZ      86336   SFD        8.000      6.750      $2,091.94   350         1-Apr-30
 8094433   ROCKVILLE                 MD      20852   PUD        8.000      6.750      $2,126.82   358         1-Dec-30
 8095467   COROLLA                   NC      27927   SFD        7.750      6.750      $2,650.73   360         1-Mar-31
 8096573   RENO                      NV      89509   SFD        7.750      6.750      $2,965.26   360         1-Apr-30
 8097189   SEA ISLE CITY             NJ      08243   LCO        7.875      6.750      $2,435.51   360         1-Apr-30
 8097962   WALLINGFORD               PA      19086   SFD        8.000      6.750      $2,520.47   354         1-Aug-30
 8098889   LOS ANGELES               CA      91324   SFD        8.000      6.750      $2,179.57   350         1-Apr-30
 8099156   HENDERSON                 NV      89052   SFD        8.000      6.750      $2,987.07   360         1-Sep-30
 8101801   EDWARDS                   CO      81632   LCO        8.000      6.750      $2,362.97   360         1-Apr-30
 8102390   OCEAN CITY                NJ      08226   LCO        7.875      6.750      $2,401.33   360         1-Jul-30
 8102475   OCEAN CITY                NJ      08226   LCO        7.875      6.750      $2,610.25   360         1-Jun-30
 8102752   INDIANAPOLIS              IN      46038   SFD        8.000      6.750      $2,201.29   360         1-Apr-30
 8106456   COMMERCE                  MI      48382   SFD        8.375      6.750      $2,128.07   353         1-Jun-30
 8111439   OCEAN CITY                NJ      08226   LCO        8.000      6.750      $2,642.18   360         1-Jul-30
 8111515   DERWOOD                   MD      20855   SFD        7.875      6.750      $3,594.60   360         1-Jul-30
 8114910   LAS VEGAS                 NV      89147   SFD        8.000      6.750      $2,754.72   355         1-Sep-30
 8117141   SCOTTSDALE                AZ      85255   LCO        7.875      6.750      $2,058.83   360         1-Oct-30
 8118483   BLAINE                    MN      55434   SFD        8.000      6.750      $3,228.73   360         1-Nov-30
 8123467   GLENDALE                  CA      91207   SFD        7.750      6.750      $3,745.36   360         1-May-30
 8124332   CHANDLER                  AZ      85224   SFD        8.000      6.750      $2,201.73   360         1-Nov-30
 8125086   PHOENIX                   AZ      85022   SFD        8.000      6.750      $2,553.89   351         1-May-30
 8126289   NEWINGTON                 NH      03801   SFD        7.750      6.750      $2,464.41   360         1-May-30
 8126934   LOVELAND                  CO      80537   SFD        7.750      6.750      $2,614.90   360         1-Nov-30
 8129162   ROCKLIN                   CA      95764   SFD        7.375      6.750      $2,762.70   360         1-Mar-31
 8129883   OSPRAY                    FL      34229   SFD        7.375      6.750      $2,693.63   360         1-Mar-31
 8129917   BRIDGEWATER TWP           NJ      08540   SFD        8.000      6.750      $2,342.02   358         1-Dec-30
 8130519   SUNNYVALE                 CA      94089   SFD        8.000      6.750      $2,330.44   352         1-Jun-30
 8130805   SAN DIEGO                 CA      92121   SFD        7.750      6.750      $2,082.61   360         1-Jun-30
 8131343   WALNUT CREEK              CA      94595   SFD        7.875      6.750      $3,422.33   360         1-May-30
 8131820   TAMPA                     FL      33624   SFD        8.000      6.750      $5,284.53   360         1-Jun-30
 8132998   BOULDER                   CO      80302   SFD        8.000      6.750      $2,641.55   360         1-May-30
 8133695   AURORA                    CO      80016   SFD        7.875      6.750      $2,537.00   360         1-Sep-30
 8134198   OCEAN CITY                NJ      08226   LCO        7.750      6.750      $2,005.95   360         1-May-30
 8135376   MARLBORO                  NJ      07751   SFD        7.750      6.750      $3,223.86   360         1-Sep-30
 8137940   CHANDLER                  AZ      85249   SFD        8.000      6.750      $2,204.82   360         1-Nov-30
 8139223   BALTIMORE                 MD      21204   SFD        8.000      6.750      $2,935.41   360         1-Jul-30
 8140285   MARRIOTTSVILLE            MD      21104   SFD        8.125      6.750      $3,029.39   360         1-Mar-31
 8141223   SEA ISLE CITY             NJ      08243   LCO        7.750      6.750      $2,063.27   360         1-Sep-30
 8141493   YORBA LINDA               CA      92886   SFD        8.000      6.750      $2,788.31   352         1-Jun-30
 8142186   ATLANTA                   GA      30319   SFD        8.000      6.750      $2,900.55   353         1-Jul-30
 8142936   KILL DEVIL HILLS          NC      27948   SFD        8.000      6.750      $3,669.39   351         1-May-30
 8143247   BASALT                    CO      81621   SFD        7.750      6.750      $3,579.37   360         1-May-30
 8145068   PRIOR LAKE                MN      55372   SFD        7.750      6.750      $2,018.24   360         1-Oct-30
 8145291   INVER GROVE HEIGH         MN      55077   SFD        8.000      6.750      $2,054.89   355         1-Sep-30
 8146354   STEAMBOAT SPRINGS         CO      80487   SFD        8.000      6.750      $2,560.65   353         1-Jul-30
 8147614   WEST CHESTER              PA      19380   SFD        8.000      6.750      $2,788.87   360         1-Aug-30
 8148623   CARMEL                    IN      46033   SFD        8.000      6.750      $2,121.68   360         1-May-30
 8149642   AVONDALE                  PA      19311   SFD        7.875      6.750      $3,624.43   360         1-Jul-30
 8152250   ELKRIDGE                  MD      21075   SFD        8.000      6.750      $2,615.68   356         1-Oct-30
 8153847   SHREWSBURY                NJ      07702   SFD        8.000      6.750      $2,935.87   360         1-Jun-30
 8154354   HOBOKEN                   NJ      07030   LCO        8.000      6.750      $2,148.43   360         1-Jun-30
 8155003   CHANHASSEN                MN      55317   SFD        7.875      6.750      $2,087.48   360         1-Jun-30
 8155260   DURANGO                   CO      81301   SFD        7.750      6.750      $2,507.44   360         1-May-30
 8155664   CAVE CREEK                AZ      85331   SFD        7.875      6.750      $2,175.21   360         1-Nov-30
 8156668   SAN JOSE                  CA      95148   SFD        8.000      6.750      $2,268.94   360         1-Jun-30
 8157374   TAMPA                     FL      33606   SFD        7.750      6.750      $2,005.95   360         1-Jul-30
 8158110   WOODLAND PARK             CO      80863   SFD        8.000      6.750      $4,036.91   360         1-Aug-30
 8159175   BRISBANE                  CA      94005   LCO        7.875      6.750      $3,167.39   360         1-Jun-30
 8159995   DAVIS                     CA      95616   SFD        8.000      6.750      $2,047.45   353         1-Jul-30
 8160317   SEA ISLE CITY             NJ      08243   LCO        7.750      6.750      $2,630.66   360         1-May-30
 8161767   CONCORD                   CA      94521   SFD        8.000      6.750      $2,260.45   360         1-Aug-30
 8162078   HIGHLANDS RANCH           CO      80126   SFD        8.000      6.750      $2,278.34   360         1-Jun-30
 8162219   ST PETERSBURG             FL      33707   SFD        8.000      6.750      $2,172.70   353         1-Jul-30
 8162577   MARIETTA                  GA      30067   SFD        7.125      6.750      $5,052.89   360         1-Mar-31
 8165043   FREEHOLD                  NJ      07728   SFD        8.000      6.750      $2,348.63   355         1-Sep-30
 8165686   WOODBURY                  MN      55125   SFD        7.750      6.750      $2,218.01   360         1-Jan-31
 8166398   OXFORD                    MD      21654   SFD        7.750      6.750      $2,636.40   360         1-Jul-30
 8166999   BYRAM                     NJ      07871   SFD        7.750      6.750      $2,321.18   360         1-Mar-31
 8167321   MONTCLAIR TWP.            NJ      07043   SFD        8.000      6.750      $2,569.02   360         1-Sep-30
 8168603   SAMMAMISH                 WA      98053   SFD        8.000      6.750      $2,272.76   351         1-May-30
 8170146   KATY                      TX      77493   SFD        8.000      6.750      $2,425.68   233         1-Jul-20
 8171039   CAMARILLO                 CA      93012   SFD        7.750      6.750      $2,053.60   360         1-Sep-30
 8171143   LAKE FOREST               CA      92630   SFD        8.000      6.750      $2,201.89   352         1-Jun-30
 8171513   CHICAGO                   IL      60646   SFD        8.000      6.750      $2,743.68   360         1-Sep-30
 8171754   ROCKVILLE                 MD      20852   PUD        8.000      6.750      $2,058.35   356         1-Oct-30
 8171821   LEESBURG                  VA      20175   SFD        7.125      6.750      $2,043.39   360         1-Mar-31
 8173164   POTOMAC FALLS             VA      20165   SFD        7.375      6.750      $2,656.27   360         1-Mar-31
 8173503   SIMI VALLEY               CA      93065   SFD        7.375      6.750      $4,730.43   360         1-Mar-31
 8173613   ATLANTA                   GA      30309   HCO        7.875      6.750      $2,049.77   360         1-Nov-30
 8174669   EVERGREEN                 CO      80439   SFD        8.000      6.750      $2,582.53   354         1-Aug-30
 8175942   OAK PARK                  CA      91377   SFD        7.750      6.750      $4,656.68   360         1-Apr-31
 8176423   SPRINGBORO                OH      45066   SFD        8.000      6.750      $2,341.26   353         1-Jul-30
 8176807   LAS VEGAS                 NV      89117   SFD        8.375      6.750      $3,491.17   360         1-Jul-30
 8177183   DARNESTOWN                MD      20878   SFD        7.500      6.750      $4,054.74   360         1-Feb-31
 8177355   SAN DIEGO                 CA      92109   SFD        8.000      6.750      $3,081.81   352         1-Jun-30
 8177403   CHARLOTTE                 NC      28269   SFD        8.000      6.750      $2,112.87   360         1-Jun-30
 8177458   MILFORD                   CT      06460   SFD        7.750      6.750      $2,865.80   360         1-Dec-30
 8177632   THOUSAND OAKS             CA      91362   LCO        7.875      6.750      $2,308.98   360         1-Oct-30
 8178091   LEESBURG                  VA      20175   SFD        7.250      6.750      $2,572.66   360         1-Mar-31
 8178193   ELLICOTT CITY             MD      21042   SFD        8.000      6.750      $2,283.75   353         1-Jul-30
 8178792   MONUMENT                  CO      80132   SFD        7.250      6.750      $2,892.43   360         1-Mar-31
 8178877   EATONTOWN BOROUGH         NJ      07724   SFD        8.375      6.750      $2,371.43   355         1-Aug-30
 8178928   BELLEVUE                  WA      98004   SFD        8.000      6.750      $2,228.81   360         1-Jun-30
 8179333   MORRISVILLE               NC      27560   SFD        8.000      6.750      $2,217.62   355         1-Sep-30
 8179719   LAFAYETTE                 CA      94549   SFD        8.000      6.750      $2,161.45   353         1-Jul-30
 8179907   SONOMA                    CA      95476   SFD        8.000      6.750      $2,201.89   360         1-Jun-30
 8180027   BERNARDS TWP.             NJ      07920   SFD        8.000      6.750      $2,096.01   360         1-Jul-30
 8180576   LEESBURG                  VA      20175   SFD        7.000      6.733      $2,128.97   360         1-Mar-31
 8181440   ROCKVILLE                 MD      20850   SFD        7.750      6.750      $3,198.81   360         1-Dec-30
 8182069   SARASOTA                  FL      34242   SFD        8.000      6.750      $2,466.12   360         1-Jun-30
 8182490   DENVER                    CO      80203   SFD        8.000      6.750      $3,041.46   360         1-Jul-30
 8182654   THOUSAND OAKS             CA      91362   LCO        7.875      6.750      $2,537.74   360         1-Jun-30
 8182979   IRVINE                    CA      92620   SFD        8.000      6.750      $2,384.98   354         1-Aug-30
 8184494   CHEVY CHASE               MD      20815   SFD        8.000      6.750      $2,113.88   354         1-Aug-30
 8184992   TEMECULA                  CA      92592   SFD        8.000      6.750      $2,053.73   360         1-Jul-30
 8185083   SANTA FE                  NM      87501   LCO        8.000      6.750      $2,346.58   353         1-Jul-30
 8185350   PRINCETON TWP.            NJ      08540   SFD        8.000      6.750      $2,505.37   353         1-Jul-30
 8185489   VERNON HILLS              IL      60048   SFD        7.875      6.750      $2,356.48   360         1-Nov-30
 8185608   DUCK                      NC      27949   SFD        8.000      6.750      $3,523.70   353         1-Jul-30
 8186121   SIOUX FALLS               SD      57103   SFD        8.000      6.750      $2,575.47   353         1-Jul-30
 8187083   WESTMINSTER               CO      80234   SFD        8.000      6.750      $2,395.85   360         1-Jul-30
 8187694   FORT WORTH                TX      76110   SFD        8.000      6.750      $2,055.03   360         1-Jul-30
 8189262   IRVINE                    CA      92602   SFD        8.000      6.750      $2,137.92   352         1-Jun-30
 8189470   GOLDSBORO                 NC      27534   SFD        8.000      6.750      $2,196.38   360         1-Jun-30
 8190009   AUSTIN                    TX      78731   SFD        8.000      6.750      $2,551.14   360         1-Jul-30
 8190166   ATLANTA                   GA      30305   SFD        8.000      6.750      $2,641.87   360         1-Jul-30
 8190329   SACRAMENTO                CA      95829   SFD        8.000      6.750      $2,700.99   355         1-Sep-30
 8190776   ST PAUL                   MN      55105   SFD        8.000      6.750      $2,583.76   353         1-Jul-30
 8190893   FAIRFAX                   VA      22030   SFD        8.000      6.750      $2,206.80   355         1-Sep-30
 8191035   ASHBURN                   VA      20147   SFD        7.375      6.750      $2,545.83   360         1-Mar-31
 8191374   MOORPARK                  CA      93021   SFD        8.000      6.750      $2,230.64   356         1-Oct-30
 8191630   KENT                      WA      98031   SFD        8.000      6.750      $2,283.54   353         1-Jul-30
 8191881   ASHBURN                   VA      20147   SFD        8.000      6.750      $2,406.75   353         1-Jul-30
 8191916   MEDFORD                   NJ      08055   SFD        8.000      6.750      $2,249.93   357         1-Nov-30
 8192661   CYPRESS                   TX      77429   SFD        7.250      6.750      $3,247.16   360         1-Apr-31
 8192749   MENDHAM                   NJ      07945   SFD        8.000      6.750      $3,853.28   360         1-Oct-30
 8192778   SIOUX FALLS               SD      57108   SFD        8.000      6.750      $2,348.60   353         1-Jul-30
 8193024   WAKE FOREST               NC      27587   SFD        8.000      6.750      $3,669.07   360         1-Dec-30
 8193480   OAKTON                    VA      22124   SFD        8.000      6.750      $2,143.34   353         1-Jul-30
 8194053   STILLWATER                MN      55082   SFD        8.000      6.750      $2,054.75   360         1-Aug-30
 8195498   MARIETTA                  GA      30062   SFD        8.000      6.750      $2,289.35   354         1-Aug-30
 8195625   WAXHAW                    NC      28173   SFD        8.000      6.750      $3,669.13   355         1-Sep-30
 8197046   BOULDER                   CO      80302   SFD        8.000      6.750      $3,611.39   353         1-Jul-30
 8197073   TARZANA                   CA      91356   SFD        8.000      6.750      $2,348.87   360         1-Jul-30
 8197263   COLLEYVILLE               TX      76034   SFD        8.000      6.750      $2,568.18   353         1-Jul-30
 8197757   LEXINGTON                 KY      40513   SFD        8.000      6.750      $2,057.06   353         1-Jul-30
 8198371   ROSWELL                   GA      30075   SFD        7.750      6.750      $2,791.74   360         1-Dec-30
 8198514   UPPER MONTCLAIR           NJ      07043   SFD        8.000      6.750      $3,229.11   360         1-Sep-30
 8198658   SAN DIEGO                 CA      92101   HCO        8.000      6.750      $2,759.24   354         1-Aug-30
 8198753   EAST HANOVER TWP.         NJ      07936   SFD        8.000      6.750      $2,936.22   354         1-Aug-30
 8201367   ROCKVILLE                 MD      20850   PUD        8.000      6.750      $2,053.69   360         1-Aug-30
 8201989   ALPHARETTA                GA      30005   SFD        8.000      6.750      $2,722.65   354         1-Aug-30
 8202233   MONTCLAIR                 NJ      07042   SFD        8.000      6.750      $2,935.36   354         1-Aug-30
 8202530   MERION STATION            PA      19066   SFD        8.000      6.750      $2,389.26   357         1-Nov-30
 8202656   TAMPA                     FL      33611   SFD        8.000      6.750      $3,669.56   354         1-Aug-30
 8202900   KEY WEST                  FL      33040   LCO        8.000      6.750      $2,348.52   360         1-Aug-30
 8202923   ST. CHARLES               IL      60175   SFD        8.000      6.750      $2,256.69   360         1-Sep-30
 8203342   CHANHASSEN                MN      55317   SFD        8.000      6.750      $3,058.24   360         1-Sep-30
 8203673   PARK CITY                 UT      84098   SFD        8.000      6.750      $2,407.32   360         1-Jul-30
 8204982   CONCORD                   CA      94521   SFD        8.000      6.750      $2,044.72   360         1-Jul-30
 8205905   ALPINE                    CA      91977   SFD        7.875      6.750      $2,572.55   360         1-Sep-30
 8206315   CHULA VISTA               CA      91915   SFD        7.875      6.750      $2,693.63   360         1-Oct-30
 8206361   EAGLE                     CO      81631   SFD        7.250      6.750      $2,940.18   360         1-Mar-31
 8207903   CORAL GABLES              FL      33134   SFD        8.000      6.750      $2,047.20   355         1-Sep-30
 8208064   PRESCOTT                  WI      54021   SFD        8.000      6.750      $2,201.56   353         1-Jul-30
 8208523   SIMI VALLEY               CA      93085   SFD        7.750      6.750      $2,543.26   360         1-Dec-30
 8208692   SHARON                    MA      02067   SFD        7.750      6.750      $3,040.38   360         1-Jul-30
 8208744   PHILADELPHIA              PA      19103   SFD        8.375      6.750      $2,249.81   355         1-Aug-30
 8209103   FORT SALONGA              NY      11768   SFD        7.500      6.750      $3,216.39   360         1-Mar-31
 8209135   ELKRIDGE                  MD      21075   SFD        8.000      6.750      $2,440.31   354         1-Aug-30
 8209219   ORONO                     MN      55364   SFD        7.875      6.750      $2,653.75   360         1-Aug-30
 8210340   POMONA                    NY      10970   SFD        8.000      6.750      $2,289.36   360         1-Sep-30
 8210346   ST. JAMES                 NY      11780   SFD        8.000      6.750      $2,569.22   355         1-Sep-30
 8211373   WEIRSDALE                 FL      32195   SFD        8.000      6.750      $4,405.14   360         1-Aug-30
 8212749   DARIEN                    IL      60662   SFD        8.000      6.750      $3,111.16   353         1-Jul-30
 8213362   WASHINGTON                DC      20015   SFD        8.000      6.750      $2,200.95   360         1-Jul-30
 8213793   CHARLESTOWN               MA      02129   LCO        8.000      6.750      $2,577.16   356         1-Oct-30
 8215280   FAIRFAX                   VA      22030   SFD        8.000      6.750      $2,339.40   356         1-Oct-30
 8215946   WILDWOOD                  MO      63005   SFD        8.000      6.750      $2,568.95   354         1-Aug-30
 8215984   SYRACUSE                  UT      84075   SFD        8.000      6.750      $2,128.96   354         1-Aug-30
 8216170   SEATTLE                   WA      98112   SFD        8.000      6.750      $3,008.43   360         1-Jul-30
 8216693   BAINBRIDGE ISLAND         WA      98110   SFD        8.000      6.750      $2,935.65   360         1-Aug-30
 8216856   COOKSVILLE                MD      21723   SFD        7.250      6.750      $2,642.07   360         1-Jan-31
 8219162   BRECKENRIDGE              CO      80424   SFD        8.000      6.750      $2,047.38   360         1-Aug-30
 8219211   WESTMINSTER               MD      21157   SFD        8.000      6.750      $2,060.36   360         1-Aug-30
 8219653   SALINE                    MI      48176   LCO        8.000      6.750      $2,143.34   360         1-Jul-30
 8220076   ATLANTA                   GA      30306   SFD        8.000      6.750      $2,054.54   354         1-Aug-30
 8220885   ERIE                      CO      80516   SFD        7.750      6.750      $2,077.81   360         1-Dec-30
 8221391   ALPINE                    CA      91901   SFD        8.000      6.750      $2,826.09   360         1-Jul-30
 8222538   RENO                      NV      89509   SFD        8.000      6.750      $2,506.43   355         1-Sep-30
 8222688   LITTLETON                 CO      80125   SFD        8.000      6.750      $2,767.12   360         1-Aug-30
 8224881   BOULDER                   CO      80303   SFD        8.000      6.750      $2,122.48   354         1-Aug-30
 8224914   ARLINGTON                 VA      22201   SFD        8.000      6.750      $2,113.49   353         1-Jul-30
 8225121   CHAPEL HILL               NC      27516   SFD        8.000      6.750      $3,522.07   360         1-Sep-30
 8225498   BOUNTIFUL                 UT      84010   SFD        8.000      6.750      $2,348.87   353         1-Jul-30
 8226426   SAN RAMON                 CA      94583   SFD        8.000      6.750      $2,492.88   354         1-Aug-30
 8226642   DARNESTOWN                MD      20878   SFD        7.625      6.750      $3,299.73   360         1-Mar-31
 8229003   STONE HARBOR              NJ      08247   LCO        8.875      6.750      $2,977.70   360         1-Dec-30
 8229028   COROLLA                   NC      27927   SFD        8.000      6.750      $3,212.05   360         1-Jul-30
 8229415   SANTA CRUZ                CA      95060   SFD        8.000      6.750      $2,847.68   353         1-Jul-30
 8230645   INCLINE VILLAGE           NV      89451   SFD        8.000      6.750      $4,290.43   354         1-Aug-30
 8230998   OREM                      UT      84058   SFD        8.000      6.750      $2,080.64   360         1-Aug-30
 8231286   ARVADA                    CO      80403   SFD        8.000      6.750      $2,108.09   355         1-Sep-30
 8232112   HIGHLANDS RANCH           CO      80126   SFD        8.000      6.750      $3,492.75   360         1-Sep-30
 8232427   EL DORADO HILLS           CA      95762   SFD        6.875      6.608      $3,284.64   360         1-Mar-31
 8232488   ASPEN                     CO      81611   LCO        8.000      6.750      $3,522.43   354         1-Aug-30
 8232730   CORONA                    CA      91719   SFD        8.000      6.750      $2,295.22   360         1-Mar-31
 8233497   SIOUX FALLS               SD      57103   SFD        8.000      6.750      $3,611.20   354         1-Aug-30
 8233521   FRISCO                    TX      75034   SFD        8.000      6.750      $3,112.39   354         1-Aug-30
 8234580   LONGMONT                  CO      80504   SFD        8.375      6.750      $2,766.66   355         1-Aug-30
 8234804   SAN DIEGO                 CA      92130   SFD        7.375      6.750      $4,413.41   360         1-Mar-31
 8235795   SIMI VALLEY               CA      93063   SFD        8.000      6.750      $2,122.27   357         1-Nov-30
 8237280   NEWPORT BEACH             CA      92660   SFD        8.000      6.750      $4,540.63   354         1-Aug-30
 8238541   LONGBOAT KEY              FL      34228   LCO        8.000      6.750      $3,669.32   356         1-Oct-30
 8238902   IRVINE                    CA      92602   SFD        8.000      6.750      $2,418.24   360         1-Oct-30
 8239408   GAITHERSBURG              MD      20878   SFD        8.000      6.750      $2,172.13   360         1-Sep-30
 8240059   HIGHLANDS RANCH           CO      80126   SFD        8.000      6.750      $2,124.19   360         1-Oct-30
 8240081   FAIRFAX                   VA      22033   SFD        7.000      6.733      $2,328.56   360         1-Mar-31
 8240963   WASHINGTON                DC      20009   SFD        7.750      6.750      $2,246.26   360         1-Jan-31
 8241258   SANTA ROSA                CA      95404   SFD        8.000      6.750      $2,219.57   354         1-Aug-30
 8241985   CHULA VISTA               CA      91915   SFD        8.000      6.750      $2,407.69   360         1-Sep-30
 8243026   SANTA CLARA               CA      95050   SFD        8.000      6.750      $3,987.00   354         1-Aug-30
 8243464   ROSEVILLE                 CA      95661   SFD        7.500      6.750      $2,583.60   360         1-Apr-31
 8244072   STATE COLLEGE             PA      16803   SFD        8.000      6.750      $2,388.49   355         1-Sep-30
 8245770   ENGLEWOOD CLIFFS          NJ      07632   SFD        8.000      6.750      $4,763.96   355         1-Sep-30
 8245913   SAN DIEGO                 CA      92101   HCO        8.000      6.750      $2,094.94   354         1-Aug-30
 8246108   HIGHLANDS RANCH           CO      80126   SFD        8.000      6.750      $2,360.23   354         1-Aug-30
 8250486   DARNESTOWN                MD      20878   SFD        7.750      6.750      $3,081.85   360         1-Sep-30
 8252326   CENTRE HALL               PA      16828   SFD        8.000      6.750      $2,171.94   355         1-Sep-30
 8253953   TACOMA                    WA      98422   SFD        8.000      6.750      $2,517.74   360         1-Aug-30
 8254996   SIMI VALLEY               CA      93063   SFD        8.000      6.750      $2,501.86   360         1-Aug-30
 8255918   ANGOLA                    IN      46703   SFD        8.000      6.750      $2,459.11   360         1-Aug-30
 8259540   OCEAN CITY                NJ      08226   LCO        8.000      6.750      $3,229.22   354         1-Aug-30
 8259746   HAVERILL                  MA      01830   SFD        8.000      6.750      $2,080.22   355         1-Sep-30
 8259761   ATLANTA                   GA      30328   SFD        8.000      6.750      $2,396.44   360         1-Aug-30
 8260816   MCLEAN                    VA      22101   SFD        8.000      6.750      $2,223.26   360         1-Nov-30
 8261022   BETHLEHEM                 PA      18015   SFD        8.000      6.750      $2,526.90   360         1-Dec-30
 8261716   HOBOKEN                   NJ      07030   LCO        8.000      6.750      $2,318.70   360         1-Oct-30
 8264430   SAN DIEGO                 CA      92122   SFD        7.875      6.750      $2,349.23   360         1-Oct-30
 8267543   WEST HOLLYWOOD            CA      90046   SFD        7.875      6.750      $2,065.00   360         1-Sep-30
 8268952   BOULDER CREEK             CA      95006   SFD        8.000      6.750      $2,436.10   356         1-Oct-30
 8273950   SILVERTHORNE              CO      80498   SFD        8.000      6.750      $2,363.12   355         1-Sep-30
 8276641   EL DORADO HILLS           CA      95762   SFD        7.250      6.750      $3,049.33   360         1-Apr-31
 8278870   PETALUMA                  CA      94952   SFD        8.000      6.750      $2,685.75   360         1-Sep-30
 8280321   SACRAMENTO                CA      95829   SFD        7.375      6.750      $2,967.11   360         1-Mar-31
 8280764   ENGLEWOOD                 CO      80112   SFD        8.000      6.750      $2,141.42   355         1-Sep-30
 8281360   LOS ANGELES               CA      90025   SFD        8.000      6.750      $2,985.20   360         1-Sep-30
 8282481   BRECKENRIDGE              CO      80424   SFD        8.000      6.750      $4,769.47   355         1-Sep-30
 8284962   BOCA RATON                FL      33487   SFD        8.000      6.750      $3,495.57   355         1-Sep-30
 8285690   CHULA VISTA               CA      91915   SFD        8.000      6.750      $2,229.00   360         1-Sep-30
 8288877   SACRAMENTO                CA      95829   SFD        7.375      6.750      $2,650.12   360         1-Mar-31
 8291019   BROOMFIELD                CO      80020   SFD        8.000      6.750      $2,928.80   356         1-Oct-30
 8293327   SEBASTOPOL                CA      95472   SFD        8.000      6.750      $2,627.23   360         1-Oct-30
 8294144   SNOWMASS VILLAGE          CO      81615   LCO        8.000      6.750      $4,402.59   360         1-Oct-30
 8295436   SAN DIMAS                 CA      91773   SFD        8.000      6.750      $2,186.77   356         1-Oct-30
 8296323   ATLANTA                   GA      30327   SFD        8.000      6.750      $3,301.94   360         1-Oct-30
 8297015   CAMPBELL                  CA      95008   SFD        8.000      6.750      $3,045.12   360         1-Sep-30
 8299779   FREMONT                   CA      94538   LCO        8.000      6.750      $2,202.02   355         1-Sep-30
 8301027   HIGHLAND VILLAGE          TX      75077   SFD        8.000      6.750      $2,347.88   360         1-Nov-30
 8303066   SNOWMASS VILLAGE          CO      81615   SFD        7.875      6.750      $2,900.28   360         1-Oct-30
 8303241   ATLANTA                   GA      30324   SFD        7.875      6.750      $2,392.73   360         1-Oct-30
 8303637   CLIVE                     IA      50325   SFD        7.875      6.750      $2,088.20   360         1-Dec-30
 8308138   ROCKVILLE                 MD      20850   SFD        7.750      6.750      $4,056.53   360         1-Feb-31
 8308492   LAS VEGAS                 NV      89135   SFD        7.875      6.750      $2,173.00   360         1-Dec-30
 8310791   GLENDALE                  AZ      85308   SFD        7.375      6.750      $2,399.41   360         1-Mar-31
 8312091   PARKER                    CO      80134   SFD        8.000      6.750      $2,688.65   357         1-Nov-30
 8312687   LITTLETON                 CO      80124   SFD        7.750      6.750      $2,399.98   360         1-Dec-30
 8312798   BOTHELL                   WA      98011   SFD        7.875      6.750      $2,001.19   360         1-Nov-30
 8312815   EAST PALO ALTO            CA      94303   SFD        7.625      6.750      $2,959.99   360         1-Mar-31
 8319430   ALPINE                    CA      91901   SFD        8.000      6.750      $2,465.08   356         1-Oct-30
 8322971   SACRAMENTO                CA      95829   SFD        7.375      6.750      $2,302.02   360         1-Mar-31
 8324160   GLENWOOD SPRINGS          CO      81601   SFD        8.500      6.750      $2,345.19   360         1-Nov-30
 8325537   SEA ISLE CITY             NJ      08243   LCO        8.000      6.750      $3,228.73   360         1-Nov-30
 8326426   ROSEVILLE                 CA      95661   SFD        7.125      6.750      $3,072.02   360         1-Apr-31
 8333609   MONROE                    WA      98272   SFD        7.750      6.750      $2,246.67   360         1-Nov-30
 8337564   LONGBOAT                  FL      34228   SFD        7.750      6.750      $4,656.68   360         1-Oct-30
 8339587   MESA                      AZ      85207   SFD        7.625      6.750      $2,548.06   360         1-Apr-31
 8346837   LOUISVILLE                CO      80027   SFD        8.000      6.750      $2,171.57   360         1-Nov-30
 8352360   NORTH POTOMAC             MD      20878   SFD        7.125      6.750      $3,012.87   360         1-Mar-31
 8352515   SILVER SPRING             MD      20910   PUD        7.875      6.750      $2,087.47   360         1-Nov-30
 8353145   LITTLETON                 CO      80122   SFD        8.000      6.750      $2,654.04   360         1-Nov-30
 8353258   WASHINGTON                DC      20037   LCO        7.875      6.750      $2,149.83   360         1-Nov-30
 8354072   ANDOVER                   MA      01810   SFD        7.250      6.750      $3,547.32   360         1-Mar-31
 8355069   MANALAPAN                 NJ      07726   SFD        8.000      6.750      $2,729.74   360         1-Nov-30
 8361919   SAN DIEGO                 CA      92128   SFD        7.625      6.750      $2,318.02   360         1-Mar-31
 8362142   RESTON                    VA      20194   SFD        8.000      6.750      $2,926.44   357         1-Nov-30
 8366381   LOUISVILLE                CO      80027   SFD        7.750      6.750      $2,206.67   360         1-Dec-30
 8367199   PARK RIDGE                IL      60068   SFD        8.125      6.750      $2,762.09   360         1-Nov-30
 8371443   BOULDER                   CO      80301   SFD        8.000      6.750      $3,228.56   358         1-Dec-30
 8373865   WESTFORD                  MA      01886   SFD        8.000      6.750      $2,822.33   360         1-Nov-30
 8374727   COROLLA                   NC      27927   SFD        8.000      6.750      $2,274.82   358         1-Dec-30
 8374840   RALEIGH                   NC      27614   SFD        7.500      6.750      $2,926.91   360         1-Feb-31
 8378094   BATH                      OH      44333   SFD        7.750      6.750      $2,720.93   360         1-Jan-31
 8378956   WINNETKA                  IL      60093   SFD        8.000      6.750      $2,914.52   360         1-Feb-31
 8379535   COLLEYVILLE               TX      76034   SFD        8.000      6.750      $3,052.46   360         1-Jan-31
 8382655   SIGNAL HILL               CA      90806   SFD        7.500      6.750      $2,489.20   360         1-Apr-31
 8384665   WASHINGTON                DC      20008   SFD        7.750      6.750      $2,142.07   360         1-Dec-30
 8387234   SACRAMENTO                CA      95834   SFD        7.250      6.750      $2,029.58   360         1-Mar-31
 8388707   OCEAN CITY                NJ      08226   LCO        7.750      6.750      $2,306.97   360         1-Dec-30
 8389741   ALPHARETTA                GA      30004   SFD        7.500      6.750      $4,544.89   360         1-Mar-31
 8391470   EVANSTON                  IL      60201   SFD        8.875      6.750      $2,546.07   360         1-Jan-31
 8391719   NEWHALL                   CA      91321   SFD        7.750      6.750      $2,034.61   360         1-Jan-31
 8394681   SAN DIEGO                 CA      92124   SFD        7.250      6.750      $2,548.61   360         1-Mar-31
 8395191   DUBLIN                    OH      43017   SFD        7.500      6.750      $2,454.94   360         1-Mar-31
 8403148   BRECKENRIDGE              CO      80424   SFD        7.750      6.750      $3,266.96   360         1-Jan-31
 8405446   EDEN PRAIRIE              MN      55347   SFD        7.750      6.750      $2,542.91   360         1-Mar-31
 8409277   ASPEN                     CO      81611   SFD        7.625      6.750      $3,185.07   360         1-Mar-31
 8414345   GOLD CANYON               AZ      85219   SFD        7.500      6.750      $3,433.14   360         1-Mar-31
 8415082   DUCK                      NC      27949   SFD        7.750      6.750      $3,329.88   360         1-Mar-31
 8415247   BURR RIDGE                IL      60521   SFD        8.375      6.750      $3,793.52   360         1-Jan-31
 8418007   FOLSOM                    CA      95630   SFD        7.375      6.750      $2,315.78   360         1-Mar-31
 8422136   CARLSBAD                  CA      92009   SFD        7.750      6.750      $3,227.52   360         1-Mar-31
 8423080   CEDAR RAPIDS              IA      52403   SFD        7.250      6.750      $2,728.71   360         1-Mar-31
 8427652   CHESAPEAKE                VA      23322   SFD        7.250      6.750      $2,182.42   360         1-Mar-31
 8427671   PRINCETON                 NJ      08540   SFD        7.375      6.750      $2,403.55   360         1-Mar-31
 8429918   LAGUNA NIGUEL             CA      92677   SFD        7.250      6.750      $2,660.49   360         1-Mar-31
 8431103   ALAMEDA                   CA      94502   SFD        7.625      6.750      $2,378.19   360         1-Mar-31
 8431464   MONTEBELLO                NY      10901   SFD        7.500      6.750      $4,195.29   360         1-Mar-31
 8432852   MESA                      AZ      85207   SFD        7.500      6.750      $2,305.93   360         1-Mar-31
 8432881   FLEMINGTON                NJ      08822   SFD        7.750      6.750      $2,846.16   360         1-Mar-31
 8433089   DEVON                     PA      19333   SFD        7.750      6.750      $4,567.13   360         1-Feb-31
 8433600   STEVENSON RANCH           CA      91381   SFD        7.375      6.750      $2,645.29   360         1-Jan-31
 8433702   UPPER TWP.                NJ      08248   SFD        7.750      6.750      $4,011.91   360         1-Mar-31
 8435408   EL DORADO HILLS           CA      95762   SFD        7.500      6.750      $3,286.31   360         1-Feb-31
 8435671   COPPELL                   TX      75019   SFD        8.000      6.750      $4,375.07   360         1-Jan-31
 8437540   LOS ANGELES               CA      90024   HCO        7.375      6.750      $3,732.38   360         1-Mar-31
 8439175   MINNEAPOLIS               MN      55422   SFD        7.750      6.750      $3,582.06   360         1-Mar-31
 8440450   OAKBROOK                  IL      60523   SFD        8.125      6.750      $2,342.58   360         1-Jan-31
 8441959   EVANSTON                  IL      60201   SFD        8.375      6.750      $3,085.89   360         1-Feb-31
 8442585   JAMESTOWN                 CA      95327   SFD        8.250      6.750      $2,941.21   360         1-Mar-31
 8443536   CHICAGO                   IL      60618   SFD        8.125      6.750      $2,969.99   360         1-Feb-31
 8447201   INVER GROVE HEIGH         MN      55077   SFD        8.250      6.750      $3,604.58   360         1-Feb-31
 8448620   ROSEVILLE                 CA      95661   SFD        7.375      6.750      $2,295.80   360         1-Mar-31
 8449165   CAMARILLO                 CA      93010   LCO        7.500      6.750      $2,237.49   360         1-Mar-31
 8450286   WEST BLOOMFIELD           MI      48324   SFD        7.875      6.750      $3,763.11   360         1-Mar-31
 8450746   NAPERVILLE                IL      60564   SFD        7.625      6.750      $2,734.21   360         1-Feb-31
 8453954   PRINCETON                 NJ      08540   SFD        7.625      6.750      $2,661.30   360         1-Apr-31
 8457440   WASHINGTON                DC      20024   SFD        7.500      6.750      $2,303.21   360         1-Mar-31
 8458229   LAC LA BELLE              MI      49918   SFD        7.500      6.750      $2,796.86   360         1-Mar-31
 8458640   LOS ANGELES               CA      90009   SFD        7.500      6.750      $2,268.95   360         1-Feb-31
 8459365   FLAGSTAFF                 AZ      86004   SFD        7.750      6.750      $2,321.18   360         1-Mar-31
 8460236   PAGOSA SPRINGS            CO      81147   SFD        7.375      6.750      $2,244.69   360         1-Feb-31
 8460461   RANCHO SANTA MARG         CA      92688   SFD        7.625      6.750      $2,366.30   360         1-Apr-31
 8460662   GLENVIEW                  IL      60025   SFD        7.500      6.750      $4,544.89   360         1-Mar-31
 8462726   EDINA                     MN      55424   SFD        8.375      6.750      $6,768.45   360         1-Feb-31
 8465919   BELLEVUE                  WA      98007   SFD        7.750      6.750      $3,006.80   360         1-Mar-31
 8468867   GREEN BAY                 WI      54311   SFD        8.000      6.750      $3,414.21   360         1-Feb-31
 8469168   SANTA MONICA              CA      90402   SFD        7.375      6.750      $5,663.54   360         1-Mar-31
 8470149   BETHESDA                  MD      20816   SFD        7.375      6.750      $3,364.45   360         1-Mar-31
 8470263   BULLHEAD CITY             AZ      86442   SFD        7.250      6.750      $2,217.07   360         1-Apr-31
 8471253   ORANGE                    CA      92867   SFD        7.375      6.750      $2,320.67   360         1-Apr-31
 8472849   MCLEAN                    VA      22101   SFD        7.625      6.750      $3,907.02   360         1-Apr-31
 8473288   SIMI VALLEY               CA      93065   SFD        7.375      6.750      $2,210.16   360         1-Mar-31
 8474115   TUCSON                    AZ      85718   SFD        7.250      6.750      $3,069.79   360         1-Mar-31
 8475619   SPICEWOOD                 TX      78669   SFD        7.375      6.750      $4,489.38   360         1-Mar-31
 8476026   TURLOCK                   CA      95382   SFD        7.125      6.750      $2,175.47   360         1-Mar-31
 8477616   RENO                      NV      89509   SFD        8.000      6.750      $2,594.59   360         1-Mar-31
 8478261   COSTA MESA                CA      92627   SFD        7.500      6.750      $2,347.61   360         1-Mar-31
 8478768   OXNARD                    CA      93035   SFD        7.750      6.750      $2,998.19   360         1-Mar-31
 8479258   REDONDO BEACH             CA      90278   LCO        7.750      6.750      $2,733.11   360         1-Mar-31
 8479270   THOUSAND OAKS             CA      91361   SFD        7.625      6.750      $7,077.94   360         1-Mar-31
 8480636   TEMECULA                  CA      92592   SFD        7.375      6.750      $2,099.65   360         1-Mar-31
 8481279   CAMARILLO                 CA      93010   SFD        7.500      6.750      $2,447.25   360         1-Mar-31
 8481544   POWAY                     CA      92064   SFD        7.250      6.750      $3,410.88   360         1-Mar-31
 8482483   VALLEY FORGE              PA      19481   SFD        7.875      6.750      $3,821.84   360         1-Apr-31
 8482865   VENICE                    FL      34292   SFD        7.750      6.750      $5,014.89   360         1-Mar-31
 8482875   NEWARK                    CA      94560   SFD        7.375      6.750      $2,659.10   360         1-Mar-31
 8482974   DOWNERS GROVE             IL      60515   SFD        7.500      6.750      $2,447.25   360         1-Mar-31
 8483402   FLORHAM PARK              NJ      07932   SFD        7.875      6.750      $2,755.26   360         1-Mar-31
 8485167   UNIVERSITY PARK           TX      75225   SFD        7.500      6.750      $6,060.09   360         1-Mar-31
 8485408   ANNANDALE                 VA      22003   SFD        7.125      6.750      $2,236.75   360         1-Mar-31
 8486051   DAVIS                     CA      95616   SFD        7.375      6.750      $3,301.43   360         1-Mar-31
 8486344   CAYUCOS                   CA      93430   SFD        7.875      6.750      $3,009.04   360         1-Mar-31
 8487165   TEMPLETON                 CA      93465   SFD        7.500      6.750      $2,447.25   360         1-Mar-31
 8487215   OMAHA                     NE      68124   SFD        7.875      6.750      $2,791.52   360         1-Mar-31
 8487904   GREAT FALLS               VA      22066   SFD        7.500      6.750      $2,992.64   360         1-Mar-31
 8488430   GREENVILLE                DE      19807   SFD        7.500      6.750      $3,775.76   360         1-Mar-31
 8488718   MARIETTA                  GA      30068   SFD        7.500      6.750      $2,623.45   360         1-Mar-31
 8488741   OJAI                      CA      93023   SFD        7.250      6.750      $2,517.23   360         1-Mar-31
 8491739   NEWPORT BEACH             CA      92660   SFD        7.250      6.750      $4,297.71   360         1-Mar-31
 8491902   ALPINE                    CA      91901   SFD        7.500      6.750      $2,150.08   360         1-Mar-31
 8492162   SAN JOSE                  CA      95120   SFD        7.500      6.750      $3,524.04   360         1-Mar-31
 8492861   SEA SIDE                  FL      32459   SFD        7.375      6.750      $4,403.05   360         1-Mar-31
 8493786   AVALON                    NJ      08202   SFD        7.625      6.750      $4,239.68   360         1-Apr-31
 8493932   POLSON                    MT      59860   SFD        7.750      6.750      $2,791.14   360         1-Mar-31
 8494964   NAPERVILLE                IL      60565   SFD        7.750      6.750      $2,207.98   360         1-Mar-31
 8495199   SUNNYVALE                 CA      94087   SFD        7.250      6.750      $3,103.90   360         1-Mar-31
 8495589   FREMONT                   CA      94539   SFD        7.250      6.750      $2,060.17   360         1-Mar-31
 8496248   BIG BEAR LAKE             CA      92315   SFD        7.750      6.750      $2,471.62   360         1-Mar-31
 8496517   SANTA CRUZ                CA      95062   SFD        7.500      6.750      $2,132.60   360         1-Mar-31
 8497041   HOUSTON                   TX      77005   SFD        7.250      6.750      $4,120.34   360         1-Mar-31
 8497329   ROSWELL                   GA      30075   SFD        7.375      6.750      $2,717.56   360         1-Mar-31
 8497474   AURORA                    IL      60504   SFD        7.500      6.750      $1,985.77   360         1-Mar-31
 8498328   ASPEN                     CO      81611   SFD        7.500      6.750      $6,992.15   360         1-Mar-31
 8498460   BEAVER CREEK              CO      81620   SFD        7.625      6.750      $4,565.27   360         1-Mar-31
 8498557   FREMONT                   CA      94539   SFD        7.125      6.750      $2,425.39   360         1-Mar-31
 8498673   LONG BEACH                CA      90803   SFD        7.750      6.750      $2,865.65   360         1-Mar-31
 8498783   SEATTLE                   WA      98144   SFD        7.500      6.750      $2,482.21   360         1-Mar-31
 8498807   HOLLYWOOD                 FL      33019   SFD        8.375      6.750      $2,158.61   360         1-Mar-31
 8499029   FLOWER MOUND              TX      75022   SFD        7.375      6.750      $2,439.46   360         1-Mar-31
 8499184   PARAMUS BOROUGH           NJ      07652   SFD        8.500      6.750      $3,471.64   360         1-Mar-31
 8499202   CUMMING                   IA      50061   SFD        7.500      6.750      $2,075.97   360         1-Mar-31
 8499227   WINDSOR                   CO      80550   SFD        7.375      6.750      $2,210.16   360         1-Mar-31
 8499243   STEAMBOAT SPRINGS         CO      80477   SFD        7.500      6.750      $2,622.05   360         1-Mar-31
 8499321   IRVINE                    CA      92618   SFD        7.500      6.750      $3,013.61   360         1-Mar-31
 8499737   FOX RIVER GROVE           IL      60021   SFD        7.500      6.750      $2,740.92   360         1-Mar-31
 8500082   SAN DIEGO                 CA      92122   LCO        7.250      6.750      $2,455.83   360         1-Mar-31
 8500515   GILROY                    CA      95020   SFD        7.750      6.750      $2,865.65   360         1-Mar-31
 8500620   INCLINE VILLAGE           NV      89451   LCO        7.750      6.750      $3,134.30   360         1-Apr-31
 8500624   IRVINE                    CA      92606   SFD        7.375      6.750      $2,463.98   360         1-Apr-31
 8501527   PRESCOTT                  AZ      86305   SFD        7.500      6.750      $2,348.70   360         1-Mar-31
 8501861   SCOTTSDALE                AZ      85254   SFD        7.750      6.750      $3,223.85   360         1-Mar-31
 8502160   ORANGE                    CA      92869   SFD        7.750      6.750      $2,005.95   360         1-Mar-31
 8502656   OLYMPIA                   WA      98503   SFD        7.375      6.750      $2,762.70   360         1-Mar-31
 8503141   BAKERSFIELD               CA      93305   SFD        7.500      6.750      $2,884.26   360         1-Apr-31
 8504138   PINCKNEY                  MI      49445   SFD        7.875      6.750      $2,298.47   360         1-Mar-31
 8504970   MISSION VIEJO             CA      92691   SFD        7.375      6.750      $2,279.23   360         1-Apr-31
 8505963   POTOMAC                   MD      20854   SFD        7.375      6.750      $2,784.80   360         1-Mar-31
 8506817   MURRIETTA AREA            CA      92563   SFD        7.250      6.750      $2,592.27   360         1-Mar-31
 8507107   REDWOOD CITY              CA      94061   LCO        7.250      6.750      $3,274.45   360         1-Mar-31
 8507219   ALAMEDA                   CA      94501   SFD        7.375      6.750      $2,175.63   360         1-Mar-31
 8507236   ROCHESTER                 MN      55902   SFD        7.375      6.750      $3,399.85   360         1-Mar-31
 8507457   CHESAPEAKE                VA      23320   SFD        7.250      6.750      $2,353.51   360         1-Mar-31
 8507791   GREAT FALLS               VA      22066   SFD        7.875      6.750      $2,537.74   360         1-Apr-31
 8507885   SAN CLEMENTE              CA      92673   SFD        7.375      6.750      $3,556.98   360         1-Mar-31
 8507891   SAVAGE                    MN      55378   SFD        7.250      6.750      $2,197.97   360         1-Mar-31
 8508010   NEWBURYPORT               MA      01950   SFD        7.500      6.750      $2,310.90   360         1-Mar-31
 8508083   FAYETTEVILLE              GA      30214   SFD        7.375      6.750      $2,072.03   360         1-Mar-31
 8508299   TONKA BAY                 MN      55331   SFD        7.500      6.750      $4,544.89   360         1-Apr-31
 8509313   RALEIGH                   NC      27614   SFD        7.250      6.750      $3,260.80   360         1-Mar-31
 8510020   PASADENA                  CA      91105   SFD        7.375      6.750      $3,812.53   360         1-Mar-31
 8510350   AMES                      IA      50014   SFD        7.625      6.750      $2,689.62   360         1-Mar-31
 8510540   DUVALL                    WA      98019   SFD        7.625      6.750      $2,264.23   360         1-Mar-31
 8511324   APPLE VALLEY              MN      55124   SFD        7.375      6.750      $2,762.69   360         1-Mar-31
 8511350   CONROE                    TX      77304   SFD        7.250      6.750      $3,132.21   360         1-Mar-31
 8513158   DUNEDIN                   FL      34698   SFD        7.125      6.750      $2,694.87   360         1-Mar-31
 8513743   HERTFORD                  NC      27944   SFD        7.625      6.750      $3,176.58   360         1-Mar-31
 8513870   SEATTLE                   WA      98126   SFD        7.375      6.750      $3,072.12   360         1-Mar-31
 8514640   VIRGINIA BEACH            VA      23452   SFD        7.125      6.750      $2,310.85   360         1-Mar-31
 8515011   MORRIS                    IL      60450   SFD        7.125      6.750      $2,804.35   360         1-Apr-31
 8515143   SAN DIEGO                 CA      92128   LCO        7.500      6.750      $2,405.30   360         1-Mar-31
 8515331   ALBUQUERQUE               NM      87111   SFD        7.250      6.750      $5,883.77   360         1-Mar-31
 8515500   SOQUEL                    CA      95073   SFD        7.625      6.750      $3,538.97   360         1-Apr-31
 8515636   BAKERSFIELD               CA      93312   SFD        7.375      6.750      $2,272.32   360         1-Mar-31
 8515776   MANHATTAN BEACH           CA      90266   SFD        7.250      6.750      $6,812.55   360         1-Mar-31
 8516057   LONGBOAT KEY              FL      34228   LCO        7.500      6.750      $3,230.37   360         1-Apr-31
 8518671   PARADISE VALLEY           AZ      85250   SFD        7.500      6.750      $5,593.72   360         1-Mar-31
 8518983   PALATINE                  IL      60067   SFD        7.625      6.750      $2,032.78   360         1-Mar-31
 8519334   SEATTLE                   WA      98119   SFD        7.250      6.750      $2,144.76   360         1-Mar-31
 8519481   ALBUQUERQUE               NM      87122   SFD        7.375      6.750      $3,021.01   360         1-Mar-31
 8521095   BETHESDA                  MD      20817   SFD        7.250      6.750      $4,093.06   360         1-Mar-31
 8521715   SALT LAKE CITY            UT      84103   SFD        7.750      6.750      $3,868.63   360         1-Mar-31
 8521717   LAGUNA NIGUEL             CA      92677   SFD        7.125      6.750      $2,863.30   360         1-Mar-31
 8525273   WASHINGTON                DC      20009   SFD        7.500      6.750      $2,566.12   360         1-Mar-31
 8525973   BOULDER                   CO      80301   SFD        7.500      6.750      $2,908.73   360         1-Mar-31
 8526846   HOUSTON                   TX      77025   SFD        7.125      6.750      $3,099.11   360         1-Apr-31
 8527063   BARTLETT                  IL      60103   SFD        7.750      6.750      $2,450.13   360         1-Apr-31
 8527365   CHESTERFIELD              MO      63017   SFD        7.500      6.750      $2,307.41   360         1-Mar-31
 8528703   CLIFTON                   VA      20124   SFD        7.500      6.750      $3,352.73   360         1-Mar-31
 8529710   CORONADO                  CA      92118   SFD        7.625      6.750      $2,831.17   360         1-Mar-31
 8529712   SAN ANTONIO               TX      78248   SFD        7.250      6.750      $2,252.31   360         1-Mar-31
 8530895   MONUMENT                  CO      80132   SFD        7.250      6.750      $2,387.62   360         1-Mar-31
 8531118   MERRIMAC                  MA      01860   SFD        7.875      6.750      $2,445.30   360         1-Mar-31
 8531494   ALTADENA                  CA      91001   SFD        7.250      6.750      $2,412.18   360         1-Mar-31
 8532904   WALNUT CREEK              CA      94596   SFD        7.375      6.750      $2,900.28   360         1-Mar-31
 8533223   ATLANTA                   GA      30305   HCO        7.250      6.750      $2,000.82   360         1-Apr-31
 8535252   WESTMINSTER               CO      80234   SFD        7.500      6.750      $2,740.92   360         1-Mar-31
 8537758   LA CANADA                 CA      91011   SFD        7.500      6.750      $2,545.14   360         1-Mar-31
 8538623   AVALON                    NJ      08202   SFD        7.625      6.750      $4,961.63   360         1-Mar-31
 8538763   SCOTTSDALE                AZ      85260   SFD        7.750      6.750      $2,722.37   360         1-Apr-31
 8540600   AVILA BEACH               CA      93434   SFD        7.250      6.750      $2,319.40   360         1-Mar-31
 8541147   ROCKVILLE                 MD      20850   SFD        7.750      6.750      $2,754.46   360         1-Mar-31
 8541270   GREENWOOD                 IN      46143   SFD        8.000      6.750      $2,487.46   360         1-Mar-31
 8541479   ROCKVILLE                 MD      20850   SFD        7.375      6.750      $3,077.10   360         1-Mar-31
 8542677   CULVER CITY               CA      90232   SFD        7.375      6.750      $2,895.31   360         1-Mar-31
 8543757   ALBUQUERQUE               NM      87111   SFD        7.375      6.750      $2,685.34   360         1-Mar-31
 8544290   WINDSOR                   CO      80550   SFD        7.250      6.750      $2,428.55   360         1-Apr-31
 8545157   BURIEN                    WA      98166   SFD        7.375      6.750      $3,271.04   360         1-Mar-31
 8546892   SANTA BARBARA             CA      93109   SFD        7.375      6.750      $6,906.75   360         1-Mar-31
 8546914   HIGHLAND PARK             IL      60035   SFD        7.750      6.750      $2,403.56   360         1-Mar-31
 8577719   SANTA FE                  NM      87505   SFD        7.625      6.750      $2,583.45   360         1-Apr-31
 9003959   SAN JOSE                  CA      95120   SFD        7.750      6.750      $4,656.68   360         1-Feb-31
 9006397   LOS GATOS                 CA      95030   SFD        7.875      6.750      $5,532.28   360         1-Feb-31
 9006891   CONCORD                   CA      94521   SFD        7.875      6.750      $2,581.25   360         1-Feb-31
 9007040   REDWOOD CITY              CA      94065   LCO        7.625      6.750      $3,391.75   360         1-Feb-31
 9012882   SAN JOSE                  CA      95123   SFD        7.625      6.750      $2,434.81   360         1-Mar-31
 9014946   SAN FRANCISCO             CA      94118   LCO        7.750      6.750      $3,714.60   360         1-Mar-31

WFMBS
WFMBS   2001-09 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)        (ix)              (x)     (xi)        (xii)       (xiii)    (xv)      (xvI)
--------   ---------------   -----   ---------   ---------   -------   -------   --------
           CUT-OFF
MORTGAGE   DATE                                  MORTGAGE              MASTER    FIXED
LOAN       PRINCIPAL                             INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     BALANCE           LTV     SUBSIDY     CODE        FEE       FEE       YIELD
--------   ---------------   -----   ---------   ---------   -------   -------   --------
 5005718   $    638,882.76   76.88                            0.250     0.017     0.733
 5066179   $    397,342.20   61.54                            0.250     0.017     0.983
 5107580   $    383,701.29   80.00                            0.250     0.017     0.733
 5117923   $    366,159.94   80.00                            0.250     0.017     0.858
 5124807   $    282,767.77   80.00                            0.250     0.017     0.733
 5137841   $    347,717.83   55.73                            0.250     0.017     0.733
 5158905   $    310,054.57   80.00                            0.250     0.017     0.733
 5161785   $    337,015.74   80.00                            0.250     0.017     0.733
 5164053   $    312,473.90   75.00                            0.250     0.017     0.733
 5706671   $    389,030.38   79.80                            0.250     0.017     0.733
 5707675   $    364,770.07   80.00                            0.250     0.017     0.733
 5708261   $    329,541.52   88.42                   33       0.250     0.017     0.733
 5708359   $    335,752.49   80.00                            0.250     0.017     0.858
 5709885   $    293,990.95   80.00                            0.250     0.017     0.733
 5710002   $    570,151.46   80.00                            0.250     0.017     0.733
 5711813   $    635,349.36   79.01                            0.250     0.017     0.733
 5712008   $    396,489.23   80.00                            0.250     0.017     0.733
 5713477   $    337,339.96   24.29                            0.250     0.017     0.858
 5716838   $    342,770.25   77.74                            0.250     0.017     0.733
 5718784   $    554,825.09   80.00                            0.250     0.017     0.858
 5721631   $    312,473.90   75.90                            0.250     0.017     0.733
 5722550   $    452,570.92   80.00                            0.250     0.017     0.733
 5725373   $    476,512.02   80.00                            0.250     0.017     0.733
 5725380   $    416,947.97   80.00                            0.250     0.017     0.733
 5725868   $    357,653.23   80.00                            0.250     0.017     0.733
 5726709   $    342,750.99   79.31                            0.250     0.017     0.733
 5727568   $    496,366.63   78.13                            0.250     0.017     0.733
 5728089   $    313,465.82   79.93                            0.250     0.017     0.733
 5728361   $    460,188.63   80.00                            0.250     0.017     0.733
 5728427   $    331,673.21   80.00                            0.250     0.017     0.733
 5728529   $    351,209.94   80.00                            0.250     0.017     0.733
 5728734   $    297,765.45   78.95                            0.250     0.017     0.608
 5729792   $    316,561.00   80.00                            0.250     0.017     0.733
 5731462   $    943,096.71   38.00                            0.250     0.017     0.733
 5731467   $    447,053.91   54.88                            0.250     0.017     0.733
 5732278   $    275,790.32   80.00                            0.250     0.017     0.733
 5732958   $    364,952.26   80.00                            0.250     0.017     0.733
 5733080   $    315,395.09   95.00                   33       0.250     0.017     0.983
 5734969   $    372,135.10   80.00                            0.250     0.017     0.733
 5735002   $    274,043.42   80.00                            0.250     0.017     0.858
 5735995   $    317,178.31   90.00                   33       0.250     0.017     0.733
 5736225   $    476,512.02   80.00                            0.250     0.017     0.733
 5736877   $    281,936.21   80.00                            0.250     0.017     0.733
 5738787   $    364,403.09   80.00                            0.250     0.017     0.733
 5739271   $    465,743.93   80.00                            0.250     0.017     0.733
 5741231   $    276,545.86   80.00                            0.250     0.017     0.733
 5741631   $    365,325.86   75.10                            0.250     0.017     0.733
 5742379   $    405,340.31   80.00                            0.250     0.017     0.733
 5747234   $    377,583.60   76.00                            0.250     0.017     0.858
 5748220   $    321,761.76   80.00                            0.250     0.017     1.233
 5752533   $    308,395.93   77.50                            0.250     0.017     0.983
 5753592   $    376,494.70   90.00                   33       0.250     0.017     0.983
 5758148   $    298,267.29   47.24                            0.250     0.017     0.733
 5761467   $    447,400.95   60.21                            0.250     0.017     0.733
 5761860   $    400,000.00   48.19                            0.250     0.017     0.358
 5762385   $    278,382.78   72.73                            0.250     0.017     0.733
 5768782   $    380,286.10   90.00                   33       0.250     0.017     0.733
 5769821   $    382,591.36   80.00                            0.250     0.017     0.858
 5772136   $    359,504.82   80.00                            0.250     0.017     0.608
 5781855   $    421,953.17   80.00                            0.250     0.017     0.733
 5788260   $    311,994.16   80.00                            0.250     0.017     0.983
 5792176   $    279,160.94   80.00                            0.250     0.017     0.483
 5798443   $    435,692.27   80.00                            0.250     0.017     0.733
 5800217   $    395,720.50   80.00                            0.250     0.017     0.733
 5808557   $    362,244.00   80.00                            0.250     0.017     0.358
 5809438   $    350,000.00   80.00                            0.250     0.017     0.733
 5816310   $    392,681.36   80.00                            0.250     0.017     0.733
 5821076   $    398,570.06   66.17                            0.250     0.017     0.733
 5822958   $    344,200.00   57.37                            0.250     0.017     0.733
 5827744   $    346,271.00   80.00                            0.250     0.017     0.733
 5828096   $    449,621.95   70.87                            0.250     0.017     0.000
 5829618   $    377,074.22   90.00                   33       0.250     0.017     1.483
 5833817   $    334,798.84   80.00                            0.250     0.017     0.733
 5834946   $    289,595.46   80.00                            0.250     0.017     0.733
 5841038   $    333,775.90   51.90                            0.250     0.017     0.983
 5842180   $    336,949.75   80.00                            0.250     0.017     0.483
 5844700   $    300,776.61   64.73                            0.250     0.017     0.483
 5845283   $     61,864.50   80.00                            0.250     0.017     0.608
 5846595   $    414,114.18   59.71                            0.250     0.017     0.733
 5848682   $    358,852.88   89.78                   06       0.250     0.017     0.858
 5853424   $    315,017.96   80.00                            0.250     0.017     0.483
 5853654   $    383,715.01   80.00                            0.250     0.017     0.483
 5855088   $    439,665.19   80.00                            0.250     0.017     0.358
 5861595   $    349,308.49   61.40                            0.250     0.017     1.108
 5862635   $    170,000.00   47.22                            0.250     0.017     1.608
 5863601   $    344,000.00   80.00                            0.250     0.017     0.608
 5864812   $    341,244.27   66.95                            0.250     0.017     1.233
 5864939   $    319,196.05   80.00                            0.250     0.017     1.358
 5865176   $    330,528.40   80.00                            0.250     0.017     0.733
 5865304   $    319,200.00   80.00                            0.250     0.017     0.233
 5865999   $    599,232.17   80.00                            0.250     0.017     1.233
 5866189   $    381,191.13   63.62                            0.250     0.017     0.733
 5868169   $    408,711.33   58.43                            0.250     0.017     0.733
 5868718   $    288,590.73   88.92                   11       0.250     0.017     0.733
 5869502   $    380,500.00   58.09                            0.250     0.017     0.358
 5869759   $    303,694.44   80.00                            0.250     0.017     0.483
 5870002   $    315,000.00   90.00                   11       0.250     0.017     0.358
 5870305   $    371,716.93   80.00   GD 3YR                   0.250     0.017     0.358
 5870868   $    467,661.27   80.00                            0.250     0.017     0.608
 5871325   $    363,224.28   80.00                            0.250     0.017     0.733
 5872843   $    308,720.00   80.00                            0.250     0.017     0.858
 5873197   $    368,926.00   80.00                            0.250     0.017     0.483
 5873214   $    449,000.00   64.23                            0.250     0.017     0.608
 5874351   $    328,749.65   67.14                            0.250     0.017     0.358
 5874362   $    339,542.22   74.59                            0.250     0.017     0.983
 5874677   $    382,400.00   80.00                            0.250     0.017     0.358
 5876931   $    499,261.26   68.97                            0.250     0.017     1.233
 5877294   $    519,594.35   48.28                            0.250     0.017     0.233
 5877678   $    364,000.00   77.45                            0.250     0.017     0.608
 5878594   $    610,790.86   80.00                            0.250     0.017     1.108
 5879052   $    398,927.00   80.00                            0.250     0.017     1.483
 5880603   $    367,185.36   80.00                            0.250     0.017     0.858
 5881110   $    275,000.00   67.08                            0.250     0.017     0.733
 5881427   $    365,220.02   66.55                            0.250     0.017     0.733
 5881443   $    499,012.12   66.76                            0.250     0.017     1.108
 5881454   $    377,175.98   65.12                            0.250     0.017     0.858
 5881943   $    489,671.22   71.27                            0.250     0.017     0.983
 5882024   $    279,460.66   70.00                            0.250     0.017     1.233
 5882239   $    353,485.95   80.00                            0.250     0.017     0.608
 5882259   $    366,773.90   75.00                            0.250     0.017     1.108
 5882303   $    320,349.54   69.78                            0.250     0.017     0.983
 5882328   $    414,200.63   56.85                            0.250     0.017     1.233
 5882421   $    895,542.60   61.42                            0.250     0.017     0.983
 5882693   $    649,635.59   67.36                            0.250     0.017     1.858
 5882743   $    447,114.86   70.00                            0.250     0.017     1.108
 5882797   $    422,693.84   90.00                   11       0.250     0.017     0.608
 5882804   $    324,341.44   78.13                            0.250     0.017     0.983
 5882811   $    354,262.24   89.87                   11       0.250     0.017     0.858
 5882827   $    339,293.41   66.67                            0.250     0.017     0.858
 5883123   $    649,541.24   69.89                            0.250     0.017     0.733
 5883510   $    599,576.52   64.17                            0.250     0.017     0.733
 5883644   $    523,852.79   43.75                            0.250     0.017     0.608
 5883655   $    372,000.00   48.31                            0.250     0.017     0.233
 5884414   $    474,119.01   62.50                            0.250     0.017     0.983
 5884559   $    304,784.73   71.76                            0.250     0.017     0.733
 5884590   $    323,200.00   80.00                            0.250     0.017     0.733
 5884667   $    412,493.64   80.00                            0.250     0.017     0.483
 5884866   $    289,000.00   62.83                            0.250     0.017     0.358
 5885096   $    442,600.00   83.20                   24       0.250     0.017     0.608
 5885605   $    413,350.61   49.84                            0.250     0.017     0.608
 5885609   $    500,000.00   68.49                            0.250     0.017     0.483
 5885913   $    311,779.79   80.00                            0.250     0.017     0.733
 5886356   $    424,413.13   63.25                            0.250     0.017     0.858
 5886538   $    348,700.00   39.05                            0.250     0.017     0.483
 5887720   $    307,793.33   80.00                            0.250     0.017     0.983
 5888448   $    499,618.54   77.28                            0.250     0.017     0.358
 5888491   $    356,000.00   80.00                            0.250     0.017     0.608
 5888515   $    316,551.09   79.99                            0.250     0.017     0.733
 5889717   $    754,411.02   62.92                            0.250     0.017     0.233
 5890168   $    350,000.00   70.00                            0.250     0.017     0.233
 5890224   $    449,657.59   54.24                            0.250     0.017     0.358
 5890230   $    307,282.97   75.00                            0.250     0.017     0.733
 5890300   $    427,154.38   74.43                            0.250     0.017     1.108
 5890649   $    367,746.74   80.00                            0.250     0.017     0.858
 5890666   $    519,202.03   80.00                            0.250     0.017     0.858
 5890667   $    899,348.60   68.64                            0.250     0.017     0.608
 5890837   $    325,000.00   73.86                            0.250     0.017     0.733
 5891310   $    384,735.04   83.70                   13       0.250     0.017     0.858
 5892007   $    399,600.00   80.00                            0.250     0.017     0.483
 5892645   $    549,601.92   36.79                            0.250     0.017     0.608
 5892779   $    327,774.27   63.08                            0.250     0.017     0.858
 5892785   $    371,357.62   65.03                            0.250     0.017     0.000
 5892799   $    317,514.57   94.93                   13       0.250     0.017     0.358
 5893101   $    490,072.31   79.99                            0.250     0.017     0.858
 5893194   $    524,275.02   70.00                            0.250     0.017     0.858
 5893246   $    399,710.49   79.21                            0.250     0.017     0.608
 5893311   $    394,411.87   66.39                            0.250     0.017     0.483
 5893378   $    288,535.70   75.00                            0.250     0.017     0.483
 5893594   $    479,661.22   69.06                            0.250     0.017     0.733
 5893671   $    153,638.71   75.00                            0.250     0.017     0.608
 5893699   $    515,841.72   50.69                            0.250     0.017     0.483
 5894114   $    699,493.36   63.64                            0.250     0.017     0.608
 5894527   $    332,000.00   80.00                            0.250     0.017     0.483
 5894865   $    278,434.65   90.00                   12       0.250     0.017     0.983
 5895020   $    600,000.00   76.92                            0.250     0.017     0.108
 5895075   $    403,910.10   80.00                            0.250     0.017     1.233
 5895253   $    350,000.00   77.80                            0.250     0.017     0.358
 5895505   $    653,549.93   40.88                            0.250     0.017     0.858
 5895546   $    449,674.31   75.00                            0.250     0.017     0.608
 5895864   $    649,517.60   54.17                            0.250     0.017     0.483
 5895872   $    338,742.05   69.33                            0.250     0.017     0.358
 5895921   $    339,000.00   58.45                            0.250     0.017     0.608
 5896060   $    339,493.76   79.53                            0.250     0.017     0.483
 5896876   $    368,945.25   79.96                            0.250     0.017     0.733
 5897190   $    424,398.15   58.62                            0.250     0.017     0.733
 5897258   $    500,000.00   68.97                            0.250     0.017     1.358
 5897334   $    324,776.33   60.75                            0.250     0.017     0.858
 5897499   $    294,622.47   47.20                            0.250     0.017     1.233
 5897551   $    376,479.38   79.92                            0.250     0.017     0.858
 5897632   $    325,744.95   80.00                            0.250     0.017     0.233
 5897665   $    424,382.84   58.22                            0.250     0.017     0.608
 5897687   $    451,956.70   66.70                            0.250     0.017     0.733
 5897720   $    458,549.70   79.86                            0.250     0.017     0.733
 5897886   $    150,000.00   65.79                            0.250     0.017     1.233
 5897938   $    344,318.36   89.61                   13       0.250     0.017     1.108
 5898001   $    399,419.16   55.71                            0.250     0.017     0.608
 5898046   $    542,897.64   80.00                            0.250     0.017     0.983
 5898225   $    376,479.40   69.81                            0.250     0.017     0.858
 5898288   $    454,417.72   75.83                            0.250     0.017     1.233
 5898349   $    313,566.18   54.14                            0.250     0.017     0.983
 5898402   $    450,976.40   68.42                            0.250     0.017     0.858
 5898424   $    399,447.63   74.07                            0.250     0.017     0.858
 5898450   $    414,597.07   80.00                            0.250     0.017     0.608
 5898511   $    357,272.03   58.61                            0.250     0.017     1.233
 5898512   $    498,647.81   69.31                            0.250     0.017     0.733
 5898638   $    309,812.19   75.61                            0.250     0.017     1.483
 5898641   $    334,197.42   76.87                            0.250     0.017     1.483
 5898755   $    308,781.90   45.78                            0.250     0.017     0.733
 5898856   $    415,727.88   80.00                            0.250     0.017     1.108
 5898943   $    300,000.00   62.50                            0.250     0.017     0.358
 5898968   $    383,735.73   80.00                            0.250     0.017     0.858
 5899091   $    310,785.97   62.20                            0.250     0.017     0.858
 5899097   $    339,542.22   80.00                            0.250     0.017     0.983
 5899150   $    279,118.08   80.00                            0.250     0.017     0.858
 5899643   $    300,000.00   80.00                            0.250     0.017     0.608
 5899790   $    291,777.80   43.26                            0.250     0.017     0.358
 5899883   $    394,714.11   79.72                            0.250     0.017     0.608
 5900918   $    173,864.26   75.00                            0.250     0.017     0.233
 5900945   $    354,458.08   64.32                            0.250     0.017     0.358
 5900989   $    329,694.09   89.66                   01       0.250     0.017     0.858
 5901130   $    322,565.10   89.99                   24       0.250     0.017     0.983
 5901160   $    441,534.23   68.02                            0.250     0.017     1.233
 5901224   $    325,000.00   86.67                   24       0.250     0.017     0.608
 5901416   $    454,000.00   76.43                            0.250     0.017     0.483
 5901515   $    348,597.52   79.98                            0.250     0.017     0.608
 5901619   $    624,621.37   69.60                            0.250     0.017     1.483
 5901712   $    334,693.38   38.95                            0.250     0.017     0.483
 5901742   $    330,000.00   64.08                            0.250     0.017     0.608
 5901887   $    357,720.72   72.32                            0.250     0.017     0.233
 5901895   $    649,517.60   79.51                            0.250     0.017     0.483
 5901933   $    419,696.01   75.00                            0.250     0.017     0.608
 5901934   $    369,732.20   71.84                            0.250     0.017     0.608
 5902052   $    406,690.30   61.85                            0.250     0.017     0.358
 5902063   $    915,000.00   64.21                            0.250     0.017     0.733
 5902147   $    548,560.40   54.93                            0.250     0.017     0.983
 5902229   $    499,360.15   76.92                            0.250     0.017     1.233
 5902248   $    335,524.17   80.00                            0.250     0.017     0.733
 5902291   $    479,320.25   77.17                            0.250     0.017     0.733
 5902369   $    379,313.94   90.00                   13       0.250     0.017     1.233
 5902383   $    500,853.15   80.00                            0.250     0.017     0.483
 5902406   $    594,535.84   70.00                            0.250     0.017     0.233
 5902474   $    433,685.88   77.64                            0.250     0.017     0.608
 5902482   $    403,408.87   70.00                            0.250     0.017     1.483
 5902713   $    320,000.00   41.56                            0.250     0.017     0.858
 5902765   $    307,727.11   90.00                   11       0.250     0.017     0.608
 5902864   $    335,796.45   77.60                            0.250     0.017     1.483
 5903020   $    515,900.00   70.00                            0.250     0.017     0.733
 5903145   $    526,706.90   80.00                            0.250     0.017     1.483
 5903171   $    501,645.69   42.72                            0.250     0.017     0.733
 5903251   $    496,640.28   64.38                            0.250     0.017     0.608
 5903302   $    343,000.00   56.23                            0.250     0.017     0.233
 5903420   $    395,100.00   72.50                            0.250     0.017     0.108
 5903442   $    499,647.11   78.13                            0.250     0.017     0.733
 5903471   $    320,000.00   75.29                            0.250     0.017     0.608
 5903479   $    175,000.00   69.75                            0.250     0.017     0.108
 5903598   $    360,000.00   75.00                            0.250     0.017     0.233
 5903735   $    327,645.07   78.21                            0.250     0.017     0.858
 5903972   $    486,310.34   77.92                            0.250     0.017     0.733
 5904024   $    381,073.06   76.32                            0.250     0.017     0.858
 5904059   $    312,350.58   86.94                   11       0.250     0.017     0.858
 5904092   $    294,796.98   68.60                            0.250     0.017     0.858
 5904114   $    359,726.06   73.47                            0.250     0.017     0.358
 5904515   $    405,000.00   76.42                            0.250     0.017     0.608
 5904673   $    374,728.58   68.19                            0.250     0.017     0.608
 5904730   $    454,322.53   72.80                            0.250     0.017     0.483
 5904744   $    500,000.00   80.00                            0.250     0.017     0.608
 5904765   $    337,250.00   95.00                   01       0.250     0.017     1.233
 5904823   $    406,138.38   76.02                            0.250     0.017     0.858
 5904856   $    360,251.91   79.99                            0.250     0.017     0.858
 5904861   $    341,752.48   75.00                            0.250     0.017     0.608
 5904963   $    607,581.58   80.00                            0.250     0.017     0.858
 5904967   $    474,629.46   63.76                            0.250     0.017     0.233
 5905279   $    410,000.00   58.24                            0.250     0.017     0.483
 5905355   $    319,762.51   80.00                            0.250     0.017     0.483
 5905685   $    370,300.00   78.12                            0.250     0.017     0.233
 5905733   $    649,552.67   67.36                            0.250     0.017     0.858
 5905744   $    450,000.00   58.06                            0.250     0.017     0.608
 5905749   $    323,031.00   87.31                   06       0.250     0.017     0.233
 5905956   $    340,987.92   80.00                            0.250     0.017     1.358
 5906101   $    561,583.32   78.66                            0.250     0.017     0.608
 5906115   $    370,600.00   63.90                            0.250     0.017     0.358
 5906135   $    449,674.30   66.18                            0.250     0.017     0.608
 5906153   $    417,681.93   46.44                            0.250     0.017     0.358
 5906156   $    409,717.84   60.29                            0.250     0.017     0.858
 5906200   $    600,635.90   69.88                            0.250     0.017     1.483
 5906298   $    351,569.87   79.77                            0.250     0.017     1.108
 5906525   $    444,000.00   79.29                            0.250     0.017     0.233
 5906605   $    284,256.69   80.00                            0.250     0.017     0.000
 5906609   $    388,418.66   89.99                   33       0.250     0.017     0.608
 5906703   $    384,699.67   79.88                            0.250     0.017     0.233
 5906800   $    394,741.61   76.70                            0.250     0.017     1.108
 5906908   $    477,000.00   73.38                            0.250     0.017     0.483
 5906981   $    301,758.50   80.00                            0.250     0.017     0.108
 5907067   $    374,111.36   74.18                            0.250     0.017     0.233
 5907076   $    355,000.00   68.27                            0.250     0.017     0.733
 5907082   $    368,764.70   69.62                            0.250     0.017     1.233
 5907117   $    500,108.78   75.34                            0.250     0.017     0.358
 5907150   $    374,714.65   68.18                            0.250     0.017     0.358
 5907156   $    400,000.00   72.73                            0.250     0.017     0.733
 5907227   $    551,218.28   80.00                            0.250     0.017     0.733
 5907435   $    335,744.33   70.00                            0.250     0.017     0.358
 5907490   $    299,777.36   80.00                            0.250     0.017     0.483
 5907540   $    415,000.00   63.85                            0.250     0.017     0.483
 5907619   $    450,000.00   40.91                            0.250     0.017     0.483
 5907669   $    319,790.67   80.00                            0.250     0.017     1.108
 5907890   $    429,739.50   47.78                            0.250     0.017     1.483
 5907916   $    372,000.00   79.15                            0.250     0.017     0.858
 5908018   $    347,754.38   80.00                            0.250     0.017     0.733
 5908070   $    354,755.69   66.98                            0.250     0.017     0.858
 5908138   $    594,569.35   70.00                            0.250     0.017     0.608
 5908213   $    383,707.80   80.00                            0.250     0.017     0.358
 5908251   $    399,710.49   62.99                            0.250     0.017     0.608
 5908386   $    305,778.53   73.91                            0.250     0.017     0.608
 5908412   $    383,735.73   79.18                            0.250     0.017     0.858
 5908502   $    308,537.52   95.00                   01       0.250     0.017     0.858
 5908537   $    324,564.92   80.00                            0.250     0.017     0.608
 5908548   $    359,732.82   80.00                            0.250     0.017     0.483
 5908583   $    331,541.54   62.64                            0.250     0.017     0.858
 5908679   $    365,769.21   87.84                   13       0.250     0.017     1.108
 5908707   $    348,828.25   55.56                            0.250     0.017     0.608
 5908710   $    399,717.68   70.80                            0.250     0.017     0.733
 5908713   $    344,743.96   61.61                            0.250     0.017     0.483
 5908810   $    427,705.45   80.00                            0.250     0.017     0.858
 5908873   $    520,000.00   69.52                            0.250     0.017     0.733
 5908875   $    464,663.44   78.15                            0.250     0.017     0.608
 5908965   $    366,727.63   68.60                            0.250     0.017     0.483
 5908984   $    397,500.00   79.50                            0.250     0.017     0.233
 5909028   $    335,768.76   74.67                            0.250     0.017     0.858
 5909055   $    349,733.67   52.24                            0.250     0.017     0.358
 5909098   $    379,468.17   65.03                            0.250     0.017     0.483
 5909103   $    425,000.00   75.22                            0.250     0.017     0.733
 5909112   $    435,699.94   79.11                            0.250     0.017     0.858
 5909309   $    362,144.22   80.00                            0.250     0.017     0.733
 5909348   $    329,420.80   71.74                            0.250     0.017     0.608
 5909391   $    395,439.21   80.00                            0.250     0.017     0.733
 5909450   $    367,465.61   75.88                            0.250     0.017     0.608
 5909487   $    298,979.99   68.08                            0.250     0.017     0.983
 5909520   $    405,380.24   62.46                            0.250     0.017     0.358
 5909559   $    424,382.85   62.96                            0.250     0.017     0.608
 5909566   $    629,544.02   72.41                            0.250     0.017     0.608
 5909756   $    429,725.80   29.15                            0.250     0.017     1.233
 5909946   $    347,748.13   80.00                            0.250     0.017     0.608
 5910091   $    308,000.00   65.53                            0.250     0.017     0.233
 5910274   $    349,623.96   59.32                            0.250     0.017     0.608
 5910321   $    889,846.56   42.40                            0.250     0.017     1.358
 5910342   $    424,707.51   51.52                            0.250     0.017     0.858
 5910360   $    349,746.68   53.85                            0.250     0.017     0.608
 5910460   $    600,000.00   40.00                            0.250     0.017     0.483
 5910570   $    386,509.61   89.94                   33       0.250     0.017     1.358
 5910669   $    303,441.02   75.91                            0.250     0.017     0.858
 5910783   $    400,709.76   52.76                            0.250     0.017     0.608
 5911021   $    400,000.00   61.07                            0.250     0.017     0.483
 5911371   $    114,914.65   46.94                            0.250     0.017     0.483
 5911592   $    408,711.33   64.41                            0.250     0.017     0.733
 5911594   $    473,673.80   75.00                            0.250     0.017     0.858
 5911738   $    324,900.00   95.00                   01       0.250     0.017     0.483
 5911944   $    650,000.00   76.47                            0.250     0.017     0.858
 5912007   $    546,000.00   70.00                            0.250     0.017     0.483
 5912112   $    349,740.25   48.61                            0.250     0.017     0.483
 5912315   $    480,000.00   63.58                            0.250     0.017     0.858
 5912456   $    360,000.00   52.94                            0.250     0.017     0.358
 5912578   $    398,063.30   76.65                            0.250     0.017     0.983
 5912595   $    334,506.87   56.40                            0.250     0.017     0.608
 5912618   $    420,000.00   49.41                            0.250     0.017     0.233
 5912677   $    342,713.98   71.95                            0.250     0.017     0.733
 5912750   $    299,564.36   80.00                            0.250     0.017     0.608
 5912763   $    281,785.43   80.00                            0.250     0.017     0.358
 5912775   $    315,000.00   63.64                            0.250     0.017     0.483
 5912778   $    320,533.86   78.29                            0.250     0.017     0.608
 5912782   $    399,757.67   43.24                            0.250     0.017     1.483
 5912810   $    549,240.51   52.38                            0.250     0.017     0.858
 5912818   $    359,477.22   56.69                            0.250     0.017     0.608
 5912842   $    427,712.81   59.03                            0.250     0.017     0.983
 5912868   $    378,000.00   74.12                            0.250     0.017     0.733
 5912900   $    381,511.15   79.58                            0.250     0.017     1.233
 5913004   $    389,389.68   65.88                            0.250     0.017     0.233
 5913030   $    362,981.28   83.50                   24       0.250     0.017     0.983
 5913054   $    650,000.00   78.79                            0.250     0.017     0.858
 5913392   $    455,500.00   72.30                            0.250     0.017     0.483
 5913409   $    415,000.00   53.55                            0.250     0.017     0.483
 5913493   $    449,698.05   62.07                            0.250     0.017     0.983
 5913518   $    412,000.00   80.00                            0.250     0.017     0.358
 5913551   $    351,657.82   80.00                            0.250     0.017     0.858
 5913560   $    441,180.45   67.92                            0.250     0.017     0.608
 5913580   $    433,701.32   70.00                            0.250     0.017     0.858
 5913591   $    299,777.35   70.59                            0.250     0.017     0.483
 5913604   $    449,674.31   61.64                            0.250     0.017     0.608
 5913849   $    397,500.00   79.90                            0.250     0.017     0.483
 5913888   $    355,000.00   79.42                            0.250     0.017     0.733
 5913912   $    339,753.92   80.00                            0.250     0.017     0.608
 5913921   $    351,751.56   79.82                            0.250     0.017     0.733
 5914047   $    403,427.88   72.14                            0.250     0.017     0.733
 5914101   $    369,476.03   58.45                            0.250     0.017     0.733
 5914102   $    649,079.51   44.07                            0.250     0.017     0.733
 5914162   $    299,564.36   59.76                            0.250     0.017     0.608
 5914184   $    448,043.16   73.61                            0.250     0.017     0.733
 5914187   $    518,987.18   59.77                            0.250     0.017     0.733
 5914190   $    486,000.00   75.00                            0.250     0.017     0.733
 5914203   $    429,391.07   53.75                            0.250     0.017     0.733
 5914269   $    347,806.75   90.00                   11       0.250     0.017     0.733
 5914312   $    358,578.54   90.00                   33       0.250     0.017     0.608
 5914442   $    338,320.00   80.00                            0.250     0.017     0.358
 5914503   $    413,600.00   80.00                            0.250     0.017     0.608
 5914627   $    365,000.00   64.26                            0.250     0.017     0.358
 5914762   $    370,538.29   69.96                            0.250     0.017     0.733
 5914845   $    315,782.53   80.00                            0.250     0.017     0.858
 5914881   $    300,000.00   57.69                            0.250     0.017     0.983
 5914899   $    298,187.66   79.63                            0.250     0.017     0.858
 5915025   $    843,788.52   56.29                            0.250     0.017     1.483
 5915060   $    356,000.00   69.80                            0.250     0.017     0.608
 5915111   $    440,000.00   80.00                            0.250     0.017     0.358
 5915322   $    374,356.86   68.18                            0.250     0.017     0.483
 5915565   $    750,000.00   65.22                            0.250     0.017     0.358
 5915568   $    494,650.62   33.11                            0.250     0.017     0.733
 5915850   $    700,000.00   80.00                            0.250     0.017     0.483
 5915904   $    299,793.54   52.63                            0.250     0.017     0.858
 5915941   $    227,839.08   63.69                            0.250     0.017     0.733
 5916057   $    365,735.10   66.55                            0.250     0.017     0.608
 5916093   $    380,000.00   72.38                            0.250     0.017     0.608
 5916117   $    348,771.70   71.22                            0.250     0.017     1.108
 5916319   $    440,000.00   80.00                            0.250     0.017     0.733
 5916338   $    330,000.00   48.89                            0.250     0.017     0.483
 5916625   $    328,350.00   68.41                            0.250     0.017     0.483
 5916673   $    399,724.72   69.57                            0.250     0.017     0.858
 5916703   $    348,000.00   80.00                            0.250     0.017     0.733
 5916811   $    340,741.90   75.00                            0.250     0.017     0.483
 5916819   $    427,393.91   54.18                            0.250     0.017     0.733
 5916821   $    354,983.76   90.00                   33       0.250     0.017     0.608
 5916834   $    499,309.54   64.52                            0.250     0.017     0.858
 5916849   $    309,142.65   66.67                            0.250     0.017     0.233
 5916870   $    307,075.37   69.10                            0.250     0.017     0.858
 5916887   $    419,358.86   66.04                            0.250     0.017     0.358
 5916907   $    479,000.00   76.64                            0.250     0.017     0.358
 5916966   $    414,412.31   79.81                            0.250     0.017     0.733
 5916989   $    366,727.63   62.20                            0.250     0.017     0.483
 5917233   $    352,000.00   80.00                            0.250     0.017     1.108
 5917479   $    630,000.00   70.00                            0.250     0.017     1.483
 5917520   $    649,574.81   56.52                            0.250     0.017     1.108
 5917631   $    629,483.59   79.32                            0.250     0.017     0.000
 5917689   $    548,000.00   80.00                            0.250     0.017     0.983
 5917771   $    302,291.82   50.00                            0.250     0.017     0.858
 5917781   $    567,000.00   70.00                            0.250     0.017     0.233
 5917789   $    316,265.12   87.07                   24       0.250     0.017     0.483
 5917800   $    312,773.47   67.60                            0.250     0.017     0.608
 5917824   $    416,409.47   76.94                            0.250     0.017     0.733
 5917843   $    441,688.04   71.29                            0.250     0.017     0.733
 5917892   $    379,800.00   66.63                            0.250     0.017     0.358
 5917969   $    363,755.76   62.54                            0.250     0.017     0.983
 5918132   $    549,200.00   68.48                            0.250     0.017     0.733
 5918337   $    396,937.09   75.00                            0.250     0.017     0.733
 5918384   $    396,937.09   75.00                            0.250     0.017     0.733
 5918513   $    322,289.03   75.00                            0.250     0.017     1.108
 5918533   $    347,646.52   85.00                   11       0.250     0.017     1.483
 5918567   $    366,478.32   70.00                            0.250     0.017     0.858
 5918579   $    400,000.00   79.21                            0.250     0.017     0.233
 5918600   $    438,593.52   79.99                            0.250     0.017     0.858
 5918624   $    349,424.54   67.31                            0.250     0.017     0.000
 5918643   $    359,306.58   80.00                            0.250     0.017     1.233
 5918648   $    383,456.21   80.00                            0.250     0.017     0.733
 5918662   $    369,250.25   73.27                            0.250     0.017     0.983
 5918667   $    370,000.00   39.15                            0.250     0.017     0.233
 5918676   $    399,168.74   39.02                            0.250     0.017     0.858
 5918681   $    460,394.83   76.83                            0.250     0.017     1.108
 5918704   $    316,174.09   80.00                            0.250     0.017     1.108
 5918716   $    500,655.21   64.65                            0.250     0.017     0.858
 5918737   $    449,378.60   84.91                   11       0.250     0.017     0.858
 5918750   $    347,056.62   69.88                            0.250     0.017     0.983
 5918754   $    498,934.47   79.74                            0.250     0.017     0.733
 5918807   $    526,982.97   80.00                            0.250     0.017     1.233
 5918832   $    399,189.45   89.32                   06       0.250     0.017     0.983
 5918846   $    598,414.06   61.54                            0.250     0.017     1.108
 5918862   $    399,125.94   53.33                            0.250     0.017     0.608
 5918904   $    334,537.73   80.00                            0.250     0.017     1.108
 5918923   $    333,400.00   53.77                            0.250     0.017     0.233
 5918992   $    483,966.44   72.93                            0.250     0.017     0.733
 5919015   $    629,577.28   65.42                            0.250     0.017     0.983
 5919034   $    578,824.52   80.00                            0.250     0.017     0.983
 5919041   $    283,081.96   80.00                            0.250     0.017     1.233
 5919069   $    599,565.73   80.00                            0.250     0.017     0.608
 5919130   $    363,497.36   87.71                   01       0.250     0.017     0.858
 5919133   $    340,800.00   80.00                            0.250     0.017     0.108
 5919143   $    374,364.64   75.76                            0.250     0.017     1.858
 5919153   $    310,000.00   55.36                            0.250     0.017     0.858
 5919156   $    319,499.25   77.11                            0.250     0.017     0.233
 5919182   $    295,353.20   74.75                            0.250     0.017     0.608
 5919187   $    412,814.57   79.04                            0.250     0.017     0.733
 5919197   $    541,000.00   62.98                            0.250     0.017     1.483
 5919216   $    383,122.08   80.00                            0.250     0.017     0.983
 5919232   $    611,588.03   64.99                            0.250     0.017     0.483
 5919240   $    289,619.31   92.49                   01       0.250     0.017     1.108
 5919257   $    354,243.49   68.27                            0.250     0.017     0.733
 5919279   $    399,147.57   30.77                            0.250     0.017     0.733
 5919282   $    371,246.20   80.00                            0.250     0.017     0.983
 5919308   $    447,334.69   75.00                            0.250     0.017     0.608
 5919318   $    318,891.40   63.23                            0.250     0.017     1.233
 5919327   $    366,406.01   89.99                   01       0.250     0.017     0.983
 5919345   $    355,913.13   80.00                            0.250     0.017     1.233
 5919354   $    355,000.00   42.51                            0.250     0.017     0.233
 5919427   $    341,746.19   79.98                            0.250     0.017     0.483
 5919566   $    458,969.42   80.00                            0.250     0.017     0.483
 5919591   $    603,804.68   74.23                            0.250     0.017     1.108
 5919610   $    399,125.97   50.63                            0.250     0.017     0.608
 5919611   $    358,234.95   68.38                            0.250     0.017     0.733
 5919631   $    300,200.39   56.36                            0.250     0.017     0.733
 5919676   $    438,807.20   66.17                            0.250     0.017     0.983
 5919679   $    755,415.45   57.35                            0.250     0.017     0.858
 5919686   $    642,627.61   80.00                            0.250     0.017     0.733
 5919688   $    359,463.99   79.73                            0.250     0.017     0.483
 5919700   $    366,066.33   80.00                            0.250     0.017     1.108
 5919706   $    287,325.13   80.00                            0.250     0.017     0.733
 5919718   $    531,167.47   80.00                            0.250     0.017     0.233
 5919726   $    324,271.87   59.31                            0.250     0.017     0.483
 5919731   $    305,072.93   90.00                   11       0.250     0.017     0.733
 5919736   $    389,940.04   89.89                   01       0.250     0.017     0.983
 5919740   $    364,991.97   80.00                            0.250     0.017     0.358
 5919744   $    318,935.83   79.99                            0.250     0.017     0.858
 5919767   $    364,291.35   90.00                   01       0.250     0.017     0.858
 5919768   $    310,486.88   80.00                            0.250     0.017     0.733
 5919773   $    624,731.46   79.75                            0.250     0.017     0.983
 5919784   $    465,296.20   80.00                            0.250     0.017     0.733
 5919789   $    399,125.94   49.08                            0.250     0.017     0.608
 5919798   $    370,000.00   64.12                            0.250     0.017     0.608
 5919802   $    356,993.29   89.92                   11       0.250     0.017     1.108
 5919806   $    337,814.08   79.99                            0.250     0.017     0.983
 5919829   $    804,387.46   70.00                            0.250     0.017     0.358
 5919839   $    420,379.39   79.99                            0.250     0.017     0.608
 5919875   $    363,662.22   73.74                            0.250     0.017     0.608
 5919883   $    462,834.23   79.32                            0.250     0.017     1.358
 5919915   $    390,001.74   80.00                            0.250     0.017     1.608
 5919928   $    578,427.72   80.00                            0.250     0.017     0.983
 5919933   $    339,311.03   80.00                            0.250     0.017     0.983
 5919941   $    348,769.56   70.00                            0.250     0.017     1.733
 5919942   $    299,226.87   80.00                            0.250     0.017     1.233
 5919952   $    291,437.55   80.00                            0.250     0.017     1.233
 5919957   $    429,150.43   72.64                            0.250     0.017     1.108
 5919963   $    415,157.02   80.00                            0.250     0.017     0.983
 5919979   $    299,782.86   59.98                            0.250     0.017     0.608
 5919984   $    307,106.47   75.00                            0.250     0.017     1.233
 5919986   $    399,229.52   45.45                            0.250     0.017     1.233
 5919993   $    498,910.76   74.85                            0.250     0.017     1.108
 5919995   $    390,937.33   80.00                            0.250     0.017     0.983
 5919998   $    458,901.87   80.00                            0.250     0.017     1.608
 5920000   $    324,162.44   65.00                            0.250     0.017     1.233
 5920172   $    885,751.47   80.00                            0.250     0.017     0.983
 5920184   $    319,383.63   71.11                            0.250     0.017     1.233
 5920185   $    561,416.54   75.00                            0.250     0.017     1.233
 5920188   $    498,775.45   20.00                            0.250     0.017     1.483
 5920194   $    319,412.86   80.00                            0.250     0.017     1.483
 5920197   $    359,095.51   80.00                            0.250     0.017     1.358
 5920203   $    294,831.76   80.00                            0.250     0.017     1.358
 5920207   $    332,931.68   80.00                            0.250     0.017     0.858
 5920215   $    349,290.75   61.95                            0.250     0.017     0.983
 5920220   $    407,802.90   67.21                            0.250     0.017     1.108
 5920223   $    299,422.15   80.00                            0.250     0.017     1.233
 5920229   $    314,328.70   78.55                            0.250     0.017     0.733
 5920232   $    396,000.00   79.84                            0.250     0.017     1.108
 5920233   $    458,075.33   73.73                            0.250     0.017     1.733
 5920243   $    416,238.79   80.00                            0.250     0.017     0.983
 5920248   $    446,845.45   80.00                            0.250     0.017     1.233
 5920250   $    323,403.17   79.95                            0.250     0.017     0.858
 5920260   $    687,069.16   75.00                            0.250     0.017     0.858
 5920272   $    439,361.06   80.00                            0.250     0.017     0.608
 5920280   $    546,802.54   80.00                            0.250     0.017     0.608
 5920428   $    309,775.62   69.66                            0.250     0.017     0.608
 5920500   $    320,000.00   64.65                            0.250     0.017     0.233
 5920589   $    548,872.01   65.00                            0.250     0.017     0.858
 5920596   $    698,508.23   59.57                            0.250     0.017     0.733
 5920619   $    452,000.00   72.90                            0.250     0.017     0.358
 5920626   $    395,424.96   79.20                            0.250     0.017     0.608
 5920665   $    474,292.76   51.35                            0.250     0.017     0.483
 5920677   $    303,196.46   80.00                            0.250     0.017     1.108
 5920684   $    578,938.41   80.00                            0.250     0.017     1.483
 5920689   $    354,736.54   78.89                            0.250     0.017     0.483
 5920693   $    483,279.36   80.00                            0.250     0.017     0.483
 5920707   $    600,000.00   63.83                            0.250     0.017     0.733
 5920750   $    320,400.00   79.98                            0.250     0.017     0.358
 5921018   $    382,843.24   50.00                            0.250     0.017     1.483
 5921039   $    446,387.17   58.06                            0.250     0.017     1.483
 5921041   $    341,072.91   90.00                   06       0.250     0.017     0.983
 5921050   $    360,968.04   80.00                            0.250     0.017     0.733
 5921113   $    521,014.99   77.68                            0.250     0.017     0.858
 5921169   $    645,683.50   78.55                            0.250     0.017     0.733
 5921234   $    299,166.01   46.88                            0.250     0.017     0.858
 5921235   $    349,272.66   60.34                            0.250     0.017     0.858
 5921271   $    648,682.85   70.27                            0.250     0.017     0.983
 5921276   $    284,008.25   76.97                            0.250     0.017     0.858
 5921287   $    548,577.30   66.27                            0.250     0.017     1.233
 5921288   $    410,000.00   57.75                            0.250     0.017     0.733
 5921305   $    312,310.50   80.00                            0.250     0.017     0.233
 5921367   $    409,500.00   70.00                            0.250     0.017     0.108
 5921373   $    337,267.74   90.00                   33       0.250     0.017     0.858
 5921383   $    339,518.51   80.00                            0.250     0.017     0.733
 5921396   $    433,762.19   75.00                            0.250     0.017     0.483
 5921407   $    347,735.20   80.00                            0.250     0.017     0.358
 5921418   $    403,469.67   80.00                            0.250     0.017     1.108
 5921422   $    460,000.00   70.77                            0.250     0.017     1.483
 5921453   $    499,291.94   72.46                            0.250     0.017     0.733
 5921471   $    594,912.45   72.29                            0.250     0.017     0.983
 5921500   $    360,700.00   79.99                            0.250     0.017     0.858
 5921502   $    398,349.28   80.00                            0.250     0.017     0.733
 5921526   $    440,854.93   80.00                            0.250     0.017     0.858
 5921540   $    407,581.14   80.00                            0.250     0.017     1.108
 5921550   $    446,517.35   80.00                            0.250     0.017     0.358
 5921575   $    471,073.96   80.00                            0.250     0.017     0.733
 5921591   $    348,705.05   64.81                            0.250     0.017     1.483
 5921651   $    791,000.00   65.00                            0.250     0.017     0.983
 5921652   $    327,102.44   95.00                   33       0.250     0.017     1.108
 5921665   $    391,458.67   80.00                            0.250     0.017     0.858
 5921677   $    279,696.30   95.00                   13       0.250     0.017     1.108
 5921691   $     78,903.92   77.45                            0.250     0.017     1.483
 5921696   $    499,192.06   79.98                            0.250     0.017     0.733
 5921729   $    498,907.42   72.46                            0.250     0.017     0.608
 5921732   $    402,972.30   85.00                   13       0.250     0.017     1.233
 5921740   $    459,380.64   79.45                            0.250     0.017     0.983
 5921746   $    724,237.88   48.31                            0.250     0.017     1.233
 5921753   $    318,136.04   75.00                            0.250     0.017     1.233
 5921756   $    352,951.26   80.00                            0.250     0.017     1.108
 5921757   $    310,890.04   82.11                   12       0.250     0.017     1.233
 5921773   $    299,032.53   79.99                            0.250     0.017     1.108
 5921775   $    452,830.52   75.00                            0.250     0.017     0.983
 5921786   $    399,509.10   79.99                            0.250     0.017     1.108
 5921793   $    299,265.24   92.02                   06       0.250     0.017     1.483
 5921800   $    334,537.38   47.52                            0.250     0.017     0.858
 5921821   $    414,337.14   80.00                            0.250     0.017     0.858
 5921833   $    283,409.80   66.68                            0.250     0.017     0.858
 5921836   $    316,840.17   86.99                   11       0.250     0.017     0.858
 5921859   $    498,960.91   72.99                            0.250     0.017     0.858
 5921865   $    278,633.75   90.00                   11       0.250     0.017     1.108
 5921869   $    549,181.09   59.62                            0.250     0.017     0.483
 5921872   $    394,468.17   67.52                            0.250     0.017     0.983
 5921883   $    648,281.89   50.98                            0.250     0.017     1.108
 5921891   $    299,392.07   80.00                            0.250     0.017     0.983
 5921899   $    499,012.12   76.92                            0.250     0.017     1.108
 5921907   $    390,049.02   83.09                   11       0.250     0.017     1.733
 5921912   $    685,660.80   80.00                            0.250     0.017     0.983
 5921920   $    599,084.09   63.16                            0.250     0.017     0.358
 5921940   $    347,329.68   76.48                            0.250     0.017     1.233
 5921941   $    391,244.92   80.00                            0.250     0.017     1.233
 5921948   $    629,130.03   66.32                            0.250     0.017     0.858
 5921961   $    487,035.84   80.00                            0.250     0.017     1.108
 5921975   $    340,273.29   79.67                            0.250     0.017     0.733
 5921991   $    336,000.00   80.00                            0.250     0.017     1.358
 5921992   $    310,212.41   79.99                            0.250     0.017     0.983
 5921997   $    390,446.46   80.00                            0.250     0.017     1.233
 5922002   $    326,100.00   59.08                            0.250     0.017     0.483
 5922008   $    188,026.40   65.00                            0.250     0.017     1.358
 5922009   $    382,657.34   80.00                            0.250     0.017     0.733
 5922013   $    475,342.67   80.00                            0.250     0.017     0.858
 5922022   $    314,345.37   74.12                            0.250     0.017     0.858
 5922032   $    361,719.49   80.00                            0.250     0.017     1.358
 5922044   $    312,212.64   80.00                            0.250     0.017     1.358
 5922058   $    699,792.69   58.44                            0.250     0.017     0.858
 5922062   $    319,546.84   39.26                            0.250     0.017     0.733
 5922065   $    391,276.89   75.00                            0.250     0.017     0.858
 5922069   $    321,668.87   75.00                            0.250     0.017     1.233
 5922076   $    379,488.34   80.00                            0.250     0.017     0.983
 5922079   $    459,113.94   79.86                            0.250     0.017     1.233
 5922087   $    347,158.59   79.99                            0.250     0.017     0.733
 5922092   $    519,833.90   75.00                            0.250     0.017     1.233
 5922094   $    499,061.11   80.00                            0.250     0.017     1.358
 5922095   $    474,277.41   75.99                            0.250     0.017     0.733
 5922231   $    417,200.00   70.00                            0.250     0.017     1.233
 5922290   $    563,859.78   80.00                            0.250     0.017     0.233
 5922462   $    291,586.50   75.84                            0.250     0.017     0.733
 5922527   $    323,505.40   90.00                   11       0.250     0.017     0.358
 5922531   $    403,690.86   74.05                            0.250     0.017     1.233
 5922569   $    296,488.53   85.00                   01       0.250     0.017     0.983
 5922582   $    351,929.35   70.00                            0.250     0.017     1.358
 5922593   $    326,492.09   80.00                            0.250     0.017     0.858
 5922599   $    139,908.42   63.64                            0.250     0.017     1.108
 5922612   $    319,132.52   86.72                   06       0.250     0.017     0.983
 5922629   $    435,844.93   73.33                            0.250     0.017     1.733
 5922641   $    615,191.38   80.00                            0.250     0.017     1.108
 5922647   $    534,509.94   80.00                            0.250     0.017     0.858
 5922666   $    398,000.00   94.85                   12       0.250     0.017     1.233
 5922678   $    402,936.49   79.99                            0.250     0.017     1.233
 5922696   $    438,750.00   65.00                            0.250     0.017     0.358
 5922713   $    319,283.07   80.00                            0.250     0.017     0.483
 5922743   $    364,106.11   42.94                            0.250     0.017     1.483
 5922800   $    390,373.44   79.85                            0.250     0.017     0.483
 5922830   $    463,342.90   80.00                            0.250     0.017     0.733
 5922840   $    346,700.00   48.15                            0.250     0.017     0.483
 5922842   $    470,000.00   51.65                            0.250     0.017     1.108
 5922852   $    278,462.62   90.00                   11       0.250     0.017     1.233
 5922879   $    599,554.71   64.17                            0.250     0.017     0.483
 5922900   $    354,015.78   73.20                            0.250     0.017     1.983
 5922908   $    319,132.52   80.00                            0.250     0.017     0.983
 5922911   $    999,311.80   57.14                            0.250     0.017     0.858
 5922915   $    520,221.31   80.00                            0.250     0.017     1.108
 5922949   $    454,024.67   79.30                            0.250     0.017     1.483
 5922960   $    323,000.00   57.17                            0.250     0.017     0.983
 5922973   $    308,342.50   73.26                            0.250     0.017     0.000
 5923037   $    339,518.52   80.00                            0.250     0.017     0.733
 5923050   $    399,447.63   80.81                   11       0.250     0.017     0.858
 5923077   $    591,118.55   80.00                            0.250     0.017     0.483
 5923093   $    291,387.65   79.99                            0.250     0.017     1.233
 5923114   $    299,422.15   48.00                            0.250     0.017     1.233
 5923140   $    399,229.52   65.04                            0.250     0.017     1.233
 5923163   $    420,000.00   42.64                            0.250     0.017     0.483
 5923176   $    301,033.68   80.00                            0.250     0.017     1.358
 5923200   $    352,288.42   80.00                            0.250     0.017     1.608
 5923204   $    318,469.34   79.99                            0.250     0.017     0.608
 5923217   $    359,193.45   80.00                            0.250     0.017     0.483
 5923253   $    454,387.38   70.00                            0.250     0.017     0.983
 5923256   $    291,451.68   80.00                            0.250     0.017     1.358
 5923285   $    349,291.77   62.50                            0.250     0.017     0.858
 5923293   $    440,273.01   89.99                   01       0.250     0.017     0.483
 5923295   $    309,914.25   80.00                            0.250     0.017     0.233
 5923299   $    397,882.95   86.02                   12       0.250     0.017     1.358
 5923300   $    311,590.44   80.00                            0.250     0.017     1.108
 5923323   $    516,321.34   60.47                            0.250     0.017     1.108
 5923331   $    360,000.00   51.43                            0.250     0.017     0.858
 5923336   $    524,275.04   70.00                            0.250     0.017     0.858
 5923341   $    482,623.22   57.84                            0.250     0.017     0.233
 5923374   $    629,598.27   70.00                            0.250     0.017     1.233
 5923517   $    299,782.86   45.45                            0.250     0.017     0.608
 5923664   $    346,997.40   65.88                            0.250     0.017     0.608
 5923773   $    389,724.74   60.00                            0.250     0.017     0.733
 5923794   $    339,000.00   69.18                            0.250     0.017     0.608
 5923795   $    295,611.45   80.00                            0.250     0.017     1.108
 5923813   $    583,598.09   80.00                            0.250     0.017     0.858
 5923817   $    429,411.45   80.00                            0.250     0.017     0.358
 5923830   $    327,301.01   80.00                            0.250     0.017     0.733
 5923870   $    329,895.65   79.93                            0.250     0.017     0.358
 5923877   $    299,564.36   69.93                            0.250     0.017     0.608
 5923878   $    322,342.87   79.99                            0.250     0.017     0.733
 5923906   $    298,847.06   75.00                            0.250     0.017     0.983
 5923921   $    299,616.08   62.50                            0.250     0.017     1.233
 5923928   $    399,125.97   62.99                            0.250     0.017     0.608
 5924008   $    297,900.00   84.87                   13       0.250     0.017     0.483
 5924088   $    480,000.00   75.00                            0.250     0.017     0.608
 5924127   $    478,418.35   80.00                            0.250     0.017     0.483
 5924167   $    325,000.00   59.09                            0.250     0.017     0.233
 5924182   $    498,934.44   74.43                            0.250     0.017     0.733
 5924208   $    445,352.35   71.94                            0.250     0.017     0.608
 5924235   $    483,114.12   79.47                            0.250     0.017     1.483
 5924254   $    376,173.08   65.57                            0.250     0.017     0.858
 5924274   $    295,444.18   80.00                            0.250     0.017     1.358
 5924291   $    384,798.66   80.00                            0.250     0.017     0.858
 5924314   $    623,580.90   80.00                            0.250     0.017     1.358
 5924328   $    399,447.63   74.77                            0.250     0.017     0.858
 5924355   $    286,416.56   80.00                            0.250     0.017     1.858
 5924364   $    623,791.49   77.54                            0.250     0.017     1.233
 5924375   $    398,915.64   80.00                            0.250     0.017     0.983
 5924398   $    319,000.00   73.33                            0.250     0.017     0.608
 5924404   $    489,340.24   68.06                            0.250     0.017     0.983
 5924428   $    331,360.50   80.00                            0.250     0.017     1.233
 5924432   $    349,563.38   72.92                            0.250     0.017     1.358
 5924441   $    648,366.96   74.71                            0.250     0.017     1.358
 5924458   $    490,327.22   80.00                            0.250     0.017     0.983
 5924475   $    450,000.00   61.22                            0.250     0.017     0.983
 5924505   $    375,000.00   58.14                            0.250     0.017     0.358
 5924545   $    593,618.06   80.00                            0.250     0.017     1.733
 5924559   $    370,458.51   80.00                            0.250     0.017     0.358
 5924560   $    283,918.16   72.00                            0.250     0.017     1.858
 5924575   $    483,331.63   80.00                            0.250     0.017     0.858
 5924591   $    436,565.14   80.00                            0.250     0.017     0.608
 5924600   $    637,805.47   80.00                            0.250     0.017     1.108
 5924604   $    461,665.62   84.00                   33       0.250     0.017     0.608
 5924605   $    371,486.30   80.00                            0.250     0.017     0.858
 5924607   $    319,785.28   71.11                            0.250     0.017     0.983
 5924620   $    467,285.59   80.00                            0.250     0.017     0.358
 5924628   $    459,364.78   79.31                            0.250     0.017     0.858
 5924629   $    284,808.77   56.32                            0.250     0.017     0.983
 5924649   $    350,726.19   73.13                            0.250     0.017     0.233
 5924654   $    489,645.35   52.13                            0.250     0.017     0.608
 5924658   $    303,569.49   80.00                            0.250     0.017     0.733
 5924674   $    367,937.48   65.80                            0.250     0.017     0.358
 5924687   $    434,383.99   79.09                            0.250     0.017     0.733
 5924884   $    300,000.00   63.16                            0.250     0.017     0.983
 5924994   $    424,668.46   69.11                            0.250     0.017     0.233
 5924999   $    599,543.45   37.50                            0.250     0.017     0.358
 5925032   $    287,149.94   56.39                            0.250     0.017     0.233
 5925056   $    362,756.43   61.53                            0.250     0.017     0.983
 5925077   $    348,260.16   49.08                            0.250     0.017     0.858
 5925083   $    463,664.17   61.87                            0.250     0.017     0.608
 5925146   $    329,109.23   80.00                            0.250     0.017     0.483
 5925166   $    649,552.68   52.00                            0.250     0.017     0.858
 5925340   $    650,000.00   63.10                            0.250     0.017     0.858
 5925448   $    278,999.24   65.12                            0.250     0.017     0.733
 5925449   $    594,569.35   43.27                            0.250     0.017     0.608
 5925483   $    274,000.00   74.05                            0.250     0.017     0.608
 5925626   $    466,000.00   63.84                            0.250     0.017     0.358
 5925690   $    329,332.95   61.07                            0.250     0.017     0.733
 5926189   $    399,710.49   76.19                            0.250     0.017     0.608
 5926196   $    348,110.27   37.26                            0.250     0.017     0.858
 5926271   $    531,624.53   80.00                            0.250     0.017     0.733
 5926438   $    342,763.95   67.25                            0.250     0.017     0.858
 5926467   $    440,000.00   61.97                            0.250     0.017     0.983
 5926635   $    499,600.16   60.25                            0.250     0.017     0.108
 5926672   $    428,000.00   80.00                            0.250     0.017     0.608
 5926808   $    350,000.00   70.00                            0.250     0.017     0.358
 5926923   $    326,250.00   75.00                            0.250     0.017     0.608
 5927103   $    299,283.23   73.23                            0.250     0.017     0.608
 5927640   $    329,778.58   58.93                            0.250     0.017     0.983
 5927665   $    524,638.70   56.15                            0.250     0.017     0.858
 5927719   $    347,276.81   80.00                            0.250     0.017     0.858
 5927739   $    296,790.38   69.07                            0.250     0.017     0.733
 5927953   $    360,000.00   90.00                   33       0.250     0.017     0.858
 5928268   $    862,500.00   75.00                            0.250     0.017     0.233
 5928287   $    341,000.00   62.57                            0.250     0.017     0.858
 5928304   $    361,000.00   47.50                            0.250     0.017     0.358
 5928310   $    300,000.00   78.95                            0.250     0.017     0.858
 5928676   $    480,000.00   80.00                            0.250     0.017     0.358
 5928904   $    301,607.55   46.43                            0.250     0.017     1.233
 5928984   $    449,213.38   80.00                            0.250     0.017     1.233
 5929009   $    327,744.13   80.00                            0.250     0.017     0.233
 5929024   $    350,000.00   51.47                            0.250     0.017     0.483
 5929076   $    318,913.15   79.99                            0.250     0.017     0.483
 5929111   $    353,723.85   70.80                            0.250     0.017     0.233
 5929220   $    516,235.38   74.99                            0.250     0.017     0.733
 5929259   $    585,514.94   75.60                            0.250     0.017     0.983
 5929291   $    337,000.00   56.17                            0.250     0.017     1.108
 5929333   $    499,000.00   77.73                            0.250     0.017     0.483
 5929369   $    699,467.35   63.64                            0.250     0.017     0.358
 5929628   $    400,000.00   61.07                            0.250     0.017     0.358
 5929959   $    550,000.00   64.33                            0.250     0.017     0.233
 5930094   $    299,250.00   95.00                   11       0.250     0.017     1.358
 5930252   $    416,350.00   79.99                            0.250     0.017     0.983
 5930398   $    375,000.00   61.48                            0.250     0.017     0.733
 5930451   $    361,166.15   68.86                            0.250     0.017     0.483
 5930480   $    375,741.24   80.00                            0.250     0.017     0.858
 5930481   $    299,782.87   67.42                            0.250     0.017     0.608
 5930492   $    424,668.46   62.50                            0.250     0.017     0.233
 5930769   $    554,598.30   46.25                            0.250     0.017     0.608
 5930782   $    327,274.62   60.42                            0.250     0.017     0.858
 5930808   $    399,000.00   79.96                            0.250     0.017     0.358
 5930810   $    399,731.61   69.57                            0.250     0.017     0.983
 5931475   $     66,900.00   57.23                            0.250     0.017     0.233
 5931693   $    309,786.66   48.44                            0.250     0.017     0.858
 5931889   $    429,750.00   69.20                            0.250     0.017     0.733
 5932059   $    314,688.71   90.00                   06       0.250     0.017     0.983
 5932149   $    649,950.00   43.47                            0.250     0.017     0.233
 5932305   $    462,000.00   57.75                            0.250     0.017     0.000
 5932408   $    349,752.98   73.68                            0.250     0.017     0.733
 5932784   $    377,336.00   80.00                            0.250     0.017     0.733
 5932838   $    574,165.00   59.90                            0.250     0.017     0.608
 5932924   $    318,300.00   42.16                            0.250     0.017     0.358
 5932970   $    490,000.00   54.44                            0.250     0.017     0.483
 5933131   $    564,548.18   55.18                            0.250     0.017     0.108
 5933166   $    152,000.00   66.67                            0.250     0.017     0.233
 5933307   $    288,296.38   60.74                            0.250     0.017     0.733
 5933332   $    439,689.46   79.28                            0.250     0.017     0.733
 5933345   $    286,000.00   77.30                            0.250     0.017     0.608
 5933366   $    283,799.56   76.76                            0.250     0.017     0.733
 5933389   $    499,619.54   54.95                            0.250     0.017     0.358
 5933392   $    398,106.36   90.00                   06       0.250     0.017     0.483
 5933410   $    316,583.86   51.54                            0.250     0.017     1.108
 5933425   $    419,703.57   67.85                            0.250     0.017     0.733
 5933448   $    498,924.97   78.02                            0.250     0.017     0.608
 5933462   $    287,806.76   78.90                            0.250     0.017     0.983
 5933470   $    397,719.10   71.97                            0.250     0.017     0.733
 5933478   $    332,746.62   76.55                            0.250     0.017     0.358
 5933484   $    458,815.83   48.91                            0.250     0.017     0.483
 5933490   $    470,641.61   55.41                            0.250     0.017     0.358
 5933964   $    338,000.00   80.00                            0.250     0.017     0.733
 5934091   $    417,500.00   69.58                            0.250     0.017     0.483
 5934174   $    299,000.00   69.53                            0.250     0.017     1.233
 5934735   $    350,000.00   62.50                            0.250     0.017     0.358
 5934919   $    349,726.96   51.85                            0.250     0.017     0.233
 5935144   $    359,527.43   58.06                            0.250     0.017     1.108
 5935252   $    373,450.00   67.90                            0.250     0.017     0.608
 5935320   $     62,000.00   80.00                            0.250     0.017     0.358
 5936590   $    295,750.00   76.62                            0.250     0.017     0.733
 5936772   $    344,000.00   68.80                            0.250     0.017     0.233
 5936775   $    449,828.27   80.00                            0.250     0.017     0.358
 5936970   $    499,628.93   42.96                            0.250     0.017     0.483
 5937238   $    349,752.98   55.12                            0.250     0.017     0.733
 5937569   $    297,000.00   90.00                   11       0.250     0.017     0.233
 5937710   $    349,000.00   79.32                            0.250     0.017     0.733
 5938116   $    339,741.28   64.15                            0.250     0.017     0.358
 5938161   $    455,644.28   80.00                            0.250     0.017     0.233
 5938177   $    316,776.26   48.03                            0.250     0.017     0.733
 5938189   $    498,415.35   67.49                            0.250     0.017     0.983
 5938213   $    378,236.01   80.00                            0.250     0.017     0.483
 5938264   $    284,803.86   68.67                            0.250     0.017     0.858
 5938348   $    340,640.60   79.28                            0.250     0.017     0.358
 5938891   $    385,862.42   75.00                            0.250     0.017     0.483
 5938920   $    370,000.00   54.81                            0.250     0.017     0.983
 5940102   $    324,764.77   59.09                            0.250     0.017     0.608
 5940194   $    345,243.59   76.78                            0.250     0.017     0.483
 5940197   $    207,513.80   46.67                            0.250     0.017     1.108
 5940839   $    522,046.16   85.00                   12       0.250     0.017     0.983
 5940848   $    399,419.15   55.17                            0.250     0.017     0.608
 5940858   $    315,000.00   75.00                            0.250     0.017     0.858
 5940863   $    309,786.66   67.39                            0.250     0.017     0.858
 5940932   $    312,000.00   80.00                            0.250     0.017     0.233
 5941204   $    317,764.00   80.00                            0.250     0.017     0.483
 5941236   $    549,581.50   67.48                            0.250     0.017     0.358
 5941337   $    337,500.00   75.00                            0.250     0.017     1.233
 5941369   $    319,774.15   68.09                            0.250     0.017     0.733
 5941578   $    292,500.00   90.00                   01       0.250     0.017     0.983
 5941762   $    348,160.24   64.52                            0.250     0.017     0.858
 5942268   $    326,500.00   67.32                            0.250     0.017     0.000
 5942346   $    353,324.15   80.00                            0.250     0.017     0.233
 5942540   $    309,850.00   77.46                            0.250     0.017     0.358
 5942599   $    358,000.00   62.81                            0.250     0.017     0.608
 5942783   $    332,450.00   69.99                            0.250     0.017     0.733
 5942856   $    448,000.00   79.29                            0.250     0.017     0.358
 5943071   $    544,553.27   41.13                            0.250     0.017     0.000
 5943376   $    312,500.00   61.88                            0.250     0.017     0.483
 5944238   $    329,400.00   79.98                            0.250     0.017     0.233
 5944531   $    311,180.45   80.00                            0.250     0.017     0.983
 5944846   $    376,957.54   90.00                   01       0.250     0.017     1.233
 5945302   $    379,710.85   61.29                            0.250     0.017     0.358
 5945477   $    424,700.05   68.00                            0.250     0.017     0.733
 5945489   $    351,355.72   67.05                            0.250     0.017     1.483
 5945690   $    348,000.00   80.00                            0.250     0.017     0.358
 5945881   $    463,500.00   90.00                   01       0.250     0.017     0.358
 5946137   $    327,535.49   80.00                            0.250     0.017     0.733
 5946163   $    320,000.00   80.00                            0.250     0.017     0.483
 5946247   $    500,000.00   67.57                            0.250     0.017     0.858
 5946441   $    299,777.36   75.00                            0.250     0.017     0.483
 5946630   $    349,491.74   42.17                            0.250     0.017     0.608
 5947147   $    370,000.00   63.79                            0.250     0.017     0.108
 5949625   $    353,747.06   79.98                            0.250     0.017     1.108
 5949689   $    329,314.21   58.99                            0.250     0.017     0.858
 5949733   $    299,585.73   75.00                            0.250     0.017     0.858
 5949787   $    299,226.85   77.54                            0.250     0.017     1.233
 5949914   $    350,513.52   80.00                            0.250     0.017     1.608
 5949948   $    339,530.49   80.00                            0.250     0.017     0.858
 5950012   $    295,000.00   55.14                            0.250     0.017     0.233
 5950028   $    440,000.00   68.75                            0.250     0.017     0.108
 5951900   $    400,650.00   59.50                            0.250     0.017     0.483
 5952517   $    303,500.00   79.87                            0.250     0.017     0.233
 5954456   $    372,000.00   74.40                            0.250     0.017     0.733
 5954487   $    383,715.02   80.00                            0.250     0.017     0.483
 5954510   $    379,461.86   80.00                            0.250     0.017     0.733
 5955626   $    344,730.87   69.14                            0.250     0.017     0.233
 5955743   $    303,762.85   46.77                            0.250     0.017     0.233
 5955990   $    336,000.00   80.00                            0.250     0.017     0.108
 5956187   $    336,000.00   80.00                            0.250     0.017     0.358
 5957337   $    344,000.00   80.00                            0.250     0.017     0.733
 5957560   $    374,721.70   65.22                            0.250     0.017     0.483
 5959111   $    320,000.00   80.00                            0.250     0.017     0.358
 5960988   $    320,000.00   62.75                            0.250     0.017     0.483
 5962253   $    311,250.00   75.00                            0.250     0.017     0.858
 7649311   $    337,740.31   84.56                   11       0.250     0.017     0.983
 7651056   $    321,118.68   90.00                   01       0.250     0.017     0.983
 7738987   $    283,631.82   82.61                   11       0.250     0.017     0.983
 7755147   $    330,805.71   75.33                            0.250     0.017     1.358
 7768101   $    296,263.90   72.20                            0.250     0.017     0.983
 7831345   $    353,246.60   76.20                            0.250     0.017     1.358
 7832569   $    519,651.09   52.37                            0.250     0.017     0.983
 7832695   $    649,492.93   74.29                            0.250     0.017     0.233
 7837400   $    283,727.61   94.71                   06       0.250     0.017     0.983
 7848819   $    361,213.41   78.94                            0.250     0.017     0.983
 7868077   $    442,518.78   74.82                            0.250     0.017     0.983
 7891837   $    275,878.32   79.39                            0.250     0.017     0.983
 7903927   $    345,581.22   79.09                            0.250     0.017     0.733
 7908399   $    396,870.57   67.23                            0.250     0.017     0.858
 7912859   $    294,658.16   90.00                   01       0.250     0.017     1.358
 7913665   $    347,456.73   56.09                            0.250     0.017     0.733
 7918291   $    321,429.75   78.53                            0.250     0.017     0.983
 7920664   $    361,525.66   90.00                   12       0.250     0.017     0.733
 7921823   $    897,482.04   62.74                            0.250     0.017     0.733
 7928802   $    472,389.99   72.08                            0.250     0.017     0.983
 7930939   $    338,123.40   89.98                   01       0.250     0.017     0.858
 7940507   $    343,639.78   79.99                            0.250     0.017     0.983
 7944722   $    312,506.31   79.23                            0.250     0.017     0.983
 7950230   $    298,016.15   80.00                            0.250     0.017     0.983
 7960290   $    445,853.22   75.04                            0.250     0.017     0.983
 7967309   $    568,334.56   79.76                            0.250     0.017     1.358
 7973593   $    298,954.07   70.59                            0.250     0.017     0.858
 7986099   $    594,112.87   75.00                            0.250     0.017     0.983
 7989637   $    331,450.38   79.70                            0.250     0.017     0.983
 7993049   $    427,459.59   80.00                            0.250     0.017     0.983
 7997676   $    358,021.91   90.00                   13       0.250     0.017     0.983
 7998412   $    594,531.61   76.83                            0.250     0.017     0.983
 8013019   $    649,517.61   68.42                            0.250     0.017     0.483
 8016186   $    637,380.13   79.78                            0.250     0.017     0.983
 8022397   $    332,000.00   76.85                            0.250     0.017     1.108
 8025125   $    577,772.00   80.00                            0.250     0.017     0.858
 8027399   $    321,399.31   46.90                            0.250     0.017     0.733
 8029122   $    308,751.94   55.87                            0.250     0.017     0.983
 8029743   $    295,572.67   79.17                            0.250     0.017     0.983
 8031764   $    316,701.83   80.00                            0.250     0.017     0.733
 8034627   $    322,285.11   76.66                            0.250     0.017     0.983
 8035861   $    357,739.18   80.00                            0.250     0.017     0.858
 8041993   $    352,031.69   80.00                            0.250     0.017     0.983
 8042208   $    298,056.47   69.05                            0.250     0.017     0.983
 8042265   $    299,314.34   79.38                            0.250     0.017     0.983
 8043683   $    311,875.70   79.75                            0.250     0.017     0.983
 8043844   $    310,743.89   79.79                            0.250     0.017     0.983
 8052031   $    445,766.93   45.32                            0.250     0.017     0.983
 8052916   $    345,020.08   80.00                            0.250     0.017     0.858
 8053750   $    421,140.82   50.00                            0.250     0.017     0.983
 8055126   $    288,464.73   79.18                            0.250     0.017     0.983
 8055743   $    359,621.45   52.65                            0.250     0.017     0.858
 8059520   $    291,940.72   79.45                            0.250     0.017     0.983
 8059759   $    486,002.33   79.99                            0.250     0.017     0.983
 8060657   $    293,308.64   79.75                            0.250     0.017     0.983
 8061111   $    698,957.75   73.68                            0.250     0.017     0.483
 8062137   $    288,435.99   76.54                            0.250     0.017     0.983
 8062486   $    305,798.68   80.00                            0.250     0.017     0.983
 8063461   $    345,531.90   80.00                            0.250     0.017     1.358
 8063955   $    456,193.10   80.00                            0.250     0.017     0.983
 8065730   $    301,356.61   79.97                            0.250     0.017     0.983
 8066303   $    363,884.11   79.70                            0.250     0.017     0.983
 8066815   $    373,943.56   84.85                   01       0.250     0.017     0.983
 8066926   $    303,963.03   69.81                            0.250     0.017     0.983
 8068408   $    332,732.32   79.77                            0.250     0.017     0.983
 8068839   $    285,063.37   79.99                            0.250     0.017     0.733
 8068966   $    293,684.16   80.00                            0.250     0.017     0.858
 8070046   $    376,995.54   80.00                            0.250     0.017     0.858
 8070452   $    322,340.32   46.45                            0.250     0.017     0.983
 8070607   $    367,176.24   77.22                            0.250     0.017     0.983
 8071320   $    325,210.44   79.44                            0.250     0.017     0.983
 8075455   $    299,156.73   79.65                            0.250     0.017     0.983
 8075468   $    315,150.02   79.99                            0.250     0.017     0.858
 8077231   $    297,594.17   54.64                            0.250     0.017     0.733
 8080420   $    408,558.29   79.45                            0.250     0.017     0.983
 8085089   $    281,893.99   80.00                            0.250     0.017     0.733
 8086229   $    503,477.68   80.00                            0.250     0.017     0.858
 8086633   $    637,172.19   80.00                            0.250     0.017     0.983
 8086926   $    821,826.96   64.55                            0.250     0.017     0.983
 8086957   $    294,419.12   80.00                            0.250     0.017     0.983
 8088749   $    356,121.86   89.38                   01       0.250     0.017     0.983
 8089649   $    598,847.29   63.12                            0.250     0.017     0.483
 8089748   $    348,493.73   80.00                            0.250     0.017     0.733
 8092362   $    322,518.34   72.22                            0.250     0.017     0.983
 8093109   $    282,715.17   70.78                            0.250     0.017     0.983
 8094433   $    289,064.24   79.70                            0.250     0.017     0.983
 8095467   $    369,738.85   78.72                            0.250     0.017     0.733
 8096573   $    410,171.94   80.00                            0.250     0.017     0.733
 8097189   $    333,023.67   80.00                            0.250     0.017     0.858
 8097962   $    341,611.45   78.61                            0.250     0.017     0.983
 8098889   $    293,551.18   59.00                            0.250     0.017     0.983
 8099156   $    405,066.05   80.00                            0.250     0.017     0.983
 8101801   $    318,962.23   70.00                            0.250     0.017     0.983
 8102390   $    329,079.92   70.01                            0.250     0.017     0.858
 8102475   $    357,448.03   52.94                            0.250     0.017     0.858
 8102752   $    297,493.97   75.00                            0.250     0.017     0.983
 8106456   $    278,163.61   79.64                            0.250     0.017     1.358
 8111439   $    357,761.35   75.00                            0.250     0.017     0.983
 8111515   $    492,607.58   80.00                            0.250     0.017     0.858
 8114910   $    373,624.44   79.75                            0.250     0.017     0.983
 8117141   $    282,758.15   89.99                   06       0.250     0.017     0.858
 8118483   $    438,503.19   80.00                            0.250     0.017     0.983
 8123467   $    518,250.08   80.00                            0.250     0.017     0.733
 8124332   $    298,977.81   93.98                   01       0.250     0.017     0.983
 8125086   $    345,397.36   79.52                            0.250     0.017     0.983
 8126289   $    341,234.51   79.20                            0.250     0.017     0.733
 8126934   $    363,695.21   77.02                            0.250     0.017     0.733
 8129162   $    399,695.63   73.49                            0.250     0.017     0.358
 8129883   $    389,703.24   54.04                            0.250     0.017     0.358
 8129917   $    318,293.14   79.71                            0.250     0.017     0.983
 8130519   $    315,403.84   79.56                            0.250     0.017     0.983
 8130805   $    288,587.62   79.99                            0.250     0.017     0.733
 8131343   $    468,307.28   80.00                            0.250     0.017     0.858
 8131820   $    715,006.73   60.00                            0.250     0.017     0.983
 8132998   $    357,252.58   80.00                            0.250     0.017     0.983
 8133695   $    348,178.47   55.56                            0.250     0.017     0.858
 8134198   $    277,754.64   80.00                            0.250     0.017     0.733
 8135376   $    447,733.25   50.00                            0.250     0.017     0.733
 8137940   $    299,362.32   90.00                   01       0.250     0.017     0.983
 8139223   $    397,566.48   62.02                            0.250     0.017     0.983
 8140285   $    407,733.11   80.00                            0.250     0.017     1.108
 8141223   $    286,549.25   80.00                            0.250     0.017     0.733
 8141493   $    377,372.35   65.16                            0.250     0.017     0.983
 8142186   $    392,845.40   84.60                   06       0.250     0.017     0.983
 8142936   $    496,260.52   47.33                            0.250     0.017     0.983
 8143247   $    495,617.12   57.80                            0.250     0.017     0.733
 8145068   $    280,502.86   80.00                            0.250     0.017     0.733
 8145291   $    278,705.08   78.62                            0.250     0.017     0.983
 8146354   $    346,810.51   89.57                   06       0.250     0.017     0.983
 8147614   $    377,988.36   66.02                            0.250     0.017     0.983
 8148623   $    286,943.27   89.76                   01       0.250     0.017     0.983
 8149642   $    496,643.90   58.99                            0.250     0.017     0.858
 8152250   $    355,014.92   79.78                            0.250     0.017     0.983
 8153847   $    397,343.88   95.00                   33       0.250     0.017     0.983
 8154354   $    290,684.12   90.00                   11       0.250     0.017     0.983
 8155003   $    285,859.17   79.99                            0.250     0.017     0.858
 8155260   $    347,193.28   56.09                            0.250     0.017     0.733
 8155664   $    298,954.07   78.95                            0.250     0.017     0.858
 8156668   $    307,081.00   71.49                            0.250     0.017     0.983
 8157374   $    278,174.80   80.00                            0.250     0.017     0.733
 8158110   $    546,968.01   76.92                            0.250     0.017     0.983
 8159175   $    433,743.36   80.00                            0.250     0.017     0.858
 8159995   $    277,302.61   77.34                            0.250     0.017     0.983
 8160317   $    364,255.07   80.00                            0.250     0.017     0.733
 8161767   $    306,369.51   80.00                            0.250     0.017     0.983
 8162078   $    308,352.98   90.00                   33       0.250     0.017     0.983
 8162219   $    294,267.22   79.64                            0.250     0.017     0.983
 8162577   $    749,400.24   62.50                            0.250     0.017     0.108
 8165043   $    318,546.02   79.75                            0.250     0.017     0.983
 8165686   $    308,940.23   80.00                            0.250     0.017     0.733
 8166398   $    365,601.09   80.00                            0.250     0.017     0.733
 8166999   $    323,771.32   80.00                            0.250     0.017     0.733
 8167321   $    348,437.37   46.60                            0.250     0.017     0.983
 8168603   $    307,376.25   94.43                   33       0.250     0.017     0.983
 8170146   $    285,448.85   71.62                            0.250     0.017     0.983
 8171039   $    285,206.02   79.99                            0.250     0.017     0.733
 8171143   $    298,006.15   79.48                            0.250     0.017     0.983
 8171513   $    372,011.69   80.00                            0.250     0.017     0.983
 8171754   $    279,370.73   79.79                            0.250     0.017     0.983
 8171821   $    303,057.45   80.00                            0.250     0.017     0.108
 8173164   $    384,297.36   80.00                            0.250     0.017     0.358
 8173503   $    684,378.85   80.00                            0.250     0.017     0.358
 8173613   $    281,714.39   80.00                            0.250     0.017     0.858
 8174669   $    350,021.98   79.68                            0.250     0.017     0.983
 8175942   $    650,000.00   77.84                            0.250     0.017     0.733
 8176423   $    317,096.34   79.59                            0.250     0.017     0.983
 8176807   $    456,678.06   58.60                            0.250     0.017     1.358
 8177183   $    579,036.59   79.99                            0.250     0.017     0.483
 8177355   $    417,095.83   52.21                            0.250     0.017     0.983
 8177403   $    285,916.22   80.00                            0.250     0.017     0.983
 8177458   $    398,141.04   80.00                            0.250     0.017     0.733
 8177632   $    317,113.33   79.99                            0.250     0.017     0.858
 8178091   $    376,830.80   79.04                            0.250     0.017     0.233
 8178193   $    309,306.73   79.63                            0.250     0.017     0.983
 8178792   $    423,669.24   67.84                            0.250     0.017     0.233
 8178877   $    310,410.14   79.75                            0.250     0.017     1.358
 8178928   $    301,649.66   75.00                            0.250     0.017     0.983
 8179333   $    300,751.07   79.72                            0.250     0.017     0.983
 8179719   $    292,742.54   58.63                            0.250     0.017     0.983
 8179907   $    297,919.45   69.77                            0.250     0.017     0.983
 8180027   $    283,808.11   80.00                            0.250     0.017     0.983
 8180576   $    319,737.70   79.23                            0.250     0.017     0.000
 8181440   $    445,230.86   80.00                            0.250     0.017     0.733
 8182069   $    333,669.75   80.00                            0.250     0.017     0.983
 8182490   $    411,834.85   69.75                            0.250     0.017     0.983
 8182654   $    347,518.96   77.16                            0.250     0.017     0.858
 8182979   $    323,247.17   54.86                            0.250     0.017     0.983
 8184494   $    286,503.35   79.70                            0.250     0.017     0.983
 8184992   $    278,153.36   80.00                            0.250     0.017     0.983
 8185083   $    317,816.47   77.63                            0.250     0.017     0.983
 8185350   $    339,322.23   79.62                            0.250     0.017     0.983
 8185489   $    323,866.88   70.65                            0.250     0.017     0.858
 8185608   $    477,243.40   79.65                            0.250     0.017     0.983
 8186121   $    348,654.81   79.39                            0.250     0.017     0.983
 8187083   $    324,367.76   80.00                            0.250     0.017     0.983
 8187694   $    278,329.03   79.55                            0.250     0.017     0.983
 8189262   $    289,082.86   79.39                            0.250     0.017     0.983
 8189470   $    297,174.70   95.00                   33       0.250     0.017     0.983
 8190009   $    345,059.46   60.87                            0.250     0.017     0.983
 8190166   $    357,809.85   80.00                            0.250     0.017     0.983
 8190329   $    366,053.05   79.63                            0.250     0.017     0.983
 8190776   $    349,939.37   79.64                            0.250     0.017     0.983
 8190893   $    299,309.37   79.74                            0.250     0.017     0.983
 8191035   $    368,319.52   80.00                            0.250     0.017     0.358
 8191374   $    302,755.59   79.57                            0.250     0.017     0.983
 8191630   $    309,197.26   79.64                            0.250     0.017     0.983
 8191881   $    325,965.61   79.62                            0.250     0.017     0.983
 8191916   $    305,585.48   79.84                            0.250     0.017     0.983
 8192661   $    476,000.00   79.87                            0.250     0.017     0.233
 8192749   $    522,988.11   70.00                            0.250     0.017     0.983
 8192778   $    318,090.37   79.64                            0.250     0.017     0.983
 8193024   $    498,677.88   84.89                   33       0.250     0.017     0.983
 8193480   $    290,214.04   79.64                            0.250     0.017     0.983
 8194053   $    278,459.75   77.78                            0.250     0.017     0.983
 8195498   $    310,285.60   79.67                            0.250     0.017     0.983
 8195625   $    497,646.33   79.73                            0.250     0.017     0.983
 8197046   $    489,119.76   79.64                            0.250     0.017     0.983
 8197073   $    318,126.71   80.00                            0.250     0.017     0.983
 8197263   $    347,829.13   74.11                            0.250     0.017     0.983
 8197757   $    278,604.56   94.58                   33       0.250     0.017     0.983
 8198371   $    388,573.18   80.00                            0.250     0.017     0.733
 8198514   $    437,887.69   79.85                            0.250     0.017     0.983
 8198658   $    373,971.83   79.68                            0.250     0.017     0.983
 8198753   $    397,959.41   75.21                            0.250     0.017     0.983
 8201367   $    278,345.98   79.99                            0.250     0.017     0.983
 8201989   $    367,007.38   28.43                            0.250     0.017     0.983
 8202233   $    397,842.69   24.90                            0.250     0.017     0.983
 8202530   $    324,509.45   79.84                            0.250     0.017     0.983
 8202656   $    497,353.11   71.15                            0.250     0.017     0.983
 8202900   $    318,305.99   72.73                            0.250     0.017     0.983
 8202923   $    306,074.47   79.99                            0.250     0.017     0.983
 8203342   $    413,081.81   80.00                            0.250     0.017     0.983
 8203673   $    325,960.33   80.00                            0.250     0.017     0.983
 8204982   $    276,827.04   79.99                            0.250     0.017     0.983
 8205905   $    353,056.76   80.00                            0.250     0.017     0.858
 8206315   $    369,940.64   69.88                            0.250     0.017     0.858
 8206361   $    430,663.78   62.83                            0.250     0.017     0.233
 8207903   $    277,663.11   89.69                   33       0.250     0.017     0.983
 8208064   $    298,174.88   74.65                            0.250     0.017     0.983
 8208523   $    353,988.04   77.72                            0.250     0.017     0.733
 8208692   $     94,524.34   70.00                            0.250     0.017     0.733
 8208744   $    294,108.60   79.75                            0.250     0.017     1.358
 8209103   $    459,658.61   76.79                            0.250     0.017     0.483
 8209135   $    330,746.23   79.60                            0.250     0.017     0.983
 8209219   $    363,938.10   80.00                            0.250     0.017     0.858
 8210340   $    310,400.08   79.99                            0.250     0.017     0.983
 8210346   $    348,463.77   69.79                            0.250     0.017     0.983
 8211373   $    596,682.24   75.47                            0.250     0.017     0.983
 8212749   $    421,370.22   79.62                            0.250     0.017     0.983
 8213362   $    298,093.26   75.00                            0.250     0.017     0.983
 8213793   $    349,786.05   79.79                            0.250     0.017     0.983
 8215280   $    317,516.51   79.78                            0.250     0.017     0.983
 8215946   $    348,181.19   79.70                            0.250     0.017     0.983
 8215984   $    288,547.52   93.21                   33       0.250     0.017     0.983
 8216170   $    407,457.05   58.58                            0.250     0.017     0.983
 8216693   $    397,882.44   68.97                            0.250     0.017     0.983
 8216856   $    386,386.28   68.01                            0.250     0.017     0.233
 8219162   $    277,487.39   74.20                            0.250     0.017     0.983
 8219211   $    278,999.91   95.00                   11       0.250     0.017     0.983
 8219653   $    290,290.62   80.00                            0.250     0.017     0.983
 8220076   $    278,461.47   66.39                            0.25      0.017     0.983
 8220885   $    289,203.63   82.23                   33       0.25      0.017     0.733
 8221391   $    382,747.74   80.00                            0.25      0.017     0.983
 8222538   $    339,948.30   79.74                            0.25      0.017     0.983
 8222688   $    375,040.90   90.00                   33       0.25      0.017     0.983
 8224881   $    287,669.04   79.69                            0.25      0.017     0.983
 8224914   $    286,247.92   79.63                            0.25      0.017     0.983
 8225121   $    477,699.92   79.88                            0.25      0.017     0.983
 8225498   $    318,126.71   94.56                   11       0.25      0.017     0.983
 8226426   $    337,872.27   79.67                            0.25      0.017     0.983
 8226642   $    465,862.58   68.09                            0.25      0.017     0.608
 8229003   $    373,401.41   75.00                            0.25      0.017     1.858
 8229028   $    434,769.54   70.00                            0.25      0.017     0.983
 8229415   $    385,684.59   79.64                            0.25      0.017     0.983
 8230645   $    581,288.82   49.77                            0.25      0.017     0.983
 8230998   $    281,938.81   70.00                            0.25      0.017     0.983
 8231286   $    285,921.59   79.73                            0.25      0.017     0.983
 8232112   $    473,703.03   80.00                            0.25      0.017     0.983
 8232427   $    499,579.94   76.07                            0.25      0.017     0.000
 8232488   $    477,411.24   79.68                            0.25      0.017     0.983
 8232730   $    312,590.11   95.00                   11       0.25      0.017     0.983
 8233497   $    489,443.24   79.70                            0.25      0.017     0.983
 8233521   $    421,836.97   79.70                            0.25      0.017     0.983
 8234580   $    362,145.23   79.75                            0.25      0.017     1.358
 8234804   $    638,513.78   75.00                            0.25      0.017     0.358
 8235795   $    288,190.80   79.81                            0.25      0.017     0.983
 8237280   $    615,412.95   74.70                            0.25      0.017     0.983
 8238541   $    498,020.02   61.19                            0.25      0.017     0.983
 8238902   $    328,148.20   80.00                            0.25      0.017     0.983
 8239408   $    294,606.65   80.00                            0.25      0.017     0.983
 8240059   $    288,247.62   94.99                   33       0.25      0.017     0.983
 8240081   $    349,713.11   43.72                            0.25      0.017     0.000
 8240963   $    312,874.65   95.00                   06       0.25      0.017     0.733
 8241258   $    300,828.54   79.70                            0.25      0.017     0.983
 8241985   $    326,526.31   79.99                            0.25      0.017     0.983
 8243026   $    540,377.21   79.70                            0.25      0.017     0.983
 8243464   $    369,500.00   73.87                            0.25      0.017     0.483
 8244072   $    323,695.32   79.71                            0.25      0.017     0.983
 8245770   $    646,138.21   46.22                            0.25      0.017     0.983
 8245913   $    283,937.61   79.52                            0.25      0.017     0.983
 8246108   $    319,892.52   89.63                   13       0.25      0.017     0.983
 8250486   $    428,010.68   66.92                            0.25      0.017     0.733
 8252326   $    294,581.63   63.44                            0.25      0.017     0.983
 8253953   $    341,081.09   80.00                            0.25      0.017     0.983
 8254996   $    339,089.10   95.00                   13       0.25      0.017     0.983
 8255918   $    332,393.26   80.00                            0.25      0.017     0.983
 8259540   $    437,670.72   64.93                            0.25      0.017     0.983
 8259746   $    282,141.53   89.69                   33       0.25      0.017     0.983
 8259761   $    324,743.19   57.39                            0.25      0.017     0.983
 8260816   $    301,561.61   79.97                            0.25      0.017     0.983
 8261022   $    343,441.45   80.00                            0.25      0.017     0.983
 8261716   $    314,706.41   80.00                            0.25      0.017     0.983
 8264430   $    322,640.03   80.00                            0.25      0.017     0.858
 8267543   $    283,400.68   80.00                            0.25      0.017     0.858
 8268952   $    330,640.92   79.78                            0.25      0.017     0.983
 8273950   $    320,510.87   69.77                            0.25      0.017     0.983
 8276641   $    447,000.00   79.98                            0.25      0.017     0.233
 8278870   $    364,068.25   90.00                   33       0.25      0.017     0.983
 8280321   $    429,269.12   90.00                   13       0.25      0.017     0.358
 8280764   $    290,340.77   79.68                            0.25      0.017     0.983
 8281360   $    404,744.16   70.00                            0.25      0.017     0.983
 8282481   $    646,885.30   66.10                            0.25      0.017     0.983
 8284962   $    471,092.60   74.88                            0.25      0.017     0.983
 8285690   $    302,293.12   79.99                            0.25      0.017     0.983
 8288877   $    383,408.04   79.98                            0.25      0.017     0.358
 8291019   $    397,513.15   79.79                            0.25      0.017     0.983
 8293327   $    356,582.35   61.72                            0.25      0.017     0.983
 8294144   $    597,343.84   60.30                            0.25      0.017     0.983
 8295436   $    296,800.25   79.79                            0.25      0.017     0.983
 8296323   $    448,157.90   75.00                            0.25      0.017     0.983
 8297015   $    413,011.41   75.45                            0.25      0.017     0.983
 8299779   $    298,660.63   90.08                   33       0.25      0.017     0.983
 8301027   $    318,889.10   89.93                   33       0.25      0.017     0.983
 8303066   $    398,320.98   25.00                            0.25      0.017     0.858
 8303241   $    328,614.80   60.00                            0.25      0.017     0.858
 8303637   $    287,199.36   90.00                   01       0.25      0.017     0.858
 8308138   $    564,260.39   80.00                            0.25      0.017     0.733
 8308492   $    298,861.83   80.00                            0.25      0.017     0.858
 8310791   $    347,135.65   90.00                   01       0.25      0.017     0.358
 8312091   $    365,172.33   79.84                            0.25      0.017     0.983
 8312687   $    334,045.04   49.02                            0.25      0.017     0.733
 8312798   $    275,037.75   80.00                            0.25      0.017     0.858
 8312815   $    417,896.32   67.65                            0.25      0.017     0.608
 8319430   $    334,574.78   79.77                            0.25      0.017     0.983
 8322971   $    333,046.39   80.00                            0.25      0.017     0.358
 8324160   $    304,062.96   68.69                            0.25      0.017     1.483
 8325537   $    438,503.19   80.00                            0.25      0.017     0.983
 8326426   $    455,980.00   80.00                            0.25      0.017     0.108
 8333609   $    312,478.93   80.00                            0.25      0.017     0.733
 8337564   $    647,202.57   79.27                            0.25      0.017     0.733
 8339587   $    360,000.00   70.38                            0.25      0.017     0.608
 8346837   $    294,480.86   94.87                   11       0.25      0.017     0.983
 8352360   $    446,842.38   80.00                            0.25      0.017     0.108
 8352515   $    286,896.27   79.99                            0.25      0.017     0.858
 8353145   $    349,624.92   59.20                            0.25      0.017     0.983
 8353258   $    295,466.27   65.89                            0.25      0.017     0.858
 8354072   $    519,594.35   74.82                            0.25      0.017     0.233
 8355069   $    370,754.04   80.00                            0.25      0.017     0.983
 8361919   $    327,262.97   90.00                   33       0.25      0.017     0.608
 8362142   $    396,716.80   71.71                            0.25      0.017     0.983
 8366381   $    307,138.30   80.00                            0.25      0.017     0.733
 8367199   $    370,721.68   80.00                            0.25      0.017     1.108
 8371443   $    438,807.23   79.89                            0.25      0.017     0.983
 8373865   $    383,328.64   80.00                            0.25      0.017     0.983
 8374727   $    309,125.81   60.12                            0.25      0.017     0.983
 8374840   $    417,976.74   70.00                            0.25      0.017     0.483
 8378094   $    378,990.60   90.00                   06       0.25      0.017     0.733
 8378956   $    396,665.18   80.00                            0.25      0.017     0.983
 8379535   $    415,157.02   80.00                            0.25      0.017     0.983
 8382655   $    356,000.00   80.00                            0.25      0.017     0.483
 8384665   $    298,147.68   74.94                            0.25      0.017     0.733
 8387234   $    297,283.91   90.00                   12       0.25      0.017     0.233
 8388707   $    321,099.14   80.00                            0.25      0.017     0.733
 8389741   $    649,517.61   63.73                            0.25      0.017     0.483
 8391470   $    319,457.80   34.59                            0.25      0.017     1.858
 8391719   $    283,394.78   80.00                            0.25      0.017     0.733
 8394681   $    373,308.56   80.00                            0.25      0.017     0.233
 8395191   $    350,839.44   80.00                            0.25      0.017     0.483
 8403148   $    455,044.27   80.00                            0.25      0.017     0.733
 8405446   $    354,699.48   79.76                            0.25      0.017     0.733
 8409277   $    449,674.31   29.51                            0.25      0.017     0.608
 8414345   $    490,635.61   78.56                            0.25      0.017     0.483
 8415082   $    464,471.95   80.00                            0.25      0.017     0.733
 8415247   $    498,162.84   70.00                            0.25      0.017     1.358
 8418007   $    335,036.87   80.00                            0.25      0.017     0.358
 8422136   $    450,193.03   80.00                            0.25      0.017     0.733
 8423080   $    399,687.96   80.00                            0.25      0.017     0.233
 8427652   $    319,670.43   80.00                            0.25      0.017     0.233
 8427671   $    347,735.20   80.00                            0.25      0.017     0.358
 8429918   $    389,695.76   70.91                            0.25      0.017     0.233
 8431103   $    335,756.81   80.00                            0.25      0.017     0.608
 8431464   $    599,554.71   74.47                            0.25      0.017     0.483
 8432852   $    329,543.25   80.00                            0.25      0.017     0.483
 8432881   $    396,999.61   80.00                            0.25      0.017     0.733
 8433089   $    636,597.21   50.00                            0.25      0.017     0.733
 8433600   $    382,120.30   79.99                            0.25      0.017     0.358
 8433702   $    559,604.76   80.00                            0.25      0.017     0.733
 8435408   $    469,299.51   70.15                            0.25      0.017     0.483
 8435671   $    595,041.77   75.00                            0.25      0.017     0.983
 8437540   $    539,984.80   80.00                            0.25      0.017     0.358
 8439175   $    499,647.11   71.43                            0.25      0.017     0.733
 8440450   $    314,876.65   42.07                            0.25      0.017     1.108
 8441959   $    405,384.17   64.96                            0.25      0.017     1.358
 8442585   $    391,250.35   79.90                            0.25      0.017     1.233
 8443536   $    399,474.91   60.15                            0.25      0.017     1.108
 8447201   $    479,100.34   76.77                            0.25      0.017     1.233
 8448620   $    332,147.07   80.00                            0.25      0.017     0.358
 8449165   $    319,762.51   80.00                            0.25      0.017     0.483
 8450286   $    518,642.83   74.14                            0.25      0.017     0.858
 8450746   $    385,319.43   57.23                            0.25      0.017     0.608
 8453954   $    376,000.00   80.00                            0.25      0.017     0.608
 8457440   $    329,155.54   90.00                   06       0.25      0.017     0.483
 8458229   $    399,703.14   69.93                            0.25      0.017     0.483
 8458640   $    324,016.85   66.91                            0.25      0.017     0.483
 8459365   $    323,771.32   90.00                   01       0.25      0.017     0.733
 8460236   $    324,503.90   72.22                            0.25      0.017     0.358
 8460461   $    334,320.00   80.00                            0.25      0.017     0.608
 8460662   $    649,517.61   79.37                            0.25      0.017     0.483
 8462726   $    889,389.14   68.50                            0.25      0.017     1.358
 8465919   $    419,406.78   71.14                            0.25      0.017     0.733
 8468867   $    464,673.50   77.55                            0.25      0.017     0.983
 8469168   $    819,376.04   48.24                            0.25      0.017     0.358
 8470149   $    486,754.34   75.00                            0.25      0.017     0.358
 8470263   $    325,000.00   68.42                            0.25      0.017     0.233
 8471253   $    336,000.00   80.00                            0.25      0.017     0.358
 8472849   $    552,000.00   80.00                            0.25      0.017     0.608
 8473288   $    319,756.51   80.00                            0.25      0.017     0.358
 8474115   $    449,648.96   69.23                            0.25      0.017     0.233
 8475619   $    649,504.41   68.42                            0.25      0.017     0.358
 8476026   $    322,646.78   95.00                   12       0.25      0.017     0.108
 8477616   $    353,362.74   80.00                            0.25      0.017     0.983
 8478261   $    335,500.83   85.00                   01       0.25      0.017     0.483
 8478768   $    418,204.62   78.96                            0.25      0.017     0.733
 8479258   $    381,230.74   79.81                            0.25      0.017     0.733
 8479270   $    999,276.23   57.14                            0.25      0.017     0.608
 8480636   $    303,768.68   95.00                   06       0.25      0.017     0.358
 8481279   $    349,740.25   70.00                            0.25      0.017     0.483
 8481544   $    499,609.95   64.94                            0.25      0.017     0.233
 8482483   $    527,100.00   79.86                            0.25      0.017     0.858
 8482865   $    699,505.94   63.64                            0.25      0.017     0.733
 8482875   $    384,707.05   70.00                            0.25      0.017     0.358
 8482974   $    349,740.25   71.57                            0.25      0.017     0.483
 8483402   $    379,738.49   80.00                            0.25      0.017     0.858
 8485167   $    866,056.79   66.67                            0.25      0.017     0.483
 8485408   $    331,734.50   79.90                            0.25      0.017     0.108
 8486051   $    477,636.28   79.67                            0.25      0.017     0.358
 8486344   $    414,714.40   73.45                            0.25      0.017     0.858
 8487165   $    349,740.25   67.31                            0.25      0.017     0.483
 8487215   $    384,735.04   77.00                            0.25      0.017     0.858
 8487904   $    427,682.36   80.00                            0.25      0.017     0.483
 8488430   $    539,599.24   80.00                            0.25      0.017     0.483
 8488718   $    374,921.55   80.00                            0.25      0.017     0.483
 8488741   $    368,712.15   67.09                            0.25      0.017     0.233
 8491739   $    629,508.54   63.00                            0.25      0.017     0.233
 8491902   $    307,271.80   75.00                            0.25      0.017     0.483
 8492162   $    503,625.96   55.08                            0.25      0.017     0.483
 8492861   $    637,014.92   75.00                            0.25      0.017     0.358
 8493786   $    599,000.00   66.63                            0.25      0.017     0.608
 8493932   $    389,325.03   75.65                            0.25      0.017     0.733
 8494964   $    307,982.48   69.26                            0.25      0.017     0.733
 8495199   $    454,645.06   51.70                            0.25      0.017     0.233
 8495589   $    301,764.41   52.52                            0.25      0.017     0.233
 8496248   $    344,756.50   69.00                            0.25      0.017     0.733
 8496517   $    304,773.65   64.21                            0.25      0.017     0.483
 8497041   $    603,528.83   80.00                            0.25      0.017     0.233
 8497329   $    393,165.61   85.00                   06       0.25      0.017     0.358
 8497474   $    283,789.23   89.99                   24       0.25      0.017     0.483
 8498328   $    999,257.85   21.05                            0.25      0.017     0.483
 8498460   $    644,533.17   53.75                            0.25      0.017     0.608
 8498557   $    359,712.11   21.18                            0.25      0.017     0.108
 8498673   $    399,717.68   79.52                            0.25      0.017     0.733
 8498783   $    354,736.54   67.75                            0.25      0.017     0.483
 8498807   $    283,823.47   80.00                            0.25      0.017     1.358
 8499029   $    352,931.25   80.00                            0.25      0.017     0.358
 8499184   $    451,226.48   70.00                            0.25      0.017     1.483
 8499202   $    296,679.66   73.31                            0.25      0.017     0.483
 8499227   $    319,756.51   53.34                            0.25      0.017     0.358
 8499243   $    374,721.70   66.96                            0.25      0.017     0.483
 8499321   $    430,680.14   72.44                            0.25      0.017     0.483
 8499737   $    391,709.08   80.00                            0.25      0.017     0.483
 8500082   $    359,717.17   80.00                            0.25      0.017     0.233
 8500515   $    399,717.68   52.15                            0.25      0.017     0.733
 8500620   $    437,500.00   67.83                            0.25      0.017     0.733
 8500624   $    356,750.00   78.11                            0.25      0.017     0.358
 8501527   $    335,655.71   59.98                            0.25      0.017     0.483
 8501861   $    449,682.40   75.00                            0.25      0.017     0.733
 8502160   $    279,802.38   80.00                            0.25      0.017     0.733
 8502656   $    399,695.63   79.68                            0.25      0.017     0.358
 8503141   $    412,500.00   75.00                            0.25      0.017     0.483
 8504138   $    316,781.84   88.06                   33       0.25      0.017     0.858
 8504970   $    330,000.00   71.74                            0.25      0.017     0.358
 8505963   $    402,893.20   80.00                            0.25      0.017     0.358
 8506817   $    379,703.56   80.00                            0.25      0.017     0.233
 8507107   $    479,625.55   80.00                            0.25      0.017     0.233
 8507219   $    314,760.31   90.00                   01       0.25      0.017     0.358
 8507236   $    491,875.44   77.52                            0.25      0.017     0.358
 8507457   $    344,730.87   79.31                            0.25      0.017     0.233
 8507791   $    350,000.00   79.73                            0.25      0.017     0.858
 8507885   $    514,608.12   68.21                            0.25      0.017     0.358
 8507891   $    321,948.66   79.98                            0.25      0.017     0.233
 8508010   $    330,254.73   68.57                            0.25      0.017     0.483
 8508083   $    299,771.72   78.95                            0.25      0.017     0.358
 8508299   $    650,000.00   65.00                            0.25      0.017     0.483
 8509313   $    477,627.12   66.85                            0.25      0.017     0.233
 8510020   $    551,579.97   68.15                            0.25      0.017     0.358
 8510350   $    379,724.96   74.51                            0.25      0.017     0.608
 8510540   $    319,668.47   79.99                            0.25      0.017     0.608
 8511324   $    399,694.64   72.73                            0.25      0.017     0.358
 8511350   $    458,791.82   51.02                            0.25      0.017     0.233
 8513158   $    399,680.13   72.73                            0.25      0.017     0.108
 8513743   $    448,475.17   80.00                            0.25      0.017     0.608
 8513870   $    444,461.55   80.00                            0.25      0.017     0.358
 8514640   $    342,725.71   70.00                            0.25      0.017     0.108
 8515011   $    416,250.00   75.00                            0.25      0.017     0.108
 8515143   $    343,744.70   80.00                            0.25      0.017     0.483
 8515331   $    861,827.17   75.00                            0.25      0.017     0.233
 8515500   $    500,000.00   71.43                            0.25      0.017     0.608
 8515636   $    328,749.66   76.69                            0.25      0.017     0.358
 8515776   $    997,870.96   43.42                            0.25      0.017     0.233
 8516057   $    462,000.00   70.00                            0.25      0.017     0.483
 8518671   $    799,406.28   76.36                            0.25      0.017     0.483
 8518983   $    286,992.14   79.78                            0.25      0.017     0.608
 8519334   $    314,154.74   80.00                            0.25      0.017     0.233
 8519481   $    437,067.18   90.00                   12       0.25      0.017     0.358
 8521095   $    599,531.94   47.62                            0.25      0.017     0.233
 8521715   $    539,618.87   80.00                            0.25      0.017     0.733
 8521717   $    424,660.14   27.51                            0.25      0.017     0.108
 8525273   $    366,727.63   79.96                            0.25      0.017     0.483
 8525973   $    415,691.27   80.00                            0.25      0.017     0.483
 8526846   $    460,000.00   80.00                            0.25      0.017     0.108
 8527063   $    342,000.00   76.00                            0.25      0.017     0.733
 8527365   $    329,755.09   74.32                            0.25      0.017     0.483
 8528703   $    479,144.15   70.00                            0.25      0.017     0.483
 8529710   $    399,709.67   57.97                            0.25      0.017     0.608
 8529712   $    329,908.44   70.25                            0.25      0.017     0.233
 8530895   $    349,726.96   74.63                            0.25      0.017     0.233
 8531118   $    336,917.90   62.69                            0.25      0.017     0.858
 8531494   $    353,324.15   80.00                            0.25      0.017     0.233
 8532904   $    419,600.48   80.00                            0.25      0.017     0.358
 8533223   $    293,300.00   70.00                            0.25      0.017     0.233
 8535252   $    391,709.08   80.00                            0.25      0.017     0.483
 8537758   $    363,729.86   65.00                            0.25      0.017     0.483
 8538623   $    700,492.64   70.00                            0.25      0.017     0.608
 8538763   $    380,000.00   80.00                            0.25      0.017     0.733
 8540600   $    338,734.77   80.00                            0.25      0.017     0.233
 8541147   $    384,087.89   80.00                            0.25      0.017     0.733
 8541270   $    338,772.54   89.99                   06       0.25      0.017     0.983
 8541479   $    445,180.99   80.00                            0.25      0.017     0.358
 8542677   $    418,881.02   80.00                            0.25      0.017     0.358
 8543757   $    388,504.16   80.00                            0.25      0.017     0.358
 8544290   $    356,000.00   80.00                            0.25      0.017     0.233
 8545157   $    473,239.63   80.00                            0.25      0.017     0.358
 8546892   $    999,239.08   62.70                            0.25      0.017     0.358
 8546914   $    335,263.21   62.13                            0.25      0.017     0.733
 8577719   $    365,000.00   50.34                            0.25      0.017     0.608
 9003959   $    649,079.51   58.04                            0.25      0.017     0.733
 9006397   $    602,216.15   53.54                            0.25      0.017     0.858
 9006891   $    355,508.39   80.00                            0.25      0.017     0.858
 9007040   $    478,504.13   80.00                            0.25      0.017     0.608
 9012882   $    343,751.02   80.00                            0.25      0.017     0.608
 9014946   $    518,134.05   47.14                            0.25      0.017     0.733

           $596,910,462.46

COUNT:                   1498
WAC:                     7.776177354
WAM:                     356.4788486
WALTV:                   72.11284254

                                   EXHIBIT F-2

                   [Schedule of Other Servicer Mortgage Loans]


WFMBS
WFMBS   2001-09 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)        (ii)                                      (iii)      (iv)        (v)        (vi)           (vii)      (viii)
--------   ----------------------   -----    -----   --------   --------    --------   ---------      --------   ---------
                                                                            NET
MORTGAGE                                                        MORTGAGE    MORTGAGE   CURRENT        ORIGINAL   SCHEDULED
LOAN                                         ZIP     PROPERTY   INTEREST    INTEREST   MONTHLY        TERM TO    MATURITY
NUMBER     CITY                     STATE    CODE    TYPE       RATE        RATE       PAYMENT        MATURITY   DATE
--------   ----------------------   -----    -----   --------   --------    --------   ---------      --------   ---------
 5807224   ENGLEWOOD                CO       80110   HCO           8.375       6.750   $   2,736.27   360         1-Oct-29
 5807231   HOUSTON                  TX       77019   PUD           8.500       6.750   $   2,001.87   360         1-Oct-29
 5807238   FOUNTAIN HILLS           AZ       85268   PUD           8.500       6.750   $   2,134.12   360         1-Oct-29
 5807244   FORT COLLINS             CO       80525   PUD           8.500       6.750   $   1,991.49   360         1-Oct-29
 5807251   HIGHLANDS RANCH          CO       80126   PUD           8.625       6.750   $   1,983.36   360         1-Nov-29
 5807270   OAKLAND                  CA       94611   SFD           8.375       6.750   $   2,827.47   360         1-Nov-29
 5807275   FREMONT                  CA       94539   SFD           8.500       6.750   $   4,521.21   360         1-Nov-29
 5807283   MEMPHIS                  TN       38125   PUD           8.375       6.750   $   2,280.22   360         1-Nov-29
 5807388   PISMO BEACH              CA       93449   SFD           8.375       6.750   $   2,363.82   360         1-Nov-29
 5810580   BLUFFDALE                UT       84065   SFD           8.375       6.750   $   5,320.51   360         1-Oct-30
 5825768   WACCABUC                 NY       10597   SFD           8.625       6.750   $   7,777.90   360         1-Oct-30
 5831132   SAN JOSE                 CA       95125   SFD           8.500       6.750   $   2,691.20   360         1-Sep-30
 5832286   SANDSTONE                MN       55072   SFD           8.375       6.750   $     456.04   360         1-Nov-30
 5832305   NORTH BRANCH             MN       55056   SFD           7.625       6.750   $   1,344.81   360         1-Feb-31
 5832306   SANDSTONE                MN       55072   SFD           7.625       6.750   $     637.01   360         1-Feb-31
 5832307   WILLOW RIVER             MN       55795   SFD           7.750       6.750   $     902.68   360         1-Feb-31
 5832322   BROOK PARK               MN       55007   SFD           7.625       6.750   $     573.31   360         1-Feb-31
 5832330   BRAHAM                   MN       55006   SFD           7.500       6.750   $     843.25   360         1-Feb-31
 5832331   BROOK PARK               MN       55007   SFD           7.375       6.750   $     973.85   360         1-Mar-31
 5832333   MOOSE LAKE               MN       55767   SFD           7.750       6.750   $     805.96   360         1-Mar-31
 5832334   ASKOV                    MN       55704   SFD           7.625       6.750   $     923.67   360         1-Mar-31
 5832337   MONCKS CORNER            SC       29461   SFD           7.250       6.750   $     701.63   360         1-Mar-31
 5832340   NEHALEM                  OR       97131   SFD           7.250       6.750   $   1,267.82   360         1-Mar-31
 5841542   OSAGE BEACH              MO       65065   SFD           8.375       6.750   $     627.06   360         1-Oct-30
 5848308   NORTH ANDOVER            MA       01845   SFD           8.125       6.750   $   2,613.59   360         1-Nov-30
 5857208   SOUTH BRUNSWICK          NJ       08502   SFD           8.500       6.750   $   2,076.07   360         1-Oct-30
 5858609   HAMILTON                 OH       45013   SFD           8.375       6.750   $   3,040.29   360         1-Nov-30
 5861410   BEHTANY BEACH            DE       19930   SFD           8.250       6.750   $   3,380.70   360         1-Feb-31
 5869740   OGDEN                    UT       84403   SFD           8.250       6.750   $   2,712.07   360         1-Dec-30
 5869760   NORTH SALT LAKE          UT       84054   SFD           8.375       6.750   $   3,382.32   360         1-Nov-30
 5871307   MABANK                   TX       75147   SFD           8.000       6.750   $   2,550.57   360         1-Jan-31
 5872038   YORK                     ME       03907   LCO           8.625       6.750   $     427.78   360         1-Dec-30
 5874804   CLAREMONT                CA       91711   SFD           8.375       6.750   $   2,249.82   360         1-Sep-30
 5874819   NEWTOWN                  CT       06482   SFD           8.125       6.750   $   2,257.19   360         1-Dec-30
 5874839   FOSTER                   RI       02825   SFD           8.375       6.750   $   2,470.23   360         1-Dec-30
 5874846   WHEATRIDGE               CO       80033   SFD           8.375       6.750   $   2,280.22   360         1-Oct-30
 5874852   HIGHLANDS RANCH          CO       80126   SFD           8.500       6.750   $   2,675.05   360         1-Sep-30
 5874860   MARIETTA                 GA       30066   SFD           8.500       6.750   $   2,337.50   360         1-Nov-30
 5874863   HIGH RIDGE               MO       63049   SFD           8.875       6.750   $   2,227.81   360         1-Sep-30
 5874866   GLEN ELLYN               IL       60137   SFD           8.375       6.750   $   2,280.22   360         1-Oct-30
 5874879   DENVER                   CO       80220   SFD           8.375       6.750   $   2,517.36   360         1-Oct-30
 5874882   LAKE OSWEGO              OR       97035   SFD           8.375       6.750   $   2,417.03   360         1-Oct-30
 5874886   LAKE FOREST              CA       92630   SFD           8.250       6.750   $   2,253.80   360         1-Nov-30
 5874888   IRVINE                   CA       92618   SFD           8.125       6.750   $   2,702.69   360         1-Nov-30
 5874897   WASHINGTON               DC       20015   SFD           8.250       6.750   $   2,764.66   360         1-Dec-30
 5874906   MILL VALLEY              CA       94941   SFD           8.250       6.750   $   2,629.43   360         1-Nov-30
 5874909   DAVIE                    FL       33326   SFD           8.375       6.750   $   2,477.46   360         1-Oct-30
 5874913   VALLEJO                  CA       94591   SFD           8.375       6.750   $   2,402.21   360         1-Oct-30
 5874917   VALLEJO                  CA       94591   SFD           8.375       6.750   $   2,348.63   360         1-Oct-30
 5874923   MIAMI                    FL       33178   SFD           8.500       6.750   $   2,365.18   360         1-Oct-30
 5874942   AUBURN                   CA       95602   SFD           8.375       6.750   $   3,102.24   360         1-Oct-30
 5874950   NEW CITY                 NY       10956   SFD           8.375       6.750   $   2,645.05   360         1-Oct-30
 5874959   STATEN ISLAND            NY       10312   SFD           8.375       6.750   $   2,280.22   360         1-Oct-30
 5874994   LONG BEACH               NY       11561   SFD           8.375       6.750   $   2,804.67   360         1-Oct-30
 5875007   NORWALK                  CT       06851   SFD           8.375       6.750   $   2,250.57   360         1-Sep-30
 5875016   PORTLAND                 OR       97221   SFD           8.250       6.750   $   3,359.66   360         1-Oct-30
 5875017   CHINO HILLS              CA       91709   SFD           8.250       6.750   $   2,136.12   360         1-Oct-30
 5875022   CORAL GABLES             FL       33156   SFD           8.375       6.750   $   3,762.36   360         1-Oct-30
 5875024   PETALUMA                 CA       94954   SFD           8.375       6.750   $   3,800.36   360         1-Oct-30
 5875028   THOUSAND OAKS            CA       91360   SFD           8.125       6.750   $   2,589.83   360         1-Oct-30
 5875029   RYE                      NY       10580   SFD           8.625       6.750   $   2,258.70   360         1-Sep-30
 5875033   SANTA CLARITA            CA       91321   SFD           8.500       6.750   $   2,552.79   360         1-Sep-30
 5875034   TRACY                    CA       95376   SFD           8.500       6.750   $   2,116.05   360         1-Oct-30
 5875044   REDLANDS                 CA       92373   SFD           8.125       6.750   $   4,012.83   360         1-Oct-30
 5875048   VALLEJO                  CA       94591   SFD           8.375       6.750   $   2,260.08   360         1-Oct-30
 5875060   FRANKLIN TOWNSHIP        NJ       08873   SFD           8.000       6.750   $   2,364.19   360         1-Oct-30
 5875061   CARLSBAD                 CA       92009   SFD           8.250       6.750   $   2,253.81   360         1-Oct-30
 5875086   FREMONT                  CA       94538   SFD           8.000       6.750   $   2,674.21   360         1-Oct-30
 5875195   PASADENA                 CA       91105   SFD           8.250       6.750   $   4,500.09   360         1-Nov-30
 5875200   LOS ANGELES              CA       91316   SFD           8.375       6.750   $   2,122.12   360         1-Nov-30
 5875201   CAPITOLA                 CA       95010   SFD           8.125       6.750   $   2,624.73   360         1-Nov-30
 5875279   PARSIPPANY               NJ       07054   SFD           8.500       6.750   $   2,255.22   360         1-Nov-30
 5875284   IRVINE                   CA       92602   SFD           8.250       6.750   $   2,367.99   360         1-Nov-30
 5875322   WALNUT                   CA       91789   SFD           7.875       6.750   $   2,030.19   360         1-Nov-30
 5875336   SAN CLEMENTE             CA       92672   SFD           7.625       6.750   $   2,406.50   360         1-Nov-30
 5875342   SAN ANSELMO              CA       94960   SFD           8.000       6.750   $   2,700.25   360         1-Nov-30
 5875367   FRANKLIN TOWNSHIP        NJ       08873   SFD           8.250       6.750   $   2,103.55   360         1-Nov-30
 5875377   SANTA CRUZ               CA       95060   SFD           8.125       6.750   $   2,227.49   360         1-Nov-30
 5875394   HAUPPAUGE                NY       11788   SFD           7.750       6.750   $   2,471.62   360         1-Oct-30
 5875414   NEW CITY                 NY       10956   SFD           8.500       6.750   $   2,422.08   360         1-Nov-30
 5875419   SCOTTSDALE               AZ       85259   SFD           8.125       6.750   $   2,822.14   360         1-Nov-30
 5875451   SANTA CLARITA            CA       91351   SFD           8.875       6.750   $   5,092.13   360         1-Sep-30
 5875461   ENCINITAS                CA       92024   HCO           8.125       6.750   $   2,821.49   360         1-Sep-30
 5875473   NAPERVILLE               IL       60564   SFD           8.250       6.750   $   3,065.17   360         1-Dec-30
 5875476   LOS ANGELES              CA       90024   HCO           8.250       6.750   $   3,906.59   360         1-Nov-30
 5875485   BOULDER                  CO       80301   SFD           8.250       6.750   $   2,817.25   360         1-Dec-30
 5875491   SIMI VALLEY              CA       93065   SFD           7.875       6.750   $   2,202.04   360         1-Dec-30
 5875495   PLACENTIA                CA       92870   SFD           8.125       6.750   $   2,476.97   360         1-Nov-30
 5875502   CERRITOS                 CA       90703   SFD           7.875       6.750   $   2,066.45   360         1-Nov-30
 5875503   ROWLAND HEIGHTS          CA       91748   SFD           8.000       6.750   $   2,171.94   360         1-Nov-30
 5875504   LONG BEACH               CA       90803   SFD           8.125       6.750   $   3,860.99   360         1-Nov-30
 5875509   ALISO VIEJO              CA       92656   SFD           8.125       6.750   $   3,418.09   360         1-Dec-30
 5875515   SANTA CLARITA            CA       91351   SFD           7.750       6.750   $   2,686.55   360         1-Nov-30
 5875524   PALM DESERT              CA       92211   HCO           8.125       6.750   $   2,227.49   360         1-Nov-30
 5875528   ATLANTIS                 FL       33462   SFD           7.625       6.750   $   3,085.98   360         1-Nov-30
 5875535   SAN CLEMENTE             CA       92673   SFD           7.875       6.750   $   2,751.64   360         1-Dec-30
 5875536   HOFFMAN ESTATES          IL       60195   SFD           7.875       6.750   $   2,088.20   360         1-Nov-30
 5875538   ALTADENA                 CA       91001   SFD           8.125       6.750   $   2,108.69   360         1-Dec-30
 5875540   BENICIA                  CA       94510   SFD           8.250       6.750   $   2,160.64   360         1-Dec-30
 5875551   DELRAY BEACH             FL       33483   LCO           8.250       6.750   $   3,756.33   360         1-Nov-30
 5875558   EATONS NECK              NY       11768   SFD           8.125       6.750   $   2,208.93   360         1-Nov-30
 5875563   BRAINTREE                MA       02184   SFD           8.750       6.750   $   2,242.10   360         1-Nov-30
 5875569   PALM DESERT              CA       92260   SFD           8.250       6.750   $   2,253.80   360         1-Nov-30
 5875574   PLEASANTOWN              CA       94588   SFD           8.125       6.750   $   2,127.25   360         1-Nov-30
 5875581   PLEASANTOWN              CA       94588   SFD           8.250       6.750   $   2,479.18   360         1-Nov-30
 5875595   NEW YORK                 NY       10016   LCO           8.375       6.750   $   2,257.41   360         1-Sep-30
 5875606   LOS ANGELES              CA       90066   SFD           8.375       6.750   $   2,158.61   360         1-Oct-30
 5875619   WEST ROXBURY             MA       02132   SFD           8.250       6.750   $   2,178.67   360         1-Nov-30
 5875633   LAFAYETTE                CA       94549   SFD           8.250       6.750   $   2,779.69   360         1-Nov-30
 5875637   CONCORD                  CA       94521   SFD           8.250       6.750   $   2,636.95   360         1-Dec-30
 5875646   NEEDHAM                  MA       02492   SFD           8.250       6.750   $   2,596.38   360         1-Nov-30
 5875900   LOS ANGELES              CA       90048   SFD           8.000       6.750   $   3,193.34   360         1-Dec-30
 5875902   LAGUNA BEACH             CA       92651   SFD           7.875       6.750   $   4,466.43   360         1-Dec-30
 5875903   LAKEWOOD                 CA       90712   SFD           8.500       6.750   $   3,287.11   360         1-Dec-30
 5875904   SOUTH SAN FRANCISCO      CA       94080   SFD           8.250       6.750   $   2,704.56   360         1-Dec-30
 5876007   GARDEN GROVE             CA       92845   SFD           8.625       6.750   $   2,187.14   360         1-Nov-30
 5876010   HIGHWOOD                 IL       60040   HCO           8.250       6.750   $   2,629.43   360         1-Dec-30
 5876019   MENLO PARK               CA       94025   SFD           8.250       6.750   $   2,760.90   360         1-Nov-30
 5876036   SAN FRANCISCO            CA       94112   SFD           7.750       6.750   $   2,023.15   360         1-Nov-30
 5876047   TISBURY                  MA       02568   SFD           8.500       6.750   $   2,560.48   360         1-Nov-30
 5876050   AURORA                   CO       80016   SFD           8.375       6.750   $   2,692.18   360         1-Nov-30
 5876082   WOODLAND PARK            CO       80863   SFD           8.125       6.750   $   2,969.99   360         1-Dec-30
 5876087   HENDERSON                NV       89011   SFD           8.375       6.750   $   3,554.10   360         1-Nov-30
 5876105   NAPLES                   FL       34102   SFD           8.500       6.750   $   5,920.63   360         1-Nov-30
 5876109   RYE BROOK                NY       10573   SFD           8.625       6.750   $   3,733.39   360         1-Dec-30
 5876111   CARLSBAD                 CA       92009   SFD           8.250       6.750   $   4,883.23   360         1-Dec-30
 5876119   SAN FRANCISCO            CA       94110   SFD           7.875       6.750   $   2,784.27   360         1-Dec-30
 5876125   PALM DESERT              CA       92260   SFD           8.250       6.750   $   3,578.68   240         1-Dec-20
 5876130   RANCHO PALOS VERDES      CA       90275   SFD           8.000       6.750   $   2,935.06   360         1-Nov-30
 5876148   NEWPORT BEACH            CA       92625   SFD           8.125       6.750   $   3,118.49   360         1-Dec-30
 5876151   DOWNEY                   CA       90241   SFD           8.250       6.750   $   2,704.56   360         1-Nov-30
 5876157   CHULA VISTA              CA       91910   SFD           8.250       6.750   $   2,873.59   360         1-Dec-30
 5876158   NEWARK                   CA       94560   SFD           7.875       6.750   $   2,537.74   360         1-Dec-30
 5876160   GRANITE BAY              CA       95746   SFD           8.125       6.750   $   2,940.29   360         1-Nov-30
 5876167   WHITE PLAIN              NY       10604   SFD           7.875       6.750   $   2,987.29   360         1-Dec-30
 5876172   SIMI VALLEY              CA       93063   SFD           8.125       6.750   $   2,197.79   360         1-Dec-30
 5876180   CAMARILLO                CA       93012   SFD           8.000       6.750   $   2,436.10   360         1-Dec-30
 5876181   SOUTH SAN FRANCISCO      CA       94080   SFD           8.250       6.750   $   2,253.80   360         1-Dec-30
 5876186   LAGUNA BEACH             CA       92651   SFD           8.125       6.750   $   4,603.48   360         1-Nov-30
 5876192   LAGUNA BEACH             CA       92651   SFD           8.250       6.750   $   2,253.80   360         1-Dec-30
 5876195   EDINA                    MN       55435   SFD           8.250       6.750   $   2,441.62   360         1-Dec-30
 5876203   COSTA MESA               CA       92627   SFD           8.125       6.750   $   2,821.49   360         1-Dec-30
 5876204   GARDNERVILE              NV       89410   SFD           7.875       6.750   $   2,501.49   360         1-Nov-30
 5876232   HOLLISTER                CA       95023   SFD           8.125       6.750   $   2,168.09   360         1-Dec-30
 5876240   SAN JOSE                 CA       95136   SFD           8.125       6.750   $   3,007.11   360         1-Dec-30
 5876243   SAN FRANCISCO            CA       94127   SFD           7.875       6.750   $   4,060.39   360         1-Dec-30
 5876277   SANTA BARBARA            CA       93103   SFD           8.250       6.750   $   2,283.85   360         1-Nov-30
 5876284   CARPINTERIA              CA       93013   SFD           8.125       6.750   $   4,454.98   360         1-Dec-30
 5876299   TORRANCE                 CA       90505   SFD           8.000       6.750   $   2,318.70   360         1-Dec-30
 5876304   ATLANTA                  GA       30324   SFD           7.875       6.750   $   3,104.46   360         1-Dec-30
 5876306   LITTLETON                CO       80124   SFD           8.125       6.750   $   2,320.30   360         1-Nov-30
 5876310   SAN GABRIEL              CA       91775   SFD           8.000       6.750   $   2,858.01   360         1-Dec-30
 5876314   WALNUT                   CA       91789   SFD           8.250       6.750   $   2,328.93   360         1-Dec-30
 5876321   ROWLAND HEIGHTS AREA     CA       91748   SFD           8.000       6.750   $   2,289.35   360         1-Nov-30
 5876324   SANTA BARBARA            CA       93105   SFD           8.000       6.750   $   2,348.05   360         1-Dec-30
 5876463   ST CHARLES               IL       60174   SFD           8.250       6.750   $   3,245.48   360         1-Dec-30
 5876588   FREMONT                  CA       94536   SFD           8.250       6.750   $   3,756.34   360         1-Dec-30
 5876595   BIRMINGHAM               MI       48009   SFD           8.250       6.750   $   5,634.51   360         1-Dec-30
 5876702   TORRANCE                 CA       90505   LCO           8.125       6.750   $   2,294.32   360         1-Dec-30
 5876714   MILL VALLEY              CA       94941   SFD           8.250       6.750   $   2,629.43   360         1-Dec-30
 5876733   SANDY                    UT       84093   SFD           7.875       6.750   $   2,117.20   360         1-Nov-30
 5876739   SAN DIEGO                CA       92122   SFD           7.875       6.750   $   2,082.40   360         1-Nov-30
 5876751   ENCINITAS                CA       92024   SFD           8.125       6.750   $   2,494.79   360         1-Dec-30
 5876753   BELLEVUE                 WA       98008   SFD           7.500       6.750   $   2,796.86   360         1-Dec-30
 5876755   CANTON                   MA       02021   SFD           8.125       6.750   $   2,435.39   360         1-Dec-30
 5876761   BAINBRIDGE ISLAND        WA       98110   SFD           8.125       6.750   $   4,365.88   360         1-Nov-30
 5876771   CUPERTINO                CA       95014   SFD           8.250       6.750   $   3,756.33   360         1-Dec-30
 5876781   LOS ANGELES              CA       90064   SFD           8.875       6.750   $   2,683.31   360         1-Dec-30
 5876790   LOS ANGELES              CA       90049   HCO           7.875       6.750   $   2,686.38   360         1-Dec-30
 5876791   SEATLE                   WA       98116   SFD           8.250       6.750   $   2,554.01   360         1-Dec-30
 5876797   SNOHOMISH                WA       98296   SFD           7.875       6.750   $   3,262.81   360         1-Nov-30
 5876799   CORONA DEL MAR AREA      CA       92625   SFD           8.125       6.750   $   3,471.17   360         1-Dec-30
 5876803   BELLEVUE                 WA       98006   SFD           8.625       6.750   $   2,286.90   360         1-Dec-30
 5876811   MAPLE VALLEY             WA       98038   SFD           7.875       6.750   $   2,360.83   360         1-Dec-30
 5876819   SEATTLE                  WA       98115   SFD           7.875       6.750   $   3,103.30   360         1-Nov-30
 5876821   LIVERMORE                CA       94550   SFD           8.375       6.750   $   2,200.41   360         1-Dec-30
 5876825   LA JOLLA                 CA       92037   SFD           8.375       6.750   $   4,560.43   360         1-Dec-30
 5876827   IRVINE                   CA       92602   SFD           7.875       6.750   $   2,105.60   360         1-Dec-30
 5876831   GOLDEN                   CO       80403   SFD           8.125       6.750   $   2,227.49   360         1-Dec-30
 5876841   EL DORADO HILLS          CA       95762   SFD           7.750       6.750   $   2,115.57   360         1-Dec-30
 5876869   RICHMOND                 CA       94805   SFD           8.000       6.750   $   2,494.80   360         1-Dec-30
 5876875   PORTLAND                 OR       97231   SFD           8.250       6.750   $   3,155.32   360         1-Dec-30
 5876881   MUKILTEO                 WA       98275   SFD           8.250       6.750   $   2,644.46   360         1-Nov-30
 5876902   SEATTLE                  WA       98103   SFD           8.000       6.750   $   2,209.73   360         1-Nov-30
 5876908   SEATTLE                  WA       98119   SFD           8.250       6.750   $   2,398.04   360         1-Dec-30
 5876909   REDMOND                  WA       98053   SFD           8.500       6.750   $   3,783.05   360         1-Nov-30
 5876912   EDMONDS                  WA       98026   SFD           8.250       6.750   $   2,434.10   360         1-Nov-30
 5876917   MAPLE VALLEY             WA       98038   SFD           8.125       6.750   $   2,227.49   360         1-Dec-30
 5877109   SPRING VALLEY            CA       91977   SFD           8.875       6.750   $   3,182.58   360         1-Dec-30
 5877159   LAFAYETTE                CA       94549   SFD           8.750       6.750   $   3,933.50   360         1-Dec-30
 5877284   LIVERMORE                CA       94550   SFD           8.750       6.750   $   2,498.95   360         1-Dec-30
 5877313   SAN JUAN BAUTISTA        CA       95045   SFD           7.875       6.750   $   2,175.21   360         1-Dec-30
 5878626   BROWNSBURG               IN       46112   SFD           7.875       6.750   $   2,102.71   360         1-Mar-31
 5878638   ALMA                     AR       72921   SFD           8.375       6.750   $   4,940.47   360         1-Nov-30
 5879301   MONROE                   CT       06468   SFD           8.250       6.750   $   2,103.55   360         1-Dec-30
 5879943   PEORIA                   AZ       85381   SFD           8.500       6.750   $   1,806.95   360         1-Dec-30
 5879959   LAS VEGAS                NV       89113   SFD           8.375       6.750   $   6,038.78   360         1-Dec-30
 5879966   PEBBLE BEACH             CA       93953   LCO           8.500       6.750   $   7,641.47   360         1-Dec-30
 5881636   CHICAGO                  IL       60618   SFD           7.875       6.750   $   3,451.33   360         1-Feb-31
 5884957   KENTFIELD                CA       94904   SFD           8.250       6.750   $   3,756.33   360         1-Jan-31
 5887237   ANDOVER                  MA       01810   LCO           8.000       6.750   $   2,193.96   360         1-Jan-31
 5889091   NISSEQUOGUE              NY       11780   SFD           8.750       6.750   $   5,293.71   360         1-Jan-31
 5889425   BELMONT                  CA       94002   SFD           8.125       6.750   $   4,232.24   360         1-Dec-30
 5891699   GLEN ELLYN               IL       60137   SFD           8.000       6.750   $   3,105.29   360         1-Dec-30
 5892381   WASHINGTON               DC       20016   SFD           8.375       6.750   $   2,888.28   360         1-Dec-30
 5892436   FALLS CHURCH             VA       22046   SFD           8.550       6.750   $   2,641.81   360         1-Dec-30
 5892644   MANCHESTER               NH       03104   MF2           8.750       6.750   $     997.54   360         1-Dec-30
 5893218   GRAND LAKE               CO       80447   SFD           8.000       6.750   $   2,201.30   360         1-Jan-31
 5895903   DOYLESTOWN               PA       18901   SFD           8.375       6.750   $   2,493.04   360         1-Jan-31
 5895962   MONTGOMERY               AL       36117   SFD           7.500       6.750   $   4,312.76   360         1-Dec-30
 5895979   EAGAN                    MN       55123   SFD           8.125       6.750   $   2,304.71   360         1-Nov-30
 5896068   AUSTIN                   TX       78746   LCO           7.750       6.750   $   3,354.24   360         1-Jan-31
 5896084   WEST BLOOMFIELD          MI       48324   LCO           8.250       6.750   $   3,137.29   360         1-Nov-30
 5896124   PITTSBURGH               PA       15243   SFD           7.625       6.750   $   2,477.28   360         1-Jan-31
 5896149   DISCOVERY BAY            CA       94514   SFD           8.125       6.750   $   2,965.99   359         1-Dec-30
 5896411   OAKTON                   VA       22124   SFD           8.375       6.750   $   2,371.43   360         1-Dec-30
 5896426   DESTIN                   FL       32541   SFD           8.250       6.750   $   2,854.82   360         1-Dec-30
 5896523   NORTON                   MA       02766   SFD           8.250       6.750   $   2,406.31   360         1-Dec-30
 5896700   MILFORD                  CT       06460   SFD           8.250       6.750   $   2,403.19   360         1-Jan-31
 5897992   SAN DIEGO                CA       92103   SFD           8.125       6.750   $   3,296.69   360         1-Dec-30
 5898021   DALY CITY                CA       94014   SFD           8.000       6.750   $   2,700.25   360         1-Dec-30
 5898030   SAMMAMISH                WA       98074   SFD           8.125       6.750   $   3,114.78   360         1-Dec-30
 5898080   FREMONT                  CA       94538   SFD           8.000       6.750   $   2,113.24   360         1-Dec-30
 5898090   ANTELOPE                 CA       95843   SFD           8.000       6.750   $   1,205.58   360         1-Jan-31
 5898099   GILROY                   CA       95020   SFD           8.125       6.750   $   1,911.93   360         1-Dec-30
 5898119   SAN JOSE                 CA       95112   LCO           7.750       6.750   $   2,016.70   360         1-Jan-31
 5898140   MENDOCINO                CA       95460   SFD           7.625       6.750   $   4,246.76   360         1-Dec-30
 5898190   SAN DIEGO                CA       92127   SFD           8.000       6.750   $   2,160.94   360         1-Jan-31
 5898202   SAN JOSE                 CA       95117   SFD           8.000       6.750   $   3,932.98   360         1-Dec-30
 5898213   SANTA ROSA               CA       95404   SFD           7.875       6.750   $   2,233.21   360         1-Jan-31
 5898227   KENSINGTON               CA       94707   SFD           7.875       6.750   $   2,610.25   360         1-Jan-31
 5898275   DALWORTHINGTON GARDENS   TX       76016   SFD           8.125       6.750   $   2,598.74   360         1-Dec-30
 5898445   NEWARK                   CA       94560   SFD           7.750       6.750   $   3,241.77   360         1-Jan-31
 5898698   HENDERSON                NV       89052   SFD           8.000       6.750   $   4,663.08   360         1-Dec-30
 5898736   ALPHARETTA               GA       30022   SFD           7.875       6.750   $   2,772.67   360         1-Jan-31
 5898759   ALPHARETTA               GA       30004   SFD           8.000       6.750   $   2,537.36   360         1-Jan-31
 5898776   CHARLOTTESVILLE          VA       22903   SFD           7.750       6.750   $   2,722.37   360         1-Jan-31
 5898933   SAN DIEGO                CA       92108   LCO           8.000       6.750   $     836.49   360         1-Dec-30
 5899245   HOLLISTER                CA       95023   SFD           7.875       6.750   $   2,093.28   360         1-Jan-31
 5899377   FREMONT                  CA       94539   SFD           8.625       6.750   $   4,499.51   360         1-Dec-30
 5900126   SAN FRANCISCO            CA       94118   LCO           7.875       6.750   $   2,900.28   360         1-Dec-30
 5900214   MILL VALLEY              CA       94941   SFD           8.375       6.750   $   4,845.46   360         1-Dec-30
 5900470   CASTRO VALLEY            CA       94546   SFD           8.000       6.750   $   2,641.55   360         1-Jan-31
 5900581   MANCHESTER               MI       48158   SFD           8.500       6.750   $   2,152.96   360         1-Dec-30
 5900655   HAYMARKET                VA       20169   SFD           7.875       6.750   $     783.08   360         1-Jan-31
 5900795   HOLLAND                  MI       49424   SFD           8.000       6.750   $   2,462.89   360         1-Jan-31
 5900841   WASHINGTON               DC       20009   HCO           7.875       6.750   $   2,985.48   360         1-Dec-30
 5901014   ESCONDIDO                CA       92027   SFD           7.875       6.750   $   2,126.27   360         1-Dec-30
 5901034   TUCSON                   AZ       85716   SFD           8.000       6.750   $   2,113.24   360         1-Jan-31
 5902441   SIMPSONVILLE             SC       29681   SFD           8.000       6.750   $   3,586.28   360         1-Dec-30
 5902478   CHEVY CHASE              MD       20815   SFD           7.875       6.750   $   4,060.39   360         1-Jan-31
 5902642   DOWNERS GROVE            IL       60515   SFD           8.125       6.750   $   3,433.31   360         1-Jan-31
 5902676   ST. LOUIS                MO       63141   SFD           8.500       6.750   $   2,968.01   360         1-Dec-30
 5902692   HARWOOD                  MD       20776   SFD           8.000       6.750   $   2,652.56   360         1-Dec-30
 5902785   OAKTON                   VA       22124   SFD           8.000       6.750   $   2,430.23   360         1-Jan-31
 5903369   SAN JOSE                 CA       95116   SFD           8.125       6.750   $   2,906.88   360         1-Jan-31
 5903396   SAN MARINO               CA       91108   SFD           7.875       6.750   $   3,465.83   360         1-Jan-31
 5903402   MERCER ISLAND            WA       98040   SFD           8.000       6.750   $   2,274.67   360         1-Jan-31
 5903403   MCKINNEY                 TX       75070   SFD           8.000       6.750   $   2,384.73   360         1-Jan-31
 5903419   ESCONDIDO                CA       92026   PUD           7.875       6.750   $   1,268.15   360         1-Jan-31
 5903477   GOLD RIVER               CA       95670   SFD           7.875       6.750   $   2,233.21   360         1-Jan-31
 5903494   SAN JOSE                 CA       95116   SFD           8.000       6.750   $   2,465.45   360         1-Jan-31
 5903521   DALY CITY                CA       94014   SFD           8.000       6.750   $   2,817.66   360         1-Jan-31
 5903541   CHICAGO                  IL       60657   LCO           8.125       6.750   $   2,561.62   360         1-Jan-31
 5903574   LAFAYETTE                CA       94549   SFD           7.625       6.750   $   3,149.68   360         1-Jan-31
 5903591   SAN ANTONIO              TX       78257   SFD           7.875       6.750   $   4,712.94   360         1-Jan-31
 5903680   SANTEE                   CA       92071   SFD           7.750       6.750   $   2,263.87   360         1-Jan-31
 5903752   WASHINGTON               DC       20009   LCO           8.000       6.750   $   2,327.50   360         1-Jan-31
 5903765   WAKE FOREST              NC       27587   SFD           7.875       6.750   $   2,934.36   360         1-Jan-31
 5903787   WOODSTOCK                VT       05091   SFD           8.500       6.750   $   3,344.78   360         1-Jan-31
 5903802   WINTER PARK              FL       32789   SFD           7.750       6.750   $   2,739.56   360         1-Dec-30
 5903856   ANN ARBOR                MI       48108   LCO           8.375       6.750   $   2,749.94   360         1-Dec-30
 5903961   FAIRFAX                  VA       22033   PUD           7.500       6.750   $   1,957.24   360         1-Nov-30
 5904133   SHORT HILLS              NJ       07078   SFD           7.250       6.750   $   4,103.97   360         1-Feb-31
 5904140   SEATINGTOWN              NY       11507   SFD           8.000       6.750   $   3,668.82   360         1-Jan-31
 5904146   POINT LOOKOUT            NY       11569   SFD           8.125       6.750   $   2,067.11   360         1-Nov-30
 5904155   EAST WILLISTON           NY       11596   SFD           8.000       6.750   $   2,259.99   360         1-Nov-30
 5904554   QUOGUE                   NY       11968   SFD           7.875       6.750   $   2,537.74   360         1-Feb-31
 5904578   UPPER NYACK              NY       10960   SFD           7.625       6.750   $   2,537.44   360         1-Feb-31
 5905055   CHICAGO                  IL       60611   LCO           8.375       6.750   $   2,466.43   360         1-Jan-31
 5905119   SAN DIEGO                CA       92116   SFD           8.125       6.750   $   1,447.87   360         1-Jan-31
 5905226   BILLERICA                MA       01821   SFD           8.625       6.750   $   1,927.36   360         1-Jan-31
 5905233   DALY CITY                CA       94015   SFD           7.875       6.750   $   2,661.00   360         1-Jan-31
 5905869   CONCORD                  CA       94521   PUD           7.875       6.750   $   1,218.12   360         1-Jan-31
 5905879   SOLANA BEACH             CA       92075   SFD           7.625       6.750   $   4,335.24   360         1-Feb-31
 5905884   BURBANK AREA             CA       91504   SFD           7.750       6.750   $   3,324.15   360         1-Jan-31
 5905891   JOPLIN                   MO       64804   SFD           8.125       6.750   $     513.81   360         1-Jan-31
 5905898   SALT LAKE CITY           UT       84102   SFD           8.000       6.750   $   2,348.05   360         1-Jan-31
 5905904   CAMPBELL                 CA       95008   SFD           7.500       6.750   $   2,852.80   360         1-Jan-31
 5905921   NEVADA CITY              CA       95959   SFD           8.000       6.750   $     770.45   360         1-Jan-31
 5905939   SAN JOSE                 CA       95127   SFD           8.125       6.750   $   2,197.79   360         1-Jan-31
 5905940   FREMONT                  CA       94538   SFD           7.750       6.750   $   2,041.77   360         1-Jan-31
 5905962   LOS ANGELES              CA       90272   SFD           7.875       6.750   $   4,709.33   360         1-Jan-31
 5905965   AUSTIN                   TX       78704   SFD           7.500       6.750   $   1,689.20   350         1-Apr-30
 5905982   HUNTSVILLE               UT       84317   SFD           7.750       6.750   $   2,507.44   360         1-Jan-31
 5905995   CENTERVILLE              UT       84014   SFD           7.625       6.750   $   1,274.03   360         1-Jan-31
 5905999   FEDERAL WAY              WA       98023   SFD           8.250       6.750   $   2,178.67   360         1-Jan-31
 5906031   DALY CITY                CA       94015   SFD           7.750       6.750   $   2,567.62   360         1-Jan-31
 5906087   NEW ORLEANS              LA       70124   SFD           8.000       6.750   $   2,729.60   360         1-Dec-30
 5906130   HENDERSON                NV       89012   SFD           7.750       6.750   $   2,005.95   360         1-Jan-31
 5906145   SAN DIEGO                CA       92127   SFD           8.375       6.750   $   4,866.36   360         1-Jan-31
 5906173   FREMONT                  CA       94555   SFD           8.000       6.750   $   2,201.29   360         1-Jan-31
 5906187   MCLEAN                   VA       22101   SFD           7.500       6.750   $   3,630.32   360         1-Jan-31
 5906191   MONTEREY                 CA       93940   SFD           8.125       6.750   $   2,569.04   360         1-Jan-31
 5906209   ALISO VIEJO              CA       92656   SFD           8.500       6.750   $   2,383.63   360         1-Dec-30
 5906273   CORAPOLIS                PA       15108   SFD           8.125       6.750   $   2,346.30   360         1-Jan-31
 5906294   OAKTON                   VA       22124   SFD           7.875       6.750   $   2,900.28   360         1-Jan-31
 5906314   FAIRFAX                  VA       22030   SFD           8.000       6.750   $   2,494.80   360         1-Jan-31
 5906327   ST. ALBANS               MO       63073   SFD           8.500       6.750   $   4,352.06   360         1-Jan-31
 5906421   GILROY                   CA       95020   SFD           8.125       6.750   $   3,105.58   360         1-Dec-30
 5906475   BLACK DIAMOND            WA       98010   SFD           7.750       6.750   $   2,672.22   360         1-Jan-31
 5906514   MARSHFIELD               MA       02050   SFD           8.000       6.750   $   2,384.73   360         1-Jan-31
 5906575   CROTON ON HUDSON         NY       10520   SFD           8.250       6.750   $   2,392.03   360         1-Jan-31
 5906587   ATLANTA                  GA       30319   SFD           8.000       6.750   $   2,283.48   360         1-Nov-30
 5906590   SCOTTSDALE               AZ       85259   SFD           8.250       6.750   $   3,283.04   360         1-Dec-30
 5906597   PONTE VEDRA BEACH        FL       32082   PUD           7.750       6.750   $   3,582.06   360         1-Nov-30
 5906618   GREENSBORO               NC       27410   SFD           8.000       6.750   $   2,384.73   360         1-Dec-30
 5906621   BERKELEY HEIGHTS         NJ       07922   SFD           7.750       6.750   $   2,991.74   360         1-Jan-31
 5906644   NORWALK                  CT       06850   SFD           7.500       6.750   $   3,062.56   360         1-Dec-30
 5906708   PRINCETON                NJ       08540   SFD           8.250       6.750   $   3,545.98   360         1-Jan-31
 5906709   NILES                    IL       60714   SFD           8.625       6.750   $   3,455.01   350         1-Jan-30
 5906752   ELMHURST                 IL       60126   SFD           8.250       6.750   $   2,531.77   360         1-Jan-31
 5906810   WEST FRIENDSHIP          MD       21794   SFD           8.250       6.750   $   2,103.55   360         1-Jan-31
 5906961   SPRING                   TX       77379   SFD           7.500       6.750   $   2,011.34   360         1-Dec-30
 5906969   ROXBURY                  CT       06783   SFD           8.625       6.750   $   2,195.41   360         1-Nov-30
 5906971   STONEY CREEK             NC       27377   SFD           7.000       6.733   $   1,995.91   360         1-Dec-30
 5906982   DEVON                    PA       19333   SFD           7.750       6.750   $   3,223.86   360         1-Dec-30
 5906990   ALPHARETTA               GA       30005   PUD           7.750       6.750   $   4,656.68   360         1-Nov-30
 5906996   HUNTINGTON BEACH         CA       92649   SFD           8.375       6.750   $   2,166.21   360         1-Jan-31
 5906998   KEARNEY                  NE       68845   SFD           8.125       6.750   $   2,268.33   360         1-Jan-31
 5907009   JACKSONVILLE             FL       32259   PUD           8.000       6.750   $   2,771.43   360         1-Jan-31
 5907036   ALAMOSA                  CO       81101   SFD           8.125       6.750   $   2,257.20   360         1-Jan-31
 5907062   CHESTER SPRINGS          PA       19425   SFD           7.500       6.750   $   2,936.70   360         1-Jan-31
 5907074   DAKOTA DUNES             SD       57049   SFD           7.750       6.750   $   4,513.40   360         1-Jan-31
 5907105   IVYLAND                  PA       18974   SFD           8.125       6.750   $   2,643.29   360         1-Jan-31
 5907180   SAMMAMISH                WA       98074   SFD           7.875       6.750   $   3,073.93   360         1-Jan-31
 5907193   LAS VEGAS                NV       89128   SFD           7.875       6.750   $   4,712.95   360         1-Jan-31
 5907454   COLEBROOK                CT       06021   SFD           7.750       6.750   $   2,514.61   360         1-Dec-30
 5907462   NAPLES                   FL       34109   LCO           7.875       6.750   $   2,429.71   360         1-Jan-31
 5907471   CHARLOTTE                NC       28207   SFD           7.625       6.750   $   3,312.47   360         1-Jan-31
 5907475   DIX HILLS                NY       11746   SFD           8.000       6.750   $   2,171.95   360         1-Dec-30
 5907476   PONTE VEDRA BEACH        FL       32082   PUD           7.250       6.750   $   2,012.42   360         1-Dec-30
 5907483   CHAPEL HILL              NC       27514   SFD           7.750       6.750   $   3,424.09   360         1-Nov-30
 5907489   LEXINGTON                SC       29072   SFD           7.625       6.750   $   2,477.28   360         1-Dec-30
 5907522   SHELDON                  SC       29941   SFD           7.750       6.750   $   2,869.23   360         1-Jan-31
 5907527   SAN JOSE                 CA       95123   SFD           8.250       6.750   $   2,704.56   360         1-Jan-31
 5907554   RYE                      CO       81069   SFD           8.250       6.750   $   2,385.28   360         1-Dec-30
 5907575   GREELEY                  CO       80634   SFD           7.750       6.750   $   3,109.23   360         1-Jan-31
 5907581   HOBOKEN                  NJ       07030   LCO           8.250       6.750   $   2,420.59   360         1-Jan-31
 5907584   FULLERTON                CA       92835   PUD           7.875       6.750   $   3,320.82   360         1-Jan-31
 5907606   EVERGREEN                CO       80439   SFD           8.125       6.750   $   2,857.13   360         1-Dec-30
 5907625   DILLON                   CO       80435   PUD           7.875       6.750   $   3,161.31   360         1-Dec-30
 5907633   SEABROOK ISLAND          SC       29455   PUD           8.000       6.750   $   2,359.79   360         1-Dec-30
 5907650   ALPHARETTA               GA       30022   PUD           7.875       6.750   $   2,465.24   360         1-Dec-30
 5907695   FLEMINGTON               NJ       08822   SFD           8.250       6.750   $   2,169.29   360         1-Dec-30
 5907706   ORINDA                   CA       94563   SFD           7.750       6.750   $   2,851.33   360         1-Dec-30
 5907717   LITTLETON                CO       80129   PUD           7.875       6.750   $   2,603.00   360         1-Dec-30
 5907727   EXETER                   NH       03833   SFD           8.375       6.750   $   4,256.41   360         1-Dec-30
 5907742   IVINS                    UT       84738   PUD           8.875       6.750   $   2,227.81   360         1-Dec-30
 5907863   BRIGHTON                 CO       80602   SFD           8.000       6.750   $   2,067.75   360         1-Jan-31
 5907897   EL DORADO HILLS          CA       95762   SFD           8.000       6.750   $   4,762.13   360         1-Jan-31
 5907925   SAN BRUNO                CA       94066   SFD           7.875       6.750   $   2,320.22   360         1-Jan-31
 5907954   MODESTO                  CA       95356   SFD           7.625       6.750   $   4,518.56   360         1-Jan-31
 5907981   MONTEREY                 CA       93940   LCO           7.875       6.750   $   2,414.48   360         1-Jan-31
 5908033   TUCSON                   AZ       85743   SFD           8.125       6.750   $   2,185.92   360         1-Jan-31
 5908083   SMYRNA                   GA       30080   PUD           7.875       6.750   $   2,360.83   360         1-Jan-31
 5909513   SANTA CRUZ               CA       95065   SFD           7.875       6.750   $   3,987.89   360         1-Dec-30
 5909532   NEW YORK                 NY       10118   HCO           8.625       6.750   $   2,800.04   360         1-Dec-30
 5909556   LADERA RANCH AREA        CA       92694   PUD           7.500       6.750   $   1,887.88   360         1-Jan-31
 5909569   MIAMI                    FL       33131   HCO           7.875       6.750   $   2,175.21   360         1-Dec-30
 5909584   PLANO                    TX       75093   PUD           7.500       6.750   $   3,999.51   360         1-Nov-30
 5909607   MONMOUTH BEACH           NJ       07750   SFD           8.000       6.750   $   2,127.92   360         1-Jan-31
 5909608   KENNEBUNK                ME       04043   LCO           8.375       6.750   $   2,318.98   360         1-Dec-30
 5909621   CEDAR GROVE              NJ       07009   SFD           8.625       6.750   $   3,917.83   348         1-Nov-29
 5909622   SPOTSYLVANIA             VA       22553   SFD           7.875       6.750   $   2,247.72   360         1-Dec-30
 5909623   RIDGEFIELD               CT       06877   SFD           8.125       6.750   $   2,476.97   360         1-Jan-31
 5909633   NEWTOWN                  CT       06470   SFD           7.625       6.750   $   2,463.12   360         1-Dec-30
 5909636   BIG SKY                  MT       59716   SFD           8.375       6.750   $   3,802.22   344         1-Aug-29
 5909638   VENTURA                  CA       93001   SFD           7.875       6.750   $   2,298.47   360         1-Jan-31
 5909640   ANDERSON                 IN       46012   SFD           8.000       6.750   $   2,788.31   360         1-Dec-30
 5909645   LITTLETON                CO       80127   PUD           7.750       6.750   $   2,130.62   360         1-Jan-31
 5909652   BROOKLET                 GA       30415   SFD           7.750       6.750   $   2,507.44   360         1-Dec-30
 5909654   SALINAS                  CA       93908   SFD           7.875       6.750   $   3,226.56   360         1-Nov-30
 5909656   MAMARONECK               NY       10543   SFD           8.000       6.750   $   2,421.42   360         1-Jan-31
 5909663   WILMINGTON               DE       19803   SFD           7.500       6.750   $   2,002.55   360         1-Jan-31
 5909669   NEWPORT NEWS             VA       23606   SFD           7.750       6.750   $   1,942.92   360         1-Dec-30
 5909714   SAN JOSE                 CA       95124   SFD           8.500       6.750   $   3,998.36   360         1-Jan-31
 5909716   SAN CARLOS               CA       94070   SFD           7.875       6.750   $   4,078.52   360         1-Dec-30
 5909747   LOS ANGELES              CA       90068   SFD           8.000       6.750   $   2,773.63   360         1-Dec-30
 5909837   PARK RIDGE               IL       60068   SFD           8.000       6.750   $   2,195.80   360         1-Jan-31
 5909875   GREENWICH                CT       06831   MF2           8.750       6.750   $   2,846.28   360         1-Jan-31
 5909877   MONTCLAIRE TWP           NJ       07043   SFD           8.250       6.750   $   2,404.05   360         1-Dec-30
 5909892   UPPER MACUNGIE TWSP      PA       18069   SFD           8.375       6.750   $   2,249.81   360         1-Dec-30
 5909906   WOODBRIDGE               CT       06525   SFD           8.125       6.750   $   3,246.20   360         1-Jan-31
 5909925   ATLANTA                  GA       30345   SFD           8.000       6.750   $   2,063.71   360         1-Jan-31
 5910025   WINDERMERE               FL       34786   PUD           8.625       6.750   $   2,955.60   360         1-Dec-30
 5910084   HALF MOON BAY            CA       94019   SFD           7.500       6.750   $   2,223.51   360         1-Jan-31
 5910329   CHARLOTTE                NC       28207   SFD           7.375       6.750   $   2,763.05   360         1-Dec-30
 5911097   EAGLE                    WI       53119   SFD           8.250       6.750   $   2,929.94   360         1-Jan-31
 5914219   COLORADO SPRINGS         CO       80908   SFD           8.250       6.750   $   2,337.95   360         1-Jan-31
 5914521   VERNON HILLS             IL       60061   SFD           7.875       6.750   $   1,957.69   360         1-Nov-30
 5914541   PRINCETON                NJ       08540   PUD           8.375       6.750   $     956.94   360         1-Jan-31
 5914591   COLLEYVILLE              TX       76034   SFD           7.625       6.750   $   2,253.62   360         1-Feb-31
 5914777   BOULDER                  CO       80303   SFD           8.000       6.750   $   2,817.66   360         1-Feb-31
 5915832   WASHINGTON               DC       20007   SFD           8.125       6.750   $   3,172.07   360         1-Jan-31
 5915899   CENTREVILLE              VA       20121   SFD           8.000       6.750   $   2,229.92   360         1-Jan-31
 5915947   SANTA ROSA               CA       95409   SFD           7.875       6.750   $   3,208.44   360         1-Jan-31
 5915963   OCEANSIDE                CA       92056   SFD           7.500       6.750   $   2,118.62   360         1-Jan-31
 5917388   POTOMAC                  MD       20854   SFD           7.750       6.750   $   2,665.06   360         1-Feb-31
 5917390   GREAT FALLS              VA       22066   SFD           7.625       6.750   $   3,185.08   360         1-Feb-31
 5917417   ROCKVILLE                MD       20852   SFD           7.750       6.750   $   2,917.29   360         1-Feb-31
 5917425   BETHESDA                 MD       20817   SFD           7.750       6.750   $   2,457.30   360         1-Feb-31
 5917446   DERWOOD                  MD       20855   SFD           7.500       6.750   $   3,859.67   360         1-Feb-31
 5917493   WASHINGTON               DC       20015   SFD           7.875       6.750   $   2,813.27   360         1-Jan-31
 5917505   SOUTH RIDING             VA       20152   SFD           7.875       6.750   $   2,610.25   360         1-Feb-31
 5918423   DOWNERS GROVE            IL       60516   SFD           8.250       6.750   $   3,906.59   360         1-Jan-31
 5918508   NORTHBROOK               IL       60062   SFD           7.875       6.750   $   2,813.27   360         1-Jan-31
 5918512   ADA                      MI       49301   SFD           8.125       6.750   $   4,157.98   360         1-Jan-31
 5918521   EATON RAPIDS             MI       48827   SFD           7.750       6.750   $   3,725.34   360         1-Jan-31
 5918538   CHICAGO                  IL       60613   SFD           8.000       6.750   $   3,301.94   360         1-Feb-31
 5918539   BOYNE CITY               MI       49712   LCO           8.500       6.750   $   3,186.38   360         1-Nov-30
 5918585   GLEN ELLYN               IL       60137   SFD           8.000       6.750   $   2,171.94   360         1-Feb-31
 5918998   ALANSON                  MI       49706   SFD           8.125       6.750   $   2,245.31   360         1-Feb-31
 5919014   FENTON                   MI       48430   SFD           7.750       6.750   $   2,579.08   360         1-Feb-31
 5919025   EAST LANSING             MI       48823   SFD           7.625       6.750   $   3,326.63   360         1-Feb-31
 5919060   HIGHLAND TOWNSHIP        MI       48357   SFD           7.875       6.750   $   2,893.03   360         1-Feb-31
 5919089   OKEMOS                   MI       48864   SFD           8.125       6.750   $   4,729.71   360         1-Feb-31
 5919110   CHESTERTON               IN       46304   SFD           8.125       6.750   $   3,526.86   360         1-Feb-31
 5920041   BRIDGEWATER              NJ       08807   SFD           7.875       6.750   $   2,900.28   360         1-Feb-31
 5920070   COLTS NECK               NJ       07722   SFD           8.000       6.750   $   2,318.70   360         1-Jan-31
 5920112   EDISON                   NJ       08817   LCO           8.375       6.750   $     599.32   360         1-Jan-31
 5920123   POMPTOM LAKES            NJ       07442   SFD           8.000       6.750   $   2,406.75   360         1-Jan-31
 5920133   MIDDLETOWN               NJ       07748   SFD           7.500       6.750   $   2,209.52   360         1-Feb-31
 5920310   NEW YORK                 NY       10033   COP           8.250       6.750   $   2,156.14   360         1-Jan-31
 5920321   SYOSSET                  NY       11791   SFD           7.625       6.750   $   2,477.28   360         1-Feb-31
 5920346   SEARINGTOWN              NY       11507   SFD           8.000       6.750   $   3,199.22   360         1-Jan-31
 5920367   BROOKLYN                 NY       11201   HCO           8.125       6.750   $   2,672.99   360         1-Jan-31
 5920369   EAST ROCKAWAY            NY       11518   SFD           7.875       6.750   $   2,196.97   360         1-Dec-30
 5920380   NEW YORK                 NY       10017   HCO           8.125       6.750   $   2,494.80   360         1-Feb-31
 5920393   NEW YORK                 NY       10001   HCO           7.875       6.750   $   3,161.30   360         1-Jan-31
 5920417   MANALAPAN                NJ       07726   SFD           7.875       6.750   $   3,398.77   360         1-Jan-31
 5920422   GREENWICH                CT       06830   SFD           7.875       6.750   $   2,748.01   360         1-Feb-31
 5920431   DOBBS FERRY              NY       10522   SFD           7.500       6.750   $   2,097.64   360         1-Jan-31
 5920432   BROOKVILLE               NY       11545   SFD           8.500       6.750   $   7,689.14   360         1-Dec-30
 5920451   GARDEN CITY              NY       11530   SFD           8.000       6.750   $   2,392.07   360         1-Jan-31
 5920455   BROOKLYN                 NY       11231   COP           7.875       6.750   $   2,291.22   360         1-Feb-31
 5920459   UPPER MONTCLAIR          NJ       07043   SFD           8.000       6.750   $   3,169.86   360         1-Jan-31
 5920493   NEW YORK                 NY       10016   HCO           8.000       6.750   $   3,668.83   360         1-Feb-31
 5920505   RED HOOK                 NY       12571   SFD           8.250       6.750   $   2,629.44   360         1-Jan-31
 5920513   NEW YORK                 NY       10024   COP           7.625       6.750   $   4,087.51   360         1-Jan-31
 5920538   SOMERS                   NY       10589   SFD           7.750       6.750   $   2,464.46   360         1-Feb-31
 5920554   PORT WASHINGTON          NY       11050   PUD           7.875       6.750   $   2,120.83   360         1-Feb-31
 5920576   SAYVILLE                 NY       11782   SFD           7.750       6.750   $   2,471.63   360         1-Jan-31
 5920595   GREENWICH                CT       06831   SFD           7.625       6.750   $   3,935.33   360         1-Jan-31
 5920928   DANVILLE                 CA       94526   SFD           8.000       6.750   $   2,935.06   360         1-Jan-31
 5920938   PLEASANTON               CA       94566   SFD           7.750       6.750   $   4,656.68   360         1-Jan-31
 5920951   SAN MATEO                CA       94403   SFD           7.750       6.750   $   3,861.46   360         1-Feb-31
 5920960   SAN JOSE                 CA       95131   SFD           7.500       6.750   $   2,768.89   360         1-Feb-31
 5920976   MONTARA                  CA       94037   SFD           7.875       6.750   $   2,283.97   360         1-Feb-31
 5920987   SAN JOSE                 CA       95129   SFD           7.625       6.750   $   3,807.93   360         1-Feb-31
 5921005   BROOKLYN                 NY       11217   MF2           7.875       6.750   $   4,350.42   360         1-Feb-31
 5921012   RYE BROOK                NY       10573   SFD           7.875       6.750   $   3,045.29   360         1-Feb-31
 5921043   SAN BRUNO                CA       94066   SFD           7.875       6.750   $   2,189.71   360         1-Jan-31
 5921047   FREMONT                  CA       94536   SFD           7.750       6.750   $   2,579.08   360         1-Feb-31
 5921057   SAN JOSE                 CA       95123   SFD           8.000       6.750   $   2,245.32   360         1-Jan-31
 5921074   PITTSFORD                NY       14534   SFD           7.500       6.750   $   2,657.02   360         1-Feb-31
 5921100   JERICHO                  NY       11573   SFD           8.000       6.750   $   2,568.18   360         1-Feb-31
 5921108   ROSLYN HEIGHTS           NY       11577   SFD           7.250       6.750   $   2,217.07   360         1-Feb-31
 5921119   SAN JOSE                 CA       95120   SFD           8.000       6.750   $   2,935.06   360         1-Jan-31
 5921145   CONCORD                  CA       94521   SFD           7.875       6.750   $   2,719.01   360         1-Feb-31
 5921187   SUNNYVALE                CA       94087   SFD           7.875       6.750   $   2,543.54   360         1-Jan-31
 5921202   PLEASANTON               CA       94566   SFD           7.500       6.750   $   3,146.47   360         1-Jan-31
 5921211   MOUNTAIN VIEW            CA       94040   SFD           7.625       6.750   $   4,600.66   360         1-Feb-31
 5921221   PLEASANTON               CA       94566   SFD           7.625       6.750   $   2,848.87   360         1-Jan-31
 5921232   GILROY                   CA       95020   SFD           8.000       6.750   $   2,164.61   360         1-Jan-31
 5921248   PLEASANTON               CA       94566   SFD           7.625       6.750   $   3,538.97   360         1-Jan-31
 5921259   SAN JOSE                 CA       95120   SFD           7.625       6.750   $   4,459.10   360         1-Feb-31
 5921280   MANHASSET                NY       11030   SFD           7.875       6.750   $   2,102.70   360         1-Feb-31
 5921297   EAST NORTHPORT           NY       11731   SFD           7.500       6.750   $   2,097.64   360         1-Feb-31
 5921304   WEST HARRISON            NY       10604   SFD           8.000       6.750   $   2,751.62   360         1-Feb-31
 5921412   TRUMBULL                 CT       06611   SFD           7.875       6.750   $   2,291.22   360         1-Jan-31
 5921438   FOUNTAIN VALLEY          CA       92708   SFD           8.000       6.750   $   2,384.73   360         1-Feb-31
 5921442   FRANKLIN                 MI       48025   SFD           8.250       6.750   $   2,204.97   360         1-Jan-31
 5921450   BARRINGTON               IL       60010   SFD           8.250       6.750   $   2,366.49   360         1-Feb-31
 5921462   SAN FRANCISCO            CA       94116   SFD           7.625       6.750   $   2,356.95   360         1-Jan-31
 5921466   ARLINGTON                MA       02474   SFD           7.375       6.750   $   4,489.39   360         1-Jan-31
 5921469   SARASOTA                 FL       34240   SFD           8.250       6.750   $   2,366.49   360         1-Feb-31
 5921492   LEBANON                  TN       37087   SFD           7.750       6.750   $   3,385.05   360         1-Feb-31
 5921530   LEESBURG                 VA       22076   SFD           8.250       6.750   $   2,178.68   360         1-Oct-30
 5921545   BAINRIDGE ISLAND         WA       98110   SFD           7.500       6.750   $   2,153.58   360         1-Feb-31
 5921559   PARAMUS                  NJ       07652   SFD           8.000       6.750   $   2,271.74   360         1-Feb-31
 5921569   MCLEAN                   VA       22102   SFD           7.625       6.750   $   2,831.17   360         1-Feb-31
 5921582   HINSDALE                 IL       60521   SFD           8.250       6.750   $   3,380.70   360         1-Feb-31
 5921599   IRVINE                   CA       92612   SFD           7.875       6.750   $   2,900.28   360         1-Feb-31
 5921626   KELLER                   TX       76248   PUD           7.500       6.750   $   2,722.04   360         1-Feb-31
 5921628   MOUNTAIN VIEW            CA       94041   SFD           7.625       6.750   $   4,600.66   360         1-Feb-31
 5921647   REDWOOD CITY             CA       94061   SFD           7.750       6.750   $   2,722.37   360         1-Feb-31
 5921785   SAN JOSE                 CA       95124   SFD           7.750       6.750   $   2,378.49   360         1-Jan-31
 5921824   MANHASSET                NY       11030   SFD           7.500       6.750   $   2,796.86   360         1-Jan-31
 5921908   WESTFIELD TWSP           NJ       07090   SFD           7.875       6.750   $   3,842.87   360         1-Mar-31
 5921910   BUSH                     LA       70431   SFD           7.750       6.750   $   3,223.85   350         1-May-30
 5922293   FRANKLIN                 TN       37069   PUD           8.250       6.750   $   3,169.60   360         1-Jan-31
 5922301   WILTON                   CT       06897   SFD           8.250       6.750   $   3,192.89   360         1-Feb-31
 5922316   SWISHER                  IA       52338   SFD           7.875       6.750   $   2,128.80   360         1-Feb-31
 5922328   BIRMINGHAM               MI       48009   SFD           7.875       6.750   $   2,175.21   360         1-Jan-31
 5922337   ELLISVILLE               MO       63021   SFD           8.750       6.750   $   3,528.75   360         1-Feb-31
 5922340   SAN CLEMENTE             CA       92673   PUD           8.375       6.750   $   3,040.29   360         1-Jan-31
 5922350   PELLA                    IA       50219   SFD           7.500       6.750   $   1,950.81   360         1-Nov-30
 5922355   ALLEN                    TX       75013   PUD           8.125       6.750   $   3,015.88   360         1-Jan-31
 5922367   LINCOLN                  NE       68512   SFD           8.000       6.750   $   3,412.01   360         1-Feb-31
 5922380   NORTHBROOK               IL       60062   SFD           8.750       6.750   $   2,320.77   360         1-Feb-31
 5922385   MIDDLEBORO               MA       02346   SFD           8.500       6.750   $   2,260.61   360         1-Jan-31
 5922403   SAN JOSE                 CA       95118   SFD           8.375       6.750   $   2,409.43   360         1-Dec-30
 5922409   RALEIGH                  NC       27615   SFD           7.750       6.750   $   2,865.65   360         1-Jan-31
 5922415   GUTTENBERG               NJ       07093   LCO           8.375       6.750   $   2,456.18   360         1-Jan-31
 5922419   FISHERS                  IN       46038   SFD           7.875       6.750   $   2,175.21   360         1-Feb-31
 5923155   GARRISON                 NY       10524   SFD           7.750       6.750   $   4,298.47   360         1-Feb-31
 5923216   HADDONFIELD              NJ       08033   SFD           8.000       6.750   $   4,123.76   360         1-Feb-31
 5923587   SEAL BEACH               CA       90740   SFD           7.625       6.750   $   3,963.65   360         1-Mar-31
 5923639   VILLANOVA                PA       19085   SFD           7.875       6.750   $   4,712.95   360         1-Feb-31
 5923653   RENO                     NV       89511   SFD           7.875       6.750   $   4,712.95   360         1-Feb-31
 5923674   GUTTENBERG               NJ       07093   LCO           8.500       6.750   $   2,726.96   360         1-Nov-30
 5923698   DAKOTA DUNES             SD       57049   SFD           7.875       6.750   $   3,625.35   360         1-Jan-31
 5923713   VIENNA                   VA       22182   SFD           8.375       6.750   $   3,572.34   360         1-Dec-30
 5928488   KETTLE RIVER             MN       55757   SFD           7.500       6.750   $     832.07   360         1-Mar-31
 5930060   BOULDER                  CO       80301   SFD           7.500       6.750   $   3,006.63   360         1-Apr-31
 5933158   ROXBURY TOWNSHIP         NJ       07852   SFD           7.750       6.750   $   2,573.52   360         1-Mar-31
 5937043   MASSAPEQUA PARK          NY       11762   SFD           7.750       6.750   $   3,782.66   360         1-Feb-31
 5937048   ANN ARBOR                MI       48104   SFD           7.750       6.750   $   2,865.65   360         1-Feb-31
 5937067   BOWIE                    MD       20721   SFD           7.375       6.750   $   2,144.55   360         1-Feb-31
 5937079   WASHINGTON               MI       48094   SFD           7.875       6.750   $   2,030.19   360         1-Dec-30
 5937098   MAUMEE                   OH       43537   SFD           7.750       6.750   $   2,585.54   360         1-Jan-31
 5937129   FAIRFAX                  VA       22033   SFD           8.000       6.750   $   2,472.79   360         1-Jan-31
 5937245   INDIANAPOLIS             IN       46236   SFD           7.750       6.750   $   2,160.70   360         1-Feb-31
 5937260   HIGHLAND                 UT       84003   SFD           7.750       6.750   $   3,725.35   360         1-Jan-31
 5937356   NEW ALBANY               OH       43054   SFD           7.750       6.750   $   3,986.83   360         1-Feb-31
 5937383   CHICAGO                  IL       60614   SFD           8.750       6.750   $   5,113.55   360         1-Feb-31
 5937395   CAPITOLA                 CA       95010   SFD           8.000       6.750   $   2,876.36   360         1-Feb-31
 5937409   LAKE CHARLES             LA       70605   SFD           7.750       6.750   $   2,270.67   360         1-Feb-31
 5937430   CARLSBAD                 CA       92009   SFD           8.750       6.750   $   3,807.63   360         1-Feb-31
 5937481   LAS VEGAS                NV       89144   SFD           8.000       6.750   $   3,124.15   360         1-Mar-31
 5937945   BRIER                    WA       98043   SFD           7.875       6.750   $   2,552.24   360         1-Feb-31
 5937977   NORTH PRAIRIE            WI       53153   SFD           7.750       6.750   $   2,825.53   360         1-Feb-31
 5937979   BROOKLYN                 NY       11209   MF2           7.750       6.750   $   2,482.37   360         1-Feb-31
 5938029   PARKER                   CO       80138   SFD           7.500       6.750   $   2,517.17   360         1-Feb-31
 5938082   FRANKLIN                 TN       37069   SFD           7.875       6.750   $   2,381.85   360         1-Feb-31
 5944362   WAYNE                    IL       60184   SFD           8.250       6.750   $   3,042.63   360         1-Feb-31
 5944378   RIVERVIEW                MI       48192   SFD           8.250       6.750   $   2,884.86   360         1-Feb-31
 5944431   RIDGEFIELD               CT       06877   SFD           8.250       6.750   $   3,944.15   360         1-Mar-31
 5944460   HOWELL                   MI       48843   SFD           7.750       6.750   $   3,223.86   360         1-Feb-31
 5944472   MONROE                   NJ       08831   SFD           8.250       6.750   $   2,749.64   360         1-Jan-31
 5944489   HAMILTON                 OH       45011   SFD           8.250       6.750   $   2,427.34   360         1-Feb-31
 5944506   WEST NEW YORK            NJ       07093   LCO           7.875       6.750   $   2,647.23   360         1-Feb-31
 5944511   MANHASSET                NY       11030   LCO           8.250       6.750   $   4,267.19   360         1-Jan-31
 5944516   FAIRFAX STATION          VA       22039   SFD           7.875       6.750   $   3,625.35   360         1-Jan-31
 5945049   CHESTERFIELD             MO       63017   SFD           7.875       6.750   $   2,376.78   360         1-Feb-31
 5945070   WHITEFISH BAY            WI       53211   SFD           7.875       6.750   $   3,206.26   360         1-Feb-31
 5945117   HINSDALE                 IL       60521   SFD           8.250       6.750   $   3,944.15   360         1-Feb-31
 5945146   CORPUS CHRISTI           TX       78418   SFD           7.625       6.750   $   2,785.88   360         1-Feb-31
 5945159   SAN FRANCISCO            CA       94134   SFD           7.875       6.750   $   2,479.74   360         1-Feb-31
 5945188   NERSTRAND                MN       55053   SFD           7.875       6.750   $   2,791.52   360         1-Jan-31
 5946285   ROCKFORD                 MI       49341   SFD           7.875       6.750   $   3,364.32   360         1-Feb-31
 5946298   ROCKFORD                 MI       49341   SFD           7.750       6.750   $   2,516.04   360         1-Feb-31
 5946304   WHEATON                  IL       60187   SFD           7.500       6.750   $   3,496.07   360         1-Feb-31
 5946328   COPPER MOUNTAIN          CO       80443   LCO           7.750       6.750   $   2,507.44   360         1-Feb-31
 5946336   CHICAGO                  IL       60657   LCO           8.125       6.750   $   2,275.75   360         1-Feb-31
 5946351   GRAND RAPIDS             MI       49546   SFD           8.000       6.750   $   4,769.47   360         1-Feb-31
 5946365   CANTON                   MI       48187   SFD           8.500       6.750   $   2,218.32   360         1-Mar-31
 5946395   RIVERWOODS               IL       60015   SFD           7.875       6.750   $   2,895.93   360         1-Feb-31
 5946422   ELK RAPIDS               MI       49629   SFD           7.500       6.750   $   3,146.47   360         1-Feb-31
 5946448   OKEMOS                   MI       48864   SFD           7.500       6.750   $   3,416.36   360         1-Mar-31
 5946481   OKEMOS                   MI       48864   SFD           7.500       6.750   $   2,824.83   360         1-Mar-31
 5946499   TRAVERSE CITY            MI       49686   SFD           7.625       6.750   $   3,914.10   360         1-Mar-31
 5946526   HOLLAND                  MI       49424   SFD           7.625       6.750   $   2,150.99   360         1-Feb-31
 5946764   PORT WASHINGTON          NY       11050   SFD           8.000       6.750   $   2,935.06   360         1-Feb-31
 5946790   SAN CARLOS               CA       94070   SFD           7.625       6.750   $   2,551.60   360         1-Feb-31
 5946813   CEDAR GROVE              NJ       07009   SFD           7.375       6.750   $   2,486.44   360         1-Feb-31
 5946844   ALEXANDRIA               NJ       08848   SFD           8.000       6.750   $   2,465.45   360         1-Feb-31
 5946909   LOS ANGELES              CA       91602   SFD           7.625       6.750   $   2,737.75   360         1-Feb-31
 5946927   CORAL SPRINGS            FL       33071   SFD           7.625       6.750   $   3,397.41   360         1-Mar-31
 5946965   TAMPA                    FL       33626   SFD           7.625       6.750   $   2,074.55   360         1-Mar-31
 5947000   MARINA                   CA       93933   SFD           7.750       6.750   $   2,220.88   360         1-Jan-31
 5947020   SAN JOSE                 CA       95117   SFD           7.875       6.750   $   2,900.28   360         1-Jan-31
 5947056   MELBOURNE BEACH          FL       32951   SFD           7.875       6.750   $   2,392.73   360         1-Feb-31
 5947058   SOUTH SALEM              NY       10590   SFD           8.125       6.750   $   3,192.74   360         1-Mar-31
 5947081   SOUTHAMPTON              NY       11968   SFD           7.875       6.750   $   2,175.21   360         1-Mar-31
 5947091   GREAT NECK               NY       11021   SFD           8.125       6.750   $   4,009.48   360         1-Feb-31
 5947120   HERCULES                 CA       94547   SFD           7.875       6.750   $   2,581.25   360         1-Feb-31
 5947232   NEW YORK                 NY       10022   SFD           7.750       6.750   $   4,441.76   360         1-Mar-31
 5947253   SIMSBURY                 CT       06070   SFD           8.250       6.750   $   2,723.34   360         1-Mar-31
 5947266   MC KINNEY                TX       75070   SFD           7.625       6.750   $   2,232.39   360         1-Feb-31
 5947283   JONESTOWN                TX       78645   SFD           7.875       6.750   $   4,524.44   360         1-Feb-31
 5947294   HIGHLAND VILLAGE         TX       75077   SFD           8.625       6.750   $   3,111.16   360         1-Dec-30
 5947301   PHOENXVILLE              PA       19460   SFD           7.875       6.750   $   2,545.72   360         1-Feb-31
 5947313   NEW YORK                 NY       10021   HCO           8.250       6.750   $   3,681.21   360         1-Feb-31
 5947318   ENGLEWOOD                NJ       07920   SFD           7.750       6.750   $   4,327.13   360         1-Mar-31
 5947336   NEW YORK                 NY       10021   COP           7.750       6.750   $   3,044.76   360         1-Mar-31
 5947338   WEST HARWICH             MA       02671   SFD           7.375       6.750   $   2,889.79   360         1-Mar-31
 5947343   HERMOSA BEACH            CA       90254   SFD           8.250       6.750   $   2,148.63   360         1-Feb-31
 5947357   OMAHA                    NE       68154   SFD           7.875       6.750   $   4,495.43   360         1-Jan-31
 5947366   DENVER                   CO       80220   SFD           7.750       6.750   $   3,073.41   360         1-Mar-31
 5947373   FERNANDINA BEACH         FL       32034   SFD           8.250       6.750   $   3,606.08   360         1-Jan-31
 5947646   FREMONT                  IN       46737   SFD           7.625       6.750   $   4,416.63   360         1-Mar-31
 5947667   OAKLAND                  MI       48363   SFD           8.125       6.750   $   3,118.49   360         1-Feb-31
 5947717   LANSING                  MI       48911   SFD           7.875       6.750   $   3,190.31   360         1-Feb-31
 5947956   LEAGUE CITY              TX       77573   SFD           7.750       6.750   $   2,827.68   360         1-Mar-31
 5948118   POMPANO BEACH            FL       33062   SFD           8.250       6.750   $   2,556.20   240         1-Jan-21
 5948179   SEATTLE                  WA       98121   HCO           7.750       6.750   $   2,275.33   360         1-Feb-31
 5948195   EVANSTON                 IL       60201   SFD           7.625       6.750   $   2,264.94   360         1-Mar-31
 5948224   MARIETTA                 GA       30062   SFD           8.000       6.750   $   2,408.95   360         1-Mar-31
 5948241   EAST PALO ALTO           CA       94303   SFD           7.875       6.750   $   3,359.61   360         1-Feb-31
 5948311   WINDSOR                  CA       95492   SFD           8.250       6.750   $   3,065.17   360         1-Dec-30
 5948328   BLUE POINT               NY       11715   SFD           8.250       6.750   $   2,156.89   360         1-Dec-30
 5948363   HIAWASSEE                GA       30546   SFD           7.750       6.750   $   3,295.50   360         1-Feb-31
 5948440   CHANTILLY                VA       20151   SFD           7.500       6.750   $   2,689.18   360         1-Jan-31
 5948461   CERRITOS                 CA       90703   SFD           7.750       6.750   $   2,292.52   360         1-Dec-30
 5948491   BETHESDA                 MD       20817   SFD           8.125       6.750   $   3,059.09   360         1-Feb-31
 5948496   CHICAGO                  IL       60622   PUD           8.000       6.750   $   2,465.82   360         1-Feb-31
 5948521   MERRICK                  NY       11556   SFD           7.500       6.750   $   2,838.81   360         1-Feb-31
 5948530   DENVER                   CO       80209   SFD           7.750       6.750   $   4,370.11   360         1-Feb-31
 5948560   LADUE                    MO       63124   SFD           7.500       6.750   $   2,569.61   360         1-Feb-31
 5948569   NAPLES                   FL       34117   SFD           8.000       6.750   $   2,127.92   360         1-Feb-31
 5948593   MIRAMAR                  FL       33027   SFD           8.250       6.750   $   2,192.57   360         1-Feb-31
 5948600   WEST RIVER               MD       20778   SFD           7.625       6.750   $   2,831.18   360         1-Feb-31
 5948609   SAN JOSE                 CA       95133   SFD           7.875       6.750   $   2,175.21   360         1-Feb-31
 5948627   EDMOND                   OK       73013   SFD           7.750       6.750   $   2,225.18   360         1-Feb-31
 5948628   CENTREVILLE              VA       20120   SFD           8.125       6.750   $   2,582.64   360         1-Nov-30
 5948672   WESTFIELD                NJ       07090   SFD           7.875       6.750   $   2,030.19   360         1-Feb-31
 5948677   ELMHURST                 IL       60126   SFD           7.500       6.750   $   2,097.64   360         1-Feb-31
 5948686   CORAL GABLES             FL       33134   SFD           7.750       6.750   $   4,441.76   360         1-Feb-31
 5948692   RIDGEWOOD                NJ       07451   SFD           7.875       6.750   $   2,501.49   360         1-Feb-31
 5948698   FREMONT                  CA       94536   SFD           7.625       6.750   $   3,980.64   360         1-Feb-31
 5948701   MADISON                  AL       35758   SFD           7.750       6.750   $   2,159.98   360         1-Jan-31
 5948720   UNIVERSITY PARK          TX       75205   SFD           7.875       6.750   $   3,509.34   360         1-Feb-31
 5948741   SANTA CLARA              CA       95051   PUD           8.000       6.750   $   2,025.20   360         1-Jan-31
 5948913   AUSTIN                   TX       78759   SFD           8.125       6.750   $   3,354.60   360         1-Mar-31
 5948932   BURBANK                  CA       91504   SFD           7.875       6.750   $   4,069.09   360         1-Mar-31
 5948947   DELRAY BEACH             FL       33446   SFD           8.125       6.750   $   2,762.09   360         1-Feb-31
 5948964   VALLEJO                  CA       94591   SFD           7.875       6.750   $   2,273.09   360         1-Jan-31
 5948967   WASHINGTON               DC       20007   SFD           7.875       6.750   $   4,147.40   360         1-Feb-31
 5948985   SACRAMENTO               CA       95864   SFD           8.125       6.750   $   2,405.69   360         1-Feb-31
 5948995   ROCKVILLE                MD       20852   SFD           7.750       6.750   $   2,550.43   360         1-Feb-31
 5949005   MODESTO                  CA       95356   SFD           8.000       6.750   $   2,568.18   360         1-Feb-31
 5949057   WAYNE                    NJ       07470   SFD           7.375       6.750   $   2,375.93   360         1-Feb-31
 5949070   BELLE HARBOR             NY       11694   SFD           7.875       6.750   $   2,719.02   360         1-Feb-31
 5949073   FREDERICKSBURG           TX       78624   SFD           7.625       6.750   $   4,512.19   360         1-Feb-31
 5949088   GULF BREEZE              FL       32561   SFD           7.750       6.750   $   2,475.92   360         1-Mar-31
 5949093   CHEVY CHASE              MD       20815   SFD           7.375       6.750   $   4,896.16   300         1-Nov-25
 5949106   HAMILTON                 VA       20158   SFD           7.500       6.750   $   2,488.64   360         1-Mar-31
 5949109   YARDLEY                  PA       19067   SFD           7.500       6.750   $   2,125.61   360         1-Mar-31
 5949163   ATLANTA                  GA       30327   SFD           8.500       6.750   $   5,751.47   360         1-Feb-31
 5949176   ANN ARBOR                MI       48103   SFD           8.000       6.750   $   2,265.50   360         1-Mar-31
 5949197   SAN ANTONIO              TX       78255   SFD           7.750       6.750   $   3,037.59   360         1-Mar-31
 5949202   EAST NORWICH             NY       11732   SFD           7.125       6.750   $   2,115.48   360         1-Mar-31
 5949207   MARATHON                 FL       33050   SFD           7.875       6.750   $   2,823.06   360         1-Mar-31
 5949223   GARDEN CITY              NY       11530   SFD           7.375       6.750   $   2,348.30   360         1-Feb-31
 5949382   BURR RIDGE               IL       60521   SFD           7.625       6.750   $   2,477.28   360         1-Mar-31
 5949399   HAMILTON                 MI       49419   SFD           7.375       6.750   $   2,741.98   360         1-Mar-31
 5949412   TRAVERSE CITY            MI       49684   SFD           7.500       6.750   $   3,356.23   360         1-Mar-31
 5949423   FRANKFORT                IL       60423   SFD           7.500       6.750   $   2,508.78   360         1-Feb-31
 5949450   EAST GRAND RAPIDS        MI       49506   SFD           7.625       6.750   $   2,378.19   360         1-Feb-31
 5949465   GRAND RAPIDS             MI       49525   LCO           7.750       6.750   $   3,746.84   360         1-Feb-31
 5957333   WHITESTONE               NY       11356   MF2           7.500       6.750   $   2,796.86   360         1-Feb-31

WFMBS
WFMBS   2001-09 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS (cont'd)

(i)        (ix)              (x)        (xi)      (xii)       (xiii)    (xv)      (xvi)
--------   ---------------   ------     -------   ---------   -------   -------   --------
           CUT-OFF
MORTGAGE   DATE                                   MORTGAGE              MASTER    FIXED
LOAN       PRINCIPAL                              INSURANCE   SERVICE   SERVICE   RETAINED
NUMBER     BALANCE           LTV        SUBSIDY   CODE        FEE       FEE       YIELD
--------   ---------------   ------     -------   ---------   -------   -------   --------
 5807224   $    355,724.08    80.00                            0.250     0.017       1.358
 5807231   $    257,333.39    79.99                            0.250     0.017       1.483
 5807238   $    274,334.17    79.53                            0.250     0.017       1.483
 5807244   $    254,770.90    78.31                            0.250     0.017       1.483
 5807251   $    252,173.62    89.47                   06       0.250     0.017       1.608
 5807270   $    367,832.44    80.00                            0.250     0.017       1.358
 5807275   $    581,588.83    80.00                            0.250     0.017       1.483
 5807283   $    295,797.25    92.31                   33       0.250     0.017       1.358
 5807388   $    307,523.88    79.95                            0.250     0.017       1.358
 5810580   $    697,343.46    63.64                            0.250     0.017       1.358
 5825768   $    996,393.34    25.64                            0.250     0.017       1.608
 5831132   $    348,483.84    47.36                            0.250     0.017       1.483
 5832286   $     59,726.04    56.60                            0.250     0.017       1.358
 5832305   $    189,724.00    89.20                            0.250     0.017       0.608
 5832306   $     89,869.32    72.00                            0.250     0.017       0.608
 5832307   $    125,821.57    70.79                            0.250     0.017       0.733
 5832322   $     80,880.82    79.41                            0.250     0.017       0.608
 5832330   $    120,420.44    90.00                   38       0.250     0.017       0.483
 5832331   $    140,892.71    85.45                   38       0.250     0.017       0.358
 5832333   $    112,420.60    90.00                   38       0.250     0.017       0.733
 5832334   $    130,405.55    90.00                   38       0.250     0.017       0.608
 5832337   $    102,672.81    73.47                            0.250     0.017       0.233
 5832340   $    185,705.02    90.00                   38       0.250     0.017       0.233
 5841542   $     82,186.90    62.26                            0.250     0.017       1.358
 5848308   $    350,833.00    79.64                            0.250     0.017       1.108
 5857208   $    269,001.03    89.43                   12       0.250     0.017       1.483
 5858609   $    398,739.40    88.89                   13       0.250     0.017       1.358
 5861410   $    449,424.13    71.43                            0.250     0.017       1.233
 5869740   $    359,972.36    76.00                            0.250     0.017       1.233
 5869760   $    443,597.61    59.33                            0.250     0.017       1.358
 5871307   $    346,766.38    80.00                            0.250     0.017       0.983
 5872038   $     52,546.50   100.00                            0.375     0.017       1.483
 5874804   $    294,684.80    80.00                            0.250     0.017       1.358
 5874819   $    303,196.46    80.00                            0.250     0.017       1.108
 5874839   $    324,092.93    51.34                            0.250     0.017       1.358
 5874846   $    298,861.48    68.18                            0.250     0.017       1.358
 5874852   $    346,392.97    80.00                            0.250     0.017       1.483
 5874860   $    302,860.30    80.00                            0.250     0.017       1.483
 5874863   $    278,861.37    80.00                            0.250     0.017       1.858
 5874866   $    298,861.48    77.92                            0.250     0.017       1.358
 5874879   $    329,943.09    80.00                            0.250     0.017       1.358
 5874882   $    316,793.20    80.00                            0.250     0.017       1.358
 5874886   $    299,030.25    72.46                            0.250     0.017       1.233
 5874888   $    362,793.23    70.00                            0.250     0.017       1.108
 5874897   $    367,051.64    80.00                            0.250     0.017       1.233
 5874906   $    348,868.66    49.09                            0.250     0.017       1.233
 5874909   $    321,822.48    78.36                            0.250     0.017       1.358
 5874913   $    314,783.30    80.00                            0.250     0.017       1.358
 5874917   $    307,827.30    79.99                            0.250     0.017       1.358
 5874923   $    306,461.93    79.99                            0.250     0.017       1.483
 5874942   $    406,601.04    79.99                            0.250     0.017       1.358
 5874950   $    346,679.35    80.00                            0.250     0.017       1.358
 5874959   $    297,393.26    57.69                            0.250     0.017       1.358
 5874994   $    367,599.62    88.92                   01       0.250     0.017       1.358
 5875007   $    294,784.44    90.00                   01       0.250     0.017       1.358
 5875016   $    445,459.37    78.46                            0.250     0.017       1.233
 5875017   $    282,625.13    80.00                            0.250     0.017       1.233
 5875022   $    492,607.03    65.56                            0.250     0.017       1.358
 5875024   $    498,102.50    57.44                            0.250     0.017       1.358
 5875028   $    347,407.64    80.00                            0.250     0.017       1.108
 5875029   $    289,173.67    80.00                            0.250     0.017       1.608
 5875033   $    330,560.48    80.00                            0.250     0.017       1.483
 5875034   $    273,980.39    80.00                            0.250     0.017       1.483
 5875044   $    538,292.56    80.00                            0.250     0.017       1.108
 5875048   $    295,001.91    79.99                            0.250     0.017       1.358
 5875060   $    320,881.06    79.95                            0.250     0.017       0.983
 5875061   $    298,832.23    60.00                            0.250     0.017       1.233
 5875086   $    362,958.08    89.99                   24       0.250     0.017       0.983
 5875195   $    597,063.73    74.88                            0.250     0.017       1.233
 5875200   $    278,320.11    80.00                            0.250     0.017       1.358
 5875201   $    352,276.34    60.95                            0.250     0.017       1.108
 5875279   $    292,265.20    90.00                   01       0.250     0.017       1.483
 5875284   $    314,181.15    79.60                            0.250     0.017       1.233
 5875322   $    279,023.82    70.00                            0.250     0.017       0.858
 5875336   $    338,753.85    80.00                            0.250     0.017       0.608
 5875342   $    365,736.10    80.00                            0.250     0.017       0.983
 5875367   $    279,094.89    75.12                            0.250     0.017       1.233
 5875377   $    298,821.77    79.37                            0.250     0.017       1.108
 5875394   $    343,515.24    74.19                            0.250     0.017       0.733
 5875414   $    313,017.29    89.74                   01       0.250     0.017       1.483
 5875419   $    378,826.88    80.00                            0.250     0.017       1.108
 5875451   $    637,432.00    80.00                            0.250     0.017       1.858
 5875461   $    377,663.38    80.00                            0.250     0.017       1.108
 5875473   $    406,948.54    85.00                            0.250     0.017       1.233
 5875476   $    518,319.09    80.00                            0.250     0.017       1.233
 5875485   $    374,033.60    57.69                            0.250     0.017       1.233
 5875491   $    302,855.70    79.99                            0.250     0.017       0.858
 5875495   $    332,494.02    80.00                            0.250     0.017       1.108
 5875502   $    284,006.36    74.03                            0.250     0.017       0.858
 5875503   $    294,993.63    80.00                            0.250     0.017       0.983
 5875504   $    518,276.03    80.00                            0.250     0.017       1.108
 5875509   $    458,681.37    71.29                            0.250     0.017       1.108
 5875515   $    372,071.78    75.76                            0.250     0.017       0.733
 5875524   $    299,005.42    54.55                            0.250     0.017       1.108
 5875528   $    434,402.00    80.00                            0.250     0.017       0.608
 5875535   $    378,444.98    65.94                            0.250     0.017       0.858
 5875536   $    286,995.91    80.00                            0.250     0.017       0.858
 5875538   $    283,210.23    80.00                            0.250     0.017       1.108
 5875540   $    286,819.21    80.00                            0.250     0.017       1.233
 5875551   $    498,383.78    68.03                            0.250     0.017       1.233
 5875558   $    296,513.70    74.75                            0.250     0.017       1.108
 5875563   $    284,168.09    75.00                            0.250     0.017       1.733
 5875569   $    299,030.25    80.00                            0.250     0.017       1.233
 5875574   $    285,550.19    67.41                            0.250     0.017       1.108
 5875581   $    328,933.28    69.47                            0.250     0.017       1.233
 5875595   $    283,341.92    90.00                   33       0.250     0.017       1.358
 5875606   $    282,922.18    80.00                            0.250     0.017       1.358
 5875619   $    286,035.05    68.24                            0.250     0.017       1.233
 5875633   $    368,803.96    45.68                            0.250     0.017       1.233
 5875637   $    350,095.44    90.00                   06       0.250     0.017       1.233
 5875646   $    344,482.84    80.00                            0.250     0.017       1.233
 5875900   $    434,020.24    80.00                            0.250     0.017       0.983
 5875902   $    614,287.52    80.00                            0.250     0.017       0.858
 5875903   $    426,452.99    79.91                            0.250     0.017       1.483
 5875904   $    359,072.24    80.00                            0.250     0.017       1.233
 5876007   $    280,357.91    79.89                            0.250     0.017       1.608
 5876010   $    313,335.14    51.48                            0.250     0.017       1.233
 5876019   $    366,312.09    70.00                            0.250     0.017       1.233
 5876036   $    281,390.46    66.45                            0.250     0.017       0.733
 5876047   $    331,976.95    63.55                            0.250     0.017       1.483
 5876050   $    353,083.73    77.85                            0.250     0.017       1.358
 5876082   $    398,942.69    59.75                            0.250     0.017       1.108
 5876087   $    466,126.37    80.00                            0.250     0.017       1.358
 5876105   $    767,634.40    35.81                            0.250     0.017       1.483
 5876109   $    478,854.16    79.71                            0.250     0.017       1.608
 5876111   $    648,324.90    69.89                            0.250     0.017       1.233
 5876119   $    382,932.47    80.00                            0.250     0.017       0.858
 5876125   $    417,206.64    75.00                            0.250     0.017       1.233
 5876130   $    398,640.03    65.04                            0.250     0.017       0.983
 5876148   $    418,889.83    42.00                            0.250     0.017       1.108
 5876151   $    358,836.30    48.00                            0.250     0.017       1.233
 5876157   $    381,369.61    90.00                   12       0.250     0.017       1.233
 5876158   $    349,027.01    70.00                            0.250     0.017       0.858
 5876160   $    394,687.14    80.00                            0.250     0.017       1.108
 5876167   $    410,854.63    80.00                            0.250     0.017       0.858
 5876172   $    295,210.89    80.00                            0.250     0.017       1.108
 5876180   $    331,099.98    80.00                            0.250     0.017       0.983
 5876181   $    299,226.87    57.03                            0.250     0.017       1.233
 5876186   $    617,944.54    80.00                            0.250     0.017       1.108
 5876192   $    299,226.87    71.94                            0.250     0.017       1.233
 5876195   $    324,162.44    54.62                            0.250     0.017       1.233
 5876203   $    376,135.74    80.00                            0.250     0.017       1.108
 5876204   $    342,401.33    79.31                            0.250     0.017       0.858
 5876232   $    290,056.89    85.38                   01       0.250     0.017       1.108
 5876240   $    403,929.50    72.97                            0.250     0.017       1.108
 5876243   $    558,443.20    80.00                            0.250     0.017       0.858
 5876277   $    303,017.33    76.00                            0.250     0.017       1.233
 5876284   $    598,414.06    43.41                            0.250     0.017       1.108
 5876299   $    315,143.35    80.00                            0.250     0.017       0.983
 5876304   $    426,969.71    79.97                            0.250     0.017       0.858
 5876306   $    311,464.00    78.32                            0.250     0.017       1.108
 5876310   $    388,444.12    71.14                            0.250     0.017       0.983
 5876314   $    309,201.08    89.86                   12       0.250     0.017       1.233
 5876321   $    310,939.20    80.00                            0.250     0.017       0.983
 5876324   $    319,132.50    61.07                            0.250     0.017       0.983
 5876463   $    430,886.71    80.00                            0.250     0.017       1.233
 5876588   $    498,711.43    80.00                            0.250     0.017       1.233
 5876595   $    748,067.14    42.86                            0.250     0.017       1.233
 5876702   $    308,183.22    74.97                            0.250     0.017       1.108
 5876714   $    349,098.04    47.30                            0.250     0.017       1.233
 5876733   $    290,981.97    80.00                            0.250     0.017       0.858
 5876739   $    286,198.69    80.00                            0.250     0.017       0.858
 5876751   $    335,111.87    80.00                            0.250     0.017       1.108
 5876753   $    398,801.38    80.00                            0.250     0.017       0.483
 5876755   $    327,133.02    80.00                            0.250     0.017       1.108
 5876761   $    586,050.63    80.00                            0.250     0.017       1.108
 5876771   $    498,711.47    56.15                            0.250     0.017       1.233
 5876781   $    336,485.31    95.00                   12       0.250     0.017       1.858
 5876790   $    369,416.25    89.82                   06       0.250     0.017       0.858
 5876791   $    339,083.87    80.00                            0.250     0.017       1.233
 5876797   $    448,431.13    75.00                            0.250     0.017       0.858
 5876799   $    466,264.29    85.00                   12       0.250     0.017       1.108
 5876803   $    293,323.09    95.00                   11       0.250     0.017       1.608
 5876811   $    324,694.82    80.00                            0.250     0.017       0.858
 5876819   $    426,507.79    80.00                            0.250     0.017       0.858
 5876821   $    288,166.38    70.61                            0.250     0.017       1.358
 5876825   $    598,492.60    60.00                            0.250     0.017       1.358
 5876827   $    289,496.42    79.98                            0.250     0.017       0.858
 5876831   $    299,155.14    80.00                            0.250     0.017       1.108
 5876841   $    294,458.19    79.99                            0.250     0.017       0.733
 5876869   $    339,078.30    80.00                            0.250     0.017       0.983
 5876875   $    418,917.62    53.85                            0.250     0.017       1.233
 5876881   $    350,834.08    80.00                            0.250     0.017       1.233
 5876902   $    300,126.12    95.00                   33       0.250     0.017       0.983
 5876908   $    318,377.40    80.00                            0.250     0.017       1.233
 5876909   $    490,488.48    80.00                            0.250     0.017       1.483
 5876912   $    322,952.70    74.65                            0.250     0.017       1.233
 5876917   $    248,184.52    41.96                            0.250     0.017       1.108
 5877109   $    398,930.32    80.00                            0.250     0.017       1.858
 5877159   $    498,836.68    80.00                            0.250     0.017       1.733
 5877284   $    316,910.96    90.00                            1.000     0.017       0.983
 5877313   $    299,166.00    33.56                            0.250     0.017       0.858
 5878626   $    289,800.42    78.91                            0.250     0.017       0.858
 5878638   $    647,951.55    72.22                            0.250     0.017       1.358
 5879301   $    279,278.40    84.87                   12       0.250     0.017       1.233
 5879943   $    234,424.45    79.98                            0.250     0.017       1.483
 5879959   $    792,199.86    39.73                            0.250     0.017       1.358
 5879966   $    991,366.08    35.49                            0.250     0.017       1.483
 5881636   $    475,342.69    80.00                            0.250     0.017       0.858
 5884957   $    499,036.92    51.28                            0.250     0.017       1.233
 5887237   $    298,394.10    84.94                   11       0.250     0.017       0.983
 5889091   $    671,730.07    75.00                            0.250     0.017       1.733
 5889425   $    568,493.32    68.67                            0.250     0.017       1.108
 5891699   $    421,547.75    80.00                            0.250     0.017       0.983
 5892381   $    379,045.26    73.08                            0.250     0.017       1.358
 5892436   $    341,170.96    95.00                   33       0.250     0.017       1.533
 5892644   $    126,504.97    90.64                   33       0.250     0.017       1.733
 5893218   $    299,392.10    22.22                            0.250     0.017       0.983
 5895903   $    327,384.10    80.00                            0.250     0.017       1.358
 5895962   $    614,951.72    80.00                            0.250     0.017       0.483
 5895979   $    309,370.94    80.00                            0.250     0.017       1.108
 5896068   $    467,202.24    72.59                            0.250     0.017       0.733
 5896084   $    416,250.12    80.00                            0.250     0.017       1.233
 5896124   $    349,235.20    55.56                            0.250     0.017       0.608
 5896149   $    398,144.82    80.00                            0.250     0.017       1.108
 5896411   $    311,035.84    80.00                            0.250     0.017       1.358
 5896426   $    378,509.18    74.69                            0.250     0.017       1.233
 5896523   $    319,474.54    87.99                   06       0.250     0.017       1.233
 5896700   $    319,267.82    79.77                            0.250     0.017       1.233
 5897992   $    442,826.38    80.00                            0.250     0.017       1.108
 5898021   $    367,002.41    69.70                            0.250     0.017       0.983
 5898030   $    418,391.14    86.49                   06       0.250     0.017       1.108
 5898080   $    287,219.27    80.00                            0.250     0.017       0.983
 5898090   $    163,967.05    79.99                            0.250     0.017       0.983
 5898099   $    256,819.36    60.87                            0.250     0.017       1.108
 5898119   $    280,900.11    72.20                            0.250     0.017       0.733
 5898140   $    598,246.33    69.77                            0.250     0.017       0.608
 5898190   $    293,701.21    95.00                   06       0.250     0.017       0.983
 5898202   $    534,543.64    80.00                            0.250     0.017       0.983
 5898213   $    307,342.68    80.00                            0.250     0.017       0.858
 5898227   $    359,251.86    80.00                            0.250     0.017       0.858
 5898275   $    349,074.86    58.33                            0.250     0.017       1.108
 5898445   $    451,535.68    70.16                            0.250     0.017       0.733
 5898698   $    633,544.06    77.60                            0.250     0.017       0.983
 5898736   $    381,605.29    80.00                            0.250     0.017       0.858
 5898759   $    345,099.27    79.99                            0.250     0.017       0.983
 5898776   $    379,190.18    52.78                            0.250     0.017       0.733
 5898933   $    113,690.97    65.52                            0.250     0.017       0.983
 5899245   $    288,100.02    79.99                            0.250     0.017       0.858
 5899377   $    577,119.03    78.18                            0.250     0.017       1.608
 5900126   $    398,887.99    63.49                            0.250     0.017       0.858
 5900214   $    635,898.36    75.00                            0.250     0.017       1.358
 5900470   $    359,270.51    75.79                            0.250     0.017       0.983
 5900581   $    279,314.24    80.00                            0.250     0.017       1.483
 5900655   $    107,775.54    80.00                            0.250     0.017       0.858
 5900795   $    334,969.82    79.92                            0.250     0.017       0.983
 5900841   $    410,605.31    75.00                            0.250     0.017       0.858
 5901014   $    292,348.66    85.00                   01       0.250     0.017       0.858
 5901034   $    286,010.78    80.00                            0.250     0.017       0.983
 5902441   $    487,244.53    85.00                   06       0.250     0.017       0.983
 5902478   $    558,836.23    69.28                            0.250     0.017       0.858
 5902642   $    461,486.41    80.00                            0.250     0.017       1.108
 5902676   $    384,946.40    89.98                   12       0.250     0.017       1.483
 5902692   $    360,520.02    70.19                            0.250     0.017       0.983
 5902785   $    330,528.86    80.00                            0.250     0.017       0.983
 5903369   $    390,726.49    90.00                   12       0.250     0.017       1.108
 5903396   $    477,005.02    73.54                            0.250     0.017       0.858
 5903402   $    309,371.82    59.05                            0.250     0.017       0.983
 5903403   $    324,341.44    66.33                            0.250     0.017       0.983
 5903419   $    174,536.52    76.88                            0.250     0.017       0.858
 5903477   $    307,246.81    80.00                            0.250     0.017       0.858
 5903494   $    335,319.13    80.00                            0.250     0.017       0.983
 5903521   $    383,221.85    80.00                            0.250     0.017       0.983
 5903541   $    344,115.65    42.59                            0.250     0.017       1.108
 5903574   $    444,027.62    57.05                            0.250     0.017       0.608
 5903591   $    648,648.21    72.22                            0.250     0.017       0.858
 5903680   $    312,289.47    80.00                            0.250     0.017       0.733
 5903752   $    316,557.24    80.00                            0.250     0.017       0.983
 5903765   $    401,647.32    89.99                   11       0.250     0.017       0.858
 5903787   $    434,203.78    67.44                            0.250     0.017       1.483
 5903802   $    381,309.92    80.00                            0.250     0.017       0.733
 5903856   $    360,891.02    79.99                            0.250     0.017       1.358
 5903961   $    278,395.97    80.00                            0.250     0.017       0.483
 5904133   $    600,658.56    80.00                            0.250     0.017       0.233
 5904140   $    498,986.82    80.00                            0.250     0.017       0.983
 5904146   $    277,477.05    80.00                            0.250     0.017       1.108
 5904155   $    305,795.76    80.00                            0.250     0.017       0.983
 5904554   $    349,516.69    55.38                            0.250     0.017       0.858
 5904578   $    357,979.41    75.00                            0.250     0.017       0.608
 5905055   $    323,766.51    78.19                            0.250     0.017       1.358
 5905119   $    194,614.73    79.59                            0.250     0.017       1.108
 5905226   $    247,299.70    78.42                            0.250     0.017       1.608
 5905233   $    366,237.33    79.44                            0.250     0.017       0.858
 5905869   $    167,499.38    76.36                            0.250     0.017       0.858
 5905879   $    611,610.56    70.00                            0.250     0.017       0.608
 5905884   $    461,646.38    80.00                            0.250     0.017       0.733
 5905891   $     69,062.89    80.00                            0.250     0.017       1.108
 5905898   $    319,348.99    80.00                            0.250     0.017       0.983
 5905904   $    407,085.91    80.00                            0.250     0.017       0.483
 5905921   $    104,644.45    50.00                            0.250     0.017       0.983
 5905939   $    295,415.20    80.00                            0.250     0.017       1.108
 5905940   $    284,307.11    67.86                            0.250     0.017       0.733
 5905962   $    648,150.22    57.73                            0.250     0.017       0.858
 5905965   $    239,359.01    78.35                            0.250     0.017       0.483
 5905982   $    349,086.07    80.00                            0.250     0.017       0.733
 5905995   $    179,554.14    76.60                            0.250     0.017       0.608
 5905999   $    289,441.42    63.04                            0.250     0.017       1.233
 5906031   $    357,636.23    80.00                            0.250     0.017       0.733
 5906087   $    370,991.57    80.00                            0.250     0.017       0.983
 5906130   $    279,403.31    88.89                   33       0.250     0.017       0.733
 5906145   $    639,047.80    64.67                            0.250     0.017       1.358
 5906173   $    299,392.10    66.67                            0.250     0.017       0.983
 5906187   $    518,036.80    80.00                            0.250     0.017       0.483
 5906191   $    345,253.85    73.62                            0.250     0.017       1.108
 5906209   $    309,240.78    49.79                            0.250     0.017       1.483
 5906273   $    315,375.63    71.01                            0.250     0.017       1.108
 5906294   $    399,168.73    71.43                            0.250     0.017       0.858
 5906314   $    339,311.03    80.00                            0.250     0.017       0.983
 5906327   $    564,964.02    79.16                            0.250     0.017       1.483
 5906421   $    417,156.44    80.00                            0.250     0.017       1.108
 5906475   $    372,159.42    67.82                            0.250     0.017       0.733
 5906514   $    324,341.44    71.19                            0.250     0.017       0.983
 5906575   $    317,786.71    80.00                            0.250     0.017       1.233
 5906587   $    310,141.91    80.00                            0.250     0.017       0.983
 5906590   $    435,492.37    74.45                            0.250     0.017       1.233
 5906597   $    498,212.59    53.76                            0.250     0.017       0.733
 5906618   $    324,022.96    68.42                            0.250     0.017       0.983
 5906621   $    416,710.06    80.00                            0.250     0.017       0.733
 5906644   $    436,687.52    80.00                            0.250     0.017       0.483
 5906708   $    471,090.84    80.00                            0.250     0.017       1.233
 5906709   $    440,070.96    79.84                            0.250     0.017       1.608
 5906752   $    336,153.72    73.26                            0.250     0.017       1.233
 5906810   $    279,460.66    67.47                            0.250     0.017       1.233
 5906961   $    286,794.00    80.00                            0.250     0.017       0.483
 5906969   $    278,970.77    80.00                            0.250     0.017       1.608
 5906971   $    299,007.72    80.00                            0.250     0.017       0.000
 5906982   $    448,717.20    78.95                            0.250     0.017       0.733
 5906990   $    647,676.36    78.08                            0.250     0.017       0.733
 5906996   $    284,464.84    95.00                   12       0.250     0.017       1.358
 5906998   $    304,896.41    74.97                            0.250     0.017       1.108
 5907009   $    376,934.63    79.96                            0.250     0.017       0.983
 5907036   $    303,399.35    95.00                   06       0.250     0.017       1.108
 5907062   $    412,869.07    79.85                            0.250     0.017       0.483
 5907074   $    627,954.17    70.00                            0.250     0.017       0.733
 5907105   $    355,296.64    80.00                            0.250     0.017       1.108
 5907180   $    423,068.97    80.00                            0.250     0.017       0.858
 5907193   $    648,649.20    69.23                            0.250     0.017       0.858
 5907454   $    349,999.40    90.00                   06       0.250     0.017       0.733
 5907462   $    334,403.60    79.98                            0.250     0.017       0.858
 5907471   $    466,844.03    80.00                            0.250     0.017       0.608
 5907475   $    295,197.55    80.00                            0.250     0.017       0.983
 5907476   $    294,071.11    59.60                            0.250     0.017       0.233
 5907483   $    476,241.42    80.00                            0.250     0.017       0.733
 5907489   $    348,977.02    51.63                            0.250     0.017       0.608
 5907522   $    399,646.51    21.77                            0.250     0.017       0.733
 5907527   $    359,306.57    90.00                   11       0.250     0.017       1.233
 5907554   $    316,681.74    59.35                            0.250     0.017       1.233
 5907575   $    432,137.50    73.94                            0.250     0.017       0.733
 5907581   $    318,845.94    90.00                   06       0.250     0.017       1.233
 5907584   $    457,048.20    69.39                            0.250     0.017       0.858
 5907606   $    383,782.88    80.00                            0.250     0.017       1.108
 5907625   $    434,787.89    80.00                            0.250     0.017       0.858
 5907633   $    320,728.17    80.00                            0.250     0.017       0.983
 5907650   $    324,054.78    78.35                            0.250     0.017       0.858
 5907695   $    288,005.84    75.00                            0.250     0.017       1.233
 5907706   $    396,865.42    74.39                            0.250     0.017       0.733
 5907717   $    358,001.98    84.97                   11       0.250     0.017       0.858
 5907727   $    558,592.48    80.00                            0.250     0.017       1.358
 5907742   $    279,365.07    65.88                            0.250     0.017       1.858
 5907863   $    281,228.97    79.99                            0.250     0.017       0.983
 5907897   $    647,684.88    76.80                            0.250     0.017       0.983
 5907925   $    319,334.99    68.09                            0.250     0.017       0.858
 5907954   $    637,005.02    80.00                            0.250     0.017       0.608
 5907981   $    332,307.97    90.00                            0.250     0.017       0.858
 5908033   $    293,818.35    80.00                            0.250     0.017       1.108
 5908083   $    324,923.34    80.00                            0.250     0.017       0.858
 5909513   $    548,446.40    78.57                            0.250     0.017       0.858
 5909532   $    359,140.62    80.00                            0.250     0.017       1.608
 5909556   $    269,395.10    75.46                            0.250     0.017       0.483
 5909569   $    298,914.36    80.00                            0.250     0.017       0.858
 5909584   $    569,850.76    80.00                            0.250     0.017       0.483
 5909607   $    289,412.34    42.34                            0.250     0.017       0.983
 5909608   $    269,477.15    90.00                   06       0.250     0.017       1.358
 5909621   $    498,356.13    55.56                            0.250     0.017       1.608
 5909622   $    309,024.31    79.49                            0.250     0.017       0.858
 5909623   $    332,940.89    80.00                            0.250     0.017       1.108
 5909633   $    346,982.88    80.00                            0.250     0.017       0.608
 5909636   $    493,595.25    75.00                            0.250     0.017       1.358
 5909638   $    316,341.22    48.77                            0.250     0.017       0.858
 5909640   $    378,828.55    80.00                            0.250     0.017       0.983
 5909645   $    296,766.19    79.98                            0.250     0.017       0.733
 5909652   $    349,002.30    77.78                            0.250     0.017       0.733
 5909654   $    443,448.52    71.20                            0.250     0.017       0.858
 5909656   $    329,331.30    62.03                            0.250     0.017       0.983
 5909663   $    285,758.35    80.00                            0.250     0.017       0.483
 5909669   $    270,426.87    80.00                            0.250     0.017       0.733
 5909714   $    519,048.20    69.33                            0.250     0.017       1.483
 5909716   $    560,936.24    75.00                            0.250     0.017       0.858
 5909747   $    376,975.29    60.97                            0.250     0.017       0.983
 5909837   $    298,432.17    95.00                   06       0.250     0.017       0.983
 5909875   $    361,170.98    90.00                            0.250     0.017       1.733
 5909877   $    319,175.34    79.99                            0.250     0.017       1.233
 5909892   $    295,256.35    80.00                            0.250     0.017       1.358
 5909906   $    436,336.20    79.49                            0.250     0.017       1.108
 5909925   $    280,680.09    75.00                            0.250     0.017       0.983
 5910025   $    379,092.88    76.08                            0.250     0.017       1.608
 5910084   $    317,287.53    63.60                            0.250     0.017       0.483
 5910329   $    398,821.09    34.91                            0.250     0.017       0.358
 5911097   $    389,248.79    80.00                            0.250     0.017       1.233
 5914219   $    310,600.55    67.36                            0.250     0.017       1.233
 5914521   $    269,058.66    73.47                            0.250     0.017       0.858
 5914541   $    125,663.57    69.94                            0.250     0.017       1.358
 5914591   $    317,937.63    80.00                            0.250     0.017       0.608
 5914777   $    383,482.96    80.00                            0.250     0.017       0.983
 5915832   $    426,371.93    79.85                            0.250     0.017       1.108
 5915899   $    303,284.15    79.99                            0.250     0.017       0.983
 5915947   $    441,580.40    72.90                            0.250     0.017       0.858
 5915963   $    299,894.83    78.30                            0.250     0.017       0.483
 5917388   $    371,272.56    80.00                            0.250     0.017       0.733
 5917390   $    449,346.53    50.94                            0.250     0.017       0.608
 5917417   $    406,630.32    78.31                            0.250     0.017       0.733
 5917425   $    342,111.67    46.35                            0.250     0.017       0.733
 5917446   $    551,178.10    80.00                            0.250     0.017       0.483
 5917493   $    387,099.37    80.00                            0.250     0.017       0.858
 5917505   $    359,502.87    80.00                            0.250     0.017       0.858
 5918423   $    518,998.37    80.00                            0.250     0.017       1.233
 5918508   $    387,193.67    51.05                            0.250     0.017       0.858
 5918512   $    558,893.61    80.00                            0.250     0.017       1.108
 5918521   $    518,891.85    80.00                            0.250     0.017       0.733
 5918538   $    449,394.11    56.11                            0.250     0.017       0.983
 5918539   $    413,126.84    80.00                            0.250     0.017       1.483
 5918585   $    295,601.46    80.00                            0.250     0.017       0.983
 5918998   $    301,947.98    71.57                            0.250     0.017       1.108
 5919014   $    359,490.20    78.26                            0.250     0.017       0.733
 5919025   $    469,317.50    74.60                            0.250     0.017       0.608
 5919060   $    398,449.02    79.80                            0.250     0.017       0.858
 5919089   $    636,163.80    64.34                            0.250     0.017       1.108
 5919110   $    474,376.47    63.33                            0.250     0.017       1.108
 5920041   $    399,447.63    75.47                            0.250     0.017       0.858
 5920070   $    315,223.77    80.00                            0.250     0.017       0.983
 5920112   $     78,701.94    95.00                   01       0.250     0.017       1.358
 5920123   $    327,335.34    80.00                            0.250     0.017       0.983
 5920133   $    315,529.49    80.00                            0.250     0.017       0.483
 5920310   $    286,447.18    70.00                            0.250     0.017       1.233
 5920321   $    349,491.75    59.83                            0.250     0.017       0.608
 5920346   $    435,116.48    80.00                            0.250     0.017       0.983
 5920367   $    359,288.74    80.00                            0.250     0.017       1.108
 5920369   $    302,058.81    79.80                            0.250     0.017       0.858
 5920380   $    335,558.91    80.00                            0.250     0.017       1.108
 5920393   $    435,093.93    80.00                            0.250     0.017       0.858
 5920417   $    467,775.83    75.00                            0.250     0.017       0.858
 5920422   $    378,476.65    55.82                            0.250     0.017       0.858
 5920431   $    299,327.90    69.85                            0.250     0.017       0.483
 5920432   $    997,550.90    19.05                            0.250     0.017       1.483
 5920451   $    325,339.41    76.53                            0.250     0.017       0.983
 5920455   $    315,563.63    80.00                            0.250     0.017       0.858
 5920459   $    431,124.61    80.00                            0.250     0.017       0.983
 5920493   $    499,326.77    57.14                            0.250     0.017       0.983
 5920505   $    349,325.82    77.78                            0.250     0.017       1.233
 5920513   $    576,238.08    70.00                            0.250     0.017       0.608
 5920538   $    343,477.31    80.00                            0.250     0.017       0.733
 5920554   $    292,096.08    75.00                            0.250     0.017       0.858
 5920576   $    344,264.73    77.53                            0.250     0.017       0.733
 5920595   $    554,785.08    80.00                            0.250     0.017       0.608
 5920928   $    399,189.45    66.67                            0.250     0.017       0.983
 5920938   $    648,614.80    50.26                            0.250     0.017       0.733
 5920951   $    538,236.70    70.00                            0.250     0.017       0.733
 5920960   $    395,410.38    52.80                            0.250     0.017       0.483
 5920976   $    314,565.01    70.00                            0.250     0.017       0.858
 5920987   $    537,218.75    65.61                            0.250     0.017       0.608
 5921005   $    599,171.45    68.38                            0.250     0.017       0.858
 5921012   $    419,358.71    57.07                            0.250     0.017       0.858
 5921043   $    300,667.81    50.33                            0.250     0.017       0.858
 5921047   $    359,490.20    64.86                            0.250     0.017       0.733
 5921057   $    305,379.92    68.76                            0.250     0.017       0.983
 5921074   $    379,434.20    66.09                            0.250     0.017       0.483
 5921100   $    349,528.74    66.04                            0.250     0.017       0.983
 5921108   $    324,491.41    65.66                            0.250     0.017       0.233
 5921119   $    399,189.45    58.31                            0.250     0.017       0.983
 5921145   $    374,482.16    65.22                            0.250     0.017       0.858
 5921187   $    350,071.00    35.08                            0.250     0.017       0.858
 5921202   $    448,991.81    68.18                            0.250     0.017       0.483
 5921211   $    649,056.11    69.15                            0.250     0.017       0.608
 5921221   $    401,620.48    67.09                            0.250     0.017       0.608
 5921232   $    294,330.95    68.60                            0.250     0.017       0.983
 5921248   $    498,907.42    22.73                            0.250     0.017       0.608
 5921259   $    629,085.16    63.00                            0.250     0.017       0.608
 5921280   $    289,599.55    59.18                            0.250     0.017       0.858
 5921297   $    299,352.70    69.77                            0.250     0.017       0.483
 5921304   $    374,495.08    40.28                            0.250     0.017       0.983
 5921412   $    315,309.14    77.83                            0.250     0.017       0.858
 5921438   $    324,562.42    74.37                            0.250     0.017       0.983
 5921442   $    292,934.66    78.27                            0.250     0.017       1.233
 5921450   $    307,548.77    75.00                            0.250     0.017       1.233
 5921462   $    332,272.37    76.91                            0.250     0.017       0.608
 5921466   $    648,507.06    79.27                            0.250     0.017       0.358
 5921469   $    314,596.89    61.17                            0.250     0.017       1.233
 5921492   $    471,830.87    76.21                            0.250     0.017       0.733
 5921530   $    285,005.74    62.91                            0.250     0.017       1.233
 5921545   $    307,541.41    80.00                            0.250     0.017       0.483
 5921559   $    309,183.14    80.00                            0.250     0.017       0.983
 5921569   $    399,077.23    59.26                            0.250     0.017       0.608
 5921582   $    449,424.13    48.65                            0.250     0.017       1.233
 5921599   $    397,434.51    59.93                            0.250     0.017       0.858
 5921626   $    388,720.37    80.00                            0.250     0.017       0.483
 5921628   $    649,056.11    63.23                            0.250     0.017       0.608
 5921647   $    379,461.86    50.67                            0.250     0.017       0.733
 5921785   $    331,292.48    50.23                            0.250     0.017       0.733
 5921824   $    399,103.84    26.23                            0.250     0.017       0.483
 5921908   $    529,635.26    55.79                            0.250     0.017       0.858
 5921910   $    446,391.26    79.07                            0.250     0.017       0.733
 5922293   $    421,087.32    79.99                            0.250     0.017       1.233
 5922301   $    424,456.11    38.00                            0.250     0.017       1.233
 5922316   $    293,194.57    79.67                            0.250     0.017       0.858
 5922328   $    299,376.55    38.66                            0.250     0.017       0.858
 5922337   $    448,032.00    84.63                   13       0.250     0.017       1.733
 5922340   $    399,248.91    75.61                            0.250     0.017       1.358
 5922350   $    277,951.67    79.71                            0.250     0.017       0.483
 5922355   $    405,377.49    80.00                            0.250     0.017       1.108
 5922367   $    464,373.90    79.49                            0.250     0.017       0.983
 5922380   $    294,659.30    49.17                            0.250     0.017       1.733
 5922385   $    293,461.88    94.96                   13       0.250     0.017       1.483
 5922403   $    316,203.58    77.89                            0.250     0.017       1.358
 5922409   $    399,147.56    60.33                            0.250     0.017       0.733
 5922415   $    322,543.20    87.35                   13       0.250     0.017       1.358
 5922419   $    299,585.73    54.55                            0.250     0.017       0.858
 5923155   $    599,150.33    78.95                            0.250     0.017       0.733
 5923216   $    561,243.30    74.93                            0.250     0.017       0.983
 5923587   $    559,594.68    80.00                            0.250     0.017       0.608
 5923639   $    649,102.42    74.29                            0.250     0.017       0.858
 5923653   $    648,813.49    48.15                            0.250     0.017       0.858
 5923674   $    353,560.40    78.96                            0.250     0.017       1.483
 5923698   $    498,960.91    76.92                            0.250     0.017       0.858
 5923713   $    468,819.19    62.67                            0.250     0.017       1.358
 5928488   $    118,911.68    88.15                   38       0.250     0.017       0.483
 5930060   $    430,000.00    56.58                            0.250     0.017       0.483
 5933158   $    358,789.31    80.00                            0.250     0.017       0.733
 5937043   $    527,252.27    80.00                            0.250     0.017       0.733
 5937048   $    396,651.05    80.00                            0.250     0.017       0.733
 5937067   $    310,026.01    90.00                   06       0.250     0.017       0.358
 5937079   $    279,221.62    68.29                            0.250     0.017       0.858
 5937098   $    360,130.87    90.00                   06       0.250     0.017       0.733
 5937129   $    336,317.10    79.29                            0.250     0.017       0.983
 5937245   $    301,172.89    80.00                            0.250     0.017       0.733
 5937260   $    517,597.32    80.00                            0.250     0.017       0.733
 5937356   $    555,711.93    78.38                            0.250     0.017       0.733
 5937383   $    649,249.34    59.09                            0.250     0.017       1.733
 5937395   $    391,448.39    74.24                            0.250     0.017       0.983
 5937409   $    316,501.15    74.58                            0.250     0.017       0.733
 5937430   $    483,441.05    79.34                            0.250     0.017       1.733
 5937481   $    425,484.32    80.00                            0.250     0.017       0.983
 5937945   $    351,513.93    80.00                            0.250     0.017       0.858
 5937977   $    393,740.83    66.29                            0.250     0.017       0.733
 5937979   $    345,958.16    90.00                   06       0.250     0.017       0.733
 5938029   $    359,463.99    59.02                            0.250     0.017       0.483
 5938082   $    328,046.38    87.60                   13       0.250     0.017       0.858
 5944362   $    404,481.72    63.28                            0.250     0.017       1.233
 5944378   $    383,508.60    80.00                            0.250     0.017       1.233
 5944431   $    524,665.23    79.79                            0.250     0.017       1.233
 5944460   $    449,362.73    39.13                            0.250     0.017       0.733
 5944472   $    365,295.01    58.10                            0.250     0.017       1.233
 5944489   $    322,686.53    89.75                            0.250     0.017       1.233
 5944506   $    364,595.83    88.46                   13       0.250     0.017       0.858
 5944511   $    566,905.94    80.00                            0.250     0.017       1.233
 5944516   $    498,960.91    75.32                            0.250     0.017       0.858
 5945049   $    327,347.34    88.59                   13       0.250     0.017       0.858
 5945070   $    441,589.36    76.90                            0.250     0.017       0.858
 5945117   $    524,328.15    43.75                            0.250     0.017       1.233
 5945146   $    392,889.14    87.47                   06       0.250     0.017       0.608
 5945159   $    341,527.73    90.00                   06       0.250     0.017       0.858
 5945188   $    384,199.89    77.00                            0.250     0.017       0.858
 5946285   $    463,359.26    80.00                            0.250     0.017       0.858
 5946298   $    350,702.66    80.00                            0.250     0.017       0.733
 5946304   $    499,255.54    71.94                            0.250     0.017       0.483
 5946328   $    349,504.36    74.71                            0.250     0.017       0.733
 5946336   $    306,097.66    78.59                            0.250     0.017       1.108
 5946351   $    649,124.82    44.83                            0.250     0.017       0.983
 5946365   $    288,325.22    84.85                   06       0.250     0.017       1.483
 5946395   $    398,747.80    78.31                            0.250     0.017       0.858
 5946422   $    449,329.97    58.52                            0.250     0.017       0.483
 5946448   $    488,237.39    71.85                            0.250     0.017       0.483
 5946481   $    403,700.17    77.39                            0.250     0.017       0.483
 5946499   $    552,599.75    74.23                            0.250     0.017       0.608
 5946526   $    303,458.68    79.97                            0.250     0.017       0.608
 5946764   $    399,461.43    77.67                            0.250     0.017       0.983
 5946790   $    359,976.50    70.00                            0.250     0.017       0.608
 5946813   $    359,450.44    78.80                            0.250     0.017       0.358
 5946844   $    335,423.51    80.00                            0.250     0.017       0.983
 5946909   $    386,238.30    80.00                            0.250     0.017       0.608
 5946927   $    479,652.59    80.00                            0.250     0.017       0.608
 5946965   $    292,887.86    87.49                   06       0.250     0.017       0.608
 5947000   $    309,339.36    78.48                            0.250     0.017       0.733
 5947020   $    399,168.73    61.54                            0.250     0.017       0.858
 5947056   $    329,536.99    75.00                            0.250     0.017       0.858
 5947058   $    429,718.72    80.00                            0.250     0.017       1.108
 5947081   $    299,793.54    40.00                            0.250     0.017       0.858
 5947091   $    539,291.15    69.68                            0.250     0.017       1.108
 5947120   $    355,407.74    80.00                            0.250     0.017       0.858
 5947232   $    619,562.41    29.52                            0.250     0.017       0.733
 5947253   $    362,268.85    69.58                            0.250     0.017       1.233
 5947266   $    314,941.97    80.00                            0.250     0.017       0.608
 5947283   $    623,138.30    74.73                            0.250     0.017       0.858
 5947294   $    398,872.31    66.45                            0.250     0.017       1.608
 5947301   $    350,615.16    79.99                            0.250     0.017       0.858
 5947313   $    489,372.93    61.25                            0.250     0.017       1.233
 5947318   $    603,573.70    80.00                            0.250     0.017       0.733
 5947336   $    424,700.03    58.62                            0.250     0.017       0.733
 5947338   $    418,081.63    80.00                            0.250     0.017       0.358
 5947343   $    285,633.99    65.00                            0.250     0.017       1.233
 5947357   $    618,711.54    80.00                            0.250     0.017       0.858
 5947366   $    428,697.21    78.72                            0.250     0.017       0.733
 5947373   $    479,075.44    80.00                            0.250     0.017       1.233
 5947646   $    623,548.37    80.00                            0.250     0.017       0.608
 5947667   $    419,291.68    80.00                            0.250     0.017       1.108
 5947717   $    439,392.39    74.58                            0.250     0.017       0.858
 5947956   $    394,421.42    89.99                   12       0.250     0.017       0.733
 5948118   $    298,458.36    56.39                            0.250     0.017       1.233
 5948179   $    317,133.53    80.00                            0.250     0.017       0.733
 5948195   $    319,768.39    80.00                            0.250     0.017       0.608
 5948224   $    328,079.72    89.99                   13       0.250     0.017       0.983
 5948241   $    462,710.15    80.00                            0.250     0.017       0.858
 5948311   $    406,948.54    80.00                            0.250     0.017       1.233
 5948328   $    285,748.23    90.00                   01       0.250     0.017       1.233
 5948363   $    459,348.57    80.00                            0.250     0.017       0.733
 5948440   $    383,738.35    79.99                            0.250     0.017       0.483
 5948461   $    319,087.80    80.00                            0.250     0.017       0.733
 5948491   $    411,459.16    80.00                            0.250     0.017       1.108
 5948496   $    335,597.52    79.99                            0.250     0.017       0.983
 5948521   $    405,395.50    80.00                            0.250     0.017       0.483
 5948530   $    609,136.16    70.93                            0.250     0.017       0.733
 5948560   $    366,952.83    68.88                            0.250     0.017       0.483
 5948569   $    289,609.53    72.50                            0.250     0.017       0.983
 5948593   $    291,476.52    89.99                   12       0.250     0.017       1.233
 5948600   $    399,419.14    54.42                            0.250     0.017       0.608
 5948609   $    299,585.73    77.92                            0.250     0.017       0.858
 5948627   $    310,160.14    74.84                            0.250     0.017       0.733
 5948628   $    346,677.82    80.00                            0.250     0.017       1.108
 5948672   $    279,613.36    64.81                            0.250     0.017       0.858
 5948677   $    299,553.33    66.67                            0.250     0.017       0.483
 5948686   $    619,121.99    67.39                            0.250     0.017       0.733
 5948692   $    344,523.58    68.32                            0.250     0.017       0.858
 5948698   $    561,583.30    80.00                            0.250     0.017       0.608
 5948701   $    300,857.48    90.00                   06       0.250     0.017       0.733
 5948720   $    483,331.63    80.00                            0.250     0.017       0.858
 5948741   $    275,440.69    80.00                            0.250     0.017       0.983
 5948913   $    451,504.46    79.79                            0.250     0.017       1.108
 5948932   $    560,813.78    74.99                            0.250     0.017       0.858
 5948947   $    371,511.67    80.00                            0.250     0.017       1.108
 5948964   $    312,848.49    79.98                            0.250     0.017       0.858
 5948967   $    571,210.12    80.00                            0.250     0.017       0.858
 5948985   $    323,574.68    80.00                            0.250     0.017       1.108
 5948995   $    355,495.85    80.00                            0.250     0.017       0.733
 5949005   $    349,528.74    68.30                            0.250     0.017       0.983
 5949057   $    343,474.87    80.00                            0.250     0.017       0.358
 5949070   $    374,482.14    61.98                            0.250     0.017       0.858
 5949073   $    636,574.25    75.00                            0.250     0.017       0.608
 5949088   $    345,356.08    79.45                            0.250     0.017       0.733
 5949093   $    665,956.49    69.07                            0.250     0.017       0.358
 5949106   $    355,655.86    80.00                            0.250     0.017       0.483
 5949109   $    303,774.39    80.00                            0.250     0.017       0.483
 5949163   $    747,090.51    75.00                            0.250     0.017       1.483
 5949176   $    308,542.83    65.00                            0.250     0.017       0.983
 5949197   $    423,700.74    77.09                            0.250     0.017       0.733
 5949202   $    313,748.89    80.00                            0.250     0.017       0.108
 5949207   $    389,082.05    74.16                            0.250     0.017       0.858
 5949223   $    339,480.97    51.91                            0.250     0.017       0.358
 5949382   $    349,746.68    67.31                            0.250     0.017       0.608
 5949399   $    396,697.92    74.91                            0.250     0.017       0.358
 5949412   $    479,643.77    79.34                            0.250     0.017       0.483
 5949423   $    358,265.78    74.75                            0.250     0.017       0.483
 5949450   $    335,512.07    80.00                            0.250     0.017       0.608
 5949465   $    522,155.53    79.85                            0.250     0.017       0.733
 5957333   $    399,404.42    76.92                            0.250     0.017       0.483

           $253,610,868.30



WFMBS
WFHMI / 2001-09  Exhibit F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)          (xvii)                            (xviii)
-----        -----------                       -----------

MORTGAGE                                       NMI
LOAN                                           LOAN
NUMBER       SERVICER                          SELLER
--------     ---------------------------       ----------------------------
5807224      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807231      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807238      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807244      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807251      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807270      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807275      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807283      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5807388      FIRST HORIZON HOME LOAN COR       FIRST HORIZON HOME LOAN COR
5810580      AMERICA FIRST CREDIT UNION        AMERICA FIRST CREDIT UNION
5825768      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5831132      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5832286      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832305      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832306      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832307      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832322      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832330      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832331      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832333      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832334      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832337      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5832340      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5841542      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5848308      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5857208      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5858609      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5861410      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5869740      AMERICA FIRST CREDIT UNION        AMERICA FIRST CREDIT UNION
5869760      AMERICA FIRST CREDIT UNION        AMERICA FIRST CREDIT UNION
5871307      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5872038      CENDANT MORTGAGE CORPORA          CENDANT MORTGAGE CORPORA
5874804      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874819      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874839      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874846      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874852      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874860      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874863      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874866      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874879      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874882      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874886      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874888      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874897      FLEET REAL ESTATE FUNDING CO      FLEET REAL ESTATE FUNDING CO
5874906      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874909      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874913      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874917      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874923      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874942      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874950      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874959      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5874994      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875007      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875016      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875017      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875022      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875024      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875028      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875029      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875033      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875034      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875044      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875048      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875060      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875061      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875086      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875195      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875200      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875201      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875279      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875284      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875322      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875336      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875342      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875367      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875377      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875394      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875414      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875419      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875451      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875461      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875473      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875476      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875485      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875491      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875495      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875502      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875503      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875504      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875509      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875515      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875524      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875528      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875535      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875536      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875538      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875540      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875551      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875558      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875563      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875569      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875574      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875581      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875595      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875606      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875619      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875633      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875637      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875646      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875900      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875902      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875903      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5875904      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876007      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876010      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876019      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876036      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876047      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876050      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876082      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876087      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876105      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876109      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876111      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876119      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876125      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876130      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876148      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876151      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876157      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876158      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876160      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876167      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876172      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876180      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876181      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876186      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876192      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876195      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876203      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876204      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876232      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876240      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876243      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876277      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876284      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876299      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876304      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876306      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876310      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876314      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876321      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876324      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876463      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5876588      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5876595      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5876702      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876714      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876733      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876739      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876751      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876753      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876755      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876761      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876771      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876781      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876790      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876791      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876797      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876799      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876803      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876811      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876819      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876821      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876825      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876827      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876831      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876841      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876869      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876875      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876881      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876902      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876908      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876909      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876912      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5876917      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5877109      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5877159      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5877284      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5877313      WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5878626      HUNTINGTON MORTGAGE COMPANY       HUNTINGTON MORTGAGE COMPANY
5878638      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5879301      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5879943      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5879959      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5879966      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5881636      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5884957      COUNTRYWIDE FUNDING CORP.         COUNTRYWIDE FUNDING CORP.
5887237      COUNTRYWIDE FUNDING CORP.         COUNTRYWIDE FUNDING CORP.
5889091      FIRST NATIONWIDE MORTGAGE CO      FIRST NATIONWIDE MORTGAGE CO
5889425      FIRST NATIONWIDE MORTGAGE CO      FIRST NATIONWIDE MORTGAGE CO
5891699      COUNTRYWIDE FUNDING CORP.         COUNTRYWIDE FUNDING CORP.
5892381      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5892436      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5892644      FIRST HORIZON HOME LOAN CORP      FIRST HORIZON HOME LOAN CORP
5893218      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5895903      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5895962      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5895979      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5896068      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5896084      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5896124      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5896149      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5896411      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5896426      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5896523      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5896700      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5897992      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898021      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898030      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898080      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898090      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898099      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898119      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898140      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898190      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898202      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898213      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898227      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898275      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898445      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898698      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898736      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898759      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898776      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5898933      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5899245      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5899377      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5900126      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5900214      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5900470      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5900581      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5900655      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5900795      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5900841      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5901014      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5901034      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5902441      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5902478      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5902642      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5902676      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5902692      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5902785      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903369      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903396      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903402      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903403      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903419      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903477      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903494      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903521      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903541      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903574      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903591      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903680      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5903752      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5903765      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5903787      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5903802      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5903856      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5903961      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5904133      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5904140      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5904146      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5904155      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5904554      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5904578      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5905055      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905119      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905226      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905233      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905869      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905879      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905884      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905891      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905898      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905904      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905921      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905939      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905940      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905962      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905965      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
5905982      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905995      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5905999      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906031      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906087      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906130      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906145      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906173      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906187      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906191      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906209      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906273      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906294      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906314      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906327      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5906421      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5906475      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5906514      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5906575      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906587      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906590      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5906597      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906618      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906621      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906644      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906708      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906709      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906752      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906810      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5906961      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906969      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906971      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906982      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906990      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906996      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5906998      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5907009      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907036      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907062      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5907074      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5907105      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5907180      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5907193      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5907454      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907462      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907471      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907475      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907476      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907483      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907489      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907522      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907527      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907554      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907575      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907581      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907584      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907606      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907625      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907633      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907650      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907695      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907706      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907717      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907727      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907742      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5907863      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5907897      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5907925      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5907954      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5907981      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5908033      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5908083      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5909513      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909532      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909556      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909569      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909584      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909607      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909608      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909621      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909622      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909623      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909633      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909636      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909638      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909640      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909645      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909652      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909654      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909656      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909663      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909669      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909714      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909716      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909747      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909837      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909875      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909877      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909892      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909906      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909925      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5910025      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5910084      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5910329      FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5911097      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5914219      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5914521      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5914541      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5914591      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5914777      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5915832      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5915899      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5915947      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5915963      NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5917388      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5917390      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5917417      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5917425      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5917446      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5917493      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5917505      CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5918423      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5918508      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5918512      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5918521      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5918538      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5918539      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5918585      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5918998      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5919014      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5919025      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5919060      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5919089      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5919110      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5920041      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920070      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920112      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920123      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920133      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920310      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920321      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920346      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920367      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920369      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920380      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920393      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920417      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920422      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920431      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920432      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920451      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920455      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920459      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920493      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920505      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920513      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920538      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920554      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920576      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920595      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5920928      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5920938      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5920951      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5920960      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5920976      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5920987      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921005      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921012      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921043      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921047      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921057      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921074      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921100      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921108      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921119      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921145      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921187      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921202      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921211      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921221      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921232      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921248      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921259      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921280      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921297      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921304      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921412      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921438      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921442      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921450      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921462      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921466      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921469      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921492      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921530      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921545      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921559      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921569      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921582      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921599      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921626      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5921628      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921647      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921785      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921824      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921908      HSBC MORTGAGE CORPORATION         HSBC MORTGAGE CORPORATION
5921910      HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
5922293      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922301      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922316      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922328      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922337      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922340      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922350      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922355      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922367      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922380      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922385      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922403      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922409      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922415      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5922419      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5923155      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5923216      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5923587      COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
5923639      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5923653      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5923674      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5923698      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5923713      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5928488      CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5930060      COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
5933158      HUNTINGTON MORTGAGE COMPANY       HUNTINGTON MORTGAGE COMPANY
5937043      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937048      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937067      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937079      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937098      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937129      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937245      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937260      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937356      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937383      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937395      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937409      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937430      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937481      COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
5937945      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937977      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5937979      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5938029      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5938082      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944362      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944378      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944431      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944460      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944472      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944489      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944506      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944511      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5944516      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5945049      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5945070      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5945117      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5945146      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5945159      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5945188      HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5946285      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946298      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946304      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946328      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946336      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946351      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946365      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946395      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946422      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946448      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946481      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946499      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946526      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5946764      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5946790      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5946813      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5946844      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5946909      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5946927      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5946965      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947000      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947020      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947056      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947058      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947081      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947091      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947120      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947232      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947253      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947266      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947283      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947294      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947301      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947313      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947318      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947336      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947338      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947343      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947357      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947366      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947373      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5947646      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5947667      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5947717      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5947956      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948118      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948179      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948195      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948224      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948241      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948311      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948328      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948363      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948440      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948461      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948491      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948496      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948521      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948530      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948560      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948569      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948593      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948600      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948609      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948627      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948628      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948672      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948677      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948686      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948692      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948698      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948701      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948720      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948741      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948913      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948932      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948947      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948964      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948967      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948985      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5948995      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949005      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949057      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949070      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949073      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949088      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949093      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949106      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949109      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949163      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949176      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949197      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949202      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949207      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949223      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5949382      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5949399      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5949412      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5949423      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5949450      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5949465      OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
5957333      CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE

COUNT:                               663
WAC:                         8.006042248
WAM:                         355.9548922
WALTV:                       72.85996138

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information

            Name of Mortgagor:                _________________________________

            Servicer

            Loan No.:                         _________________________________

Custodian/Trust Administrator

            Name:                             _________________________________

            Address:                          _________________________________

                                             __________________________________

            Custodian/Trustee

            Mortgage File No.:                _________________________________

Seller

            Name:                             _________________________________

            Address:                          _________________________________

                                              _________________________________

           Certificates:                     Mortgage Pass-Through Certificates,
                                             Series 2001-9

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2001-9, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of April 27, 2001 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )         Mortgage recorded on _____________________ as instrument no.
            ______________ in the County Recorder's Office of the County of
            ____________________, State of _______________________ in
            book/reel/docket ____________________ of official records at page/image ____________.

( )         Deed of Trust recorded on ____________________ as instrument no.
            _________________ in the County Recorder's Office of the County of
            ___________________, State of _________________ in book/reel/docket
            ____________________ of official records at page/image ____________.

( )         Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
            ______________________________ as instrument no. ______________ in the County Recorder's Office of the County of _____________________ ______________________, State of _____________________ in
            book/reel/docket _________________ of official records at page/image
            ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

            ( )       _____________________________________________

            ( )       _____________________________________________

            ( )       _____________________________________________

            ( )       _____________________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the
                Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust
                Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION



                                               By:  ____________________________
                                                    Name:
                                                    Title:

Date: ________________, 20__

                                   EXHIBIT H

                    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS



STATE OF                                  )
                                          )    ss.:
COUNTY OF                                 )


                         [NAME OF OFFICER], being first

duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.  That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-9, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

            6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                            ____________________________________
                                            [Name of Purchaser]



                                            By:  _______________________________
                                                 [Name of Officer]
                                                 [Title of Officer]

COUNTY OF____________________

STATE OF_____________________


            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

              Subscribed and sworn before me this __ day of , 20__.


__________________________


Notary Public

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:    Wells Fargo Asset Securities Corporation,
       Series 2001-9, Class A-R
       -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                       Very truly yours,

                                                       [Transferor]


                                                       _________________________

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  SERIES 2001-9

                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-9, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 27, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-9.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.] [

            (d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                    [PURCHASER]

                                    By:  _______________________________________

                                    Its: _______________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                Washington Mutual Bank, F.A. Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                    HomeSide Lending Inc. Servicing Agreement

            Chase Manhattan Mortgage Corporation Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                    Colonial Savings F.A. Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                Cendant Mortgage Corporation Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                  Old Kent Mortgage Company Servicing Agreement

             First Horizon Home Loan Corporation Servicing Agreement

                    Fleet Mortgage Corp. Servicing Agreement

   First Nationwide Mortgage Countrywide Home Loans, Inc. Servicing Agreement

                         Corporation Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

                 America First Credit Union Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            __________________________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-9, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of April 27, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

            __________________________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01  Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01   Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days,
            (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission. (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02   Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03   Purchaser's Election to Commence Foreclosure
                           Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04   Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01   Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-9. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02   Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03   Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04   Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01   Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02   Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03   Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04   Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,

                Wells Fargo Bank Minnesota, National Association
                7485 New Horizon Way
                Frederick, MD 21703

                Attention:           Vice President, Master Servicing
                Phone:               301-696-7800
                Fax:                 301-815-6365

            (b) in the case of the Purchaser,

                Attention: ______________________________

            Section 4.05   Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06   Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07   Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08   Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09   Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                          Wells Fargo Bank Minnesota, National Association

                          By:  __________________________________________
                               Name:
                               Title:



                               __________________________________________



                          By:  __________________________________________
                               Name:
                               Title: